Exhibit 1.37

BUSINESS BOARD SUSTAINABILITY CORPORATE FINANCIAL O VERVIEW REPO R T G O VERNANCE S T A TEMENTS Annual Report 2020 55 SUSTAINABILITY Altia’s sustainability work in 2020 105 FINANCIAL STATEMENTS 2020 Consolidated financial statements of Altia Group 9 CEO’S REVIEW CEO Pekka Tennilä comments on Altia’s year 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS


HEAD OFFICE
DISTILLERY
PRODUCTION
SALES OFFICE
WAREHOUSE
Let's drink better

Altia in brief

ALTIA IS A LEADING NORDIC ALCOHOLIC BEVERAGE BRAND COMPANY operating in the wine and spirits markets in the Nordic and Baltic countries. We produce, import, market, sell and distribute both own and partner brand beverages. We export alcoholic beverages to approximately 30 countries in Europe, Asia and North America. We want to support the development of a modern, responsible Nordic drinking culture.

We own some of the best known and loved wine and spirits brands in the region. Our flagship brands are *Koskenkorva, O.P. Anderson and Larsen*. Other iconic Nordic brands are *Chill Out, Blossa, Xanté, Jaloviina, Leijona, Explorer* and *Grönstedts*, amongothers.

Our portfolio of own brands is complemented with partner brands from global leading wine and spirits houses.

We also provide our customers with production, packaging and logistics services. In addition, by-products from the production process, such as starch, feed components and technical ethanols, are sold to industrial customers.

Sustainability is a strategic priority and a key success factor for us. We are proud to work with products that are the best choice for the environment and for the climate, and that are promoted and consumed responsibly. Our Koskenkorva distillery is a forerunner in bio- and circular economy, making use of 100% of the Finnish barley it uses as a raw ingredient. We aim to make our production carbon-neutral by 2025.

Altia's shares are listed on Nasdaq Helsinki.

2
Annual Report 2020

14

MERGER
Forming a leading wine and spirits brand house in the Nordics.





9

CEO'S REVIEW
Pekka Tennilä comments on Altia's year 2020.

HOW TO READ THIS REPORT

Altia's Annual Report 2020 includes the business overview, the report by the Board of Directors, the sustainability section, governance statements and financial statements.

You can navigate within the Report by scrolling down the pages or by using the hyperlinks on the top navigation and contents pages.

The navigation symbol leads back to this page.



59

SUSTAINABILITY ROADMAP
In 2020 we took important steps towards our ambitious sustainability goals.

22

TRENDS AND INNOVATION
A look at how the pandemic year affected consumer behaviour.



Contents

BUSINESS OVERVIEW	**4**
Financial key figures 2020	5
Sustainability key figures 2020	8
CEO's review	9
Altia's year 2020	11
Strategy	13
Merger	14
Value created	15
Circular economy	16
Segments	17
Operating environment	20
Trends & innovations	22
Our brands	24
Altia as an investment	26
ESG key figures	28
REPORT BY THE BOARD OF DIRECTORS	**29**
Non-financial statement	46
Key ratios of the Group	50
SUSTAINABILITY	**55**
Sustainability at Altia	55
Sustainability focus areas	56
Our Distillery	60
Our Society	69
Our Drink	74
Our People	78
Reporting framework	84
GRI content index	85
CORPORATE GOVERNANCE	**90**
Corporate governance statement 2020	91
Remuneration report 2020	97
Board of Directors	101
Executive Management Team	103
FINANCIAL STATEMENTS*	**105**
Consolidated financial statements	106
Notes to the consolidated financial statements	110
1. Operating result	114
2. Operating assets and liabilities	120
3. Financial items and capital structure	129
4. Financial and capital risk	140
5. Consolidation	147
6. Other notes	151
Parent company's (Altia Plc) financial statements	161
Notes to Altia Plc financial statements	165
Board of Directors' proposal for the distribution of profits	174
Auditor's note	174
Auditor's report	175
Contact information	180

*For important information for U.S. shareholders, please see "Important Information" on page 54.

BUSINESS BOARD O VERVIEW REPO R T Business o v e rvi e w BOARD REPO R T BUSINESS O VERVIEW SUS T AINABILITY CORPORATE G O VERNANCE FINANCIAL S T A TEMENTS

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Financial key figures 2020 2020 2019 2018 Net sales, EUR million 342.4 359.6 357.3 Comparable EBITDA, EUR million 52.4 44.8 40.0 % of net sales 15.3 12.4 11.2 EBITDA, EUR million 40.3 43.1 34.0 Comparable operating result, EUR million 35.0 26.8 25.6 % of net sales 10.2 7.5 7.2 Operating result, EUR million 22.9 25.1 19.7 Result for the period, EUR million 17.8 18.4 15.1 Earnings per share, EUR 0.49 0.51 0.42 Net cash flow from operating activities, EUR million 56.1 52.6 6.5 Net debt / comparable EBITDA - 0.1 0.6 1.2 Equity ratio, % 34.3 37.8 38.4 Gearing, % - 2.5 19.1 31.6 Average number of personnel 650 682 718 Reconciliation of alternative key ratios to IFRS figures is presented on page 51 . 5 Annual Report 2020 Net sales 342.4 MEUR Comparable EBITDA margin 15.3% Dividend, EUR per share* 0.35 for financial year 2020 0.40 extra dividend *Board's dividend proposal for the financial year 2020 EUR 0.35 per share and an authorisation for an extra dividend EUR 0.40 per share.

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 500 15 300 9 200 6 100 3 0 0 Net sales and comparable EBITDA margin % 359.0 357.3 359.6 342.4 12.4 15.3 2019 2020 2018 2017 356.6 2016 400 11.5 11.8 11.2 12 Finland & Exports Scandinavia Altia Industrial 20 15 10 5 0 Comparable EBITDA margin by segment % 11.5 17.6 16.9 Net debt / comparable EBITDA 117.2 101.2 123.9 Net sales by segment EUR million 1.4 1.2 1.0 0.8 0.6 0.4 0.2 0 - 0.2 2019 2020 2018 2016 0. 1 1. 2 0. 6 - 0.1 2017 1. 1 Net sales, EUR million Comparable EBITDA margin, % Finland & Exports Scandinavia Altia Industrial 6 Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Net sales by product categories EUR million 140.6 100.5 101.2 119.5 119.1 2.5 2% Annual net sales growth of 2 per cent over time (CAGR) 15% Comparable EBITDA margin of 15% in the long - term Financial targets and dividend policy Altia has set the following long - term financial targets : ≥60% Altia pursues an active dividend policy, and the result of the period not considered necessary to grow and develop the company will be distribut - ed to the shareholders. According to the dividend policy, the Company tar - gets a dividend pay - out ratio of 60% or above of the result for the period. <2.5x The Company’s target is to keep reported net debt in relation to comparable EBITDA below 2.5x in the long - term Industrial products and services Altia brands Partner brands Wines Spirits Other beverages Equity ratio and gearing % 50 40 30 20 10 0 - 10 44.2 2.5 34.3 34.9 38.4 31.6 37.8 19.1 34.3 - 2 xx .5 .x 2019 2020 2018 2017 2016 Equity ratio Gearing 7 Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Sustainability key figures 2020

65%

Self-sufficiency rate in steam production at Koskenkorva thanks to our **OWN BIO POWER PLANT.**

16%

of the drinks in our portfolio are currently **LOW OR NON-ALCOHOLIC.**

900

farmers attended webinars on **REGENERATIVE FARMING METHODS** that aim to reduce the CO_2 emissions of agriculture.

We are proud of our **GENDER DISTRIBUTION**

Board of Directors: women 43%, men 57%
Executive Management Team: women 33%, men 67%
Employees: women 43%, men 57%

13% less sugar

We exceeded our annual goal to decrease the sugar content of our products.

58%

reduction in our CO_2 emissions at the Koskenkorva distillery compared to the 2014 baseline. Our production will be **CARBON NEUTRAL** by 2025.

200,000

half-litre bottles of **HAND SANITISERS**

Altia shipped denaturated ethanol as raw material to detergents to fight the COVID-19 pandemic. At the busiest weeks, daily shipments we enough to produce 200,000 bottles of hand sanitisers.

214

million kg

of FINNISH BARLEY bought via our KOSKENKORVA DISTILLERY, a new record for us. Through our barley purchasing, we can increase domestic agricultural production of highly refined products and provide employment in the municipality of Ilmajoki.

25%

of RECYCLED PET used in our plastic bottles. This exceeds the requirements and pace required by the EU's Single-Use Plastics Directive.

70-75%

of our packaging materials are COMPATIBLE WITH RECYCLING. Our goal is that by 2025 all of our packaging is 100% recyclable.

99.5%

Altia's **WASTERECYCLING** and reutilisation rate

7

Altia's absence rate due to injuries in 2020

This is a big decrease from our 2018 baseline of 12 and reflects our **CONTINIUOUS HEALTH AND SAFETY EFFORTS.**

8
Annual Report 2020

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

CEO's review

Last year was exceptional for us with the outbreak of COVID-19 into a global pandemic and the challenges it brought to our business. Yet, we were able to manage the situation well, and I am very proud of the great achievements our employees have reached and of the strong commitment they have shown.

In 2020, Altia's net sales decreased by 4.4% in constant currencies. The decline was largely driven by the negative impacts of COVID-19 restrictions on travel retail, exports and on-trade sales channels and contract manufacturing volumes. Following these restrictions, consumers have shifted purchases to the monopolies. Though sales in the monopoly channel grew, they did not, however, fully compensate for the sales decline in travel retail, exports and on-trade. Our profitability improved from the previous year with comparable EBITDA increasing by 17.1% to EUR 52.4 million. The drivers for the exceptionally strong profitability development were the Altia Industrial segment, the positive channel mix, and Group-wide cost savings measures.

In the Finland & Exports segment, net sales declined from the previous year due to the sales drop in travel retail and exports, while net sales in the monopoly channel grew, driven by strong spirits sales. Altia partnered with Underberg to enter the German market with Koskenkorva Vodka and O.P. Anderson Aquavit. The wine portfolio in Finland was strengthened with new distribution agreements with F. W. Langguth Erben GmbH & Co. KG and Leitz Weingut.

In the Scandinavia segment, net sales grew from the previous year driven by strong sales in the monopolies. In Sweden, net sales growth was driven by strong spirits sales in the monopoly, while wine sales were negatively impacted by partner portfolio changes. In Norway, net sales grew in both wine and spirits. During the year, Altia made several product launches in Sweden and Norway, such as Hernö Pink Gin and Koskenkorva Ginger and Lemon liqueurs in the growing gin and liqueur categories, and, ahead of the glögg season, the annual Blossa 2020 and a new Blossa flavour "Blossa Saffran".

In Altia Industrial, net sales declined due to lower contract manufacturing volumes, while we saw demand-driven growth of ethanol sales. Starch was negatively impacted by lower volumes due to a weak demand for printing paper and the lower barley price during the first nine months of the year. Altia and Brown-Forman renewed the production agreement of Finlandia Vodka until 2035.

In line with Altia's dividend policy, Altia's Board of Directors has proposed to the Annual General Meeting that a dividend of EUR 0.35 per share be paid for the financial year 2020. Altia's Board of Directors also proposes to the Annual General Meeting that the dividend authorisation decided by the Extraordinary General Meeting 2020 to pay an extra dividend of EUR 0.40 per share to Altia's shareholders in connection with and prior to the closing of the Altia and Arcus merger be renewed.


VODKA

"

During the pandemic, our important contribution to society was to meet the increased demand of technical ethanol for hand sanitiser end-use.

PEKKA TENNILÄ

9

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Pandemic affects ways of working

Ensuring the health and safety of our employees – a key priority for us – was heightened during the pandemic year. I am pleased with the way we have been able to handle the situation, adhering to the guidelines of health officials in all our operating countries, as well as with the way our personnel were able to adjust to the new ways of working.

During the pandemic, our important contribution to society was to meet the increased demand of technical ethanol for hand sanitiser end-use, especially for critical fields such as the medical and healthcare sectors. When demand peaked during the first quarter, the daily amounts of denatured alcohol delivered to our customers was enough to produce around 200,000 half-litre hand sanitiser bottles. With our Koskenkorva distillery running at full capacity, we reached a record in the use of barley in our production, 214 million kilos.

COVID-19 restrictions also affected the work load of our personnel during the spring. As the uncertainty for the rest of the year was high, we implemented cost saving measures as well as temporary lay-offs and part-time work in Finland, Sweden and Norway. These measures were critical to ensure our long-term operational capabilities, and I am grateful for our employees for their efforts throughout this challenging phase.

Health and safety as our top priority

Improving occupational safety is a key focus area in our Sustainability Roadmap and our goal is that by 2030 we will reach a level of zero absence due to accidents. We were proud to achieve Level II in the Zero Accident Forum based on 2019 data, with an accident frequency of less than 10. In 2020, we took further steps in the right direction towards Level I.

Long-term efforts in digitalisation pay off

During 2020, we focused on strengthening the leading position of our digital consumer platforms Viinimaa in Finland and folk o folk in Sweden, and our ecommerce site Nordic Spirits in Germany. These played an important role in marketing and sales, as the pandemic restricted on-trade channels and accelerated consumers' movement to digital channels. At the end of the year we expanded our online sales in Germany through Amazon. This puts us in an excellent position to meet changing consumer needs in the future, as the role of digital channels will continue to grow.

Record year of award-winning innovations

In 2020, Altia's core brands reaped success in many prominent industry competitions and we succeeded in a great number of tender wins to the monopolies. Altia was named the Vodka Producer of the Year by the prestigious International Spirits Challenge. This recognition is particularly significant, as it speaks both of our excellent product development work and of the high quality of our Koskenkorva distillery.

Continuing work on our sustainability roadmap

Sustainability is at the core of our strategy and a key success factor for Altia. From the beginning of 2020, we have been implementing our Sustainability Roadmap 2030 with the key goal of achieving carbon neutral production by 2025. The investment in a new fuel silo at the Koskenkorva plant takes us one step closer to that target. At the Rajamäki plant, we strengthened our own capabilities in low-alc and non-alc production, which places us in an excellent position to pursue innovations in this growing category.

We continued our long-term collaboration with the Baltic Sea Action Group and local farmers to support the development of farming practices that store carbon into the ground mitigating climate change. We also reached an important milestone in our ambitious packaging strategy as we launched the first PET plastic bottles made with 25% recycled content. Our goal is to transition entirely to recycled PET material by 2030 – quicker than the requirements set by the EU.

As a testament to Altia's sustainability efforts, we received a Gold Medal in the EcoVadis Corporate Social Responsibility rating in April. Altia ranked among the top 2% of the more than 55,000 companies that were rated by EcoVadis and we received positive feedback on our advanced management system in environmental topics.

Merging with Arcus – an important strategic milestone

In September, we announced our merger with Arcus to form a leading wine and spirits brand house in the Nordics, our most significant strategic decision of the year. The new company, Anora, will offer a unique portfolio of iconic brands and a superior route-to-market in the Nordics for our international partners. Our combined consumer insight and innovation capabilities will enable us to grow both in and beyond our home markets and offer consumers even better brand experiences. With added scale and more efficient production, we will also be able to strengthen our leading position in sustainability, which will remain a key focus area for us also after the merger. The merger process is proceeding according to our plans, and we are expecting to complete the merger in the first half of 2021.

Looking ahead, we expect that COVID-19 restrictions will continue to impact travel retail, exports and on-trade negatively. As the recovery of our operating environment depends on the progress of vaccinations and the development of COVID-19, the predictability for the full year 2021 is low.

2020 was a historic year for us in many ways. I would like to thank our shareholders, customers and partners for their trust and support and especially all our employees for their valuable work and commitment, which enabled us to make even such a challenging year a successful one.

Pekka Tennilä
CEO

10 Annual Report 2020

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Altia's year 2020

JANUARY



Xanté Coconut Cream & Pear launched in Sweden.

FEBRUARY

Altia publishes its Financial Statements Bulletin 2019 and a refined strategy, which will support the company's profitable growth and strengthen its position as a forerunner in sustainability. Q4/2019 was solid and supported Altia's full-year profitability improvement.



Explorer Pink Gin launched in Sweden.

MARCH

The COVID-19 epidemic turns into a global pandemic.

Altia's Annual Report 2019 is published.



Altia adjusts its operations and prepares for changes in the amount of work due the COVID-19 pandemic.

Altia joins the fight against the pandemic by delivering enough ethanol to produce up to 200,000 bottles of sanitiser per day.

APRIL



Altia partners with Underberg to enter the German market with Koskenkorva Vodka and O.P. Anderson Aquavit.

Q1 report: Profitability improved in a solid Q1, uncertainty for the rest of the year, guidance is suspended.

Altia is awarded the Gold medal in the EcoVadis Corporate Social Responsibility rating.


2020
ecovadis

MAY



Koskenkorva Green, the first organic low alcohol RTD produced at Rajamäki and the first Koskenkorva organic RTD in the Finnish retail channel, is launched.

JUNE

Altia's Annual General Meeting is held virtually due to COVID-19 restrictions. The AGM approves the proposal of the Board of Directors to divide the dividend instalment in two parts, the first of which is paid in June and the second in November.



Saaremaa RHU GIN is named the best spirit drink in Estonia in the Estonian Food Industry Association's annual "Estonia's Best Food" competition.

11 Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

JULY

Chill Out's organic German Riesling is launched in Sweden and Norway in a sustainable bag-in-box package.





O.P. Anderson Distillery's newly launched Organic Dry Gin is awarded the Masters medal in The Spirits Business' Gin Masters 2020 competition.

AUGUST

Altia and Brown-Forman prolong their cooperation agreement on the production and distribution of Finlandia Vodka.

Q2 report: Strong result in an exceptional market environment.



New York International Spirits Competition names O.P. Anderson Original Aquavit the Aquavit of the Year.

O.P. Anderson Aquavit's lifecycle analysis is published and shows that lighter glass bottles could reduce CO_2 emissions by up to 16%.

Blossa's 2020 vintage glogg Blossa 20 Myntathé is launched, transporting consumers to Marrakech with tastes of mint and greentea.



Altia's key brands reap success in prestigious industry competitions making 2020 a record year for competition wins for Altia.





Altia and Arcus announce their merger to form a leading wine and spirits brand house in the Nordics.

OCTOBER

Altia signs agreement with F. W. Langguth Erben GmbH & Co. KG becoming the exclusive representative of their wine portfolio in Finland.

Altia announces the launch of Koskenkorva Climate Action, the world's first vodka made entirely from regeneratively farmed barley.




CWSA



Altia signs a cooperation agreement with the renewed Helsinki Olympic Stadium.

NOVEMBER

Q3 report: Strong third quarter, guidance is updated.

Altia is named Vodka Producer of the Year in the prestigious International Spirits Challenge 2020.



Altia's Extraordinary General Meeting is held virtually and approves the merger of Altia and Arcus.

DECEMBER 2021

Nordic Spirits achieves impressive growth in ecommerce during the pandemic year and opens sales through Amazon in Germany.

12 Annual Report 2020

ALTIA
BUSINESS OVERVIEW
BOARD REPORT
SUSTAINABILITY
CORPORATE GOVERNANCE
FINANCIAL STATEMENTS

| STRATEGY|

Our strategy is built on our two core strengths

Our markets are changing, and consumers want to make responsible choices. We believe that life is to be enjoyed, but not at the expense of the planet. That's why we create unique brand experiences and are forerunners in sustainability. We simply call this: Let's Drink Better.


1.
Grain-based spirits
Strengthen Nordic market leadership in grain-based spirits
2.
Channel excellence
Boost Nordic channel excellence of our own brands and partner business execution
3.
Growing markets
Take our core spirit brands to new markets
OUR EXPERTISE
Brand experiences
OUR PURPOSE
LET'S DRINK BETTER
Sustainability

Our purpose: Let's drink better

We want to support the development of a modern, responsible Nordic drinking culture and create better drinking experiences. We are proud to work with products that are the best choice for the environment and for the climate, and that are promoted and consumed responsibly.

Our expertise

Award-winning brand experiences

We build our Nordic brands in a way that ensures relevance and value for new generations. Our aim is to create unique brand experiences in each channel and touchpoint and to expand into new occasions, categories and segments attracting new consumers. We want to be the Nordic innovation role-model in the beverage industry.

Sustainability

We are forerunners in sustainability. We are committed to carbon neutral production by 2025. Furthermore, our goal is that 100% of our packaging is recyclable and that 10% of our portfolio is non-alcoholic and low-alc drinks. We aim for zero absences due to injuries.

Our strategic choices

1. Strengthen Nordic market leadership in grain-based spirits

- Strengthen vodka market leadership with full category view.
- Grow in adjacent grain-based spirits categories, such as gins, liqueurs, aquavits and RTDs, organically and through M&A.
- Build consumer engagement through digital channels, such as viinimaa.fi and folkofolk.se, to create brand preference and ongoing dialogue.
- Accelerate our Nordic market leadership in grain-based spirits through M&A.

2. Boost Nordic channel excellence of our own brands and partner business execution

- Enable the best route-to-market in the Nordics for our brands and for our partners.
- Further develop our winning partner portfolio offering.
- Strengthen sales execution across channels – monopoly, on-trade, retail and travel retail.
- Leverage digital enablers such as dynamic, data-driven marketing to drive sales in physical channels.

3. Take our core spirit brands to new markets

- Establish a position in selected attractive spirits growth markets through export and M&A where we seek well-targeted acquisitions to gain market access for our core spirit brands in growing spirits markets.
- Explore e-commerce opportunities and presence in digital channels and marketplaces.

4. Unlock the value potential of Altia Industrial

- Differentiate through a unique sustainability profile.
- Continue to improve supply chain efficiency.
- Pursue end-to-end supply chain digitalisation.
- Capture the potential of more value-added industrial products of Koskenkorva distillery's side streams.

13
Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| MERGER|

Forming a leading wine and spirits brand house in the Nordics

The most significant strategic milestone in 2020 was the announcement of the merger between Altia and Arcus to form a leading Nordic wine and spirits brand house: Anora Group.

With a broader portfolio of iconic brands, combined innovation know-how and award-winning sustainability work, **Anora** can provide even greater value to its customers. In addition, enhanced consumer understanding in the home markets and a broader distribution network will make Anora the best possible partner.

In Anora's Industrial and Logistics businesses, the merger will bring greater volumes, increase efficiency and improve profitability.

Strengthened financial position – excellent conditions for future growth

As one company Anora will be more competitive and with a solid combined cash flow, Anora is well positioned to build future growth in and beyond the Nordics.

Strong value creation from significant synergies

The combination targets EBITDA net synergies of around EUR 8-10 million annually. Most of the synergies are expected to be achieved within approximately two years from completion of the merger. The combination is also expected to create long-term positive effects that will continue to materialise even after this period.

Completion expected in H1 2021

The merger plan was approved by the shareholders at the Extraordinary General Meetings of Altia and Arcus, respectively, in November. Customary regulatory approvals are needed before the completion of the merger. The anti-trust process in Finland, Sweden and Norway is proceeding according to expectations. Completion of the merger is expected in H1 2021.

KEY FACTS ABOUT THE MERGER

The combination will be implemented as a statutory cross-border absorption merger whereby Arcus will be merged into Altia and dissolved.

The shareholders of Arcus will receive 0.4618 new Altia shares for each share in Arcus as merger consideration. Altia shareholders will own 53.5% and Arcus shareholders 46.5% of Anora Group. In addition, Altia will pay an extra dividend of EUR 0.40 per share to Altia's shareholders prior to the completion.

Anora Group's headquarter will be in Helsinki and the shares will be listed on Nasdaq Helsinki with a temporary dual-listing on Oslo Børs.


PRO FORMA KEY FIGURES (2019)
Net sales
640
MEUR
Comparable EBITDA
85
MEUR
Personnel about
1,100

KEY DATES

29 Sep 2020	Merger plan and combination agreement signed and published
23 Oct 2020	Publication of the Merger Prospectus
12 Nov 2020	Altia and Arcus EGMs – shareholders in both companies approved the merger plan
25 Nov 2020	Altia dividend payment (AGM authorised, EUR 0.21 per share)
H1 2021	Altia extra dividend payment related to the closing of the merger (EUR 0.40 per share)
H1 2021	Expected closing (subject to obtaining necessary merger control approvals and customary closing conditions)

14 Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| VALUE CREATED |

Value created: Let's Drink Better

THE KEY TRENDS SHAPING OUR BUSINESS: authenticity, sustainability, health consciousness, premiumisation, convenience, digitalisation

OUR ASSETS

OUR PEOPLE
We employ some 650 people with unique capabilities and knowhow.

OUR BRANDS
We develop and build our own brands as well as those of the partners we represent.

OUR PARTNERS
We build partnerships with our brand partners and develop relationships with suppliers.

PHYSICAL ASSETS
We have production, logistics and office sites in seven countries.

FINANCIAL CAPITAL
Altia's total assets amounted to EUR 400.2 million in 2020.

NATURAL RESOURCES
Barley, water and energy are key inputs for our activities. We utilise the resources efficiently – up to 100% in the case of barley.

OUR BUSINESS ACTIVITIES



SOURCING
We source Finnish barley, wine, other raw materials and packaging materials to produce high quality products, and purchase wines and spirits from our partners.



LOGISTICS & WAREHOUSING
We operate own logistics centres and cooperate with our suppliers and partners to ensure sustainable logistics.



DISTILLING, MATURATION & BLENDING
We have distilleries in Koskenkorva and Sundsvall, production plants in Rajamäki and Tabasalu, and production and aging cellars in Cognac.



BOTTLING & PACKAGING
We use environmentally friendly packaging materials and efficient bottling systems.



SALES & MARKETING
We sell and market our products responsibly to our customers in home and export markets.

INDUSTRIAL PRODUCTS & SERVICES
We utilise efficiently the side-streams of our production to produce a variety of end products and services.

At Koskenkorva distillery, the raw material and all the outputs are utilised fully, with no waste.

OUR PRODUCTS

- WINES
- SPIRITS
- OTHER BEVERAGES
- TECHNICAL ETHANOLS
- STARCH
- FEED COMPONENTS

INNOVATION & CONTINUOUS IMPROVEMENT

We continuously develop our offering and provide new products in premium, low-alcohol and non-alcohol categories.
We improve our ways of working and investigate new sources of improved operational performance.

VALUE CREATED

OUR DISTILLERY: We minimise the environmental impacts of our own production and promote sustainable practices in our value chain.

- Production based on bio and circular economy
- Minimising carbon footprint
- Sustainable agriculture
- Conservation of ground water

OUR DRINK: We minimise the environmental impacts at all stages of the product life cycle. We use more environmentally friendly PET and bag-in-box packages.

- Innovative products with high quality
- Unique and comprehensive brand portfolio, consisting of locally produced products and leading global wine and spirit brands
- Recyclable packages with lower carbon footprint

OUR SOCIETY: We are committed to promoting responsible alcohol consumption. We offer consumers transparent information and products with e.g. lower sugar or alcohol.

- Responsible drinking culture
- Supporting Finnish agriculture
- Significant tax contributor
- Transparency and good governance

OUR PEOPLE: We provide meaningful work, well-being at work and inspiring targets. We promote sustainable practices in our supply chain.

- Employment and salaries
- Well-being
- Occupational health and safety
- Reponsibility in supply chain

15
Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| CIRCULAR ECONOMY |

Koskenkorva distillery: a forerunner in the circular economy

Our award-winning distillery in the village of Koskenkorva operates based on the bio- and circular economy. The distillery utilises 100% of the barley grain used as a raw material in the production of grain spirit for our alcoholic beverages. Koskenkorva distillery's sustainability efforts as well as the high quality of the spirit it produces have gained international recognition.

In addition to grain spirit, the Koskenkorva plant produces several by-products, such as starch and raw material for animal feed. Carbon dioxide generated in the fermentation process is collected and used, for example, in greenhouse cultivation. Koskenkorva distillery is the world's only producer of barley starch, which is used in the paper and board industries, the food industry and by breweries.

A versatile product range is the enabler of Koskenkorva plant's unique material efficiency. Barley husks, which would not otherwise be used in the plant's production, are the primary fuel for the distillery's own 10-megawatt bioenergy power plant. The steam energy it produces is used by the distillery. In terms of technology and fuel mix, the Koskenkorva bioenergy power plant is the first of its kind in Finland and has been operating at full capacity since January 2015.

Thanks to the bioenergy power plant and renewable fuel, Koskenkorva distillery has been able to reduce its carbon dioxide emissions by 58% compared with the emission level in 2014. In 2020, our investment in a new fuel silo further increasing the share of renewable energy in the plant's energy production and cut CO_2 emissions by 1,000 tonnes in just three months. The plant's steam generation fuel self-sufficiency is 65%. To make the circular economy circle complete, ashes from the bioenergy power plant are used as fertiliser in fields.

Altia continuously explores new ways to minimise its carbon footprint and aims to make its production carbon-neutral by 2025, without carbon compensations. For the past five years we have been working with the Baltic Sea Action Group and local farmers to develop more regenerative farming practices to further reduce our impact on the environment. In 2020, the first batch of regeneratively farmed barley was harvested and distilled at the Koskenkorva plant to make Koskenkorva Climate Action.


AROUND 214 MILLION KG of Finnish barley a year
ASHES
32-37% of barley grain is used in the production of feed components
Around 58% reduction in CO2 emissions*
ALCOHOLIC BEVERAGES
TECHNICAL ETHANOL
FEED
GRAIN SPIRIT
Koskenkorva Distillery & bioenergy plant
20-25% of barley grain is used in grain spirit production
Around 65% fuel self-sufficiency rate in steam production
34-39% of barley grain is used in starch production
CAPTURED CO2
STARCH
*In comparison with 2014

The high quality of Koskenkorva distillery's grain spirit was recognized in the prestigious International Spirits Challenge 2020 as Altia's was awarded the title of Vodka Producer of the Year.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| SEGMENTS|

Finland & Exports

The Finland & Exports segment comprises the import, sale and marketing of wines, spirits and other beverages in Finland and the Baltics, as well as exports and travel retail.

EUR million	2020	2019	2018
Net sales	117.2	128.6	133.8
Comparable EBITDA	19.8	20.6	19.2
Comparable EBITDA, %of net sales	16.9	16.0	14.3
Average number of personnel	90	89	95

Key own brands
Koskenkorva, Leijona, Jaloviina, Chill Out, Blossa, Renault, Larsen, Saaremaa

Key partner brands
Distell, Treasury Wines, VSPT wine group, Codorniu Raventos, Quality Spirits International, Brown-Forman

Key focus areas
- Growth in the monopoly channel through innovation and new partners
- Growth in key exports markets such as Russia, Ukraine, Germany and China
- Growth in the grocery trade channel in all markets
- Fully prepared for the recovery of travel retail after COVID-19
- Increased focus on digital marketing and digital platforms viinimaa.fi and nordicspirits.com


KOSKENKORVA
VODKA

Net sales by product category
EUR million


1.3
48.3
67.6
Spirits
Wines
Other beverages

Net sales by brand group
EUR million


42.2
75.0
Altia brands
Partner brands

Net sales by country
%


15
9
76
Finland
Travel Retail & Exports
Baltics

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ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| SEGMENTS|

Scandinavia

The Scandinavia segment comprises the import, sale and marketing of wines, spirits and other beverages in Sweden, Norway and Denmark.


EXPLORER
GIN
Pink Gin

EUR million	2020	2019	2018
Net sales	123.9	120.7	117.7
Comparable EBITDA	14.2	12.1	10.1
Comparable EBITDA, %of net sales	11.5	10.0	8.6
Average number of personnel	74	74	85

Net sales by product category
EUR million


1.2
71.2
51.5
Spirits
Wines
Other beverages

Net sales by brand group
EUR million


58.2
65.4
Altia brands
Partner brands

Net sales by country
%


4
21
75
Sweden
Norway
Denmark

Key own brands

O.P. Anderson, Explorer, Grönstedts, Koskenkorva, Blossa, Chill Out, Larsen, Xanté

Key partner brands

Distell, Brown-Forman, J Garcia Garrion, Hernö Gin, Constellation Brands

Key focus areas

- Continue to lead the development of sustainable products and packaging
- Growth in the monopoly channel through innovations in the growing gin, liqueur, rum and sparkling wine categories
- Strengthen brand positions and expand distribution in on-trade
- Increased focus on digital marketing and digital platform folkofolk.se

18 Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| SEGMENTS|

Altia Industrial

The Altia Industrial segment comprises Koskenkorva plant operations, starch, feed component and technical ethanol businesses, as well as contract manufacturing services. It also includes supply chain operations, i.e. production operations in different countries, customer service, logistics and sourcing.

EUR million	2020	2019	2018
Net sales	101.2	110.2	105.8
Comparable EBITDA	17.9	11.4	10.9
Comparable EBITDA, % of net sales	17.6	10.4	10.3
Average number of personnel	404	426	426

Industrial product
Finnish barley is the focus of the operations and the products include barley starch, grain sprits, technical ethanols and feed components.

Industrial services
Contract manufacturing and logistics services for leading wine and spirits companies.

Key focus areas
- Enhance work safety culture and implement minimum safety requirements across all sites
- Increase efficiency and reduce complexity of supply chain activities and SKUs
- Improve capabilities in wine packaging and production of low- and non-alcohol products
- Drive professional procurement activities across all sourcing categories
- Continue to develop supply chain digitalisation



Net sales by category
EUR million


40.5
60.7
Industrial products
Industrial services

Net sales split of industrial products
%


53
47
Technical ethanol
Starch and feed component

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Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| OPERATING ENVIRONMENT |

The Nordic wine and spirits market in brief

Altia operates in the wine and spirits markets in the Nordic and Baltic countries, as well as in travel retail in the Nordics. These constitute Altia's home market.



The wine and spirits markets in Finland, Sweden and Norway are highly regulated. The regulatory variations between the countries impact national retail sales structures, advertising and pricing mechanisms.

Sales channels

In the off-trade markets in Finland, Sweden and Norway, most of the wines and spirits are sold through the state retail monopolies (Alko, Systembolaget and Vinmonopolet), which form Altia's largest sales channel.

In the monopoly markets, the grocery trade is a channel for low and non-alcoholic wines and glöggs, ready-to-drink products (RTDs), beers and ciders.

In Denmark and the Baltics, the off-trade market mainly consists of the grocery trade.

The on-trade ("HoReCa") channel plays an important role in new product launches and provides Altia with an opportunity to promote and increase customers' brand awareness as well as affect future consumer trends.

Travel retail, comprising airline, sea and border trade, has traditionally been an important channel in the Nordic and Baltic regions, due to price differences between countries caused by different alcohol tax levels and duty-free sales.

All consumer product sales outside Altia's home market are defined as exports. Altia exports alcoholic beverages to approximately 30 countries, for example Russia, Ukraine, Germany and China.

Competitive landscape

Altia competes with global, Nordic and local spirits brands and wine producers as well as importers. Compared to the spirits market, the wine market is fragmented, as there are several smaller producers, importers and distributors.

Market size and growth*

The value of the Nordic wine and spirits market, including Finland, Sweden, Norway and Denmark, is estimated to be EUR 12.4 billion, of which the share of spirits is about 35% and of wine about 65%. The spirits market volume is about 78.6 million litres, vodkas and whiskies being the two largest categories. The wine market volume is about 515 million litres, red wine being the biggest category, accounting for about half of the volume.

During the period of 2013–2019, the value growth of the Nordic wine and spirits market was 1.7% and the volume growth was 0.1%.

In 2020, the volumes of spirits and wine in the monopolies were exceptionally high due to COVID-19. Read more about the development on page 31.

*)Source: Euromonitor International Ltd. Alcoholic Drinks Data 2020 edition (May 2020, last updated on 28 November 2020). The Nordic market refers to the off- and on-trade markets in Finland, Sweden, Norway and Denmark. Value data calculated in EUR with retail selling prices, fixed exchange rates and current prices. All growth rates are CAGR %.

20 Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Industrial products

Altia produces grain spirit at its Koskenkorva distillery. Barley starch and feed components are produced as by-products from the distillation process. The Koskenkorva distillery is the only producer of barley starch in the world.

A significant part of barley starch is sold to the paper and paperboard industry where it is used as a binding agent. Additionally, barley starch is used as a fermentation and freshness agent in beer production and in other food industry applications.

Feed components are delivered on a continuous basis to A-Rehu Oy's production facility, which is located in the Koskenkorva plantarea.

The Koskenkorva distillery also produces technical ethanol, which is further processed into technical ethanol products at Rajamäki. Technical ethanols are used in geothermal fluids and are sold to various industries – from the pharmaceutical and healthcare to the chemical and techno-chemical industries.

Impacts of COVID-19

During the first quarter of 2020, the outbreak of COVID-19 turned into a global pandemic. Throughout the year, governments and health authorities globally issued restrictions on the movement of people and on social distancing. These restrictions had a significant impact on Altia's operating environment causing high uncertainty and poor visibility.

In consumer beverages, the important travel retail, exports and on-trade sales channels, accounting for about 20% of the consumer beverage net sales, were closed or restricted during most of the year. Despite consumers shifting purchases of alcoholic beverages to the monopolies and the exceptionally high monopoly volumes, the sales to monopolies did not fully compensate the shortfall coming from travel retail, exports and on-trade.

In Altia Industrial, uncertainty was high both in industrial products and services. The demand for starch weakened during the crisis due to the decreased demand for printing paper. The demand for technical ethanol peaked at the beginning of the crisis due to the increased need for denatured ethanol for hand sanitisers. The demand stabilised at a high level until the end of the year. Due to the continued increased demand on global markets, purchased ethanol availability was tight and the prices increased and stayed at an elevated level through the rest of the year. Volumes in industrial services were negatively impacted by COVID-19.

In the supply chain, the uncertainty caused by COVID-19 was related to the health and safety of employees at Altia's production and logistics sites, the availability of raw materials such as bulk wine, partner goods and dry goods, and the availability of machinery spare parts and maintenance workforce.

Read more about the COVID-19 impacts in the Report by the Board of Directors on page 34.



21 Annual Report 2020

ALTIA
BUSINESS OVERVIEW
BOARD REPORT
SUSTAINABILITY
CORPORATE GOVERNANCE
FINANCIAL STATEMENTS

| TRENDS & INNOVATIONS |

Aglimpse at the consumer behaviour landscape during the pandemic year

Altia has always been proud of its profound understanding of Nordic consumers and their needs. The consumer is the number one compass that steers all our activities. Our consumer understanding has proven instrumental during the exceptional year of 2020.

Our innovation team has carefully studied, investigated and analysed how consumers react, and how their preferences evolve when circumstances change as dramatically as they did due to COVID-19.

Back to basics

People are purchasing brands and products that they know and trust. Local production is becoming increasingly important, as consumers want to support their communities.

Eye-opener in sustainability

Ethical values and sustainability are growing in importance, which is something we at Altia also fiercely promote. Consumers prefer companies that take care of the environment and society.

Fast forward digitalisation

Consumers are being forced to move to digital services, and expectation of such services is growing rapidly.

Growth of communalvalues

New types of communities are being formed, as individuals and companies are reaching out to help others.

Home entertainment

As homes have become safe havens, people are placing emphasis on special moments and connecting the physical and the virtual when socialising

Luxury redefined

Luxury is taking on new meanings at an increasing speed. Sustainability, accessibility and well-being are becoming an integral part of premium offerings.


XANTÉ

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ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| TRENDS & INNOVATIONS |

Award-winning sustainable innovations

Altia's innovation ambition is to be the Nordic role-model in the beverage industry. Innovation and consumer-centricity create new growth opportunities for our business.

In 2020, our focus was on creating new, commercial opportunities for growth categories, such as liqueurs, gins, rums and ready-to-drinks. We create up to 100 concepts every year, the success of which is measured by purchase intent and attractiveness. Ultimately, our aim is to accelerate innovation value in all our key categories and brands.

Vodka Producer of the Year

For Altia, 2020 marked a record year in winning innovation awards in prestigious international spirits competitions. Several of our core brands won accolades – like Koskenkorva with more than 20 medals – which ultimately resulted in Altia winning the prestigious title of Vodka Producer of the Year.

Read more about our recognitions in Altia's year 2020 on pages 11–12.

Leading the way in sustainable packaging

Packaging plays a key role in showing the world how seriously we take our sustainability ambitions: we aim for 100% recyclable packaging. In 2020, we introduced our first products packed in PET bottles, which include 25% recyclable PET material. We also initiated a long-term packaging programme that aims to reduce the CO_2 burden of Altia's product portfolio. The target is to increase the general acceptance and relevance of PET bottles and to gain market leadership in sustainable packaging in particular.

Accelerating digital experiences

Driven by the pandemic, we have swiftly and more broadly moved our brand experiences to online environments. Our brand activation focus has switched from live experiences in restaurants and events to digital co-creation-driven content.


INTERNATIONAL SPIRITS CHALLENGE
2020
VODKA PRODUCER OF THE YEAR
KOSKENKORVA VODKA

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ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| OUR BRANDS |

We continue to create exciting brand experiences that reflect the new reality

Altia's strategy is to build our Nordic brands in a way that ensures relevance and value for new generations. Our Nordic brands are among the best-known spirits and wine brands in the region. With a portfolio of both our own and partner brands, we have a leading market position in spirits and wine in the stable and profitable Nordic market.

The year 2020 proved exceptional on many levels, with unforeseen circumstances for the industry due to COVID-19. However, we have been able to convert the challenges into opportunities. Overall, Altia's own brands developed well, thanks to a strong baseline and the ability to react to changes agilely. The key export brands Koskenkorva, O.P. Anderson and Larsen were impacted by the closure or restriction of important travel retail and export channels. Simultaneously, local brands developed well, thanks to consumers shifting their purchases to the monopolies.

The prevailing consumer trends are supporting well-known, strong, trustworthy Nordic brands. With profound consumer and innovation insights, we were able to create meaningful concepts for our existing brands and continue to identify exciting new opportunities for the future.

Sustainability is an integrated element of everything we do at Altia. We view every aspect of our marketing operations through a sustainability lense. Each flagship brand has a clear and measurable plan for a more sustainable future.

One of the year's most memorable recognitions was winning the Vodka Producer of the Year award in the International Spirits Challenge 2020, which recognises the best performing drinks producers. This award is a true testament to the persistent work we do in brand marketing and innovations.

In addition to our strong own brands, we complete our product offering with partner brands from leading global wine and spirits houses. Having a wide brand assortment allows us to play across categories and price points, providing a complete and competitive portfolio for our customers. This proved a real asset in 2020.

KOSKENKORVA
LARSEN COGNAC
O.P. ANDERSON
CHILL OUT
BLOSSA GLÖGG
JALOVIINA
EXPLORER
LEIJONA
XANTÉ
GRÖNSTEDTS

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Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| OUR BRANDS |

Our flagship brands



KOSKENKORVA

Koskenkorva is a classic vodka made from nature's best ingredients. Koskenkorva has been distilled in the village of Koskenkorva since 1953. We use the northernmost grown barley, pure unfiltered groundwater and continuous distillation, which make for the product's unique style. Koskenkorva had a record year in 2020 of winning awards in international industry competitions.

Sustainability is at the core of the Koskenkorva brand and the essence of innovation. The Koskenkorva distillery is a forerunner in the bio- and circular economy. Koskenkorva's ambition is to be the world's most sustainable vodka. With the Baltic Sea Action Group and local farmers, Altia is promoting the adoption of new, regenerative ways of cultivating barley to reduce the environmental impacts of farming. Koskenkorva Climate Action, the world's first vodka made entirely from regeneratively farmed barley, will see the light at the beginning of 2021.

In 2020, we continued to focus on topical innovations and launched novelties such as Rhubarb and Mojito liqueurs, as well as a new premium edition spirit drink, 7 Botanicals. All were positively received in our home markets.


LARSEN
VSOP

LARSEN COGNAC

Larsen Cognac is a combination of open-minded and courageous Scandinavian spirit and the craftmanship and the expertise of French Cognac connoisseurs. The history of the brand began with a young Norwegian adventurer, Jens Reidar Larsen. We want to challenge the status quo of the Cognac industry, and explore new and surprising ways of consuming Cognac. Our Cognac has a unique identity and style, just as Jens Reidar always intended.

During the pandemic, we saw new growth of the Cognac category and Larsen in our home markets. The collaboration with top chef and restaurant entrepreneur Tomi Björck revitalised the image of the brand and gave us visibility in the Finnish on-trade. The Tomi Björck Limited Edition has received positive feedback from important opinion leaders in the industry. Larsen Coopers VSOP Nordic Oak was another innovation that showcased the ambition and curiosity of our innovation work, which shines through the brand.



O.P. ANDERSON

Aquavit is a quintessentially Nordic spirits category rooted in the Scandinavian festive culture. The bartender community regards it as an exquisite cocktail ingredient. O.P. Anderson is the oldest and leading aquavit brand in Sweden, and it is taking strong steps elsewhere in the Nordics and in carefully chosen export markets. Although O.P. Anderson is associated with tradition, it is the modern take on the brand that makes it so exciting.

In 2020, we boldly introduced the first gin variant under the O.P. Anderson brand. The gin was launched primarily in Sweden and is a welcome addition to the Altia gin portfolio. We continued to collaborate with the bartender community, partly switching activations to online communities due to COVID-19. An important step in O.P. Anderson's sustainability plan was the undertaking of a life cycle assessment, which forms the basis for the brand's sustainability communications.

25 Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| ALTIAASAN INVESTMENT |

Key investment highlights

Market leader in the Nordic spirits and wine market through own and partner brands

- Our Nordic brands are among the best-known spirits and wine brands in the region
- We distribute wine and spirits brands from about 150 partners
- With a portfolio of both own and partner brands, we have a leading market position in spirits and wine on the stable and profitable Nordic market
- We have extensive experience in operating with the state retail monopolies in Finland, Sweden and Norway
- We have strong innovation capabilities to respond to market trends
- Our best-in-class route-to-market and sales channel execution capabilities make us a relevant partner for leading global wine and spirits houses

Integrated operating model enabling competitive advantages and sustainability

- Koskenkorva distillery's operations are based on the bio and circular economy
- Sustainability roadmap: Our goal is to make our own production carbon neutral by 2025
- Versatile product range and high material efficiency, 100% of the grain is utilised
- Shared and combined operations and resources lead to economies of scale and full capacity utilisation

Stable and diversified revenue streams and attractive dividend policy

- A significant part of beverage net sales comes through the state retail monopolies in Finland, Sweden and Norway
- About one third of Group net sales comes from industrial (B2B) customers
- We focus on continuous profitability improvement, well-controlled capital expenditure and efficient working capital management. This supports a stable cash flow generation that enables an attractive dividend policy.
- Our solid financial position enables future growth through expansion into new markets and/or brand acquisitions to further strengthen our Nordic brand portfolio.

Share price development
Share quotations, index 100 = 23.3.2018


150
120
90
60
04/2018
05/2018
06/2018
07/2018
08/2018
09/2018
10/2018
11/2018
12/2018
01/2019
02/2019
03/2019
04/2019
05/2019
06/2019
07/2019
08/2019
09/2019
10/2019
11/2019
12/2019
01/2020
02/2020
03/2020
04/2020
05/2020
06/2020
07/2020
08/2020
09/2020
10/2020
11/2020
12/2020
Altia
OMXHBPI

Source: NasdaqHelsinki

Ownership structure 31 Dec 2020
Shareholders by sector
%of shares


43.3
24.9
22.7
6.0
2.2
0.9
Public sector
Financial and insurance corporations
Households
Non-financial corporations
Non-profit institutions
Rest of the world

Share of nominee-registered shares was 23.6%

Source: Euroclear Finland

26
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ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| ALTIAASAN INVESTMENT |

Information for shareholders

Annual General Meeting

Altia's Annual General Meeting is planned to be held on Friday 19 March 2021 at Altia's head office, Kaapeliaukio 1, 00180 Helsinki, Finland.

The shareholders of the company can only participate in the meeting and exercise their shareholder's rights by voting in advance as well as by submitting counterproposals and asking questions in advance. It is not possible to attend the meeting in person.

Instructions are given in the notice to the meeting on Altia's website at www.altiagroup.com/investors.

Dividend proposal

The Board of Directors proposes to the AGM that a dividend of EUR 0.35 per share be distributed for the financial period ending 31 December 2020.

Altia's Board of Directors also proposes to the Annual General Meeting that the dividend authorisation decided by the Extraordinary General Meeting 2020 to pay an extra dividend of EUR 0.40 per share to Altia's shareholders in connection with and prior to the closing of the Altia and Arcus merger be renewed.

Silent period

Altia applies a silent period of 30 days before the publication of financial statements, half-year reports and interim reports.

More information on our website

Updated information about Altia, the financial calendar and investor relations' contact information can be found at www.altiagroup.com/investors.

Key information about Altia's share		2020	
Market:	Nasdaq Helsinki Ltd.	High:	EUR 10.40
Sector:	Food & Beverage /Consumer goods	Low:	EUR 7.01
		Closing:	EUR 9.98
Trading code:	ALTIA	Market cap:	EUR 360.7 million
ISIN code:	FI4000292438	Number of shares:	36,140,485
Listing date:	23 March 2018		



Important dates related to the AGM and dividend payment 2021

9 March	Record date of the AGM
3-15 March	Advance voting period
19 March	Annual General Meeting
22 March	Proposedex-dividend date
23 March	Proposed record date for dividend payment
30 March	Proposed dividend payment date
Open	Altia extra dividend payment related to the closing of the merger (EUR 0.40 per share). Timing of payment connected to completion.

Financial information in 2021

25 February	Financial Statements Bulletin 2020
Week 8	Annual Report 2020
28 April	Business Review for January–March 2021
18 August	Half-Year Report for January–June 2021
3 November	Business Review for January–September 2021

27 Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| ALTIAASAN INVESTMENT |

ESG key figures

	2020	2019	2018	2017	2016
Environment					
Use of grain (million kg)	214.1	211.5	211.7	206.0	192.2
Reduction in Koskenkorva CO_2 emissions compared to 2014 base year	58%	58%	54%	56%	42%
Self-sufficiency in steam production at Koskenkorva due to own bio power plant	65%	62%	60%	65%	56%
Waste recycling & reutilisation rate	99.5%	99.5%	99.7%	99.5%	99.5%
Water use (1 000 m^3)	631.3	502.6	660.3	663.4	1136
Social					
Produced or imported beverages (million litres)	85.4	97.0	95.1	93.8	90.0
Average alcoholic strength of Altia's own production (%vol.)	29.7	31.3	31.3	31.7	31.6
Number of launches of low or non-alcoholic drinks	10	24	13	-	-
Sickness absence%	4.0	3.7	3.4	3.3	3.2
Number of accidents in relation to hours worked (lost time injury frequency without commuting)	7	9[1]	12[1]	11	8
Gender diversity, total headcount	43%	42%	42%	42%	42%
Governance					
Gender diversity, Board of Directors	43%	43%	43%	43%	50%
Gender diversity, Executive Management Team	33%	29%	29%	29%	29%
Board meeting attendance rate (average %)	99%	93.5%	94.1%	92.4%	90.1%
Board independence					
Independent of the company	7/7	7/7	7/7	7/7	6/6
Independent of shareholders	6/7	6/7	6/7	6/7	5/6

[1] Lost time injury frequency figures reported from 2018 without commuting

Gender diversity = The percentage of female directors/executives/employees relative to male colleagues in the same groups
Board independence = number of independent (as defined by CG statement) board members

28 Annual Report 2020

ORGANIC SWEDISH DRY GIN
O.P. ANDERSON DISTILLERY
SUNDSVALL SWEDEN
ORGANIC DRY GIN

Report by the Board of Directors

BUSINESS OVERVIEW
BOARD REPORT
SUSTAINABILITY
CORPORATE GOVERNANCE
FINANCIAL STATEMENTS

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Report by the Board of Directors 2020

Altia is a leading Nordic alcoholic beverage brand company operating in the wines and spirits markets in the Nordic countries, Estonia and Latvia. Altia produces, imports, markets, sells and distributes both own and partner brand beverages. Altia has also production in Cognac, France. Further, Altia exports alcoholic beverages to approximately 30 countries.

Last year was exceptional for Altia, with the outbreak of COVID-19 into a global pandemic and the challenges it brought to Altia's business.

In 2020, Altia's net sales decreased by 4.4% in constant currencies. The decline was largely driven by the negative impacts of COVID-19 restrictions on travel retail, exports and on-trade sales channels and contract manufacturing volumes. Following these restrictions, consumers have shifted purchases to the monopolies. In the Finland & Exports segment, net sales declined from the previous year due to the sales drop in travel retail and exports, while Altia's net sales in the monopoly channel grew, driven by strong spirits sales. In the Scandinavia segment, net sales grew from the previous year driven by strong sales in the monopolies offsetting the decline in on-trade. In Altia Industrial, net sales declined due to lower contract manufacturing volumes, while ethanol sales saw demand-driven growth.

In 2020, Altia's profitability improved from the previous year with comparable EBITDA increasing by 17.1% or EUR 7.6 million to EUR 52.4 million. As a result of this positive development, Altia has reached its long-term financial target with a comparable EBITDA margin of 15.3%. The drivers for the exceptionally strong profitability development were the Altia Industrial segment, the positive channel mix, and Group-wide cost savings measures.

Altia's financial position has been solid throughout the whole year with good cash flow development and strong liquidity. Net cash flow from operations improved to EUR 56.1 (52.6) driven by the positive development of working capital.

KEY RATIOS

	2020	2019	2018
Net sales, EUR million	342.4	359.6	357.3
Comparable EBITDA, EUR million	52.4	44.8	40.0
% of net sales	15.3	12.4	11.2
EBITDA, EUR million	40.3	43.1	34.0
Comparable operating result, EUR million	35.0	26.8	25.6
% of net sales	10.2	7.5	7.2
Operating result, EUR million	22.9	25.1	19.7
Result for the period, EUR million	17.8	18.4	15.1
Earnings per share, EUR	0.49	0.51	0.42
Net cash flow from operating activities, EUR million	56.1	52.6	6.5
Net debt / comparable EBITDA	-0.1	0.6	1.2
Average number of personnel	650	682	718

30

Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Market development

Nordic monopoly market

The exceptionally high market volumes in the Nordic monopolies were related to the channel shift following the COVID-19 restrictions. During the year, governments and health authorities issued travel and social gathering restrictions, as well as limitations on the sales of alcoholic beverages and number of customers in the on-trade outlets. Following these restrictions, consumers shifted purchases of alcoholic beverages from travel retail and the on-trade to the monopolies.

In 2020, the market volumes in the Nordic monopolies grew by a total of 17.1%. Spirits market volumes grew by 18.5%, and the channel shift was seen in premium spirits brands, which are normally widely sold in travel retail, for example. Wine market volumes grew by 16.9%, and within wines, the share of bag-in-boxes grew.

Finland

In 2020, the Finnish retail monopoly's spirits and wine sales volumes were up by 13.7% compared with the previous year.

Spirits market volumes grew by 10.4%, with growth in all categories. The high growth categories were gin, whiskies, rum and grape spirits. Wine market volumes grew by 15.0%. The large red and white wine categories grew by 15.2% and 17.1% respectively. Rosé wines grew by 39.7%.

Sweden

In 2020, the Swedish retail monopoly's spirits and wine volumes were up by 10.0% compared with the previous year.

Spirits market volumes grew by 18.8%. The high growth categories were gin, whiskies, rum and bitters. The aquavit category declined. Wine market volumes grew by 9.2%. The large red and white wine categories grew by 6.8% and 10.0% respectively. Rosé wines grew by 22.1%.

Norway

In 2020, the Norwegian retail monopoly's spirits and wine volumes were up by 40.4% compared with the previous year.

Spirits market volumes grew by 32.1%, with growth in all categories. The high growth categories were gin, rum, aquavit and whiskies. Wine market volumes grew by 41.8%. The large red and white wine categories grew by 40.3% and 44.2% respectively. Rosé wines grew by 72.5%.

DEVELOPMENT OF WINE AND SPIRITS SALES VOLUMES IN THE NORDIC RETAIL MONOPOLIES

%change compared to previous year	2020	2019
Nordic monopolies in total	**+17.1**	**+0.1**
Spirits	+18.5	+1.0
Wine	+16.9	-0.1
Finland, total sales	**+13.7**	**-2.9**
Spirits	+10.4	-2.1
Wine	+15.0	-3.2
Sweden, total sales	**+10.0**	**+1.0**
Spirits	+18.8	+3.9
Wine	+9.2	+0.7
Norway, total sales	**+40.4**	**+0.4**
Spirits	+32.1	+1.6
Wine	+41.8	+0.2

Source: Based on sales volumes by litre published by Alko, Systembolaget, Vinmonopolet.

Strategy and financial targets

Altia's refined strategy was published in February 2020. The strategic choices support Altia's profitable growth ambitions and strengthen Altia's position as one of the most sustainable spirits companies and a leading Nordic drinks house:

- Strengthen Nordic market leadership in grain-based spirits
- Boost Nordic channel excellence of Altia's own brands and partner business execution
- Take Altia's core spirit brands to new markets
- Unlock value potential of Altia Industrial.

Financial targets

Altia's long-term financial targets have remained unchanged:

- Comparable EBITDA margin of 15% in the long-term
- Annual net sales growth of 2 per cent over time (CAGR)
- The target is to keep reported net debt in relation to comparable EBITDA below 2.5x in long-term

Dividend policy

Altia pursues an active dividend policy, and the result of the period not considered necessary to grow and develop the Company will be distributed to the shareholders. According to the dividend policy, the Company targets a dividend pay-out ratio of 60% or above of the result for the period.

Key events

Refined strategy

In February, Altia published its refined strategy, in which the long-term strategic focus areas and growth ambitions were reviewed. The refined strategy strengthens Altia's position as one of the most sustainable spirits companies and a leading Nordic drinks house. The long-term financial targets remained unchanged.

Altia and Arcus merger

In 2020, the strategically most important milestone was the announcement of the merger between Altia and Arcus. In September, Altia and Arcus jointly announced the merger plan to form a leading Nordic wine and spirits brand house: Anora Group. Altia's Extraordinary General Meeting approved the merger plan on 12 November 2020.

Customary regulatory approvals are needed before the completion of the merger. On 15 December, 21 December 2020 and 8 January 2021, respectively, Altia published stock exchange releases about the decisions by the Swedish, Norwegian and Finnish competition authorities to move their investigations into phase II. The possibility of competition authority investigations moving into phase II has been considered

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

in the expected closing schedule, and hence Altia and Arcus continue to expect to obtain the merger control approvals and to complete the merger during the first half of 2021.

Successful innovations

During 2020, Altia's innovations in its key spirits brands such as Koskenkorva Vodka, Explorer Vodka and O.P. Anderson Aquavit were successful in international competitions. The success culminated in receiving the "Vodka Producer of the Year" award from the International Spirits Challenge. The award further strengthens Altia's position as the Nordic innovation role model in the beverage industry.

Strengthening partnerships

Altia and Brown-Forman renewed the Finlandia Vodka production agreement. The renewed agreement runs until 2035 and continues a long-lasting strategic collaboration between Altia and Brown-Forman, which began in 2000.

Altia and Distell renewed their contract for the distribution and marketing of Distell's brands in Sweden, Finland, Norway and travel retail in the Nordics. Distell and Altia have had a long collaboration with each other for nearly two decades.

Altia partnered with Underberg to enter the German market with Koskenkorva Vodka and O.P. Anderson Aquavit. The long-term partnership includes the sales, marketing and distribution of Koskenkorva Vodka Original and O.P. Anderson Original Aquavit.

The wine portfolio in Finland was strengthened with new distribution agreements with two German wine producers: F. W. Langguth Erben GmbH & Co. KG and Leitz Weingut.

Altia Industrial: continuous improvement

A new fuel silo was commissioned at the Koskenkorva plant, which further increases the share of renewable energy in the plant's energy production. The investment can help achieve a 20 per cent annual decrease in carbon dioxide emissions, which takes Altia one step closer to its target of carbon-neutral production by 2025.

The Koskenkorva Distillery has run at full capacity and reached a record-high volume of grain consumption. Ethanol production grew significantly. Driven by the COVID-19 pandemic, technical ethanol volumes at the Rajamäki technical ethanol plant were at an exceptionally high level due to the increased demand for hand sanitisers.

A de-alcoholisation production process was implemented at the Rajamäki alcoholic beverage plant.

Accelerating digital experiences

In 2020, Altia's digital platforms viinimaa.fi, folkofolk.se and nordicspirits.com have reached record-high site traffic, supported by targeted long-term development work. Further, driven by the COVID-19 pandemic, brand experiences were moved to online environments and brand activation focused on digital content such as tastings as remote events.

Leading the way in sustainable packaging

In 2020, Altia's first products packed in rPET bottles that include recycled plastic were introduced. Altia's aim is to increase the content of recycled plastic in PET bottles to 100% by 2030, compared with the EU requirement of 30% by 2030.

Sustainability rating

In April, Altia's sustainability work was recognised with a Gold Medal in the EcoVadis Corporate Social Responsibility rating.

Financial review

Seasonality

There are substantial seasonal fluctuations in the consumption of alcoholic beverages impacting net sales and cash flow of Altia. The company typically generates large amounts of its revenue and cash flow during the fourth quarter of the year, whereas the first quarter of the year is significantly lower. In addition, excise taxes related to the high season at the end of the year are paid in January, resulting in large cash outflows at the beginning of the year.

Net sales

In 2020, Altia's reported net sales decreased by 4.8% to EUR 342.4 (359.6) million. In constant currencies, net sales decreased by 4.4%. The net sales decline is due to the significant negative COVID-19 impacts on sales in travel retail, exports and on-trade channels as well as on contract manufacturing volumes. Furthermore, the lower barley price in Altia Industrial and the business model change in Denmark (Q2 2019) have impacted net sales negatively.

Net sales of beverage products

NET SALES BY SEGMENT

EUR million	2020	2019	Change, %
Finland & Exports	117.2	128.6	-8.9
Scandinavia	123.9	120.7	2.7
Altia Industrial	101.2	110.2	-8.2
Total	**342.4**	**359.6**	**-4.8**

NET SALES BY PRODUCT CATEGORY

EUR million	2020	2019	Change, %
Spirits	119.1	121.3	-1.8
Wine	119.5	124.9	-4.4
Other beverages	2.5	3.1	-19.7
Industrial products and services	101.2	110.2	-8.2
Total	**342.4**	**359.6**	**-4.8**

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decreased by 2.7% in constant currencies. Altia's net sales in all three monopolies increased supported by the high market volumes. Spirits sales in the monopolies grew but this did not offset the decline in travel retail, exports and on-trade sales due to COVID-19. In wine, net sales decreased from last year's level, driven by partner portfolio changes in Q2 2020 and the release of a tax provision (EUR 0.5 million) in Q2 2019. The net sales decline in Other beverages was due to partner portfolio changes last year (Q3 2019).

Profitability and result for the period

In 2020, comparable EBITDA, i.e. EBITDA excluding items affecting comparability (IAC), was EUR 52.4 (44.8) million, which is 15.3% (12.4%) of net sales. Items affecting comparability totalled EUR -12.1 (-1.7) million and were mainly related to the Altia and Arcus merger plan. Reported EBITDA was EUR 40.3 (43.1) million.

In 2020, the improvement in comparable EBITDA amounted to EUR 7.6 million. The drivers for the solid profitability development were the Altia Industrial segment, strong sales and continued revenue management in the monopolies, as well as Group-wide cost savings measures related to COVID-19. In Altia Industrial, the significant improvement was related to strong ethanol sales, supply chain efficiencies and the lower barley price during the first nine months of the year.

COMPARABLE EBITDA BY SEGMENT

EUR million	2020	2019
Finland & Exports	19.8	20.6
Scandinavia	14.2	12.1
Altia Industrial	17.9	11.4
Other	0.5	0.7
Total	**52.4**	**44.8**
% net sales	15.3	12.4

ITEMS AFFECTING COMPARABILITY

EUR million	2020	2019
Comparable EBITDA	**52.4**	**44.8**
Net gains or losses from business and assets disposals	-	0.1
Cost for closure of business operations and restructurings	-0.3	-0.2
Major corporate projects		
Costs related to the closed voluntary pension scheme	-0.5	-1.6
Costs related to the merger plan of Altia and Arcus	-11.4	-
Total items affecting comparability	**-12.1**	**-1.7**
EBITDA	**40.3**	**43.1**

The release of a tax provision (EUR 0.5 million) in Q2 2019 and the sale of emission rights (EUR 0.8 million) in 2019 impacts year-on-year comparison negatively.

Other operating income amounted to EUR 6.2 (7.6) million, including income from the sales of emission allowances of EUR - (0.8) million; income from the sales of mainly steam, energy and water of EUR 3.3 (3.4) million, and rental income of EUR 1.4 (1.3) million.

Employee benefit expenses totalled EUR 49.1 (45.9) million, including EUR 38.1 (34.2) million in wages and salaries. Of the employee benefit expenses EUR 2.0 (-) million were related to the Altia and Arcus merger plan and have been classified as items affecting comparability (IAC) in the comparable EBITDA calculation.

Other operating expenses amounted to EUR 66.6 (65.0) million. Of the other operating expenses EUR 9.3 (-) million were related to the Altia and Arcus merger plan and have been classified as items affecting comparability (IAC) in the comparable EBITDA calculation. Cost savings were made in marketing, travel and representation, and purchased services due to COVID-19.

Net financial expenses amounted to EUR 2.9 (2.2) million. The share of profit in associates and income from interests in joint operations totalled EUR 1.2 (1.6) million.

Taxes for the reporting period were EUR 3.5 (6.2) million corresponding to a tax rate of 16.5 %(25.1%). The higher tax rate in the comparison period was related to a tax provision related to the outcome of a tax audit in France and to Denmark where no deferred tax asset was booked related to the loss from the restucturing in spring 2019.

The result for the period amounted to EUR 17.8 (18.4) million, and earnings per share were EUR 0.49 (0.51).

Cash flow, balance sheet and investments

In 2020, net cash flow from operations totalled EUR 56.1 (52.6) million. The improvement of net cash flow from operations was driven by the positive development of working capital. The higher sales to the monopolies impacted net working capital development positively due to increased amounts of sold receivables in Finland and Sweden, and also due to increased amounts of excise taxes and VAT payable. The receivables sold amounted to EUR 91.9 (76.7) million at the end of the period.

At the end of the reporting period, the Group's net debt amounted to EUR -3.9 (28.9) million. Cash and cash equivalents amounted to EUR 130.7 (64.2) million while the interest-bearing debt amounted to EUR 126.8 (93.1) million. Gearing at the end of the reporting period was -2.5% (19.1%) and the equity ratio was 34.3% (37.8%). The reported net debt to comparable EBITDA was -0.1 (0.6) times.

The Group has a revolving credit facility of EUR 60.0 (60.0) million, of which EUR 0.0 (0.0) million was in use at the end of the reporting period. The nominal value of commercial papers issued amounted to EUR 40.0 (0.0) million at the end of the reporting period. Altia Group's liquidity position has been strong throughout the period due to the positive development of operational cash flow and the actions to secure liquidity during the pandemic by issuing commercial papers.

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The total in the consolidated balance sheet was EUR 455.6 (400.2) million at the end of the period. The growth of the total balance sheet is related to the excess cash position maintained by the Group following commercial paper issues and a strong operational cash flow.

In 2020, gross capital expenditure totalled EUR 7.0 (6.8) million. At the Rajamäki alcoholic beverage plant production process investments such as the de-alcoholisation process were completed. The investment in a new bag-in-box line was initiated with expected ramp-up in Q1 2021. At the Koskenkorva plant, the investment in a new fuel silo was completed according to Altia's long-term plan to reduce CO_2 emissions. Furthermore, a number of maintenance and safety related investments were carried out at the Rajamäki and Koskenkorva plants.

BALANCE SHEET KEY FIGURES

EUR million	2020	2019
Reported net debt / comparable EBITDA	-0.1	0.6
Borrowings, EUR million	116.1	82.6
Net debt, EUR million	-3.9	28.9
Equity ratio, %	34.3	37.8
Gearing, %	-2.5	19.1
Capital expenditure, EUR million	-7.0	-6.8
Total assets, EUR million	455.6	400.2

Impacts of COVID-19

The COVID-19 restrictions have a significant impact on Altia's operating environment and sales channels. The predictability is low due to the continuously shifting restrictions and hence forecasting is difficult. The key impacts and uncertainties of COVID-19 are described below.

Consumer beverages (Finland & Exports and Scandinavia segments)

- Of Altia's beverage sales channels, travel retail, exports and on-trade are restricted or closed due to COVID-19 restrictions.
- Despite consumers shifting purchases of alcoholic beverages to the sales to monopolies have not compensated for the shortfall coming from travel retail, exports and on-trade.
- The recovery of travel retail, exports and on-trade depends on the level and extent of government restrictions and recommendations on travelling, social distancing, restaurant opening hours and sales of alcoholic beverages.
- The pace of recovery is difficult to estimate. It is affected by changes in consumer behaviour and expected to vary across sales channels: on-trade channels could be expected to recover faster than travel retail.
- Uncertainty in the sales to the monopoly channel is related to 1) the monopoly channel remaining open and continuing normal operations which could be dependent on, for example, the health of the monopolies' personnel and political decision-making, and to 2) Altia's ability to deliver products.

Altia Industrial

- Uncertainty is high both in industrial products and services. The demand for starch has weakened due to the decreased demand for printing paper. The ethanol market is expected to stay tight but stable. Due to the continued increased demand for ethanol on global markets, purchase prices for imported ethanol have increased, lowering technical ethanol margins. The impact of COVID-19 on volumes in industrial services is expected to continue.
- Uncertainty in Altia's ability to deliver to the beverage sales channels (monopolies and grocery trade) is related to the availability of products and raw materials such as bulk wine, dry goods and partner goods.
- The risks related to the health and safety of Altia's employees in Altia's production and logistics operations remain high. The risk for supply chain disturbances continues to be high. Uncertainty concerning the availability of machinery spare parts and the maintenance workforce continues.

Measures to adjust cost structure

- Close follow-up of sales and profitability development continues, and additional cost savings actions are implemented when necessary.

Group financial position

- COVID-19 may impact Altia's financial position in many ways and increase the uncertainty related to the values of its assets. Due to this Altia has assessed the impact of the pandemic on its financial position and has considered the values of assets and liabilities that include critical accounting estimates and require management judgement. The identified and expected effects have been taken into consideration in the reported figures and in the forecasts requiring management judgement.
- The value of inventory is monitored on a regular basis also for slow moving items. COVID-19 has not had a material impact on the value of inventory.
- The credit risk of trade receivables and the amount of bad debt provision have beeen analysed thoroughly at the end of reporting period with the conclusion being there is sufficient provision in place.
- The strict focus on net working capital management with issuing commercial papers ensured that Altia's liquidity position was good throughout the review period.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Business review

Finland & Exports

The Finland & Exports segment comprises the import, sale and marketing of wines, spirits and other beverages in Finland and the Baltics, as well as exports and travel retail.

	2020	2019	Change, %
Net sales, EUR million	117.2	128.6	-8.9
Comparable EBITDA, EUR million	19.8	20.6	-3.7
Comparable EBITDA, % of net sales	16.9	16.0	
Average number of personnel	90	89	

EUR million	2020	2019	Change, %
Spirits	67.6	75.1	-10.0
Wine	48.3	52.5	-7.9
Other beverages	1.3	1.0	26.3
Total	**117.2**	**128.6**	**-8.9**

Net sales

In 2020, net sales in the Finland & Exports segment were EUR 117.2 (128.6) million, down by 8.9% from the previous year. The net sales decline was due to the sales drop in travel retail, exports and on-trade where the negative impact of COVID-19 was signficant. Spirits sales declined due to travel retail and exports, and wine sales declined due to partner portfolio changes in Q2 2020 and the release of a tax provision (EUR 0.5 million) in Q2 2019. In Finland, the market volumes in the monopoly were high as consumers shifted purchases from the restricted sales channels to the monopoly. Altia's net sales in the monopoly grew from the previous year, driven by strong spirits sales. In the Finnish grocery trade, net sales grew steadily driven by new launches and improved distribution. In the Baltics, the positive development in the domestic grocery trade offset the decrease in harbour and border trade.

Comparable EBITDA

In 2020, comparable EBITDA was EUR 19.8 (20.6) million, 16.9% (16.0%) of net sales. The positive channel mix, revenue management and implemented cost savings have partly offset the negative impact of lost volumes due to COVID-19 which drives full-year profitability below last year's level. The release of a tax provision (EUR 0.5 million) in Q2 2019 impacts year-on-year comparison negatively.

Business events

In 2020, Altia launched several new innovations in Finland. The Koskenkorva brand was extended with for example Koskenkorva 7 Botanicals and Koskenkorva Espresso, Lemon and Mojito liqueurs. The Leijona brand was extended with new mild spirits such as Leijona Bahama Mango Mojito, and Jaloviina successfully launched Jaloviina Hanki liqueur through order assortment. In the grocery trade, both the Koskenkorva and Leijona brands were extended with new products such as the Koskenkorva Green, the first organic ready-to-drink product in the Koskenkorva RTD offering. Leijona RTD offering launched a new packaging design and three new flavours.

In Q2, Altia partnered with Underberg to enter the German market with Koskenkorva Vodka and O.P. Anderson


KOSKENKORVA
VODKA

Aquavit. The long-term partnership includes the sales, marketing and distribution of Koskenkorva Vodka Original and O.P. Anderson Original Aquavit. The launch was slowed down by the significant lockdowns in Germany, but in Q4 the distribution footprint in the retail channel expanded with a number of new listings.

The wine portfolio in Finland was strengthened with new distribution agreements with two German wine producers: F.W. Langguth Erben GmbH & Co. KG and Leitz Weingut.

The targeted long-term work, change in consumer behaviour, and COVID-19 supported a strong development of Altia's digital platforms viinimaa.fi and nordicspirits.com, and visits to both sites increased significantly. This further strengthens Viinimaa's position as a leading wine marketing platform in Finland. During 2020, Altia arranged virtual events such as online tastings for customers, consumers, journalists and influencers. The Nordic Spirits site, Altia's ecommerce sales channel in Germany, was further developed and a direct sales channel in Amazon was opened.

In Finland, Altia has supported its on-trade customers, that have been hit by the COVID-19 crisis, through different campaigning, for example, in social media.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Scandinavia

The Scandinavia segment comprises the import, sale and marketing of wines, spirits and other beverages in Sweden, Norway and Denmark.

	2020	2019	Change,%
Net sales, EUR million	123.9	120.7	2.7
Comparable EBITDA, EUR million	14.2	12.1	18.0
Comparable EBITDA, %of net sales	11.5	10.0	
Average number of personnel	74	74	

EUR million	2020	2019	Change,%
Spirits	51.5	46.2	11.5
Wine	71.2	72.4	-1.7
Other beverages	1.2	2.1	-42.2
Total	**123.9**	**120.7**	**2.7**

Net sales

In 2020, net sales in the Scandinavia segment were EUR 123.9 (120.7) million, up by 2.7% from the previous year. In constant currencies, net sales grew by 3.9%. The net sales growth was supported by the high market volumes in the monopolies as consumers have shifted purchases to the monopolies due to COVID-19. In Sweden, Altia's net sales grew driven by strong spirits sales in the monopoly, while wine sales were negatively impacted by partner portfolio changes in Q2 2020. In Norway, net sales grew in both wine and spirits, driven by market volumes in the monopoly. The net sales decline in Other beverages is due to partner portfolio changes (Q2 2019). The business model change in Denmark (Q2 2019) impacted net sales negatively.

Comparable EBITDA

In 2020, comparable EBITDA was EUR 14.2 (12.1) million, 11.5% (10.0%) of net sales. Profitability improvement was driven by all three markets. In Sweden and Norway, the growth in monopoly sales and revenue management supported profitability improvement. In Denmark, the profitability improvement is related to the business model change (Q2 2019). Comparable EBITDA was impacted negatively by the development of the Norwegian krona.

Business events

In 2020, Altia made several product launches in Sweden and Norway during the period. To address the growing gin category, Altia launched Hernö Pink Gin, Explorer Pink Gin, and under the O.P. Anderson brand, an organic dry gin. Koskenkorva liqueurs such as Koskenkorva Ginger and Lemon were introduced. The Xanté brand was extended with Xanté Rum & Pear and Coconut Cream & Pear liqueurs. Ahead of the glögg season, new exciting novelties were launched in the Blossa offering: the annual Blossa 2020 and a new flavour "Blossa Saffran".

Altia received reports of few broken Blossa Sparkling bottles in the fourth quarter. There were no injuries in connection with these. Altia's highest priority is the high quality and safety of its products, so as a precautionary measure, all Blossa Sparkling products were withdrawn from stores. No other Blossa products wereconcerned.


EXPLORER
GIN

Altia and Distell renewed the contract for the distribution and marketing of Distell's brands in Sweden, Finland, Norway and travel retail in the Nordics. Distell and Altia have had a long collaboration with each other for nearly two decades.

With COVID-19 and the on-trade business being hit significantly, Altia established a scholarship – Altia krOgfolk-hjälpen – directed at employees in the restaurant business and those who have been hit by COVID-19. The scholarship provides financial support for professional training.

In 2020, folkofolk.se further strengthened its position as Sweden's leading lifestyle wine and spirits marketing platform. The site traffic to folkofolk.se reached an all-time high and visits more than doubled from the previous year. This is a result of the targeted development work on search engine optimisation, user experience andcontent.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Altia Industrial

The Altia Industrial segment comprises Koskenkorva plant operations, starch, feed component and technical ethanol businesses, as well as contract manufacturing services. It also includes supply chain operations, i.e. production operations in different countries, customer service, logistics and sourcing.

	2020	2019	Change,%
Net sales, EUR million	101.2	110.2	-8.2
Comparable EBITDA, EUR million	17.9	11.4	56.5
Comparable EBITDA, %of net sales	17.6	10.4	
Average number of personnel	404	426	



Net sales
In 2020, net sales in the Altia Industrial segment were EUR 101.2 (110.2), down by 8.2% from the previous year. The net sales decline was driven by the decrease of contract manufacturing volumes due to COVID-19. The demand for technical ethanol has been strong during the COVID-19 pandemic, and Altia's volumes have been at a higher level compared to the previous year. Starch was negatively impacted by lower volumes due to a weak demand for printing paper and the lower barley price during the first nine months of the year.

Comparable EBITDA
In 2020, comparable EBITDA was EUR 17.9 (11.4) million, 17.6% (10.4%) of net sales. The improvement in profitability was related to the positive development of technical ethanol and improved supply chain efficiencies as well as the lower barley price during the first nine months of the year.

Production volumes and keyprojects
During 2020, the Rajamäki alcoholic beverage plant in Finland produced 56.8 (65.8) million litres of spirits and wine.

In 2020, the Koskenkorva Distillery reached all-time high volume of grain consumption and significant growth in ethanol production. The plant has run at full capacity during the period and 214 (212) million kilos grain was consumed. Grain spirits production was 23.4 (22.2) million kilos including technical ethanols, starch production was 64.1 (65.1) million kilos, and feed component production was 66.4 (65.6) million kilos.

A new fuel silo was commissioned at the Koskenkorva plant which further increases the share of renewable energy in the plant's energy production. At an annual level, the investment can help Altia achieve a 20 per cent decrease in carbon dioxide emissions, which takes Altia one step closer to its target of carbon-neutral production by 2025.

At the Rajamäki alcoholic beverage plant a de-alcoholisation production process was implemented. This new capability strengthens Altia's opportunities to launch new low-alc and non-alc products in line with our long-term sustainability target.

Altia and Brown-Forman renewed the Finlandia Vodka production agreement. The renewed agreement runs until 2035.

37 Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Research and development activities The Group’s direct research and development expenditure amounted to EUR 1.6 (2.3) million and was related to the product development of alcoholic beverages. 38 Annual Report 2020 Governance Corporate Governance and Remuneration Statement 2019 Altia’s Corporate Governance Statement and the Remuneration Statement for 2019 were published together with the Report by the Board of Directors on 2 March 2020 and are available on the company’s website. Annual General Meeting 2020 Altia’s Annual General Meeting was held in Helsinki on 4 June 2020. The meeting adopted the financial statements and discharged the members of the Board of Directors and the CEO from liability for the financial year 2019. The meeting approved the proposal by the Board of Directors to pay a dividend of EUR 0.21 per share. The dividend was paid on 15 June 2020. Further, the AGM authorised the Board of Directors to resolve on the payment of dividend up to EUR 0.21 per share. On 16 November 2020, the Board of Directors decided based on the authorisation by the AGM on the payment of a second dividend instalment of EUR 0.21 per share for the financial year 2019. The dividend was paid on 25 November 2020. The AGM also adopted the Remuneration Policy for the governing bodies of the company. Board of Directors and Board Committees Based on the proposals by the Shareholders’ Nomination Board, the meeting approved the number of members of the Board of Directors to be seven. The meeting re - elected Sanna Suvanto - Harsaae as Chairman of the Board of Directors and Tiina Lencioni, Jukka Ohtola, Anette Rosengren and Torsten Steenholt as members of the Board of Direcotrs. Jyrki Mäki - Kala and Jukka Leinonen were elected as new members. Jyrki Mäki - Kala was further elected as Vice Chairman of the Board of Directors. The term for the members of the Board of Directors lasts until the end of the next Annual General Meeting . Based on the proposal by the Shareholders’ Nomination Board, the meeting decided that the remuneration to the members of the Board of Directors during the next term consists of a monthly term of office fee as follows: • EUR 4 000 per month, Chairman • EUR 2 500 per month, Vice Chairman • EUR 2 000 per month, member In addition to the monthly fee, the members of the Board of Directors receive a meeting fee for the Board of Directors and Board Committee meetings of EUR 600 per meeting for Board members residing in Finland and EUR 1 200 per meeting for Board members residing abroad. Travel expenses are reimbursed in accordance with the company’s travel policy. Altia’s Board of Directors held its organisational meeting after the Annual General Meeting and elected members of the Audit and Human Resources Committees as follows: • Audit Committee: Jyrki Mäki - Kala (Chairman), Tiina Lencioni, Torsten Steenholt and Sanna Suvanto - Harsaae • Human Resources Committee: Sanna Suvanto - Harsaae (Chairman), Jukka Leinonen and Jukka Ohtola The Board of Directors has assessed that all members of the Board of Directors are independent of the company. Furthermore, all members of the Board of Directors, with the exception of Jukka Ohtola, are independent of the company’s significant shareholders. Jukka Ohtola holds an office in the Ownership Steering Department of the Finnish Prime Minister’s Office and is therefore not independent of a significant shareholder of the company. Auditor In accordance with the recommendation by the Audit Committee, the Annual General Meeting re - elected PricewaterhouseCoopers Oy as the company’s auditor for a term that ends at the close of the next Annual General Meeting. PricewaterhouseCoopers Oy has informed the company that Authorized Public Accountant Ylva Eriksson continues as the auditor in charge. The meeting decided that the auditor’s fees be paid against an invoice approved by the company. Amendment of the Articles of Association The AGM approved the proposal by the Board of Directors to amend the first sentence of Article 4 of the company’s Articles of Association to set the maximum number of members of the Board of Directors of the company at eight members instead of the current seven members, as follows: “The company’s Board of Directors shall comprise a minimum of three (3) and a maximum of eight (8) members.” Article 4 of the Articles of Association remains otherwise unchanged. Further, the AGM approved that Article 11 of the company’s Articles of Association is amended so that the Annual General Meeting shall decide, in addition to the items that currently appear from Article 11, also on the adoption of the remuneration policy when necessary, and on the adoption of the remuneration report. Article 11 of the Articles of Association remains otherwise unchanged. Authorisation of the Board of Directors to resolve on the repurchase of the company’s own shares The AGM approved the Board’s proposal to authorise the Board of Directors to resolve on the repurchase of the company’s own shares. The number of shares to be repurchased by virtue of the authorisation shall not exceed 360,000 own shares in the company, which corresponds to approximately one percent of all the company’s shares at the time of the proposal, subject to the provisions of the Finnish Companies Act on the maximum amount of shares owned by the company or its subsidiaries. The shares may be repurchased in one or several instalments and either through

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW a tender offer made to all shareholders on equal terms or in another proportion than that of the existing shareholdings of the shareholders in the company in public trading at the prevailing market price. The shares would be repurchased with funds from the company’s unrestricted shareholders’ equity . The shares can be repurchased for the purpose of implementing the company’s share - based incentive plans or share savings plans. The Board of Directors was authorised to resolve on all other terms and conditions regarding the repurchase of the company’s own shares. The authorisation is valid until the close of the next Annual General Meeting, however, no longer than until 30 June 2021. 39 Annual Report 2020 Amendment of the charter of the Shareholders’ Nomination Board The AGM approved the proposal by the Shareholders’ Nomination Board to amend section 2 of the charter of the Shareholders’ Nomination Board so that the Value Day is the first banking day of June. Shareholders’ Nomination Board In July, Altia announced that its three largest registered shareholders (shareholder register maintained by Euroclear Finland Ltd as per 1 June 2020 ) have nominated the following representatives to the Shareholders’ Nomination Board : • Pekka Hurtola, the Ownership Steering Department in the Prime Minister’s Office • Annika Ekman, Ilmarinen Mutual Pension Insurance Company • Hanna Kaskela, Varma Mutual Pension Insurance Company In its organising meeting on 1 July 2020 the Nomination Board elected Pekka Hurtola as its Chairman. The Chairman of Altia’s Board of Directors, Sanna Suvanto - Harsaae acts as an expert member in the Nomination Board. Extraordinary General Meeting 2020 Altia’s Extraordinary General Meeting held on 12 November 2020 approved the merger of Altia and Arcus ASA in accordance with the merger plan approved by the Board of Directors of Altia and Arcus on 29 September 2020. Pursuant to the Merger Plan, Arcus shall be merged into Altia through a statutory cross - border absorption merger so that all assets and liabilities of Arcus shall be transferred without a liquidation procedure to Altia and Arcus will be dissolved. The merger will result in the combined company Anora Group Plc. Group structure In order to simplify the Group structure, Altia Oyj’s Finnish subsidiaries excluding Oy Wennerco Ab were merged to Altia Oyj and all Swedish subsidiaries to Altia Sweden AB as of 30 April 2020. Chief Executive Officer and Group Management On 4 May, it was announced that Altia’s Chief Financial Officer (CFO) and member of the Executive Management Team (EMT), Niklas Nylander had resigned from his position. Niklas Nylander continued in his position and as a member of the Executive Management Team until 19 August 2020. On 31 December 2020, the EMT consisted of the following members: • Pekka Tennilä, CEO • Janne Halttunen, SVP, Scandinavia • Kari Kilpinen, SVP, Finland & Exports • Kirsi Lehtola, SVP, HR • Kirsi Puntila, SVP, Marketing • Hannu Tuominen, SVP, Altia Industrial Juhana Jokinen has acted as the interim CFO and is a member of the extended EMT. Altia’s share Altia’s shares are listed on the Nasdaq Helsinki. All shares carry one vote and have equal voting rights. The trading code of the shares is “ALTIA”, and the ISIN code is FI4000292438. Share capital and share At the end of the reporting period, Altia Plc's share capital amounted to EUR 60 480 378.36 and the number of issued shares was 36 140 485. Shareholders and share trading At the end of December 2020, Altia had 21 083 registered shareholders, and 8 519 390 shares representing 23.6% of the total number of shares were nominee - registered. During 2020, the highest share price was EUR 10.40 and the lowest EUR 7.01. In total, 10 559 865 shares were traded on Nasdaq Helsinki. The closing price of Altia’s share on 30 December 2019 was EUR 9.98, and the market capitalisation was approximately EUR 360.7 million. Dividend payments The Annual General Meeting approved the proposal by the Board of Directors to pay a dividend of EUR 0.21 per share. The dividend was paid on 15 June 2020. Further, the AGM authorised the Board of Directors to resolve on the payment of dividend up to EUR 0.21 per share. On 16 November 2020, the Board of Directors decided based on the authorisation by the AGM on the payment of a second dividend instalment of EUR 0.21 per share for the financial year 2019. The dividend was paid on 25 November 2020. Flagging notifications In 2020, Altia was informed of the following changes in ownership: • On 21 February, Lazard Asset Management LLC notified of their ownership falling below the threshold of 5% with a holding of 4.89% of which 1.55% are shares with voting rights attached. • On 7 October, Lazard Asset Management LLC notified of their ownership exceeding the threshold of 5% with a holding of 5.02% of which 1.47% are shares with voting rights attached. • On 30 October, Lazard Asset Management LLC notified of their ownership falling below the threshold of 5% with a holding of 4.99% of which 1.45% are shares with voting rights attached.

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW • On 5 November, Lazard Asset Management LLC notified of their ownership exceeding the threshold of 5% with a holding of 5.36% of which 1.44% are shares with voting rights attached. • On 18 December, Valtion kehitysyhtiö Vake Oy transferred 13 097 481 shares to the State of Finland. Valtion kehitysyhtiö Vake Oy is a company fully owned by the State of Finland and thereby fully controlled by the State of Finland. Management’s ownership On 31 December 2020, the members of the Board of Directors, the CEO and the members of the Executive Management Team, including their controlled corporations, owned a total of 82 346 shares corresponding to 0.23% of the total number of shares. Authorisations, option and share - based incentive programmes During 2020, Altia did not have share option programmes. Altia’s CEO, the members of the Executive Management Team and selected key employees SECTOR DISTRIBUTION 31 DEC 2020* Public sector 15 641 386 43.3 Financial and insurance corporations 8 984 661 24.9 Households 8 213 480 22.7 Non - financial corporations 2 185 942 6.0 Non - profit institutions 779 565 2.2 Rest of the world 335 451 0.9 DISTRIBUTION BY SIZE OF HOLDING 31 DEC 2020* *) Source: Euroclear Finland LARGEST SHAREHOLDERS 31 DEC 2020* Sector Number % of o f shares shares Number of shares Number % of of shares shares Number Number of % of Number of % of of shares shareholders shareholders shares shares Prime Minister’s Office 13 097 481 36.2 1 - 100 7 549 35.8 473 808 1.3 Ilmarinen Mutual Pension Insurance Company 1 113 300 3.1 101 - 500 9 618 45.6 2 444 395 6.8 Varma Mutual Pension Insurance Company 1 050 000 2.9 501 - 1,000 2 350 11.1 1 750 873 4.8 WestStar Oy 684 085 1.9 1,001 - 5,000 1 347 6.4 2 679 716 7.4 Veritas Pension Insurance Company Ltd. 355 530 1.0 5,001 - 10,000 121 0.6 861 393 2.4 FIM Fenno Sijoitusrahasto 207 908 0.6 10,001 - 50,000 72 0.3 1 548 162 4.3 Total 36 140 485 100.0 Säästöpankki Kotimaa 150 000 0.4 50,001 - 100,000 9 0.0 678 476 1.9 Mandatum Life Insurance Company Limited 146 860 0.4 100,001 - 500,000 11 0.1 1 744 988 4.8 Petter and Margit Forsström  s Foundation 140 200 0.4 500,001 - & above 6 0.0 23 958 674 66.3 Takanen Jorma 122 617 0.3 Total 21 083 100.0 36 140 485 100.0 40 Annual Report 2020 Total 17 067 981 47.2 N omin e e - r egis t e r e d sha r es 8 519 390 23.6 are part of a share based, long - term incentive scheme. Altia’s Board of Directors is authorised to resolve on the repurchase of the company’s own shares. The number of shares to be repurchased by virtue of the authorisation shall not exceed 360,000 own shares in the company. The shares could be repurchased for the purpose of implementing the company’s share - based incentive plans or share savings plans. The authorisation is valid until the close of the next Annual General Meeting, however, no longer than until 30 June 2021. By the end of December 2020, the company has not repurchased shares based on this authorisation. Personnel In 2020, Altia Group had an average of 650 (682) employees. On 31 December 2020, Altia Group had 637 (632) employees, of whom 378 (381) were in Finland, 115 (110) in Sweden, 4 (4) in Denmark, 23 (21) in Norway, 34 (31) in Latvia, 58 (60) in Estonia, and 25 (25) in France. There were no significant changes in the number of personnel during the year. As a measure to mitigate the impacts of COVID - 19, Altia implemented temporary lay - offs in Finland, Sweden and Norway. The temporary lay - offs affected approximately 180 persons. During the pandemic, the safety of Altia employees was the highest priority, and new practices, instructions and ways of working were implemented. The Altia Tasting personnel survey was conducted in January – February 2020. All indices developed in a positive direction. Based on decided actions, training, e.g. in leadership development, teamwork, self - awareness and feedback, was organised for different teams. Investment continued in developing

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Altia leaders according to revised leadership principles co - designed during the previous year. Additionally, a change leadership programme was launched. Other training covered e.g. regular induction sessions for new employees and training in technical skills and tools. The holistic Human Factor development programme to improve safety culture continued in 2020, with workshops and training at the Finnish production facilities. The progamme adopts a broader perspective on occupational accidents and the promotion of occupational safety. Altia aims to achieve its goal of zero absences attributable to occupational accidents by 2030. 41 Annual Report 2020 Incentive programmes Short - term and long - term incentives Altia’s salaried, senior salaried employees and management participate in an annual performance incentive scheme. The potential annual reward is based on both the Group’s and its business units’ targets, as well as on personal targets. Rewards are paid either once a year or more frequently as an annual reward or sales bonus. Workers participate in a production bonus system. The production bonuses are based on the targets of each production unit. Based on the result for 2020, no annual performance bonuses were paid. Other bonuses, including the cash - based long - term incentive programme 2017 - 2019, totalled EUR 1.0 (0.5) million, including social expenses. In connection with the preparation of the Altia - Arcus merger, the project team members were paid an Anora project bonus of EUR 1.1 million due to the extraordinary workload. Share - based incentive scheme Altia’s CEO, the members of the Executive Management Team and selected key employees are part of a share - based, long - term incentive scheme. The objectives of the share - based long - term incentive scheme are to align the interests of Altia’s management and key employees with those of the Company’s shareholders and, thus, to promote shareholder value creation in the long term, and to commit the management and key employees to achieving Altia’s strategic targets as well as the retention of Altia’s valuable key resources. The scheme complements a balanced incentive structure. The scheme consists of annually commencing individual performance share plans (PSP), each with a three - year performance period, followed by the payment of the potentially earned share reward. The commencement of each individual plan is subject to a separate Board approval. The first plan (PSP 2019 – 2021) commenced in the beginning of 2019 and the potential share reward thereunder will be paid in the spring of 2022, provided that the performance targets set by the Board of Directors are achieved. The potential reward will be paid in listed shares of Altia. Those eligible to participate in the first plan are approximately 20 individuals. If all the performance targets set for PSP 2019 – 2021 are fully achieved, the aggregate maximum number of shares to be paid based on this first plan is approximately 250 000 shares. The second plan (PSP 2020 – 2022) commenced in the beginning of 2020 and the potential share reward thereunder will be paid in the spring 2023, provided that the performance targets set by the Board of Directors are achieved. The potential reward will be paid in listed shares of Altia. Those eligible to participate in the second plan are approximately 25 individuals. If all the performance targets set for PSP 2020 – 2022 are fully achieved, the aggregate maximum number of shares to be paid based on this second plan is approximately 271 000 shares. Sustainability From the beginning of 2020, Altia has been guiding it’s responsibilty efforts according to the Sustainability Roadmap 2030. The roadmap sets ambitious, numerical targets to the four focus areas. The key target is to have carbon neutral production in 2025, without using compensations. Altia's sustainability roadmap has four focus areas, which also include the cornerstones of the previous plan: Our Distillery, Our Drink, Our Society and Our People. The focus areas are based on selected United Nations Sustainable Development Goals (SDGs), Altia’s purpose and strategy, stakeholder expectations, the company’s own operating principles and codes of conduct, as well as the amfori BSCI Code of Conduct, which in turn is based on key international agreements protecting workers’ rights. Altia has joined the amfori BSCI initiative and aims to annually increase the traceability and transparency of product and raw material supply chains. More details can be found in the Non - Financial Statement published in connection with the Report by the Board of Directors and in the Annual Report’s dedicated section on Sustainability. Health, safety and environment Occupational health and safety Occupational safety is a vital part of Altia’s corporate responsibility. Altia aims to reduce the number of accidents and absences caused by accidents and sickness. In 2020, the sickness absence was 4.0% (3.7%). The accident frequency (the number of accidents per one million working hours, excluding commuting) for accidents requiring at least one day of absence was 7 (9). There were no fatal work - related accidents in 2020 (0). The environment and energy efficiency The most significant environmental impacts of Altia’s operations are energy consumption, water consumption, waste water quality, waste generation and the non - quality costs generated from scrapped raw materials, packaging materials and end products. Environmental indicators have been defined to support the reduction of these impacts. Annual targets and related actions were defined for different locations. Organic loading of wastewater decreased at Rajamäki, Tabasalu and Koskenkorva plants during the reporting period. At Koskenkorva, wastewater calculations include also A - Rehu’s amount. A - Rehu operates on Koskenkorva plant area. Water

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW consumption relative to production increased at Rajamäki and decreased at Tabasalu and Koskenkorva. The waste utilisation rate for the Altia production sites in Rajamäki, Koskenkorva and Tabasalu, was 99.5% (99.5%). The bioenergy power plant at Koskenkorva, which uses barley husks as its primary fuel, has enabled the Koskenkorva plant to reduce its carbon dioxide emissions and achieve a 65% (62%) self - sufficiency rate in fuels for steam production in the reporting period. The bioenergy power plant has been operating at full capacity since January 2015. The use of renewable fuel has reduced the Koskenkorva plant’s carbon dioxide emissions by 58% in 2020 compared to the base year 2014 level. Energy efficiency achieved through various energy saving measures is a major development area for the company both in terms of profitability and environmental responsibility. Altia is committed to the Finnish energy efficiency agreement for the period of 2017 – 2025, with the target to reduce energy consumption by 10% by the year 2025, compared to the base year 2014. As part of the new Sustainability Roadmap, Altia has also committed to 100% renewable energy by 2025. In 2020, energy use relative to production volume decreased at the Koskenkorva plant and increased at the Rajamäki and Tabasalu plants. Risks and risk management Risk management Altia’s risk management aims to support the realisation of the company’s strategy, risk identification, and means to reduce the likelihood and impact of materialised risks, as well as to safeguard business continuity. Risks may be the result of an internal or external event. The Group’s risk management policy has been approved by Altia Plc’s Board of Directors. The risk management policy describes the goals, principles and responsibilities of Altia’s risk management and the related reporting principles. In line with this, the Executive Management Team supports and coordinates risk management as part of the Group’s planning and control processes and reports key risks to the company’s management and Audit Committee. The most significant risks and uncertainties are assessed yearly in the Report of the Board of Directors. Altia’s business areas are responsible for risks related to their operations, as well as for their identification, prevention and key limitation methods. The Group’s finance department manages financial risks according to the hedging principles defined in the company’s financial policy . The management principles of the Group’s most significant financial risks are described in more detail in the Notes to the Consolidated Financial Statements, under section 4.1. Financial risk management. The finance department is also responsible for insurance programmes that cover the entire Group. Altia’s risk management process is based on the ISO 31000 standard and also includes ERM components, as applicable. The Corporate Governance Statement includes information on the risk management process. Most significant risks and uncertainties For reporting and risk assessment purposes, risks are categorised into four classes: strategic and business risks, operational and process - related risks, damage risks and financial risks. The Board of Directors and the Audit Committee assesses these central risks and the measures aiming to reduce the likelihood of their materialisation regularly. Strategic and business risks relate to decision - making, resource allocation, management systems and the capacity to respond to changes in the operating environment (Strategy period: long - term, 3 – 5 years). Strategic risk assesment comprises also the regulatory framework and ethically sustainable business practices that apply to the company’s operations and industry. Corporate Responsibility risks related to business operations are described in the Non - Financial Statement published in connection with the Report by the Board of Directors. Operational risks concern the implementation of strategy and day - to - day business operations. Such risks include deviations in processes, systems and conduct (Budget period: short - term, 1 – 2 years). Hazard risks are errors, malfunctions and accidents occurring within Altia or its operating environment, resulting in damage or loss. Financial risks pertain to changes in market prices, the short - and long - term adequacy of financial assets and the ability of counterparties to meet their financial obligations. RISK 42 Annual Report 2020 MAN A GEMENT Hazard risks • Health and safety • Property • Environment • Fires, accidents and natural catastrophes Strategic risks • Business environment • Technology • Regulation • Climate change • Reputation • M&A Financial risks • Liquidity • Profitability • Interest rate, currency and credit risks • Taxation risks • Accounting and reporting • Capital structure Operational risks • Organisation, management and personnel • IT and security • Production and processes • Business disruption • Quality • Contractual and liability risks • Compliance

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

The following table contains a summary of key uncertainties with an either positive or negative effect on Altia's operations:

Risk	Description	Risk management
Raw material price risk	The availability of domestic barley and its market price has a significant impact on the profitability of Altia's business.	Altia ensures the availability of barley with contract farming and the price of barley in cooperation with farmers and grain companies.
Risks related to customers and consumer demand	Our customers in Altia's market areas include Nordic retail monopolies, wholesalers who sell alcohol, restaurants, retail stores, travel retail, international wine and spirits companies and importers operating in the export markets. The wide customer base provides Altia with diverse opportunities for the long-term development of customer cooperation. Changes in consumer behaviour may, in the long term, shift the emphasis in the demand for Altia's products between different product categories.	A strong market position, efficient industrial processes, good quality and well-known brands improve Altia's chances to manage the risk. Changes in consumption patterns and the need to adjust operations are prepared for by investing in consumer-driven product development.
Product safety risks	As a wine and spirits company, one major risk is ensuring the quality and safety of the raw materials and finished goods through the supply chain.	Altia employs modern methods to ensure the safety of production processes and to eliminate various microbiological, chemical and physical hazards. In ensuring product safety, Altia complies with the operating methods required by food safety management and quality certificates.
Damage risks	Altia has production facilities in Finland, Estonia and France. A fire or other unforeseen event may interrupt the operations of a production facility.	All of our production facilities have insurance policies for material damage and the interruption of operations in the Group's insurance programme. Key production facilities are subject to a risk survey every 1–2 years. Continuity plans serve to limit any possible loss of profits.
Financial risks	The key risks related to finance in Altia's operations are currency transaction and translation risks, interest rate risks and refinancing and liquidity risks.	Financial risk management aims to mitigate any impact that price fluctuations and other uncertainties in the financial markets have on operating results, the balance sheet and cash flow and to ensure sufficient liquidity. The management principles of the Group's most significant financial risks are described in more detail in the Notes to the Consolidated Financial Statements, under section 4.1. (p. 145) Financial risk management.
Compliance	Key compliance risks in Altia's operations relate to the breach of laws and regulations and decisions by authorities concerning reporting, permits and licenses, marketing of alcoholic beverages, competition law and processing of personal data.	Altia aims to manage compliance risks and ensure ethically sustainable business practices with guidance and regular training. Compliance risk management aims to avoid sanctions, consequences and official investigations and decisions that may damage the company's profitability, business continuity and reputation.

43 Annual Report 2020

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Price risk associated with commodities

Barley

In 2020, Altia consumed approximately 214 (212) million kilos of Finnish grain to produce ethanol and starch. The availability of high-quality domestic barley is ensured through contract cultivation and cooperation with farmers and grain handling companies. The market price of barley fluctuates significantly year by year as a result of several factors that affect Finnish barley supply and demand. The price of barley is therefore considered to be a significant risk for Altia during the financial year. The price risk has not been hedged against with derivative instruments.

Electricity

A strong increase in the market price of electricity is a significant risk for Altia. The risk is managed by following Altia's principles for electricity procurement and by a third-party specialist. These principles determine the hedging limits within which the electricity price risk is hedged against. The hedges are executed with the OTC-derivatives of Nasdaq OMX Oslo ASA.

At the end of 2020, the hedging ratio for deliveries for the next 12 months was 74.7% (53.7%), in line with the set targets. In 2020, the average hedging ratio was 72.1% (66.0%).

Cash flow hedge accounting in accordance with IFRS 9 is applied to the hedges against electricity price risk, and hedge effectiveness is tested quarterly. All hedging was effective in 2020 as that was in 2019.

Altia purchases its electricity straight from the Nord Pool Spot markets as a delivery tied to the spot price of the Finnish price area.

Sensitivity to market risks

The table below describes the sensitivity of the Group's profit and equity (before taxes) to changes in electricity prices, foreign exchange rates and interest rates. When Altia applies hedge accounting, the sensitivity is directed at equity. When hedge accounting is not applied, the sensitivity is recognised as a potential impact on profit or loss.

The sensitivity to foreign exchange rate changes is calculated from the net currency position resulting from financial instruments.

The total group floating rate liability position consists of floating rate liabilities EUR 65.0 (70.0) million and floating leg of interest rate swap EUR 20.0 (20.0) million which is netting the interest rate risk.

An increase of one percentage point in interest rates would have an effect of EUR -0.5 (-0.5) million on the income statement. The effect of the increase in market interest rates on the Group's profit is determined by net interest expenses.

SENSITIVITY OF FINANCIAL INSTRUMENTS TO MARKET RISKS (BEFORE TAXES) IN ACCORDANCE WITH IFRS 7

	2020		2019	
EUR million	Income statement	Equity	Income statement	Equity
+/-10% electricity	-	+/-0.4	-	+/-0.2
+/-10% change in EUR/NOK exchange rate	-/+0.2	+/-0.3	+/-0.0	+/-0.2
+/-10% change in EUR/SEK exchange rate	-/+0.2	+/-2.1	+/-0.2	+/-1.8
+/-10% change in EUR/USD exchange rate	+/-0.0	-/+0.4	+/-0.0	+/-0.2
+/-10% change in EUR/AUD exchange rate	-/+0.0	-/+0.2	+/-0.0	+/-0.2
+/-1%-points change in interest rates	-0.5	+0.2	-0.5	+0.4

Note: +10% increase in EUR/SEK exchange rate would have an EUR -0.2 million effect in income statement. Other risks with same principle.

Short-term risks and uncertainties

The most significant uncertainties in the company's operations relate to the overall economic development and its impacts on consumption, as well as the effects of alcohol taxes and legislation on consumer behaviour. Unexpected and unforeseen disruptions in production and deliveries form the major short-term risks related to operations, as well as sudden and significant changes in prices of raw materials, especially related to barley.

Altia Plc's Board of Directors has confirmed the Group Risk Management Policy. Risk management is aimed at supporting the implementation of Altia Group's strategy, the identification of risks and methods for reducing the probability and impacts of risks, as well as ensuring business continuity. Risks may arise from internal or external events.

Outlook for 2021

Market outlook

The development of the Group's business operations and profitability are affected by the competitive environment, the overall economic outlook and changes in alcohol taxation and regulation. Uncertainty related to changes in consumer buying behaviour and consumer demand continues. In addition, overall fluctuations of direct product costs affect the Group's profitability.

COVID-19 update: Of Altia's beverage sales channels, travel retail, exports and on-trade are restricted or closed due to COVID-19 restrictions. The recovery of these channels depend on the level and extent of government restrictions and recommendations and how consumer behaviour changes. The pace of recovery is difficult to estimate and is expected to vary across sales channels. Uncertainty in the economy and operating environment is high and the risk of an economic slowdown is high.

Seasonality

There are substantial seasonal fluctuations in the consumption of alcoholic beverages impacting the net sales and cash flow of Altia. The company typically generates large amounts of its revenue and cash flow during the fourth quarter of the year, whereas the first quarter of the year is significantly lower. In addition, excise taxes related to the high season at the end of the year are paid in January, resulting in large cash outflows at the beginning of the year.

44

Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Short - term outlook Altia has decided to provide a short - term outlook but no guidance for 2021, due to the uncertainties caused by COVID - 19 and the low predictability for the full year 2021. In the first half of 2021, COVID - 19 is expected to impact travel retail, exports and on - trade. The channel shift in the monopoly markets is expected to continue for as long as travel retail and on - trade continue to be restricted. The situation is expected to stabilise earliest after the summer period. In Altia Industrial, for the first half of 2021, COVID - 19 is expected to continue to impact contract manufacturing and industrial products in a significant way. The increased prices of imported ethanol puts pressure on technical ethanol margins. The barley prices have increased at the beginning of this year and the price level is expected to be higher than in 2020 until the new crop. The recovery of the operating environment depends largely on the development of COVID - 19, the progress of vaccinations, and changes in consumer behaviour. 45 Annual Report 2020 Financial calendar 2021 The Annual Report 2020 including the financial statements, Board of Directors' report, Auditor's report, the Corporate Governance statement and the remuneration statement will be published in English and Finnish on Altia’s website during week 8 (the week starting on 22 February). Altia Plc will publish financial reports in 2021 as follows: • 28 April: Business Review for January - March 2021 • 18 August: Half - Year Report for January - June 2021 • 3 November: Business Review for January - September 2021 Annual General Meeting 2021 Altia Plc’s Annual General Meeting (AGM) 2021 is planned to be held on 19 March 2021 in Helsinki. The notice to and instructions for the AGM are published on Altia’s website. Dividend proposal According to the financial statements on 31 December 2020, the parent company’s distributable funds amount to EUR 87 630 619.27 including profit for the period of EUR 5 873 094.86. There have been no significant changes to the parent company’s financial position after the end of the financial year. The Board of Directors proposes to the Annual General Meeting that a dividend of EUR 0.35 per share be paid for the financial year 2020. Arcus’ Board of Directors have similarly proposed to the Annual General Meeting of Arcus that an annual dividend of NOK 1.66 per share be paid for the financial year 2020, reflecting the relative value of Altia and Arcus agreed upon in the merger plan, meaning that dividends for the financial year 2020 to be paid by Altia and Arcus, respectively, will not have an impact on the agreed valuation of the companies for the purpose of the Altia and Arcus merger. Altia’s Board of Directors also proposes to the Annual General Meeting that the dividend authorisation decided by the Extraordinary General Meeting 2020 to pay an extra dividend of EUR 0.40 per share to Altia's shareholders in connection with and prior to the closing of the Altia and Arcus merger be renewed. Events after the period On 8 January 2021, it was announced that the Finnish Competition and Consumer Authority has moved its investigation of the combination of Altia and Arcus into phase II. On 21 January 2021, the proposals by Altia’s Shareholders’ Nomination Board to Altia’s Annual General Meeting 2021 on the number of members, composition and remuneration of the Board of Directors were announced. Helsinki, 24 February 2021 Altia Plc Board of Directors

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Introduction Sustainability is a key success factor for Altia and as of 2020, is an integral part of Altia’s company strategy. With our Sustainability Roadmap 2030, we want to support national and international efforts to mitigate climate change and move towards a more circular economy. Altia also promotes a modern and responsible Nordic drinking culture that consists of higher quality beverages, produced in responsible ways, and consumed moderately. Altia has reported on the company’s sustainability efforts for over ten years in accordance with the model for corporate responsibility reporting for state - owned companies 1 and the Global Reporting Initiative (GRI) guidelines. This non - financial statement describes, in accordance with the Finnish Accounting Act, Altia’s approach to the management of environmental, social and employee matters, as well as matters related to respect for human rights and anti - corruption and bribery in its 46 Annual Report 2020 Non - Financial Statement 2020 operations. More detailed information about our sustainability work and key performance indicators is provided in a separate section on Sustainability in this Annual Report. Business model Altia’s business model is based on offering a strong portfolio of its own brands and a versatile range of international partner brands, as well as providing services to its customers utilising the company’s production, packaging and logistics capacity. In addition, Altia avoids generating waste and creates value of the by - products from the production process, which are sold to industrial customers in other industries. The integrated operating model creates significant economies of scale in sourcing, production and distribution, and allows the company to take advantage of its shared operations – such as consumer research, innovation, product development and overall know - how – and use its centralised support functions efficiently. The Business Overview section contains a description of how Altia creates value. Environmental matters a. Policies and ways of working (including due diligence) Altia’s work on environmental matters focuses on minimising the environmental impacts of the company’s own operations, improving our material and resource efficiency and in developing our products and packaging to achieve a lower environmental impact. In addition, necessary measures are taken to protect the groundwater used in Altia’s products. The environmental aspects relevant to the company are assessed at three - year intervals . In the assessment conducted in 2018 , energy consumption, water consumption, wastewater and its quality, as well as waste generation, were identified as the most significant environmental impacts in Altia’s own operations . Environmental key performance indicators and annual reduction targets were defined to support the reduction of these impacts. Plant - specific targets and actions are set annually, and progress is monitored monthly. The standards, policies and principles relevant to Altia’s environmental work include: • Altia Code of Conduct • Altia Quality, Safety and Environmental policy • ISO 14001:2015 Environmental Management System standard; the certification covers Altia’s operations in Finland b. Principal risks and their management Environmental risks are assessed regularly as part of the assessment of Altia’s environmental impacts and Altia Group’s risk management. The principal risks identified include climate change, natural disasters, possible leaks to the soil or waterways (including groundwater areas), overruns of the waste - water quality limits in Altia’s environmental permits, and the costs related to maintaining compliance with increasingly strict environmental regulations, as well as the fines and sanctions resulting from any non - compliance with the said regulations. The risks are managed through various measures, including the maintenance of an environmental management system in accordance with the ISO14001:2015 standard, regular monitoring of wastewater quality, ownership of land in groundwater areas and monitoring legislative developments. 1 Government Resolution on State Ownership Policy 3 November 2011, Annex

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

c. Outcome and KPIs

KPI	2020	2019	2018
Energy efficiency (MWh/m³ of product or tonne of barley)	Koskenkorva: 0.71 Rajamäki and Tabasalu: 0.28	Koskenkorva: 0.79 Rajamäki and Tabasalu: 0.27	Koskenkorva: 0.78 Rajamäki and Tabasalu: 0.31
Water efficiency (m³/m³ of product or tonne of barley)[1]	Koskenkorva: 2.33 Rajamäki and Tabasalu: 2.01	Koskenkorva: 1.88 Rajamäki and Tabasalu: 1.65	Koskenkorva: 2.82 Rajamäki and Tabasalu: 1.61
Quality of wastewater (kg COD/m³ of product or tonne of barley)[2]	Koskenkorva: 4.09 Rajamäki and Tabasalu: 2.09	Koskenkorva: 4.24 Rajamäki and Tabasalu: 2.29	Koskenkorva: 3.86 Rajamäki and Tabasalu: 3.35
Rate of recycling and reutilisation	99.5%	99.5%	99.7%
Monetary value of environmental fines and number of non-monetary sanctions	0	0	0

[1] Monitoring of the KPI for water efficiency was discontinued at the beginning of 2018 at the Rajamäki plant of the Industrial Products unit, because the KPI is not material for the operations.
[2] The KPI for the quality of wastewater is not monitored at the Tabasalu plant.

Our sustainability goal is that by 2023, all of the electricity Altia buys in Finland comes from renewable sources, and that by 2025, all of our energy will be carbon neutral. In Finland, Altia has joined the voluntary Energy Efficiency Agreement and commits to reducing energy consumption by 10% by 2025, compared to the base year 2014. Energy consumption relative to production increased at the Rajamäki plant and decreased at Koskenkorva in 2020 compared to the previous year.

The limit values for wastewater loads are specified in Altia's environmental permits. Altia aims to diminish the amount of Altia's wastewater by 20% by 2025 (bl 2018). Organic loading of wastewater relative to production decreased both at the Rajamäki and Koskenkorva plants in 2020 compared to previous year.

The bioenergy power plant at the Koskenkorva plant enabled Altia to reduce Koskenkorva plant's carbon dioxide emissions by 58 %in 2020, compared to 2014. The plant's fuel self-sufficiency in steam production was 65 % in 2020 (62%).

2020 saw advances in projects to reach carbon neutrality including the launch of the world's first vodka made from regeneratively farmed barley. Regenerative farming methods aim to convert fields from sources of emissions into carbon sinks. Other outcomes include the launch of new rPET bottles with 25% of recycled plastic. Our aim is to increase the content of rPET to 50% by 2025 and to 100% by 2030, far exceeding the goals and pace required by the EU. The carbon footprint of PET plastic bottles is much lower than that of glass, even lower with using recycled PET (read more about our packaging advances in Our Drink).

The results of Altia's key environmental indicators are summarised in the table above and discussed in more detail in Our Distillery in the Sustainability section of this annual report.

Social and employee matters

Consumer and product related matters

a. Policies and ways of working (including due diligence)

Product safety is a top priority for Altia. We market our products responsibly and in compliance with applicable marketing laws and provide consumer information as required.

The key processes related to product quality and safety have been defined and the relevant instructions are maintained in Altia's management system. Key performance indicators regarding quality, targets included, have been set and are monitored monthly. The KPIs concern quality costs, customer feedback and the proportions of deviating batches. Plant-specific targets and actions are also set annually and monitored monthly.

Altia's Rajamäki plant has FairTrade certification. Altia Brunna also has the Fair for Life certification. The Koskenkorva distillery, the Rajamäki alcoholic beverage plant and the distillery in Sundsvall are certified for organic production.

The standards, policies and principles relevant to the safety, quality, marketing and consumption of Altia's products include:

- Altia Code of Conduct
- ISO 9001:2015 Quality Management standard; the certification covers Altia's operations in Finland as well as the Tabasalu plant in Estonia
- FSSC22000 v 4.1. Food Safety Management standard; the certification covers Altia's Rajamäki plant
- Altia Quality, Safety and Environmental Policy
- Altia Marketing Guidelines
- Altia Employee Alcohol Policy

b. Principal risks and their management

The risks are assessed as part of quality and safety risk assessments and as part of Altia Group's risk management. The principal risks identified include failure to comply with hygiene requirements, lack of consistency in the quality of products, any contamination of products, as well as defects in raw materials or packaging. Such incidents can lead to product recalls or make the company subject to legal claims. As the alcohol business is highly regulated, stricter regulation regarding the marketing and advertising of alcoholic beverages or their taxation, for example, could have an impact on the company's operations.

To manage risks of this type, Altia maintains quality and food safety management systems in accordance with international standards. Quality

KPI	2020	2019	2018
Amount of income taxes paid and excise taxes collected	EUR 469.1 million The full tax footprint is available in the section on Sustainability	EUR 435 million The full tax footprint is available in the section on Sustainability	EUR 454.2 million The full tax footprint is available in the section on Sustainability

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

is monitored continuously during production by means of line inspections and testing, as well as the analysis of end products. Instructions and process are maintained in view of possible recalls and situations are practised regularly by way of phantom testing. Applicable legislation and any developments therein are reviewed regularly.

c. Outcome and KPIs

Altia's Rajamäki plant received the FSSC 22000 v.4.5. food safety certificate in the beginning of 2020. Altia also has specified instructions and processes for food fraud mitigation and food defence. Plant-specific targets and actions are set annually, and progress is monitored monthly.

Altia's tax footprint is significant compared to company net sales, due to excise duty.

Employee matters

a. Policies and ways of working (including due diligence)

Altia is committed to building a culture with a motivating and supportive working environment based on safety, openness, equality and trust.

Altia wants to ensure safe and healthy working conditions for all its employees and people whose workplace or work conditions the company can affect. This has been particularly relevant in 2020 amidst the global pandemic. The goal is to reduce sickness absences, the number of accidents and the number of absences caused by accidents. Plant-specific targets and actions are reviewed and set annually, and progress is monitored monthly. At the beginning of 2020, the occupational health and safety management system of Finnish Altia units was awarded the ISO 45001:2018 Occupational Health and Safety standard certification, one of the first Finnish companies, to receive this certification. ISO 45001:2018 replaces our previous OHSAS 18001 standard.

The standards, policies and principles relevant to employee matters include:

- Altia Code of Conduct
- Altia Behaviours
- ISO 45001:2018 Occupational Health and Safety standard; covers Altia's operations in Finland
- Altia Quality, Safety and Environmental Principles
- amfori BSCI Code of Conduct

b. Principal risks and their management

The risks are assessed as part of Altia Group's risk management. The principal risks relate to Altia's ability to recruit, develop, motivate and retain the right know-how and succeed in daily leadership, the maintenance of good collaboration practices with employees and their unions, as well as the occurrence of accidents. To manage the risks, Altia develops its employer value proposition, recruitment, and retention, conducts the employee satisfaction survey Altia Tasting on an annual basis, and maintains frequent collaboration with unions.

c. Outcome and KPIs

One of the key focus areas in personnel development in 2020 continued to be work safety. However, workshops and trainings on the Human Factor programme, aiming to enhance safety at Rajamäki plant had to be put on hold due to the pandemic.

Altia's annual employee survey (Altia Tasting) was organised in January 2020. All indices were improved from 2019. Leadership had still room for improvement, and a change leadership programme was launched to better support team leaders in their role as change drivers- particularly relevant with the coming merger.

The results of the indicators for occupational health and safety are presented in the table below. There were no fatal work-related accidents during the year.

KPI	2020	2019	2018
Sickness absence, %	4	3.7	3.4
Accident absence rate without commuting, LTIF	7	9[1]	12[1]
Accident absence, %	0.09	0.07	0.07
Number of accidents	8	11[1]	15[1]

[1] 2018 and 2019 LTIF and number of accidents is reported without commuting.

Respect for human rights

a. Policies and ways of working (including due diligence)

Altia is committed to respecting and promoting human rights and international labour standards in accordance with the United Nation's (UN) Universal Declaration of Human Rights and the key conventions of the International Labour Organization (ILO) and expects the same from its suppliers, partners and subcontractors.

Altia's most relevant human rights impacts are related to the sourcing of wines, spirits and raw materials. In 2017, Altia joined amfori BSCI and amfori BSCI's Sustainable Wine Programme to develop responsible sourcing. As a participant Altia is committed to furthering the principles of the amfori BSCI Code of Conduct in its supply chains.

Altia's due diligence process is currently composed of mapping the supply chains of Altia's products and their components, using a questionnaire to gather information about Altia's suppliers' and partners' responsibility work, contractual obligations as well as participation in and utilisation of the tools offered by amfori BSCI, including third party audits. Altia has a whistleblowing channel open to all stakeholders, maintained by an independent third party.

The standards, policies and principles relevant to Altia's work with human rights matters include:

- Altia Code of Conduct
- amfori BSCI Code of Conduct
- Altia Code of Conduct for Suppliers and Subcontractors

KPI	2020	2019	2018	2017
Share of purchases from risk countries as identified in amfori BSCI risk country classification	2%	2%	3%	4%
Number of grievances related to human rights reported through the whistleblowing channel	0	0	0	0

The whistleblowing channel was launched in October 2017, due to which the first full year figure concerns 2018.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

b. Principal risks and their management

The principal risks are related to Altia's business relationships and primarily concern labour and human rights in the wine, spirits and raw material supply chains. Altia's customers have expectations of social compliance within supply chains, and any human or labour right violation by Altia's suppliers, sub-suppliers or partners could lead to customers ending purchases of a given product. The risks are managed with the due diligence process explained above and human rights are part of Altia Group's risk management.

c. Outcome and KPIs

No amfori BSCI audits were conducted in 2020 due to the pandemic. In 2019, 6 amfori BSCI audits (full audits or follow-up audits) were conducted at Altia's suppliers, partners or their sub-suppliers.

Anti-corruption and -bribery matters

a. Policies and ways of working (including due diligence)

Altia has zero tolerance towards bribery and corruption. The company is committed to operating fairly and to not offering improper benefits to any party. Altia also expects its representatives, consultants, agents, subcontractors and other business partners to unconditionally refrain from corruptive behaviour when performing services for Altia or on its behalf. Altia does not support, either directly or indirectly, political parties or organisations. Nor does the company participate in financing election campaigns of individual candidates.

Altia's Code of Conduct describes the company's commitment to ethical business conduct. Every Altia employee is familiarised with the Altia Code of Conduct, including the company's anti-bribery and corruption activities. Altia has a whistleblowing channel maintained by an independent third party, open to all Altia employees and external stakeholders. All concerns raised, whether through the channel or through other means, are investigated in accordance with an established process to ensure accuracy, anonymity, and fairness.

The standards, policies and principles relevant to anti-corruption and -bribery matters include:

- Altia Code of Conduct
- Anti-Bribery and Corruption Policy
- Whistleblowing channel

b. Principal risks and their management

The risks are assessed as part of Altia Group's risk management. The principal risks associated with anti-corruption and bribery matters include a reputational risk caused by any act of corruption or bribery, especially related to Altia's key persons and business partners. Given that alcohol is a highly regulated business, obtaining and maintaining the necessary licenses and permits are associated with a risk of corruption or bribery, especially in countries high on the corruption index. These risks are managed through contractual obligations, third party due diligence inspections concerning suppliers and distributors where necessary, as well as internal training on Altia's Anti-Bribery and Corruption Policy.

c. Outcome and KPIs

In 2020, Altia's new employees conducted an online course on Altia's Anti-Bribery and Corruption Policy. The course was available also to the entire personnel and there were communications on the topic. The whistleblowing channel has been in use since 2017. No reports were submitted through the whistleblowing channel in 2020.

KPI	2020	2019	2018
Communication and training on anti-corruption policies	New employees have completed on-line course. Internal communications done for all employees.	Online course on Altia's Anti-Bribery and -Corruption Policy organised for the entire personnel. Internal communication on ethical business conduct.	Online course on the Altia Code of Conduct organised for the entire personnel.
Number of anti-corruption and bribery incidents reported through the whistleblowing channel	0	0	0

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Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Key ratios of the Group

		2020	2019	2018	2017	2016
Income statement						
Net sales	EUR million	342.4	359.6	357.3	359.0	356.6
Comparable EBITDA	EUR million	52.4	44.8	40.0	42.4	40.8
(% of net sales)	%	15.3	12.4	11.2	11.8	11.5
EBITDA	EUR million	40.3	43.1	34.0	40.3	60.8
Comparable operating result (EBIT)	EUR million	35.0	26.8	25.6	28.2	26.4
(% of net sales)	%	10.2	7.5	7.2	7.8	7.4
Operating result	EUR million	22.9	25.1	19.7	26.1	46.3
Result before taxes	EUR million	21.3	24.6	18.6	25.0	45.0
Result for the period	EUR million	17.8	18.4	15.1	18.3	36.1
Items affecting comparability	EUR million	-12.1	-1.7	-6.0	-2.1	19.9
Balance sheet						
Cash and cash equivalents	EUR million	130.7	64.2	42.0	52.4	68.0
Total equity	EUR million	156.3	151.2	150.1	136.8	191.3
Borrowings	EUR million	116.1	82.6	89.4	100.1	72.8
Invested capital	EUR million	272.4	233.8	239.5	236.9	264.0
Profitability						
Return on equity (ROE)	%	11.6	12.2	10.5	11.1	20.0
Return on invested capital (ROI)	%	7.7	8.5	7.0	8.0	14.4

		2020	2019	2018	2017	2016
Financing and financial position						
Net debt	EUR million	-3.9	28.9	47.4	47.7	4.7
Gearing	%	-2.5	19.1	31.6	34.9	2.5
Equity ratio	%	34.3	37.8	38.4	34.3	44.2
Net cash flow from operating activities	EUR million	56.1	52.6	6.5	37.6	29.4
Net debt/comparable EBITDA		-0.1	0.6	1.2	1.1	0.1
Share-based key ratios						
Earnings / share (Basic and diluted)	EUR	0.49	0.51	0.42	0.51	1.00
Equity /share	EUR	4.33	4.18	4.15	3.80	5.32
Dividend per share	EUR	0.75*	0.42	0.38	-	-
Dividend/earnings	%	152.2*	82.6	91.2	-	-
Effective dividend yield	%	7.5*	5.1	5.4	-	-
Price/Earnings		20.3	16.1	17.0	-	-
Closing share price on the last day of trading	EUR	9.98	8.18	7.07	-	-
Highest	EUR	10.40	8.22	9.50	-	-
Lowest	EUR	7.01	7.08	7.015	-	-
Market value of shares at the end of period	EUR million	360.7	295.6	255.5	-	-
Number of shares outstanding at the end of period		36 140 485	36 140 485	36 140 485	35 960 000	35 960 000
Personnel						
Average number of personnel		650	682	718	762	829

*Board's dividend proposal for the financial year 2020 EUR 0.35 per share and an authorisation for an extra dividend EUR 0.40 per share.

50 Annual Report 2020

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

RECONCILIATION OF ALTERNATIVE PERFORMANCE MEASURES (APM) TO IFRS FIGURES AND ITEMS AFFECTING COMPARABILITY (IAC)

EUR million	2020	2019
Items affecting comparability		
Net gains or losses from business and assets disposals	-	0.1
Cost for closure of business operations and restructurings	-0.3	-0.2
Major corporate projects		
Costs related to the closed voluntary pension scheme	-0.5	-1.6
Costs related to the merger plan of Altia and Arcus	-11.4	-
Total items affecting comparability	**-12.1**	**-1.7**
Comparable EBITDA		
Operating result	22.9	25.1
Less:		
Depreciation, amortisation and impairment	17.4	17.9
Total items affecting comparability	12.1	1.7
Comparable EBITDA	**52.4**	**44.8**
% of net sales	15.3	12.4
Comparable EBIT		
Operating result	22.9	25.1
Less:		
Total items affecting comparability	12.1	1.7
Comparable EBIT	**35.0**	**26.8**
% of net sales	10.2	7.5

Altia presents alternative performance measures as additional information to financial measures presented in the consolidated income statement, consolidated balance sheet and consolidated statement of cash flows prepared in accordance with IFRS. In Altia's view, alternative performance measures provide significant additional information on Altia's results of operations, financial position and cash flows to management, investors, analysts and other stakeholders.

Alternative performance measures should not be viewed in isolation or as a substitute to the IFRS financial measures. All companies do not calculate alternative performance measures in a uniform way, and therefore Altia's alternative performance measures may not be comparable with similarly named measures presented by other companies.

The alternative performance measures are unaudited.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

THE DEFINITIONS AND REASONS FOR THE USE OF FINANCIAL KEY INDICATORS

Key figure	Definition	Reason for the use
Operating margin, %	Operating result / Net sales	Operating result shows result generated by the operating activities.
EBITDA EBITDA margin, %	Operating result before depreciation and amortization EBITDA / Net sales	EBITDA is the indicator to measure the performance of the Group.
Comparable operating result	Operating result excluding items affecting comparability	Comparable EBITDA, comparable EBITDA margin, comparable operating result and comparable operating margin are presented in addition to EBITDA and operating result to reflect the underlying business performance and to enhance comparability from period to period. Altia believes that these comparable performance measures provide meaningful supplemental information by excluding items outside normal business, which reduce comparability between the periods.
Comparable operating margin, %	Comparable operating result / Net sales	
Comparable EBITDA	EBITDA excluding items affecting comparability	
Comparable EBITDA margin, %	Comparable EBITDA / Net sales	
Items affecting comparability	Material items outside normal business, such as net gains or losses from business and assets disposals, impairment losses, cost for closure of business operations and restructurings, major corporate projects including direct transaction costs related to business acquisitions, voluntary pension plan change and costs related to other corporate development.	Comparable EBITDA is an internal measure to assess performance of Altia and key performance measure at segment level together with net sales. Comparable EBITDA margin is also one of Altia's financial targets. Comparable EBITDA is commonly used as a base for valuation purposes outside the Company and therefore important measure to report regularly.
Invested capital	Total equity + Borrowings	Base for ROI measure.
Return on equity (ROE), %	Result for the period / Total equity (average of reporting period and comparison period)	This measure can be used to evaluate how efficiently Altia has been able to generate results in relation to the equity of the Company.
Return on invested capital (ROI), %	(Result for the period + Interest expenses) / (Total equity + Non-current and current borrowings) (average of reporting period and comparison period)	This measure is used to evaluate how efficiently Altia has been able to generate net results in relation to the total investments made to the Company.

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Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Borrowings Net debt Non - current borrowings + Current borrowings Borrowings + Non - current and current lease liabilities - Cash and cash equivalents Net debt is an indicator to measure the total external debt financing of the Group. Gearing, % Net debt / Total equity Gearing ratio helps to show financial risk level and it is a useful measure for management to mon - itor the level of Group’s indebtedness. Important measure for the loan portfolio. Equity ratio, % Total equity / (Total assets – Advances received) Equity / assets ratio helps to show financial risk level and it is a useful measure for management to monitor the level of Group’s capital used in the operations. Net debt / Comparable EBITDA Net debt / Comparable EBITDA The level of Net debt / Comparable EBITDA is one of Altia’s financial targets. Earnings / share Result for the period attributable to shareholders of the parent compa - ny/Share - issue adjusted number of shares during the period Equity/share Equity attributable to shareholders of the parent company /Share - issue adjusted number of shares at the end of period Dividend/share Dividend distribution for period/Number of shares (basic) at the end of period Dividend / earnings % Dividend/share / Earnings/ share Effective dividend yield % Dividend/share / Price of share at the end of the accounting period Price / earnings Price of share at the end of accounting period / Earnings/share Market value of outstanding shares The number of shares at the end of accounting period x the price of the share at the end of accounting period. 53 Annual Report 2020 Key figure Definition Reason for the use

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Important information 54 Annual Report 2020 The securities referred to in this document in relation to the merger have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States (as such term is defined in Regulation S under the U.S. Securities Act) and may not be offered, sold or delivered, directly or indirectly, in or into the United States absent registration, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and other securities laws of the United States. This document does not constitute an offer to sell or solicitation of an offer to buy any of the shares in the United States. Any offer or sale of new Altia shares made in the United States in connection with the merger may be made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder. Altia is a Finnish company and Arcus is a Norwegian company. The transaction, including the information distributed in connection with the merger and the related shareholder votes, is subject to disclosure, timing and procedural requirements of a non - U.S. country, which are different from those of the United States. The financial information included or referred to in this document has been prepared in accordance with IFRS, which may not be comparable to the accounting standards, financial statements or financial information of U.S. companies or applicable in the United States. It may be difficult for U.S. shareholders of Arcus to enforce their rights and any claim they may have arising under U.S. federal or state securities laws, since Altia and Arcus are not located in the United States, and all or some of their officers and directors are residents of non - U.S. jurisdictions. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. U.S. shareholders of Arcus may not be able to sue Altia or Arcus or their respective officers and directors in a non - U.S. court for violations of U.S. laws, including federal securities laws, or at the least it may prove to be difficult to evidence such claims. Further, it may be difficult to compel Altia or Arcus and their affiliates to subject themselves to the jurisdiction of a U.S. court. In addition, there is substantial doubt as to the enforceability in a foreign country in original actions, or in actions for the enforcement of judgments of U.S. courts, based on the civil liability provisions of the U.S. federal securities laws. Arcus’ shareholders should be aware that Altia is prohibited from purchasing Arcus’ shares otherwise than under the merger, such as in open market or privately negotiated purchases, at any time during the pendency of the merger under the Merger Plan.

CHILL OUT
RIESLING
RHEINHESSEN QUALITÄTSWEIN
GERMANY
ORGANIC WINE
3 LITRES

Sustainability

Altia's company purpose, "Let's drink better", stands for a sustainable brand experience. We strive to develop a modern and responsible Nordic drinking culture. We have also invested heavily in producing the most responsible grain spirit in the world.

BUSINESS OVERVIEW
BOARD REPORT
SUSTAINABILITY
CORPORATE GOVERNANCE
FINANCIAL STATEMENTS

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

| INTRODUCTION|

Sustainability was a central focus in 2020

At Altia we have incorporated sustainability into our purpose as well as into our entire company's refined strategy, which we published in February 2020. This was a huge step for us, and as a result, sustainability can now be seen in everything we do.

For us, sustainability means developing a modern and responsible Nordic drinking culture. We promote a culture where life is meant to be enjoyed and consumption is done responsibly – not at the expense of ourselves or those close to us, or to the detriment of society or the planet.

In addition, we aim to produce the most responsible grain spirit in the world. Our main progress in terms of sustainability in 2020 was in developing our circular economy approach, as well taking steps towards our goal of carbon neutral production. We have achieved this progress by developing and investing in sustainable processes over the years, making it difficult to replicate.

Reporting on our goals

Our sustainability work follows our Sustainability Roadmap 2030, which we launched in 2019. The Roadmap shows our long-term sustainability targets and is based on the United Nations Sustainable Development Goals (UN SDGs).

We have divided the Roadmap into four focal areas of sustainability: Our Distillery, Our Drink, Our Society and Our People. From now on, we will continue reporting our progress in sustainability using these four focal areas. Our reporting is done according to GRI standards. Our decision making and emphasis on these focal areas of sustainability are also guided by our materiality analysis.

Managing our sustainability work

We manage our sustainability work according to the strategy and goals we have set in our Sustainability Roadmap. Altia's sustainability working group is responsible for the progress of our sustainability work and reports regularly to Altia's Executive Management Team. Each business area integrates goals and concrete measurements into its annual operational business plan and is monitored regularly by its respective management team and by Altia's corporate responsibility working group.

Read more on our sustainability work in 2020 as well as the four focal areas in the following pages 60–83.

For us, sustainability means developing a modern and responsible Nordic drinking culture.



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How sustainability is managed at Altia

The newly formed Sustainability Working Group initiated work with the elaboration of Altia's Sustainability Roadmap and renewed Strategy, which puts sustainability at its core. The Working Group is still being defined but currently consists of two members from each of the four sustainability focus areas. The Working Group ensures the direction set at Board level is implemented in the focus areas and monitors progress of the sustainability targets. The Working Group is coordinated by the Director of Sustainability who ensures communication with the Executive Management Team on sustainability matters.


Executive Management Team
The Executive Management Team oversees and directs Altia's sustainability work and feeds into the Sustainability Working Group
Sustainability Working Group
The Working Group is responsible for overseeing the delivery of the sustainability targets and liaising with the teams in the four sustainability focus areas and with experts in the different business areas.
Our Distillery
Our Society
Our Drink
Our People

Two key members from each focus group form part of Altia's Working Group and ensure relevant information is fed into the Working Group. The eight members also ensure that decisions made at the Group are implemented in the respective focus areas.

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| ALTIA'S STAKEHOLDERS |

Dialogue with our stakeholders

The views of our stakeholders are among our key drivers in developing and prioritizing our operations to enhance our corporate responsibility.

Our materiality analysis tells us that sustainability is one of our key success factors in the eyes of our most important stakeholder groups. Consumers expect companies to be increasingly active in responsibility matters. In addition, sustainability is an important factor for our customers as well as a basis for investment decisions of private investors, whose ownership of Altia is growing.

Sustainability is also one of the key focus areas for our merger partner Arcus. With the planned merger of two forerunners, we believe the new company would gain competitive advantage from our strong positioning in sustainability issues in the future.

COVID-19 changed the dialogue

The global COVID-19 pandemic changed our interaction with all our major stakeholders. Direct contacts were minimised, and many interactions and events such as Suomi Areena were cancelled. Despite the circumstances, we were able to adjust our ways of communicating and maintain an ongoing dialogue with our main stakeholders.

In 2020, climate was an important focus in responsibility discussions, but health security became a strong issue due to COVID-19, especially for our employees.

Altia's main stakeholders, their expectations and our engagement channels are presented in the stakeholder interaction table on our website.



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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Sustainability roadmap goals

FOCUS AREA	MAIN LONG-TERM GOALS/2030/2025 GOALS	MAIN SDGS
Our Distillery & Our Drink	By 2025, our own operations will be carbon neutral	SDG 13 & SDG 12
Our Distillery	By 2023, 100% of our electricity will come from renewable sources	SDG 13
Our Distillery	By 2025, our wastewater will decrease by 20%	SDG 6
Our Distillery & Our Drink	We will increase circular thinking in all of our operations	SDG 12 & 13
Our Distillery	We will preserve the pure natural groundwater of our Rajamäki site	SDG 6
Our Distillery	By 2025, we will promote carbon farming practices amongst our contract farmers by providing our direct contract farmers with relevant training	SDG 13
Our Society & Our Drink	We will provide products and information for more responsible enjoyment	SDG 3 & SDG 12
Our Society	By 2030, 10% of our product portfolio will be low alcohol or non-alcoholic drinks	SDG 3 & SG 12
Our Society	By 2030, we have decreased the sugar content of our products by 10%	SDG 3
Our Society	By 2030, 10% of our product portfolio will be organic	SDG 3 & SDG 12
Our Society	We will decrease the annual average alcoholic content of our own production	SDG 3
Our Society	By 2030, 100% of our products will have the energy intake and ingredients and responsible drinking guidance available	SDG 3 & SDG 12
Our Society	We will participate in initiatives promoting responsible drinking	SDG 3 & SDG 12
Our Drink	By 2025, all our packaging is 100% recyclable	SDG 12
Our Drink	By 2030, we will offer increased amount of responsible and conscious choice for consumers	SDG 3 & SDG 13
Our Drink & Our People	By 2022, 100% of Altia's direct sourcing partners from risk countries are audited by amfori	SDG 12
Our Drink	By 2030, we have reduced the CO_2 footprint of our packaging by 35%	SDG 12 & SDG 13
Our Drink	We will actively communicate to improve both our bottle and flexible packages return rates in all our home markets	SDG 12
Our People	By 2030, Altia has zero absence due to injuries (LTIF = 0)	SDG 3
Our People	We will annually increase the number of our safety observations	SDG3
Our People	By 2030, Altia is among the top 25% companies in working life quality	SDG3

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FOCUS AREA

Our Distillery

214

Million kg of Finnish grain

58%

Reduction of CO_2 emissions at Koskenkorva

99.5%

Recycling rate

KEY TARGET

Our own operations will be carbon neutral by 2025

Our award-winning distillery is exemplary in the bio and circular economy. We continuously explore ways to minimise our carbon footprint – without carbon compensations. We also create less waste, maximise efficiency and conserve natural resources, including the pure, unfiltered ground water used in our beverages. During the year we produced raw material to 200,000 hand sanitiser bottles a day at its best.

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW G O AL STATUS IN 2020 COMMENTS By 2025, our own operations will be carbon 2 neutral (2018 baseline of fossil CO emissions 26,852.44 tons) Projects in reaching carbon neutrality progressed well in 2020 . Also some smaller improvement initiatives, like the enhancement of oat husk burning capabilities, were executed . Fossil CO 2 emissions decreases to 25 , 605 . 81 tons, but total emissions increased due to higher production volumes . By 2023, 100% of our electricity will come from renewable sources This year we concluded evaluation on strategic options for renewable elet - ricity purchase and created a plan for execution to reach target by 2023. By 2025, we will decrease our use of energy by 10% (Energy Saving Agreement) The year 2020 result is in line with the final 2025 target. By 2025, our wastewater will decrease by 20% (2018 baseline of wastewater is 291,880 m³) The amount of waste water at the Rajamäki plant has been reduced by 22% compared to 2018. Total amount of waste water, 360,960 m³ , is not yet in target. Water circulation trials at Koskenkorva have progressed slower than planned partly due to COVID - 19. We will increase circular thinking in all of our operations. Koskenkorva plant continued work on the circular economy with a focus on heat energy and water circulation. At the Rajamäki plant a comprehensive material efficiency audit in operations was concluded. We will preserve the pure natural groundwater of our Rajamäki site Protecting ground water is continuous work . The work is maintained with land ownership, regular observance and water analysis . In October 2020 , we conducted a carbon sink calculation for the forest area in Rajamäki . Based on the calculations, we will develop a new forestry plan with the aim to bind more carbon from the atmosphere during the next 30 years . By 2025, we will promote carbon farming practices amongst our contract farmers by providing our direct contract farmers with rele - vant training We organised events and Viljelyakatemia webinars for farmers together with A - Rehu. Approximately 900 farmers participated in the webinars. FOCUS AREA Our Distil l e ry The sustainability work regarding our distillery in 2020 has mainly been about laying the groundwork to reach our ambitious goals set in our 2030 Sustainability Roadmap. This year we have done a lot of re - search and invested in many sizeable multi - year projects that were launched in 2020. One example of these is a proj - ect on renewing our energy production. We started by reviewing the current situation to understand our starting point and what needs to be devel - oped further. Building on this, we have chosen the correct actions, set nu - merical goals and keep a close eye on development. Material topics and their relevant policies & commitments Energy consumption and CO 2 emissions • ISO 45001:2018 Environmental Management System (The certification covers Altia's operations in Finland) • Energy efficiency agreement • Altia Quality Safety and Environment Principles Sustainable and resilient agriculture • ISO 45001:2018 Environmental Management System • ISO 9001:2015 Quality Management System • FSSC22000 v 4.1. (covers Altia's Rajamäki plant) Conserving groundwater • Finnish laws and regulations • Water abstraction permit • Land ownerships • Control of operations of owned land • ISO 14001:2015 Environmental Management System Responsibility in supply chain • Fairtrade • Fair for Life Achieved In progress Off target Our progress

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Our numerical goals for the next few years

Our sustainability goal for our distillery is that by 2023, all of the electricity Altia buys in Finland comes from renewable energy sources. Additionally, by 2025 all of our energy will be carbon neutral. To support these goals, we need to go through our entire energy supply chain, and fully renew our steam energy production. In our old power plant at Koskenkorva distillery the steam is partly produced with peat, which needs to be replaced by 2025. We have started a large project with our operator Step Energy Finland to determine how primary steam can be produced without fossil fuels, and what kind of investments it would require, for example in different heat recovery and heat pump systems or alternative energy production methods.

The largest part of Altia's carbon emissions come from this energy-intensive distillery, and steam production is the most significant part of our energy use. Therefore, the renewals will translate into great steps towards energy self-sufficiency and improving our carbon footprint.

Our third numerical goal is to diminish the amount of Altia's wastewater by 20%. We are looking at sources of wastewater at Koskenkorva and Rajamäki plants in order to reduce them and consider how process water could be reused within the plant. At Koskenkorva, we have identified a few sources where the reuse potential of water has been analysed. Next year we will continue with piloting equipment i.e., testing what kind of equipment could purify the water enough to be recycled.

At Rajamäki, water is a part of our material efficiency audit and we look through the flows of material, including liquids, dry material and packaging material, and analyse where we produce waste. Primarily, we are looking for ways to eliminate or minimise waste, secondly for ways to reuse or recycle the waste produced.

We need to go through our entire energy supply chain, and fully renew our steam energy production.

RECYCLING AND OTHER REUSE AT ALTIAS PRODUCTION PLANTS

Recycling and other reuse at Altia's production plants, %			
Unit	2020	2019	2018
Koskenkorva	99.60%	99.90%	99.90%
Rajamäki	99.20%	98.60%	98.60%
Tabasalu	85.10%	81.30%	82.00%
Cognac	100.00%	-	-
Altia production facilities total	99.50%	99.50%	99.70%

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ENVIRONMENTAL PERFORMANCE OF ALTIA'S PRODUCTION PLANTS

	2020		2019		2018	
Environmental Targets	Koskenkorva	Rajamäki & Tabasalu	Koskenkorva	Rajamäki & Tabasalu	Koskenkorva[1]	Rajamäki & Tabasalu
Reducing energy consumption (MWh per m³ of product or tonne of barley)	0.71	0.28	0.79	0.27	0.78	0.31
Reducing water consumption (m³ per m³ of product or tonne of barley)	2.33	2.01	1.88	1.65	2.82	1.61
Improving wastewater quality (kg COD per m³ of product or tonne of barley)[2]	4.09	2.09	4.24	2.29	3.86	3.35
Reducing the volume of waste material (kg per m³ of product)[3]	-	26.66	-	25.86	-	30.11

[1] The water consumption indicator for the Rajamäki plant of the Industrial Products unit has not been monitored, as the indicator is not material to the operations.
[2] The wastewater quality indicator is not monitored at the Tabasalu plant.
[3] The waste volume indicator is not monitored at the Rajamäki and Koskenkorva plants of the Industrial Products unit, as it is not material to the units in question.
Waste alcohol indicator is not included in the key ratios of Rajamäki and Tabasalu plants since the beginning of 2020. Due to comparability the key ratios of 2018 and 2019 have been recalculated.

Total energy consumption
GWh


250
200
150
100
50
0
170
160
164
163
162
2016
2017
2018
2019
2020*

*Larsen Cognac production unit in France is included in the 2020 figures

Total carbon dioxide emissions, non-renewable
t CO_2 equiv. emissions


100t
80t
60t
40t
20t
0
27
26
26
2018
2019
2020*

*Larsen Cognac production unit in France is included in the 2020 figures

Total carbon dioxide emissions
t CO_2 equiv. emissions


100t
80t
60t
40t
20t
0
73
69
70
2018
2019
2020*

*Larsen Cognac production unit in France is included in the 2020 figures



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Using 100% of barley grain

The material flows at Koskenkorva have been researched before, and the barley we acquire is already used 100%. This means that we can use all the different parts of the barley grain as efficiently as possible. We are also transitioning to using our neighboring companies', such as A-Rehu's, oat husk waste as extra fuel in addition to barley husks. In 2019, we successfully trialled this in our new biomass boiler and in 2020, we invested in a new oat husk silo following the successful results. With the help of the silo, we can continuously burn oat husks as extra fuel in the barley husk boiler. Due to this innovation, next year we aim to reduce 15–20% of our steam production emissions compared to 2018.

The material efficiency audit report at Rajamäki was finished in November, and it will be broken down into concrete actions for next year. The tests we have done at separate waste points have provided promising results in the utilisation of liquids and offer significant improvements in the coming years. Additionally, we have improved the measuring of drying starch so that we can adjust and optimise the process and save energy.

USE OF MATERIALS AND RAW MATERIALS

	2020	2019	2018
Liquids			
Liquid raw material, beverages (m³)	54,117	68,313	66,181
Liquid raw material, technical products (m³)	28,299	22,900	17,517
Materials			
Grain (t)	214,306	211,509	211,700
Packaging materials (t)	27,559	38,203	34,209
Raw materials for products (t)	4,072	4,113	4,345
Trading products			
Liquids (m³)	24,214	25,316	25,331
Packaging materials (t)	7,450	8,174	8,822

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

We carried out quality monitoring and control at our plants in Rajamäki, Koskenkorva, Tabasalu and Cognac. Quality training was organised for employees. At the Rajamäki plant, where beverages are produced and bottled, quality is secured through different food safety systems and practices. Food safety is the responsibility of all employees who are directly involved with ingredients, packaging, manufacturing, storage and the transport of products. Rajamäki plant was audited to receive the FSSC 22000 food safety certificate in December 2019 and the certificate was granted in the beginning of 2020.

The Fair for Life certification covers Altia's operational site in Brunna, Sweden. Altia Rajamäki has a permit to bottle Fairtrade wines at its site. The Koskenkorva distillery, the Rajamäki alcoholic beverage plant and the distillery in Sundsvall are certified for organic production.

Regenerative farming is good for everyone

We have also taken great strides towards environmentally friendly farming. Last March we co-organized our first training for local farmers in Seinäjoki with the Baltic Sea Action Group. It was very popular, and we will be continuing our training efforts. At the end of the year, the first batch of regeneratively farmed barley in Altia's production was distilled into the world's first vodka of its kind.

For us, regenerative farming means a high domestic raw material rate and a competitive type of farming, increasing the amount of grains produced in one hectare and giving the farmer better revenue. In the long-term, this means that profit and sustainability go hand in hand. Therefore, it is perfectly aligned with the goals of our distillery, as well as with sustainable development: cost-efficient and sustainable.

Farmers as climate heroes with regenerative farming

Our long-time collaboration with the Baltic Sea Action Group (BSAG) and their project on regenerative farming methods is paying off. Our first product, Koskenkorva Vodka Climate Action, made entirely with regeneratively farmed barley from farmer Jari Eerola's fields, was distilled at the end of 2020 and will be available in stores in early spring 2021.

Regenerative agriculture, regenerative farming, carbon farming – the new cultivation method has many names. In practice, what it means is reviving nature's own ecosystem so that farming will not be a source of CO_2 emissions, but rather a way of reducing them. This is achieved by improving the health of the soil and through the ecological use of water. This way the quantity and quality of crops can be increased, and unnecessary land erosion avoided.

The barley fields at Setälä-Eerola's farm in Tuulos, Hämeenlinna comply with BSAG's definition of regenerative agriculture. The fields have year-round vegetation, are cultivated according to crop rotation, farmland modifications are minimised, and only organic fertilisers are used.

Regenerative farming is not about performing miracles, but rather about choosing the best cultivation methods locally and relying on latest research. The right methods convert fields from sources of emissions to carbon sinks – thanks to which, farmers become true climate heroes. It has been calculated that if all the farmers in the world transitioned to regenerative farming, we could draw up to 322 billion tons of CO_2 from the atmosphere and store it into the ground. This is almost the equivalent to ten years' worth of carbon dioxide emissions currently being emitted in the world. Regenerative farming also provides greater value for the farmer from both a financial and productivity perspective.

The 50 tons of barley we acquired from the Setälä-Eerola farm is a great start. Our goal is to offer training in regenerative farming methods to all of Altia's contact farmers by 2025. This would broaden our possibilities of using regeneratively farmed barley in our production and help us meet our climate and sustainability goals.

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The distillery taking on social responsibility

The Koskenkorva plant buys 15% of all the Finnish barley crop produced and 30% of crop on sale from 1,400 farmers. This means Altia offers significant use for domestic grains and increases the demand for domestic agricultural production of highly refined products. At Altia's plants, we also carry out our social responsibility, for example, by being a significant employer in the municipality of Ilmajoki and Nurmijärvi.

We want to operate as an exemplary corporate citizen. Of course, our energy-intensive production generates air and water emissions, but from the environmental perspective we are always operating well within the permits we are granted and continously strive to reduce our emissions in innovative ways.

For example, we capture the carbon dioxide generated from the fermentation process and use it as a welding gas or literally as a greenhouse gas: in Närpiö it is used in growing greenhouse plants. The ashes from the bioboiler can be used as a fertilizer in fields, and for soil amelioration by local farmers. The old fossil ash is reused as the base material of roads and buildings, and so it does not create waste.

Special assignment: ethanol for hand sanitisers

This year we were able to execute our corporate social responsibility by serving the Finnish security of supplies and Finnish consumers when the need for hand sanitisers grew exponentially due to the COVID-19 pandemic. The denaturated ethanol we produce is used as an active ingredient in hand sanitisers and was thus urgently needed for this purpose by different technochemistry companies.

We concentrated our industrial ethanol production on denaturated ethanol, and together with authorities, the health care sector and the commercial sector of hand sanitiser producers, we managed to bring large amounts of hand sanitisers quickly to the market. During the most intensive weeks, we shipped enough raw material daily to make 200,000 half-litre bottles of hand sanitiser.

We want to operate as an exemplary corporate citizen.



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Environmental figures

	2020	%-change from 2019	2019	2018
Grain consumption (million kg)	214.06	1.21%	211.51	211.68
Fuel consumption/direct energy consumption				
Natural gas (GWh), direct[1], non-renewable	1.29	31.63%	0.98	1.04
Indirect energy consumption				
Steam (GWh), indirect[2], non-renewable	34.71	-5.42%	36.70	38.43
Steam (GWh), indirect[2], renewable	76.41	29.51%	59.00	74.46
Electricity (GWh), indirect[2], non-renewable	45.70	5.66%	43.25	42.14
Electricity (GWh), indirect[2], renewable	2.52	-34.88%	3.87	6.53
District heating (GWh), indirect[2], non-renewable	0.05	-44.44%	0.09	0.10
District heating (GWh), indirect[2], renewable	1.74	2.96%	1.69	1.64
Greenhouse gases, direct and indirect				
CO_2 equivalent emissions / non-renewable (t), direct[1]	259.54	34.12%	193.52	204.86
CO_2 equivalent emissions / non-renewable (t), indirect[2]	25,346.27	4.42%	24,273.46	26,647.58
CO_2 equivalent emissions / renewable (t), direct[1]	15,367.28	14.85%	13,380.00	13,954.00
CO_2 equivalent emissions / renewable (t), indirect[2]	29,318.57	1.73%	28,821.38	32,477.69
Significant emissions into the air				
VOC emissions (t)	6.35	-23.49%	8.30	9.35
Particle emissions into the air (t)	4.53	25.83%	3.60	3.59
Water and wastewater				
Water consumption (1,000 m³)	631.33	25.62%	502.56	660.29
Wastewater volume (1,000 m³)	360.96	2.23%	353.08	291.88
Waste (t)				
Hazardous waste	59.19	53.50%	38.56	38.38
Landfill waste	28.59	147.31%	11.56	27.00
Recycled waste				
Utilised for energy	13,962.15	1.47%	13,759.80	15,815.83
Other utilisation	4,403.05	3.89%	4,238.27	4,261.03

[1] Direct energy use refers to energy used in the company's own production operations or energy production, such as burning non-renewable fuels.

[2] Indirect energy use refers to purchased energy that has been produced outside the reporting company but is used to produce energy for the company's immediate needs.

About the calculation methods used in the tables:

With regard to office locations, except for Oslo and Copenhagen, only electricity consumption and the corresponding emissions, as well as water consumption, are reported.

With regard to logistics centres, electricity consumption and district heating and the corresponding emissions, as well as water consumption and wastewater volume, are reported.

As to the Koskenkorva plant, the figures for water consumption and the amount of wastewater include all the operations in the plant area; this also applies to energy consumption, with the exception of A-Rehu.

The indicators for emissions cover Altia's operations and emissions arising from the production of purchased energy. The indicators for waste only include Altia's own operations.

2020 figures includes the Cognac production plant in France.

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Material flows


EAU-DE-VIE
(twice distilled
French wine)
OTHER RAW
MATERIALS
Cognac
ALCOHOLIC
BEVERAGES
EMISSIONS
BIOMASS
(Mainly barley husk)
FUSEL OIL
EMISSIONS
Aquavit
distillery
ELECTRIC
AND STEAM
ENERGY
EMISSIONS
DISTILLATES
Bioenergy
power plant of the
Koskenkorva plant
STEAM
ENERGY
ELECTRIC
ENERGY
ALCOHOLIC
BEVERAGES,
IMPORTED ETHANOL,
OTHER RAW
MATERIALS AND
SUPPLIERS
Tabasalu
ALCOHOLIC
BEVERAGES
GRAIN SPIRIT
ALCOHOLIC
BEVERAGES
BARLEY
WATER
OTHER RAW
MATERIALS
Koskenkorva
plant
Rajamäki
TECHNICAL
ETHANOL
TECHNICAL ETHANOLS
GROUND
WATER
(Rajamäki)
WATER

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FOCUS AREA

Our Society

13%

Less sugar in our products

29.7%

Average alcohol percentage

7%

Of our products are organic

KEY TARGET:

By 2030, 10% of our products will be low alcohol or non-alcoholic drinks

We want to be a responsible actor in society. We buy raw materials and services, employ people, generate income, and pay our taxes responsibly. By bringing more and more sustainable products to the market and advocating for their responsible use, we also further promote this goal. We were able to exceed our ambitious targets regarding the reduction of sugar and increase of low-alcohol products available already in year one.

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FOCUS AREA

Our Society

The beverage industry in the Nordics emphasises bringing new products to the market, and we launch around 100 new products per year. Therefore, we act as a significant driver not only to the industry, but also to consumers, and our strategic decision to make our product portfolio more sustainable has real impact.

Sustainability is an integral part of our product development. When we begin developing a new product, we ask ourselves: could this product be low-alcohol, have a lower-sugar content, or be organically produced? Is it possible to eliminate waste and can we use existing raw materials? Could we enhance the shelf-life of the product, further reducing waste?

Less alcohol and sugar, more organic ingredients

In our sustainability roadmap, we set the goal of increasing the portion of low-alcohol and non-alcoholic drinks in our product portfolio to 10% by 2030.

Our progress

GOAL	STATUS IN 2020	COMMENTS
We will provide products and information for more responsible enjoyment	● In progress	Sustainability is a key driver in our innovation and product development work. We aim to communicate transparently through our consumer channels: websites and packaging.
By 2030, 10% of our product portfolio will be low alcohol or non-alcoholic drinks (2018 baseline is 6.6%)	● Achieved	We exceeded the target and the share of low and non-alc products from our product portfolio is over 16%.
By 2030, we have decreased the sugar content of our products by 10% (2018 baseline is 2.0 million kilos of sugar used)	● Achieved	We exceeded the target and reduced our sugar use by 13%.
By 2030, 10% of our product portfolio will be organic (2018 baseline was 6.6%)	● In progress	We are approaching our goal and the result for 2020 exceeded 7%.
We will decrease the annual average alcoholic content of our own production (2018 baseline is 31.3%)	● Achieved	In 2020, the annual average alcoholic content of packed finished drinks was 29.7% including Rajamäki, Larsen and Tabasalu production.
By 2030, 100% of our products will have the energy intake and ingredients & responsible drinking guidance available (2018 baseline is 0 energy or ingredient information available for spirits)	● In progress	Energy intake and responsible drinking guidance are aligned with our 2030 target. However, ingredient information is currently off target. We fullfilled the 2020 target of SpiritsEurope and 25% of our products include energy intake information.
We will participate in initiatives promoting responsible drinking, such as Talk about alcohol	● Achieved	We have continued to support Talk acout alcohol in Sweden and Finland and Raiteen tuki ry in Finland

● Achieved
● In progress
● Off target

Material topics and their relevant policies & commitments

Balanced product portfolio aligned with responsible consumption trends
- ISO 9001:2015 Quality Management System
- Altia research and development
- Annual consumer insight projects

Responsible marketing
- Altia Marketing Principles

Transparency and good governance
- Finnish Corporate Governance Code 2015
- Altia's tax strategy
- Market Abuse Regulation (MAR)
- Securities Market Act
- Rules of the Exchange
- Finnish Corporate Governance Code 2015
- Guidelines for Insiders (Nasdaq Helsinki)
- Guidelines by FIN-FSA
- Accounting Act

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We exceeded this target and the share in 2020 was 16%. We also lowered the alcohol percentage in some of our existing products. During 2019–2020, we lowered the alcohol content in a few of our products by 1%–2% alcohol strength by volume (ABV).

We also brought ten new low-alcohol drinks to the market. Consumers have welcomed our low-alcohol shots, for example. We also launched a new apple wine-based winter drink that only has an 8 per cent alcohol content. In addition, we further developed our non-alcoholic and low-alcohol brands, such as Blossa Glögg.

Our goal is to reduce our sugar use by 10% by 2030. The target is monitored by calculating the amount of used sugar per one liter of produced drink. We exceeded expectations in this goal by reducing sugar by 13%.

The demand for organic products is growing also within the beverage segment. We increased the number of organic products in our portfolio to 7% and moved closer to our goal of having 10% organic products in our portfolio by 2030.

At the end of the year, we introduced an organic version of Finland's highest selling red mulled wine (glögi) to the market for the first time. We also launched Koskenkorva Organic Vodka for restaurants, with the goal of providing an organic option for our restaurant customers.

More product information on packaging

Current trends are helping us in our work towards a more responsible alcohol culture. Young adults in particular consume alcohol in a more responsible way than before. Young adults are also increasingly interested in knowing where a product comes from and how it is produced.

Information provided in product packaging is essential for consumers. The available space on the label or package is limited, so information must be as concise and as easy to read as possible. In 2020, we added information about the energy content of the product to spirits whenever the label changed. Now this information can already be found in many of our products. In the Finnish market we inform consumers of the Finnish origin of products by using the "Produce of Finland" (Hyvää Suomesta) certificate.

We also added information on the product packaging about the product's suitability for vegans, as well as various recycling symbols to describe the recyclability of the packaging and how much recycled material it contains. We provide more detailed information on our online product information channels such as Viinimaa.fi, Folkofolk.se and Nordicspirits.com.

The marketing of alcohol products is strictly regulated in the markets we serve, and we follow the rules meticulously. We distribute information about our products to consumers through our own websites, taking into account the restrictions in each country.

We supported restaurants in times of need

The COVID-19 pandemic affected alcohol consumption in our society. While it did not increase, alcohol consumption shifted from restaurants to the home, and the sale of alcohol in restaurants collapsed.

Our planned promotional work changed form. We strove to help our restaurant customers generate business by highlighting them on our own Viinimaa channel, for example. We provided consumers with guidance on responsible restaurant visits and take-away shopping during these exceptional times. In Sweden, we launched a campaign offering further education and scholarships to restaurant workers who had lost their jobs due to the crisis. The aim was not only to help restaurant employees during the pandemic, but also to future-proof

It is important for us to promote well-being and ethical ways of doing things.



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and develop the industry.

In early 2020, we launched the Sustainability Village program for bartenders, designed to help them run a bar in a sustainable and more responsible way. Because of COVID-19, the program was suspended, but it will resume once the pandemic hassubsided.

In late 2020, we launched an e-learning package on responsible marketing for our personnel.

Certificates indicate theresponsibility of the entire value chain

It is important to us to promote well-being and ethical ways of doing things. The Fairtrade, Fair for Life and Organic certificates state the principles to which we are committed to throughout our value chain. Everyone in the supply chain of our organic and ethically certified products is committed to complying with the standards set out in Fairtrade, Fair for Life and Organic Certificates. Work in our supply chain, from wineries and farms to the packaging of products, is regularly monitored by these organisations.

We prefer long-term partnerships. The Altia Code of Conduct for our partners and subcontractors sets out minimum requirements for ethical conduct. In addition, we regularly monitor the use of responsibly produced raw materials by our partners through our social responsibility questionnaire.

A responsible player in society

We also act as a responsible company in society. In 2020, we paid 469 million euros (435 million) in excise and income taxes to society, of which 249 million euros (230 million) to Finland. We paid employees a total of 49.1 million euros (45.9 million) in salaries and other indirect employer costs, and purchased raw materials, goods and services for 192.5 million euros (213.1 million). We bought Finnish barley from 1,400 farmers for a total of 34 million euros (38.7 million).

We received a total of 342.4 million euros (359.6 million) in revenue, made investments of 7.0 million euros (6.8 million) to develop our business and paid a total dividend of 15.2 million euros (13.7 million) to our owners.

Our taxstrategy

We are a responsible taxpayer in all our operating countries (Finland, Sweden, Norway, Denmark, Estonia, Latvia, and France). In addition, we aim to promote the Group's strategic development and support business operations, as well as ensure their proper implementation also from the tax perspective. The management of tax-related matters is centralised at Group level, where tax-related decisions are made. In ambiguous situations, the Group consults tax advisors and verbal or written guidance may be sought from the tax authorities to clarify tax practices.

It is important to us to comply with all applicable local and international laws and regulations in paying, collecting, remitting, and reporting taxes. Our principle is to pay taxes in the country in which the income is earned. Altia Plc does not operate in tax havens as defined by the OECD[1], and we do not practice tax planning aimed at artificially decreasing the taxable profit of the Group or an individual operating country. As regards transfer pricing, we comply with local laws and the OECD transfer pricing guidelines. The arm's-length principle is applied to intra-group transactions relating to products, services, intellectual property rights and financing.

We pay and remit several different taxes, with the excise tax being the most important. Excise taxes are not included in the company's reported net sales. In addition to income tax, the taxes paid by us include employer contributions and real estate taxes. In addition to the excise tax, the most important taxes remitted by us include value-added tax, withholding taxes deducted from wages and salaries, and taxes atsource.

We follow the guidelines issued by the Finnish Ownership Steering Department in the Prime Minister's Office for country-by country tax reporting of state-owned companies. A summary of taxes and contributions, in accordance with the guidelines, is published as part of the annual report. The summary is based on information collected from the Group's accounting systems and includes the material taxes and contributions grouped by tax type. Pursuant to the guidelines, we apply the materiality principle in our tax reporting. Accordingly, country-specific information on taxes is presented for Finland and Sweden. They constitute the company's main markets, with approximately 80% of our net sales coming from these two countries. Our other operating countries (Norway, Denmark, Estonia, Latvia, and France) do not meet the materiality threshold of 10% of consolidated net sales for countries to be reported separately and are therefore presented collectively.

[1] According to the OECD, a tax haven is a country or jurisdiction that imposes nominal taxes or no taxes at all, is not willing to participate in international exchange of information, does not require companies registered in them to actually engage in business operations in their area, and is lacking in transparency.

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Altia's tax footprint

	Data for the financial year 2020				Data for the financial year 2019			
	TOTAL	Finland	Sweden	Other countries	TOTAL	Finland	Sweden	Other countries
Taxes paid for the financial year, EUR million								
Income taxes	6.4	3.5	1.8	1.2	3.1	1.3	1.5	0.3
Real estatetaxes	0.4	0.2	0.1	0.1	0.1	0.2	-0.2	-
Employer contributions	10.7	6.8	3.4	0.5	10.9	7.2	3.2	0.5
Taxes collected for the financial year, EUR million								
Value added taxes, sales	237.4	126.7	73.3	37.4	234.4	126.8	73.8	33.8
Value added taxes, purchases	74.2	43.6	20.6	9.9	77.3	45.3	22.3	9.7
Excise taxes	462.6	245.9	135.2	81.5	431.9	229.2	130.8	71.9
Payroll taxes	9.7	6.4	2.0	1.3	9.6	6.2	1.8	1.7
Any other taxes (incl. Withholding taxes)	1.2	0.0	1.2	0.0	1.1	0.1	0.9	0.1
Net sales by country, EUR million	390.5	223.0	100.9	66.6	408.3	241.1	101.6	65.6
Profit/loss before tazxes by country, EUR million (local)	22.9	10.1	10.0	2.8		43.8	85.7	1.8
Personnel by country*	637	378	115	144	632.0	381	110	141

The table contains the most significant taxes and tax-like fees, which the company is liable to pay or collect in accordance with the local legislation. Other countries' (Norway, Denmark, Estonia, Latvia and France) figures are presented collectively, because individually they do not meet the materiality threshold of 10 percent of consolidated net sales.
*Situation on December 31, 2020.

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FOCUS AREA

Our Drink

25%

Recycled plastic in new rPET bottles

64%

Carbon footprint of PET lower than glass

90%

Return rate of PET-bottles

KEY TARGET

By 2025, all our packaging is 100% recyclable

Our drinks are increasingly more sustainable not only because of the changes we have made in liquid production, but also due to changes in packaging. Altia is forerunner in the Nordics in the sustainable packaging of wines and spirits. Our innovative packages have a low carbon footprint and a high recycling rate. As the newest improvement, we are quickly increasing the amount of recycled material in our PET bottles. Through our strong brands our sustainability work becomes visible to consumers.

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FOCUS AREA

Our Drink

Altia is the market leader in the Nordics in the sustainable packaging of wines and spirits. Packaging has a notable impact on the carbon footprint of a drink, so it is a significant part of our sustainability work. For example, the carbon footprint of a PET bottle is 64% lower than that of a comparable glass bottle.

Environmentally friendlier packages
At Altia we have made the strategic decision to use more PET plastic in our packaging portfolio, as it is recyclable and has a lower CO_2 footprint compared to glass. At the moment, 40% of our beverage packaging is made from PET plastic, and by 2030 we aim to reach 70%.

Achieved · In progress · Off target

Our progress

GOAL	STATUS IN 2020	COMMENTS
By 2025, all our packaging is 100% recyclable	In progress	Plans were made to remove aluminium closures from PET bottles to make them recycling compatible. Steady progress in Back-in-Boxes (BIB) development towards full recyclability, launch planned for 2021. Recycling compatibility was applied as a general rule for new packaging solutions.
GOALS FOR OUR PACKAGING		
By 2030, we have reduced the CO_2 footprint of our packaging by 35% (Baseline 2018)	In progress	We launched 3 new 35cl PET bottles with plastic caps and decreased the volume of glass bottles with metal caps. We also began using weight-optimised solutions in some of our PET bottles. The share of recycled plastic in our new packaging is currently at 25%. The changes in 2020 decreased our carbon footprint by approximately 150,000 CO_2ekg.
We will actively communicate to improve the return rates of both our bottles and flexible packages in all our home markets	Achieved	We renewed our campaign for returning small PET bottles in Finland. Our campaign improved return rates of Altia's small bottles by approx. 20%. The return rate of those bottles reached record-breakingly almost 85%.
OUR CORE BRANDS' SUSTAINABILITY AMBITIONS 2030		
Koskenkorva: Koskenkorva to be the world's most sustainable vodka	In progress	We reached the 25% target of rPET used in half of the SKUs. Remaining SKUs were postponed due quality challenges but will be finalized during 2021 Additionally, the waste recycling rate was 99.6%.
O.P. Anderson Aquavit: O.P Anderson to be the first zero waste Aquavit	In progress	We conducted LCA calculations and made plans to reduce the weight of glass bottles in order to decrease CO_2 emissions and produce less glass.
Blossa: Blossa to be the sustainable winter drink forerunner - We have a sustainable approach in everything we do	Achieved	A new de-alcoholisation equipment in Rajamäki was implemented to conduct the process inhouse and thus reduce CO_2 emissions caused by transportation. Additionally, we reuse the ethanol removed during the de-alcoholisation process. Our energy consumption was lowered by moving from filtration to sedimentation method in Blossa Vinglögg. We also developed, promoted and tested sustainable packages and launched 2 non-alcoholic Blossa SKUs without added sugar.
Chill Out: Chill Out to be the most recyclable lifestyle wine brand	Achieved	Based on LCA calculations conducted in 2020, we are on target. Our goal is to be 100% recyclable wine brand. We will reach 100% recyclability in PET bottles and launch 100% recyclable, improved BIB in Q2, 2021. We are aiming towards organic and ethically certified sustainable sourcing. 76% of our wines are vegan, 11% Fairtrade wines and 5% organic wines.

Material topics and their relevant policies & commitments

Sustainable packaging
- ISO 9001:2015 Quality Management System (The certification covers Altia's Rajamäki plant)
- ISO 14001:2015 Environmental Management System (The certification covers Altia's operations in Finland [The Koskenkorva plant, the Rajamäki plant and the technical ethanol unit, and the functions at the Helsinki headquarters])
- Altia packaging development

Quality and safety of Altia's products
- FSSC22000 v 4.1. Food Safety Management System (Covers Altia's Rajamäki plant)
- ISO 9001:2015 Quality Management System
- Altia Quality Safety and Environment Principles

Responsibly produced and traceable raw materials
- FSSC22000 v 4.1. Food Safety Management System Altia Quality Safety and Environment Principles
- amfori BSCI Code of Conduct
- amfori BSCI risk country classification
- Altia Code of Conduct for Suppliers and Subcontractors

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To reach this target we have had to do pioneering work to make plastic an approved packaging material: in spirits it is already widely accepted for use and the benefits for the environment are recognized. However, there is still work to be done for other drinks such as wines.

In addition to light and recyclable PET-bottles, Bag-in-Boxes (BIB) are also a good alternative, as their CO_2 footprint per drink litre is only 70 g CO_2e/l while traditional glass bottles have a higher CO_2 footprint of 675 g CO_2e/l. Some advances were made in this regard, particularly in the wine sector, with the use of more BIB packaging with a smaller CO_2 footprint compared to glass.

We are aiming for 100% recyclability

In the Nordics, 90% of PET bottles are recycled. Materials in the BIB packages are sorted and in Finland, the wine bag can be returned, for example, to Alko's stores.

RECYCLED MATERIALS USED IN ALTIA'SPACKAGING

Primary packaging	2020
Glass bottles	
Packaging materials(t)	9,684
%recycled material	37
Plastic bottles	
Packaging materials(t)	1,002
%recycled material	10
Bag-in-boxes	
Packaging materials(t)	350
%recycled material	40

The above figures are for Altia's own production and own brands and exclude labels and closures

rPET: circulating plastic from bottle to bottle

The carbon footprint of PET plastic bottles can be as low as 40% of the carbon footprint of a similar glass bottle. The difference comes from the production process, the amount of material used and the efficiency of the logistics chain. With the use of rPET (the "r" in rPET stands for recycled), the carbon footprint can reduced even further.

In 2019, Altia made the decision to include recycled rPET in our PET bottles faster than the EU requires. Following our development work, we launched our first spirit bottles containing 25% of recycled PET for brands such as Koskenkorva, Explorer, Lord Calvert and Latitude. Our goal is to increase the content of rPET to 50% by 2025 and to 100% by 2030. This by far exceeds the requirements and pace required by the EU (25% rPET by 2025 and 30% by 2030).

To achieve this, we had to first ensure the availability, price, quality, and compatibility of the raw material. We needed to find a supplier for the material, and build a new, functioning supply chain for the PET bottles consisting of recycled plastic. Our packaging development team made sure that the final product had the right properties and appearance. The results have been rewarding. In 2020, we gradually transitioned to using rPET in our plastic spirits bottles.

Now the proportion of recycled PET we use for bottling our spirits is already 25% in almost all of our PET bottles. This means that we have reached the goal set by the EU for 2025 way ahead of time.

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CORPORATE GOVERNANCE
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We aim to reach full recyclability in our packages by 2025. In 2020, we took major steps towards the use of recyclable materials in our packages: currently, around 70–75% of our packages are recyclable. All the materials used in packaging have to be recyclable, so we have transitioned to using more components that are compatible with recycling in all the different parts: the cardboard, the bag, the tap and the handle. The effects of these packaging renewals will be visible this year.

Implementation of recycled plastic quicker than the EU demands

Our aim is to increase the ratio of recycled PET in our PET bottles to 100% by 2030, compared to the EU requirement of 30% by 2030. The percentage of so-called rPET (post-consumer recycled-PET) in our spirit packaging rose to 25% this year. Our first brands packed in 25% rPET include Koskenkorva, Explorer, Lord Calvert and Latitude. We are also moving away from using aluminum closures in our PET bottles, which makes them fully recycling compatible.

We try to systematically lighten the weight of bottles and packaging whenever possible and reasonable. Usually, the weight of a bottle can be lightened by 20–30%, and sometimes even up to 50%, which in turn lightens the logistical load and makes work easier for retailers.

Reminding consumers to recycle and how to recycle is also important. Our goal is to increase the recycling rate of bottles and Bag-in-Box wines even further in our domestic market through different communications campaigns. In 2020, we renewed our small bottle recycling campaign, which resulted in a 20% increase in the return rate of Altia's small PET bottles.

Sustainable brands as messengers for consumers

For consumers, our sustainability work becomes visible through the sustainability of our brands. We have defined sustainability goals for each of our key brands: by 2030, Koskenkorva will be the most sustainable vodka in the world; O.P Anderson Aquavit the world's first waste-free aquavit; Blossa will be the sustainable winter drinks forerunner; and Chill-Out will be the most recyclable lifestyle wine brand.

We are currently taking steps towards these goals by analysing product-specific carbon footprints and finding the best areas to make an impact. The effects of lowering the carbon footprint of Koskenkorva Vodka in 2019 were visible this year. We also got closer to our goal of carbon neutrality by launching Koskenkorva Vodka Climate Action, a carbon neutrally produced vodka. In 2020 we calculated the carbon footprint for O.P Anderson Aquavit-especially popular in Sweden-and will move toward our goal to make it waste-free.


KOSKENKORVA
GINGER

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FOCUS AREA

Our People

4%

Sickness absence rate

7

LTIF, Lost time injury frequency

2%

Share of purchases from amfori BSCI risk countries

KEY TARGET

By 2030, Altia has zero absences due to injuries

Without people, there would be no Altia. People make us what we are, and that is why we want to ensure well-being and occupational health and safety and provide equal opportunities for professional development. We aim to promote good worklife, reduce work-related accidents and secure good working conditions in our supply chain. We are proud of our diversity, 43% of both our employees and the Board of Directors are women.

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FOCUSAREA

Our People

We strive to provide everyone with a good working life, and we have set as our long-term sustainability goal to be among the top 25% of companies in working life quality measurements by 2030.

We measure the development of Our People goals through Altia Tasting, our employee engagement survey. Through the survey we have established a number of benchmarks such as employee engagement, leadership, team performance and psychosocial indices. During 2020, all of our indices developed in a positive direction. However, we will focus even more on the psychosocial index to reach the level of our benchmark companies by 2030. Altia Tasting is conducted annually at the beginning of each year and actions are developed, recorded and implemented by individual teams throughout the year.

Our progress

GOAL	STATUS IN 2020	COMMENTS
By 2030, Altia has zero absences due to injuries (LTIF = 0, 2018 baseline was 12)	In progress	The goal is in good progress. LTIF was 7 in 2020.
We will increase the number of safety observations annually by three observations per person (2018 baseline is 1.2 observation per person)	Achieved	The result for 2020 was 2.3 observations per person. The goal covers Altia Industrial.
By 2030, Altia is among the top 25% of companies in working life quality, measured by the Brilliant Engagement Survey	Achieved	Altia's employee engagement survey measures engagement, leadership and safety indices to improve employee well-being. All indices improved and were in line with 2020 target. The most significant improvement was seen in the safety index.
By 2022, 100% of Altia's direct sourcing partners from risk countries are audited by amfori (2018 baseline is 87%)	Off target	Due to COVID-19, no audits could be carried out this year.

Achieved
In progress
Off target

Material topics and their relevant policies & commitments

Well-being of employees
- Altia Tasting

Occupational health and safety
- ISO 45001:2018

Employee development and good leadership
- Altia Tasting

Responsibility in supply chain
- amfori BSCI Code of Conduct
- amfori BSCI risk country classification

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We continued to invest in developing our leaders in accordance with the revised leadership principles that were co-designed during the previous year. Actions were taken based on the Altia Tasting recommendations and teams' needs. Furthermore, 2020 highlighted the need for continuous adaptability in change leadership. Therefore, we launched a change leadership programme to support team leaders in their role as change drivers. We see that with the planned merger, the need for leadership development will increase.

Based on decided Altia Tasting actions, trainings, for example, in leadership development, teamwork, self-awareness and feedback were organised for different teams. Other trainings covered regular induction-related issues for new employees and training in technical skills and tools.

Personnel policy as a framework

We ensure the equality of our employees through common and country-specific plans, indicators and monitoring. We have instructed our personnel in the event of potential harassment, and we have a whistle blowing channel in place to report potential abuse.

Altia wants to build a responsible drinking culture externally and internally. We have defined a common policy that includes a joint commitment to responsible alcohol consumption, lists situations in the workplace where tasting alcohol is part of certain work tasks (such as quality control), and provides information on support in situations where there is reason to suspect alcohol abuse.

We encourage personal development

Our people's development is an integral part of Altia's strategy and we invest in the personal development of every Altian. We support a structured approach to development and development discussions are recorded and followed up on. Performance dialogues include setting objectives, a personal development plan and support for well-being at work. We monitor the achievement of objectives on a regular basis and according to an annual schedule.

Incentives form part of employees' total compensation. We use incentives to implement our strategy and reward personal performance.

Altia's salaried, senior employees and management participate in an annual performance bonus program. The potential annual bonus is based on both the Group's and its business units' targets, as well as on personal targets. Bonuses are paid as an annual bonus or sales bonus. Workers participate in a production bonus system. The production bonuses are based on the targets of each production unit. Altia's CEO, the members of the Executive Management Team and selected key employees are part of a long-term incentive scheme.

Health as a priority

We take occupational health and safety issues seriously. The global COVID-19 pandemic brought new emphasis to occupational health and safety issues.

Regarding COVID-19-related actions, we worked closely with occupational health care, and taking care of the health of our employees brought with it new practices in the way we work.

Our office personnel moved to working remotely and the factories practiced safe distancing, hygiene, and the use of masks. Our travel guidance prohibited all non-business-critical visits to both factories and headquarters, and negotiations, teamwork, and training were conducted remotely.

Remote work posed new challenges to, for example, work management, even workload and work ergonomics. Our personnel were instructed to take low-threshold COVID-19 tests through occupational health care and to stay away from work if symptoms appeared. Yet despite the pandemic, our sickness absence rate remained at the same level as before, at 4%. According to a survey among our personnel, remote working was also felt to provide benefits: time savings, freedom and flexibility.

Aiming for zero accidents at work

Our main goal in this area has been to reduce accidents at work, and our goal is that by 2030, we will have zero absences due to accidents at work (LTIF = 0). Our starting level in 2018 was LTIF = 12.

At the Zero Accident Forum coordinated by the Finnish Institute of Occupational Health, based on 2019 data, we achieved level II, or "Towards the Top of the World", with an accident frequency of 7. When we started out in 2017, we were not yet able to reach any level. In 2020 we were aiming to improve our results toward our 2025 goal of Level I (LTIF <5). We were well on our way in this regard, but four consecutive accidents at work prevented us from reaching this milestone. For all accidents (i.e. total recordable incident frequency, TRIF), our trend is declining.

We invest in the personal development of every Altian.

The more we talk about occupational safety issues, the more they remain on everyone's mind. We believe that in order to achieve our goal and develop a solid safety culture, we need to increase the number of safety observations we collect from our personnel. The baseline for 2018 is 1.2 observations per person, but in 2020 we already collected about 2.3 reported observations per person. The goal for year 2025 is 3 observations per person.

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Safety materials for our employees and subcontractors

Most of our accidents at work occur at Altia's factories, which is where we focused the majority of our occupational safety improvements of both our own personnel and subcontractors. In 2020, we introduced minimum safety requirements, translated into all our languages, regarding, for example, the use of personal protective equipment, handling chemicals and working at heights.

We have also invested in improving the safety image of our factories. We placed posters and safety signs on the doors of the production and logistics facilities, which indicate the safety equipment and supplies required in those facilities. We made orientation materials on safety and sustainability issues in Finnish and English for the use of our subcontractors. At our factories in Finland and Estonia, subcontractors must familiarise themselves with the material and test their knowledge before arriving at the factory.

At the beginning of 2020, the occupational health and safety management system of the Finnish Altia units –as one of the first Finnish companies – was awarded the ISO 45001:2018 Occupational Health and Safety standard certification. This replaced our previous OHSAS 18001 standard.

We continued running Human Factor program workshops and training at the Rajamäki and Koskenkorva factories. The pilot training for 10–15 in-house trainers at the Rajamäki plant at the beginning of the year was successful, but the program was put on hold because of the pandemic. The trainings will continue in the beginning of 2021, after which the in-house trainers can take things forward in small groups.

Changes in personnel

In 2020, Altia Group employed an average of 650 people, 32 less than in the previous year. At the end of 2020, our Group had 637 employees. Of these, 378 were in Finland, 115 in Sweden, 4 in Denmark, 23 in Norway, 34 in Latvia, 58 in Estonia and 25 in France.

The number of personnel did not change significantly in 2020 and there were no major business transformations affecting the number of personnel.

As a measure to mitigate the impacts of COVID-19, Altia implemented temporary lay-offs in Finland, Sweden and Norway. The temporary lay-offs affected approximately 180 persons.

People in the supply chain

We take care of the sustainability of our entire supply chain. We want to increase traceability and transparency of our products and raw materials in the supply chain.

We have been a member of amfori BSCI since 2017 and have adhered to the principles of its Code of Ethics since 2012. We work to respect and promote human rights and core international labour standards.

In 2020, approximately 2% of our purchases were made from high-risk countries listed by BSCI. Our goal is that by 2022, our direct procurement partners in all high-risk countries will have amfori audits, with a starting level of 87 in 2018.

By 2020, we had arranged four audits of our suppliers in a high-risk country. However, they could not be conducted due to COVID-19 restrictions and have been postponed to the future.

We want to increase the traceability and transparency of our products and raw materials in our supply chain.



81 Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Average number of personnel by country 2020 Persons Finland Sweden Estonia Latvia Norway France Denmark 395 22 59 33 25 4 112 Personnel by segment 2020 Persons 95 77 81 384 Type of employment 2020 % Permanent 98 Men W omen Fixed - term 2 Men W omen 57.1 42.9 38.5 61.5 Duration of employment % Less than 1 year 1 – 4 years 5 – 9 years 10 – 20 years Over 20 years 7.1 20.7 19.6 23.1 29.5 Finland & Exports Scandinavia Altia Industrial Other* *Group functions Situation at the end of the year Persons 1,000 800 600 400 200 0 Development of the number of personnel 2018 – 2020 82 Annual Report 2020 2019 2020 2018 678 632 637 Average age of personnel: 44 years Situation at the end of the year

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 37.7 62.3 100 80 60 40 20 0 Norw a y F r anc e Denmark Swede n Finland* 100 100 100 100 100 Gender distribution % The number of sickness related absence hours per working hours x 100%. Accident absence rate % 15 10 5 0 2020 2019 2018 12 18 7 12 9 14 Lost Time Injury Frequency (LTIF)* Total Registered Injury Frequency (TRIF)** Covered by collective agreements Not covered by collective agreements Estonia and Latvia are not included because in these countries there are no collective agreements. *Excluding the CEO Workers Salaried and senior - salaried employees Sickness absences % *Lost Time Injury Frequency, meaning the ratio of number of accidents resulting in at least one day absence to million working hours. Excluding commuting. **Total Registered Injury Frequency, reported from 2018 onwards. Excluding commuting. Personnel by group 2020 % Percentage of employees covered by collective agreements % 100 Board of directors E x ecuti v e management team Clerical employees* W or k ers *Does not include EMT members Situation at the end of the year 80 27.5 53.2 33.3 42.9 60 72.5 66.7 40 57.1 46.8 20 0 W omen Men 15 10 5 0 2020 83 Annual Report 2020 2019 2018 3.7 3. 4 4.0

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Reporting framework

Description of reporting

Altia publishes its sustainability data for 2020 as part of the 2020 Annual Report, in the section on sustainability. The 2020 report is the company's thirteenth such annual report. The report is published on the company's website once every calendar year in both Finnish and English.

For the fourth time, Altia also publishes a non-financial statement, which provides an overview of the company's approach to environmental, social, employee and human rights issues, as well as anti-corruption and bribery matters, in accordance with the EU Directive regarding the disclosure of non-financial and diversity information. The non-financial statement is published as part of the Report by the Board of Directors.

The previous report, for 2019, was published on 2 March 2020.

Scope of sustainability reporting

The sustainability section of the 2020 Annual Report contains general and material information about the economic, social and environmental impact of Altia's operations between 1 January 2020 and 31 December 2020. Altia reports on its sustainability in accordance with the Core option of the Global Reporting Initiative (GRI) Standards.

If not otherwise stated, information on sustainability and the related material indicators are disclosed for the entire Altia Group.

Environmental data

Regarding environmental sustainability, the reported targets and indicators focus on the impact of Altia's own operations at Koskenkorva, Rajamäki, Tabasalu and Cognac plants, as these plants generate most of Altia's environmental impact.

Altia reports Scope 1 and Scope 2 greenhouse gas (GHG) emissions. Altia calculates the annual CO_2 emission reduction compared with the previous reporting year as well as with the base year, 2014. The base year has been chosen in accordance with the construction and start-up of the Koskenkorva bioenergy power plant. Scope 1 emissions are direct emissions generated by Altia's own production. Scope 2 emissions are indirect emissions derived from energy bought from external sources and used in the company's operations.

Altia generates no other direct greenhouse gas emissions except for carbon dioxide (CO_2) emissions. CO_2 emissions from purchased energy have been calculated by multiplying the energy consumption by the emission factor corresponding with its production (kg CO_2/ MWh). The following sources for emission factors have been used in the calculations:

- Steam: local suppliers
- Electricity: Finland's Energy Authority
- District heating: local district heating suppliers
- Natural gas: 55.04 CO_2t/TJ

In addition to GHG emissions, Altia reports volatile organic compound (VOC) emissions and particle emissions into the air. Altia's own operations generate no other emissions into the air.

Social data

Employee data sources are composed of Altia's global HR, local payroll and reporting systems and do not include assumptions. 2018, 2019 and 2020 accident rates are reported without commuting.

The calculation methods applied, and any differences and restatements compared with the sustainability reporting of previous years, are described as part of specific charts and tables where relevant.

Assurance

No external assurance has been applied to the Sustainability Report.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

GRI content index

This report contains Standard Disclosures from the GRI Sustainability Reporting Guidelines.

Code	GRI content	Location	Comments
102: General disclosures			
Organizational profile			
102-1	Name of the organization	Cover page, p. 1	
102-2	Activities, brands, products, and services	Altia in brief p. 2, Value created, p. 15, Segments, pp. 17-19, Brands pp. 24-25, Board report, pp. 30-31	
102-3	Location ofheadquarters	GRI index	Kaapeliaukio 1, FI-00180 Helsinki, Finland
102-4	Location ofoperations	Altia in brief p. 2	
102-5	Ownership and legal form	Corporate governance, p. 91	
102-6	Markets served	Altia in brief, p. 2, CEO's review, p. 9, Segments, pp. 17-19, Operating environment pp. 20-21, Board report, pp. 30-31	
102-7	Scale of the organization	Financial key figures, pp. 5-7, Segments, pp. 17-19, Board report pp. 30, 40, 50, Our people, pp. 81-83, Corporate governance, p. 95, Financial statements, pp. 116-118	
102-8	Information on employees and other workers	Board report, p. 40, Our people, pp. 81-83	Figures are not disaggregated by gender or region. The number of temporary and part-time employees is not substantial, and part of the employees with temporary contracts are local summer interns at Rajamäki.
102-9	Supply chain	Value created, p. 15, Operating environment, pp. 20-21, Our brands, pp. 24-25, Board report, p. 34, Material flows, p. 68, Our people, p. 81	
102-10	Significant changes to the organization and its supply chain	CEO's review, p. 10, Merger, p. 14, Board report, pp. 34, 54, Corporate governance, pp. 94-95, 97	
102-11	Precautionary Principle or approach	Board report, p. 41-43, 46, Our distillery, pp. 60-61	
102-12	External initiatives	Board report, p. 41, Sustainability at Altia, p. 56	
102-13	Membershipof associations	Non-financial statement, p. 48, Stakeholder dialogue, p. 58, Our people, p. 81	Altia companies in Finland, Sweden, Estonia and Latvia are members in local alcohol industry associations. Altia is also a member of BNIC, the cognac producer's association.
Strategy			
102-14	Statement from senior decision-maker	CEO review pp. 9-10	
102-15	Key impacts, risks, and opportunities	Strategy, p. 13, Merger, p. 14, Circular economy, p. 16, Value created p. 15, Trends and innovations, pp. 22-23, Board report, pp. 42-44, 46-49, Our distillery, pp. 61-62, 65, Our society, pp. 69-70, Our drink, pp. 75-76, Our people, pp. 79-80	
Ethics and integrity			
102-16	Values, principles, standards, and norms of behavior	Altia in brief, p. 2, CEO review, p. 9, Strategy, p. 13, Value created, p. 15	
102-17	Mechanisms for advice and concerns about ethics	Board report, pp. 48-49, Our society, p. 72, Our people, p. 81	
Governance			
102-18	Governance structure	Corporate governance statement, pp. 91-94	
102-20	Executive-level responsibility for economic, environmental, and social topics	Sustainability at Altia p. 57	

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Code	GRI content	Location	Comments
102-22	Composition of the highest governance body and its committees	Corporate governance, pp. 100-104	
102-23	Chair of the highest governance body	Corporate governance, p. 101	
102-24	Nominating and selecting the highest governance body	Corporate governance statement, pp. 91-97	
102-26	Role of highest governance body in setting purpose, values, and strategy	Corporate governance statement, pp. 91-97	
102-32	Highest governance body's role in sustainability reporting	GRI index	The report is approved by the Board.
102-35	Remuneration policies	Board report, p. 41, Remuneration report, pp. 97-100, Financial statements, p. 157	
Stakeholder engagement			
102-40	List of stakeholder groups	Stakeholder dialogue, p. 58	
102-41	Collective bargainingagreements	Our people, p. 83	
102-42	Identifying and selecting stakeholders	Stakeholder dialogue, p. 58	Altia has defined the company stakeholder groups which the company impacts and/or the stakeholder groups that may impact Altia's operations. They are presented in the section Altia'sstakeholders.
102-43	Approach to stakeholder engagement	Stakeholder dialogue, p. 58	
102-44	Key topics and concerns raised	Trends and innovations, pp. 22-23, Materiality	
Reporting practice			
102-45	Entities included in the consolidated financial statements	Consolidation, pp.147-151	
102-46	Defining report content and topic Boundaries	Reporting framework, p. 84, Materiality	
102-47	List of material topics	Materiality, Our distillery p. 61, Our society p. 70, Our drink p. 75, Our people p. 79	
102-48	Restatements ofinformation	GRI index	No restatements in 2020.
102-49	Changes inreporting	GRI index	This year and for the first time Altia is reporting according to the 2030 Sustainability Roadmap
102-50	Reporting period	Reporting framework, p. 84	
102-51	Date of most recent report	Reporting framework, p. 84	
102-52	Reporting cycle	Reporting framework, p. 84	
102-53	Contact point for questions regarding the report	Contact information, back cover	communications@altiagroup.com
102-54	Claims of reporting in accordance with the GRI Standards	Reporting framework, p. 84	This report has been prepared in accordance with GRI Standards: Core option.
102-55	GRI contentindex	GRI index, pp. 85-89	
102-56	External assurance	GRI index	The report has not been externally assured
103: Management Approach			
103-1	Explanation of the material topic and its Boundary	Materiality, Our distillery p. 61, Our society p. 70, Our drink p. 75, Our people p. 79	
2	The management approach and its components	Sustainability at Altia, pp. 56-58, Stakeholders, p. 58, Our distillery pp. 60-67, Our society pp. 70-73, Our drink pp. 74-77, Our people pp. 79-81	
3	Evaluation of the management approach	Non-financial statement, pp. 46-49, Sustainability at Altia pp. 56-58, Stakeholders, p. 58, Reporting framework, p. 84	

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Code	GRI content	Location	Comments
200: Economic Standards			
201: Economic performance			
201-1	Direct economic value generated and distributed	Financial key figures 2020, pp. 5-7, Segments, pp. 17-20, Board report, p. 33, Our society, pp. 72-73, Financial statements, pp. 107-110, 116-118, 161, 167	
205: Anti-corruption			
205-2	Communication and training about anti-corruption policies and procedures	Non-financial statement, p. 49	All Altia business partners sign the Altia Supplier Code of Conduct and the amfori BSCI Code of Conduct as part of their agreement. Both include anti-corruption clauses.
205-3	Confirmed incidents of corruption and actions taken	Non-financial statement, p. 49	No incidents in 2020.
207: Tax			
207-1	Approach to tax	Board report, pp. 33, 34, Our society, p. 72	
207-2	Tax governance, control, and risk management	Board report, p. 44, Our society, p. 72, Financial statements, pp. 151-153	
207-3	Stakeholder engagement and management of concerns related to tax	Stakeholders, p. 58, Our society, p. 72	
207-4	Country-by-country reporting	Board report, pp. 33, 47, Our society, p. 73, Financial statements, p. 115	Country-specific information on taxes is presented for Finland and Sweden as constitute the company's main markets, with approximately 80% of our net sales coming from these two countries. Our other operating countries (Norway, Denmark, Estonia, Latvia, and France) do not meet the materiality threshold of 10% of consolidated net sales for countries to be reported separately and are therefore presented collectively.
300: Environmental Standards			
GRI 301: Materials			
301-1	Materials used by weight or volume	Our distillery, p. 64	Not divided into non-renewable and renewable material.
301-2	Recycled input materials used	Our drink, p. 76	Recycled input material data is calculated for Altia's own production and own brands' packaging (excluding labels and closures).
GRI 302: Energy			
302-1	Energy consumption within the organization	Environmental figures, p. 67, Reporting framework, p. 84	
302-4	Reduction of energy consumption	Board report, pp. 41-42, Non-financial statement, p. 47, Our distillery, p. 63, Environmental figures, p. 67	
GRI 303: Water and effluents			
303-1	Interactions with water as a shared resource	Board report, pp. 41- 42, Non-financial statement, pp. 46-47, Our distillery, pp. 61-62	
303-2	Management of water discharge-related impacts	Board report, pp. 41- 42, Non-financial statement, pp. 46-47, Our distillery, pp. 61-62	
303-5	Water consumption	Our distillery, p. 63, Environmental figures p. 67	Altia has no impact on water storage, nor does it take in water in water stress areas. Altia complies with the water intake amounts set by the authorities and regularly measures and follows up groundwater surface levels.
GRI 305: Emissions			
305-1	Direct (Scope 1) GHG emissions	Circular economy, p. 16, Board report, p. 42, Non-financial statement, p. 47, Our distillery, p. 63, Environmental figures p. 67, Reporting framework, p. 84	The total base year (2014) emissions is 85209.84 t.
305-2	Energy indirect (Scope 2) GHG emissions	Our distillery, p. 63, Environmental figures p. 67, Reporting framework, p. 84	Altia currently reports Scope 1 and Scope 2 GHG emissions.
305-7	Nitrogen oxides (NOX), sulfur oxides (SOX), and other significant air emissions	Environmental figures, p. 67	In addition to GHG emissions, Altia reports its VOC emissions and particle emissions. Altia operations generate no other air emissions.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Code	GRI content	Location	Comments
GRI 306: Effluents and waste			
306-2	Waste by type and disposal method	Environmental figures, p. 67, Our distillery, pp. 62-65	Waste disposal disaggregated where applicable.
306-3	Significant spills	GRI index	No spills during the reporting year 2020
306-4	Transport of hazardous waste	Environmental figures, p. 67	Altia's hazardous waste is transported according to applicable national legislative requirements to local hazardous waste handling companies with the required permits for processing hazardous waste.
GRI 307: Environmental compliance			
307-1	Non-compliance with environmental laws and regulations	Non-financial statement, p. 47	During the reporting period, no consequences were imposed on Altia for violations of permit limits or environmental laws and regulations
GRI 308: Supplier environmental assessment			
308-2	Negative environmental impacts in the supply chain and actions taken	Our society, p. 72, Our people, p. 81	Altia discloses information related to the annual number of amfori BSCI audits conducted in the Altia supply chain. Due to the pandemic, in 2020 no audits could be carried out.
400: Social Standards			
GRI 403: Occupational health and safety			
403-1	Occupational health and safety management system	Non-financial statement, p. 48, Our people, pp. 80, 82	At the beginning of 2020, the occupational health and safety management system of Finnish Altia units was awarded the ISO 45001:2018 Occupational Health and Safety standard certification. ISO 45001:2018 replaces our previous OHSAS 18001 standard. The management system covers all on-site employees and workers.
403-2	Hazard identification, risk assessment, and incident investigation	Board report, pp. 34, 41, Our people, pp. 80-81	Altia has a process, procedures and frequent training for employees and workers to identify work-related hazards and assess risks in order to minimise them.
403-3	Occupational health services	Our people pp. 80-81	All Altia employees are covered by health services, according to local legislation. The quality of the service is reviewed by HR and employees can easily reach the health services through the service providers vast geographical scope
403-4	Worker participation, consultation, and communication on occupational health and safety	Non-financial statement, p. 48, Our people, pp. 80-81	Workers frequently participate in consultation and communication concerning occupational health and safety through health and safety committees, surveys, observation and near-miss reporting systems, as well as frequent occupational health and safety meetings. The health and safety committee meets at Altia-level biannually, and at plant-level quarterly. The plant manager participates in meeting to ensure decisions are implemented.
403-5	Worker training on occupational health and safety	Our people pp. 80-81	Altia injury reporting covers all employees, workers and those working on Altia premises who are not Altia employees.
403-6	Promotion of worker health	Our people pp. 80-81	
403-7	Prevention and mitigation of occupational health and safety impacts directly linked by business relationships	Non-financial statement, pp. 48-49, Our people pp. 80-84	
403-9	Work-related injuries	Non-financial statement, p. 48, Our people p. 83	The most common work-related injuries include slipping, wounds and contusions. Altia injury reporting covers all employees, workers and those working on Altia premises who are not Altia employees.
GRI 404: Training and education			
404-1	Average hours of training per year per employee	GRI index	Systematic gathering of information for the whole group has been in place since 2017. Based on employees' own reports, average training amounted to 4 hours per employee in 2020.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Code	GRI content	Location	Comments
404-2	Programs for upgrading employee skills and transition assistance programs	Board report, pp. 36, 40-41, Non-financial statement, p. 48-49, Our people pp. 80-81	
404-3	Percentage of employees receiving regular performance and career development reviews	Our people pp. 79-81	All permanent employees receive regular performance and career development reviews.
GRI 405: Diversity and equal opportunity			
405-1	Diversity of governance bodies and employees	Sustainability key figures, p. 8, ESG key figures, p. 28, Our people pp. 78, 83, Governance statement, pp. 91, 94	Figures not disaggregared by age group
GRI 414: Supplier socialassessment			
414-2	Negative social impacts in the supply chain and actions taken	Non-financial statement, pp. 48-49, Our society, p. 72, Our people, p. 81	Altia discloses information related to the annual number of amfori BSCI audits conducted in the Altia supply chain and frequently monitors the responsibility policies and practices of its supply chain by sending out a CSR questionnaire to its own suppliers. No significant negative impacts have been identified in 2020 however, no on-site audits could take place due to the pandemic.
GRI 416: Customer health and safety			
416-2	Incidents of non-compliance concerning the health and safety impacts of products and services	Board report, p. 36	There was one recall of Blossa Sparkling in 2020 and it concerned all three sparkling Blossa products.
GRI 417: Marketing andlabelling			
417-3	Incidents of non-compliance concerning marketing communications	GRI index	No incidents in 2020.

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Annual Report 2020

KOSKENKORVA
VODKA
7 BOTANICALS

Corporate Governance

BUSINESS OVERVIEW
BOARD REPORT
SUSTAINABILITY
CORPORATE GOVERNANCE
FINANCIAL STATEMENTS

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T B B U U S S I I N N E E S S S S O O V V E E R R V V I I E E W W W 91 AAnnnnuuaall RReeppoorrtt 22002200 Corporate Governance Statement 2020 This Corporate Governance Statement of Altia Plc is issued for the financial year 2020. The duties and responsibilities of Altia Plc’s (“Altia” or the “company”) governing bodies are determined by Finnish law as well as Altia’s Articles of Association approved by the General Meeting of Shareholders and Altia’s Governance Principles approved by Altia’s Board of Directors. Altia is listed on the Official List of Nasdaq Helsinki. Altia’s head office is located in Helsinki, Finland. This Corporate Governance Statement has been prepared in accordance with the Finnish Corporate Governance Code 2020 published by the Securities Market Association (the “Governance Code”). This Statement is not part of the Board of Directors’ Report. Altia complies with all Recommendations of the Governance Code. The information required by the Finnish Corporate Governance Code is also available on the company’s website www.altiagroup.com. An unofficial English translation of the Finnish Corporate Governance Code 2020 is available at www.cgfinland.fi/en. Governing Bodies The management of the company is the responsibility of the General Meeting of Shareholders, the Board of Directors and the CEO. The management and administration of the company are also based on the decisions of the General Meeting of Shareholders and the company. General Meeting of Shareholders The General Meeting of Shareholders is the ultimate decision - making authority of the company. At the General Meeting of Shareholders, shareholders exercise their powers in accordance with the Companies Act and the Articles of Association. The General Meeting of Shareholders decides on matters that under the Companies Act and the Articles of Association are within its purview. A General Meeting of Shareholders is convened by the Board of Directors annually within six months from the end of the previous financial year. An Extraordinary Meeting of Shareholders may be convened in the manner provided for in the Companies Act. Matters on which the Annual General Meeting decides include the adoption of the financial statements, distribution of profits, discharge from liability, and election of the chairman, vice chairman and other members of the Board of Directors and the auditor, as well as their remuneration. The General Meeting of Shareholders adopts the company’s remuneration policy and remuneration report in accordance with the provisions of the Companies Act. Decisions to amend the Articles of Association are also taken by a General Meeting of Shareholders. The Board of Directors The Board of Directors is responsible for the administration of the company and the appropriate organisation of its operations. The Board of Directors is responsible for the appropriate arrangement of the control of the company’s accounts and finances. The Board of Directors also ensures that good corporate governance is complied with throughout the Altia Group. The Board of Directors has approved the Corporate Governance Principles of the Altia Group. The members of the Board of Directors are elected by the General Meeting of Shareholders. According to the Articles of Association, the Board of Directors consists of no less than one and no more than six members in addition to the chairman and vice chairman. The General Meeting of Shareholders elects the chairman, the vice chairman and the other members of the Board of Directors for a term expiring at the end of the next Annual General Meeting following their election. The biographical details of the members of the Board of Directors are presented on the company’s website at www.altiagroup.com . The Board of Directors has adopted the charter of the Board of Directors, which sets forth the procedures and working principles of the Board of Directors, as well as the most important tasks and issues considered and approved by the Board of Directors. Accordingly, the Board of Directors approves the company’s strategy, financial targets, budgets, major investments and risk management principles. The Board of Directors monitors and evaluates transactions between the company and its related parties, and how agreements and other legal acts between the company and its related parties meet the requirements of ordinary course of business and customary terms. The Board of Directors appoints and dismisses the company’s CEO. The Board of Directors considers and decides on all significant matters concerning the operations of the Altia Group and the business areas. The Board of Directors has also approved the charters of the Audit Committee and Human Resources Committee. The Board of Directors convenes in accordance with a schedule agreed in advance and also as required. The Board of Directors also receives in its meetings current information on the operations, finances and risks of the Group. Board meetings are attended by the CEO, the CFO and the General Counsel (who acts as secretary to the Board). Members of the Executive Management Team and other representatives of the company attend Board meetings at the invitation of the Board of Directors. Minutes are kept of all meetings. The Board of Directors conducts annually a self - assessment of its activities and working practices.

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T B BBU S S I IN E E S S S S O O O VV V E E R R V V I I E E W W 92 AAnnnnuuaall RReeppoorrtt 22002200 Diversity of the Board of Directors In Altia, the election and composition of the Board of Directors is also guided by the principle of diversity to ensure that the company has a skilled, competent, experienced and effective Board of Directors. Diversity is an essential quality of a well - functioning Board of Directors. The Board must at all times be able to react to the requirements of Altia’s business and strategic objectives, and support and challenge management in a proactive and constructive manner. A diverse composition of the Board of Directors supports and caters to the current and future needs in the successful development and growth of the company. A diverse composition of the Board of Directors includes complementary education, competence and experience of its members in different professional fields and management of business in different development phases as well as the personal qualities of each board member, all of which add to the diversity of the Board of Directors. Diversity is also supported by relevant experience in fields and markets that are strategically significant for the company, now and in the future, by strong and relevant acumen in international environments and businesses, and by a diverse age, term of office and gender distribution. The Board of Directors decides on the diversity principles. Shareholders’ Nomination Board The Shareholders’ Nomination Board prepares annually proposals concerning the composition, election and remuneration of the members of the Board of Directors. Pursuant to the charter of the Nomination Board approved by the General Meeting of Shareholders, the Nomination Board consists of three physical persons nominated by the three largest shareholders. The Chairman of the Board acts as an expert member in the Nomination Board. The Chairman of the Board is not a member of the Nomination Board and does not have voting rights. The term of the members of the Nomination Board ends on the appointment of the following Nomination Board. The members of the Nomination Board are not entitled to remuneration from the company based on their membership unless otherwise decided by the General Meeting of Shareholders. The main duty of the Nomination Board is to ensure that the Board and its members represent a sufficient level of expertise, knowledge and competence for the needs of the company and have the possibility to devote sufficient amount of time to attend their duties as members of the Board. The Nomination Board shall pay attention to achieving a good and balanced gender distribution and diversity balance on the Board considering the competence of the Board as a whole. The Nomination Board shall in its work consider the diversity principles of the company. The Nomination Board has the power and authority to prepare and to present a proposal to the General Meeting of Shareholders concerning the number of members and composition of the Board of Directors; and the remuneration of the members of the Board of Directors and the Board committees as well as seek prospective successor candidates for the members of the Board of Directors . The Nomination Board shall submit its proposals to the Board of Directors at the latest on 31 January each year. The Proposals of the Nomination Board will be disclosed by a release by the company and included in the notice to the General Meeting of Shareholders. Board Committees The Board of Directors of Altia has two Committees, the Audit Committee and the Human Resources Committee. The Committees do not have independent decision - making powers in relation to matters falling within the competence of the Board of Directors. The Committees are preparatory bodies that assist the Board of Directors by preparing and submitting proposals to the Board of Directors on matters within their purview. Minutes are kept of Committee meetings. The Board of Directors has approved the charters of the Committees. In its constitutive meeting, the Board of Directors appoints annually, from among its members, the members and the chairman of the Audit Committee and the Human Resources Committee. In addition to the Audit Committee and Human Resources Committee, the Board of Directors may appoint ad hoc commit - tees for preparing specific matters. Such committees do not have Board - approved charters and the Board of Directors do not release information on their term, composition, number of meetings or the members’ attendance rates. Audit Committee The task of the Audit Committee is to assist the Board of Directors by reviewing and preparing topics relating to control of the company’s operations and financial reporting and submitting resolution proposals to the Board of Directors on such topics. The Audit Committee’s duties include monitoring the financial affairs and financial reporting of the company, monitoring the process for the reporting of the financial statements, reviewing the interim reports and financial statements and presenting them to the Board of Directors for approval, monitoring the audit proper of the financial statements and consolidated financial statements, and monitor the effectiveness of internal controls, internal audit and risk management systems. The Audit Committee also assists the Board in fulfilling its oversight responsibilities with regard to monitoring and assessing how agreements and other legal acts between the company’s and its related party meet the requirements of ordinary course of business and customary terms. In addition, the duties of the Audit Committee include preparatory work on the decision on electing the auditor, the evaluation of the independence of the auditor, particularly the provision of non - audit services to the company and carrying out other tasks assigned to it by the Board of Directors. The Audit Committee consist of at least three members. Human Resources Committee The Human Resources Committee assists the Board of Directors by preparing the company’s remuneration policy and remuneration report, reviewing and preparing management and personnel remuneration and issues related to management appointments and making proposals on such matters to the Board of Directors. The Committee’s responsibilities include reviewing, evaluating and making proposals on the remuneration structure and incentive schemes of management and the personnel of the Altia Group;

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BB BU U S S I I N N E E S S S S OO O VV V E E R R V V I I E E W W 93 AAnnnnuuaall RReeppoorrtt 22002200 monitoring the effectiveness of these schemes to ensure that they promote achievement of the company’s short term and long term goals and are based on personal performance; reviewing and preparing other matters relating to the remuneration of management and personnel, and submitting proposals on these to the Board of Directors; and considering and preparing appointments of top management to be decided by the Board of Directors . In addition, based on the proposal of the CEO, the Human Resources Committee proposes to the Board of Directors the appointment of members of the Executive Management Team and their remuneration, and the Committee evaluates the performance of the CEO and the members of the Executive Management Team and proposes to the Board of Directors their annual remuneration and other incentives. The Human Resources Committee has at least three members. Chief Executive Officer The Board of Directors of Altia appoints and dismisses the Chief Executive Officer (CEO) and decides on the terms of the CEO’s employment. The terms and conditions of the CEO’s employment are specified in a written service contract. The CEO of the company is responsible for managing, supervising and controlling the business operations of the company. The CEO is responsible for the day - to - day executive management of the company in accordance with the instructions and orders given by the Board of Directors. In addition, the CEO also ensures that the accounts of the company comply with Finnish law and that its financial affairs have been arranged in a reliable manner. The CEO shall provide the Board of Directors and its members with the information necessary for the performance of the duties of the Board of Directors. The CEO prepares issues for decision by the Board of Directors, develops the company in line with the targets agreed upon with the Board of Directors and ensures proper implementation of the decisions of the Board of Directors. The CEO is also responsible for ensuring that the company is managed in compliance with applicable laws and regulations. The CEO is not a member of the Board of Directors but attends the meetings of the Board of Directors and has the right to speak at the meeting, unless the Board of Directors decides otherwise with regard to a particular subject matter. Executive Management Team The Executive Management Team is chaired by the CEO of Altia and comprises other senior management appointed by the Board of Directors . The Executive Management Team meets regularly to address matters concerning the entire Group. The Executive Management Team is not a decision - making body of the company. It assists the CEO in the implementation of Group strategy and in operational management. The Executive Management Team is responsible for managing the company’s core business operations as a whole, which requires planning of various development processes, Group principles and Group practices, as well as monitoring the development of financial matters and Group business plans. The Board of Directors have approved the charter of the Executive Management Team. Control Internal Audit The Board of Directors appointed BDO as Internal Auditor of Altia. The internal auditor reports to the chairman of the Audit Committee. Internal audit monitors and evaluates the operation of processes as well as the appropriateness and effectiveness of the internal controls and the financial reporting of the company in an independent manner. The audit areas and audit plan of the internal audit are decided annually by the Audit Committee. Internal audit is implemented in accordance with the charter of the internal audit approved by the Board of Directors. External Audit According to the Articles of Association, the company has one auditor. The auditor must be a firm of authorised public accountants. The auditor is elected annually by the Annual General Meeting for a term that expires at the end of the next Annual General Meeting following the election. The task of the auditor is to audit the consolidated financial statements, the financial statements of the parent company, the accounting of the Group and the parent company and the administration of the parent company. The company’s auditor submits the auditors’ report to the shareholders in connection with the annual financial statements, as required by law, and submits regular reports on its findings to the Audit Committee of the Board of Directors. Related Party Transactions The Board has defined the principles for monitoring and evaluating related party transactions. The company evaluates and monitors transactions concluded between the company and its related parties and ensures that any conflicts of interest are taken into account appropriately in the decision - making process of the company. The company keeps a list of related parties. Approval of related party transactions in the ordinary course of business and on customary commercial terms is subject to the company’s normal approval policies and processes. Approval of a related party transaction that is not in the ordinary course of business or not on customary terms is subject to Board approval. The company’s finance and legal functions monitor related party transactions as a part of the company’s normal reporting and control procedures and reports related party transactions to the Audit Committee. The Audit Committee regularly evaluates the reported related party transactions and the appropriateness of the company’s process and policies on related party transactions. Information on transactions concluded between the company and its related parties is disclosed, as required, annually in the notes to the company’s consolidated financial statements. Material related party transactions are disclosed in accordance with Chapter 8, section 1a of the Securities Markets Act. Internal control procedures and main features of risk management systems Internal Control Internal control ensures that the company’s business objectives can be achieved. Through efficient control, deviations from objectives can be prevented or detected as early as

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T B B U U S S I I N N E E S S S S O O V V E E R R V V I I E E W W W 94 AAnnnnuuaall RReeppoorrtt 22002200 possible, so that corrective measures can be taken. The purpose of internal control is to ensure the profitability, efficiency, continuity and freedom from disruptions of operations and that the Group’s financial and operating reporting both externally and internally is reliable and compliant, and that internal principles, policies and guidelines are followed. Further, the internal control ensures compliance with laws and agreements. Internal control measures cover all Group levels and functions. Informa - tion systems are of vital importance for effective internal control. The planning of the control measures begins with the definition of business objectives and the identification and assessment of the risks that threaten the objectives. Control measures are targeted based on risks, and control measures are selected as appropriate so as to keep the risks under control. The Board of Directors and the CEO are responsible for organising internal control. The financial performance of the Group is monitored monthly in the Executive Management Team and in the management teams of the business areas. Each business area must ensure effective control of its own operations. The business areas and the Group Finance organisation are responsible for the financial reporting processes. The Audit Committee assesses the financial reporting processes and internal controls. In addition, the financial situation of the Group is also monitored in the meetings of the Audit Committee and the Board of Directors. Risk Management The objective of risk management in the Altia Group is to support the implementation of the strategy, the identification of risks and methods for reducing the probability and impacts of risks, as well as ensuring business continuity. Risks may arise from internal or external events. The Board has approved the Group Risk Management Policy, which describes the objectives, principles and responsibilities of risk management in the Group and also the principles of reporting. Accordingly, the company’s risk management function supports and co - ordinates risk management as part of the Group’s planning and steering processes. It also regularly reports the key risks to the management and the Audit Committee. The Board regularly discusses the Group’s most significant risks and uncertainties and reports them to the market annually in the Board of Directors’ Report. The business areas are responsible for risks related to their operations and their identification, prevention and key mitigation means. The Group Treasury manages the financial risks according to the hedging principles defined in the Treasury Policy. The company’s Internal Audit evaluates the efficiency of the company’s risk management system. Insider Administration In its insider administration, the company follows the Guidelines for Insiders issued by Nasdaq Helsinki complemented by the company’s own Insider Policy adopted by the Board of Directors. The company maintains its own insider registers. The company does not have permanent insiders. Persons in managerial positions are prohibited to conduct transactions (on their own account or for the account of a third party), directly or indirectly, in the financial instruments of the company during a closed period of 30 calendar days before the announcement of each of the quarterly financial reports or the year - end report (financial statements release). The company applies the closed period after the end of each calendar quarter until the day after the announcement of the interim report or financial statements release, as the case may be (the ”Closed Window”). The Closed Window shall, however, always include at least 30 calendar days immediately preceding the announcement of the interim report or financial statements release, as the case may be, and the day of publication of such report. The prohibition is in force regardless of whether such a person holds any inside information at that time. A project specific insider register is also maintained when required by law or regulations. Project specific insiders are prohibited from trading in the company’s securities until the termination of the project. Persons in managerial positions (and their closely associated persons) are obligated to report transactions in the company’s financial instruments in line with applicable EU and domestic laws and regulations. The Board, the CEO and the members of the Executive Management Team are designated as persons with an obligation to disclose their transactions. Corporate Governance in 2020 Annual General Meeting The 2020 Annual General Meeting of Altia held on 4 June 2020 adopted the financial statements for the financial year 2019. The members of the Board of Directors and the CEO were discharged from liability for the financial year 2019. The Annual General meeting elected the members of the Board of Directors and the auditor. The Annual General Meeting approved the proposal by the Board of Directors to pay a dividend of EUR 0.21 per share for the financial year 2019. The dividend was paid on 15 June 2020. In addition, the Annual General Meeting authorised the Board of Directors to resolve on the payment of dividend up to EUR 0.21 per share. On 16 November 2020, the Board of Directors decided based on the auhtorisation by the Annual General Meeting on the payment of a second dividend instalment of EUR 0.21 per share for the financial year 2019. The dividend was paid on 25 November 2020. The Annual General Meeting further approved amendments to the Articles of Association of the company in relation to the number of member of the Board of Driectors and items to be presented to the Annual General meetings as well as an amendment of the charter of the Shareholders’ Nomination Board. The Annual General Meeting also adopted the Remuneration Policy for the governing bodies of the company and authorised the Board of Directors to resolve on the repurchase of the company’s own shares. The decisions taken by the Annual General Meeting 2020 are available at www. altiagroup.com/releases/decisions - taken - altias - annual - general - meeting - 2020 - and - altias - board - directors. Extraordinary General Meeting 2020 Altia’s Extraordinary General Meeting held on 12 November 2020 approved the merger of Altia Plc and Arcus ASA in accordance with the merger plan approved by the Board of Directors of Altia Plc and Arcus ASA on 29 September 2020. Pursuant to the Merger Plan,

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Arcus shall be merged into Altia through a statutory cross-border absorption merger so that all assets and liabilities of Arcus shall be transferred without a liquidation procedure to Altia and Arcus will be dissolved. The merger will result in the combined company Anora Group Plc. Completion of the merger is conditional, inter alia, on regulatory approvals including competition clearances having been obtained. Completion of the merger is expected during the first half of 2021, subject to the conditions for completion having been fulfilled or waived.

The decisions taken by the Extraordinary General Meeting 2020 are available at www.altiagroup.com/releases/altias-extraordinary-general-meeting-has-approved-merger-altia-plc-and-arcus-asa

The Board of Directors

The Annual General Meeting of Altia elected the following seven members to the Board of Directors of Altia:

- Ms Sanna Suvanto-Harsaae, Chairman, b. 1966, B.Sc. (Business Administration)
- Mr Jyrki Mäki-Kala, Vice Chairman b. 1961, M.Sc. (Econ.), CFO
- Mr Jukka Leinonen, b. 1962, M.Sc. (Electrical Engineering), CEO
- Ms Tiina Lencioni, b. 1971, Master of Laws (LL.M.) 2. Staatsexamen/Assessor iuris. (Germany), General Counsel
- Mr Jukka Ohtola, b.1967, M.Sc. (Econ.), CEFA, Ministerial Adviser
- Ms Anette Rosengren, b. 1966, B.Sc. (Marketing & Marketing Management), Managing Director
- Mr Torsten Steenholt, b. 1969, M.Sc. (Pharmacy), M.Sc. (Chemical Research), Master Brewer, EVP

The Board of Directors has assessed that all members of the Board of Directors are independent of the company. Furthermore, all members of the Board of Directors, with the exception of Jukka Ohtola, are independent of the company's significant shareholders. Jukka Ohtola holds an office with the Ownership Steering Department of the Finnish Prime Minister's Office and is therefore not independent of a significant shareholder of the company.

The Board of Directors of Altia convened eighteen times in 2020, with an average attendance rate of 99%.

Audit Committee

The members of the Audit Committee of the Board of Directors are Mr Jyrki Mäki-Kala (Chairman as of 4 June 2020), Mr Kim Henriksson (Chairman until 4 June 2020), Ms Tiina Lencioni, Mr Torsten Steenholt (as of 4 June 2020) and Ms Sanna Suvanto-Harsaae. In 2020, the Audit Committee convened nine times, with an average attendance rate of 97%.

Human Resources Committee

The members of the Human Resources Committee of the Board of Directors are Ms Sanna Suvanto-Harsaae (Chairman), Mr Jukka Leinonen (as of 4 June 2020), Mr Jukka Ohtola, and Mr Kai Telanne (until 4 June 2020). In 2020, the Human Resources Committee convened four times and the average attendance rate of the Committee's members was 100%.

Diversity of the Board of Directors

In 2020, the Board of Directors of Altia consisted of seven members, of whom all hold university-level degrees. The members of the Board of Directors have international work experience in different managerial positions or have worked or are working in the boards of directors or in the management of listed or unlisted companies. The experience and competence of the two new members elected by the Annual General Meeting to the Board of Directors complement the diversity of the Board of Directros, in particular through their experince from working in executive positions in listed companies. In 2020, the gender distribution in the Board of Directors continued to be well balanced with three women and four men. In terms of age, the members of the Board of Directors are between 49 and 59 years of age. The members of the Board of Directors have served on the Board of Directors since 2013, 2017, 2018, 2019 and 2020.

NUMBER OF BOARD AND COMMITTEE MEETINGS AND ATTENDANCE RATES 2020

	Board	Audit Committee	Human Resources Committee
Sanna Suvanto-Harsaae	18/18	9/9	4/4
Jyrki Mäki-Kala (member as of 4.6.2020)	12/12	6/6	
Kim Henriksson (member until 4.6.2020)	5/6	3/3	
Jukka Leinonen (member as of 4.6.2020)	12/12		2/2
Tiina Lencioni	18/18	8/9	
Jukka Ohtola	18/18		4/4
Anette Rosengren	18/18		
Torsten Steenholt	18/18	6/6	
Kai Telanne (member until 4.6.2020)	6/6		2/2

Chief Executive Officer

Mr Pekka Tennilä (b. 1969), M. Sc. (Business Management) serves as the CEO of Altia Plc.

Executive Management Team

In 2020, the Executive Management Team of Altia comprised the following members:

- Mr Pekka Tennilä, CEO, b. 1969, M. Sc. (Business Management)
- Mr Janne Halttunen, SVP Scandinavia, b. 1970, M. Sc. (Business Administration)
- Mr Kari Kilpinen, SVP Finland & Exports, b. 1963, MBA, Bachelor of Hospitality Management
- Ms Kirsi Lehtola, SVP Human Resources, b. 1963, Master of Laws
- Mr Niklas Nylander, CFO, b. 1973, M.Sc. (Economics) (until 19.8.2020)
- Ms Kirsi Puntila, SVP Marketing, b. 1970, M.Sc. (Economics)
- Mr Hannu Tuominen, SVP Altia Industrial, b. 1958, M.Sc. (Eng.)

Juhana Jokinen acts as interim CFO.

Remuneration

The Annual General Meeting 2020 adopted the Remuneration Policy for the governing bodies of Altia. The remuneration policy sets the

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Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

principles for the remuneration of the Board of Directors and the CEO of Altia. A Remuneration Report on the materialised remuneration of the Board of Directors and the CEO is presented by the Board of Directors to the Annual General Meeting 2021.

Shares and share based rights
At the end of 2020, the number of issued shares of Altia was 36 140 485.

The shareholdings of the members of the Board of Directors, the CEO, and the members of the Executive Management Team, and the corporations over which they exercise control, as the end of 2020, are presented in the following table.

None of the members of the Board of Directors, the CEO, or the members of the Executive Management Team nor corporations over which any of them exercise control have any share-based rights in Altia or its group companies.

Shareholders' Nomination Board
On 1 July 2020, the company announced that its three largest registered shareholders (shareholder register maintained by Euroclear Finland Ltd as per 1 June 2020) have nominated the following representatives to the Shareholders' Nomination Board:

- Ms Annika Ekman, Ilmarinen Mutual Pension Insurance Company
- Mr Pekka Hurtola, the Ownership Steering Department in the Prime Minister's Office
- Ms Hanna Kaskela, Varma Mutual Pension Insurance Company

The Nomination Board elected Mr Pekka Hurtola as its Chairman. The Chairman of Altia's Board of Directors, Sanna Suvanto-Harsaae acts as an expert member in the Nomination Board.

External Audit
PricewaterhouseCoopers Oy, a firm of Authorised Public Accountants, is Altia's auditor, with Ylva Eriksson, Authorised Public Accountants, as the principal auditor. The fees for the audit proper paid to PwC in 2020 totaled EUR 0.3 million. In addition, EUR 0.8 million was paid for non-audit services provided to Altia Group companies mainly related to service in connection with the planned merger between Altia and Arcus.

MANAGEMENT'S SHAREHOLDINGS

		Number of shares on 31 Dec 2020
Pekka Tennilä	CEO	32 604
Janne Halttunen	SVP, Scandinavia	9 300
Kari Kilpinen	SVP, Finland & Export	10 856
Kirsi Lehtola	SVP, HR	5 100
Kirsi Puntila	SVP, Marketing	6 666
Hannu Tuominen	SVP, Altia Industrial	9 600
TOTAL		**74 126**
% OF TOTAL SHARES		**0.21%**
Altia total number of shares		36 140 485

BOARD OF DIRECTORS' SHAREHOLDINGS

		Number of shares on 31 Dec 2020
Sanna Suvanto-Harsaae	chairman	3 908
Jyrki Mäki-Kala	vice chairman	1 232
Jukka Leinonen	member	0
Tiina Lencioni	member	430
Jukka Ohtola	member	0
JPO Capital Oy *		200
Anette Rosengren	member	1 200
Torsten Steenholt	member	1 250
TOTAL		**8 220**
% OF TOTAL SHARES		**0.02%**
*controlled corporation		
Altia total number of shares		36 140 485

96
Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T B BBU S S I IN E E S S S S OO O VV V E E R R V V I I E E W W 97 AAnnnnuuaall RReeppoorrtt 22002200 Dear Shareholder, Rewarding transparency in stock - listed companies is increasingly important. The Remuneration Policy for the governing bodies of Altia was adopted by the Annual General Meeting 2020. The Remuneration Policy sets forth the rewarding policies and processes of Altia, as required by the EU Shareholder Rights Directive and the renewed Finnish Corporate Governance Code. From the Annual General Meeting 2021 onwards, Altia reports on the materialized remuneration according to these new requirements. Altia is committed to building a strong pay for performance culture at all levels in our organization. To ensure this we maintain a strong connection between the company’s financial performance and remuneration of the CEO and personnel. Our performance targets for short - term and long - term incentives are connected to Altia’s business results and strategy. In 2020, 59% of all Altia employees, including management, participated in an annual short - term performance incentive scheme where the potential annual reward is based on both the Group’s and its business units’ business results as well as individual targets. Those employees who do not participate in the Group’s short - term incentive scheme participate in sales bonus schemes (5%) or production bonus schemes (36%), where the targets are also linked to company’s business results. Altia’s common business targets emphasize measurable performance and therefore targets are numeral. Safety and wellbeing of our personnel is in the core of our corporate responsibility and we aim to reach zero accidents by 2030. This is the reason why safety performance indicators are included in the CEO’s and top management’s as well as in industrial operations’ performance targets . To ensure the company’s strategic success and to align shareholders’ interests with those of management and key personnel, the Board of Directors has approved a performance share - based incentive program under which three - year plans have started in 2019 and in 2020, respectively. The Board of Directors evaluates future long - term incentive schemes in connection with the closing of the merger between Altia and Arcus. The year 2020 was an exceptional year not only due to COVID - 19 and its impact on Altia’s business environment and the daily work of Altia’s employees, but also due to the announcement of the planned merger between Altia and Arcus to join forces to become a leading Nordic wine and spirits brand house. In November 2020, the extraordinary general meetings of Altia and Arcus approved the merger, which is expected to be closed during the first half of 2021. During this unusual year the Board of Directors convened 18 times compared to 11 times during 2019. The Board of Directors decided to reward the CEO and members of his management team with a one - time cash reward for their exceptional performance and successful work in connection with negotiation and preparation for the merger. To retain important key professionals over the closing and post - closing phase of the merger, the Board of Directors has also approved a cash - based retention incentive scheme for certain key employees, management and the CEO . The CEO’s remuneration package is aligned with our pay - for - performance principle . The Board of Directors Remuneration Report 2020 regularly reviews market benchmark data for executive remuneration to determine the right compensation level for CEO and other executives. The latest review showed that the CEO’s basic salary is close to market median. A significant portion (45%) of CEO’s remuneration is based on variable pay in short - and long - term incentive programs. In 2020 the CEO’s high variable pay is correlating with successful leadership and exceptional performance in the merger project. Long - term share - based earning opportunities with shareholding recommendation aligns the interests of the CEO with those of Altia’s shareholders. Altia includes significant part of its employees to its short - term incentive planning. The incentive plan is directly linked to company’s performance and includes also improved safety performance. The financial development of the company has been good, and we are pleased that this is also visible on employees’ reward. Altia’s employees and management had done outstanding job in during this exceptional year. Sanna Suvanto - Haarsae Chairman of the Human Resources Committee

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

1. Introduction

This Remuneration Report follows the guidelines of the Corporate Governance Code 2020. The remuneration paid or due to the Board members and the Chief Executive Officer ("CEO") for the year 2020 is in line with the Remuneration Policy of the Governing Bodies of Altia adopted at the Annual General Meeting ("AGM") 2020. The materialized remuneration of the Board members and the CEO in 2020 reflects the targets of the remuneration principles which Altia has set with its Remuneration Policy. The first individual short-term and long-term incentive plans which commence after the Remuneration Policy was presented to AMG 2020 are the plans which commence at the beginning of 2021.

Remuneration paid or due to the Board members and the CEO for year 2020 promotes the long-term financial performance and success of Altia Oyj ("Altia" or the "Company") as described below.

The purpose of the total compensation of the Board members, consisting of term of office fees and meeting fees, is to sufficiently compensate for the time commitment required for the Board Members' contribution to the Board's work and for the associated responsibility. It should be competitive enough to attract and retain high caliber individuals qualified to serve as Board members. This enables the Board to set Altia's strategy and long-term targets and to monitor their implementation. By contributing to the achievement of Altia's strategic targets, the principles for Board remuneration contribute to Altia's long-term financial performance and success.

The CEO's remuneration is based on Altia's remuneration principles, as set forth in Altia's Remuneration Policy. The objectives of the remuneration for the CEO of Altia are to align the interests of the CEO with those of the Company's shareholders and to promote shareholder value creation in the long-term. Other key objectives of the CEO's remuneration are to reward for excellent individual performance, for achievements in implementing Altia's strategy and for achieving Altia's financial targets as well as retention, thus promoting Altia's long-term financial performance and success. The strategy and development phase of the Company are considered when determining the CEO's remuneration.

The Board of Directors takes the applicable recommendations of the government resolution on state ownership policy under consideration when deciding on the remuneration of the CEO and other executives.

Our profitability has improved from previous years. In 2020 comparable EBITDA developed with EUR 7.6 million. As a result of increasing development of comparable EBITDA in 2020, we have reached our long-term financial target with a comparable EBITDA margin with 15.3%. CEO's total remuneration development correlates with improved company performance as illustrated bellow. The achievement of STI performance measures in 2020, due to be paid in 2021 is illustrated in section 3.

Comparison of the development of the fees of the Board of Directors and the remuneration of the CEO paid in 2020 to the development of the average remuneration of the employees and to the Company's comparable EBITDA is illustrated and compared in the table below.

DEVELOPMENT OF TOTAL REMUNERATION AND FINANCIAL DEVELOPMENT OVER THE PAST FIVE YEARS

EUR	2020	2019	2018	2017	2016
Comparable EBITDA (EURm)	52.4	44.8	40.0	42.4	40.8
Board of Directors	358 725	279 450	264 500	210 733	223 900
CEO	573 679	337 737	628 950	610 560	429 000
Employees' average remuneration[1]	57 796	49 688	51 867	52 187	49 103

[1] Employees' average remuneration is total employee remuneration divided by the average number of personnel during the year.

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Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BB BU U S S I I N N E E S S S S O O O V V E E R R V V I I E E W W W Sanna Suvanto - Harsaae, Chairman 48 000 21 600 25 200 94 800 42 375 13 200 15 600 71 175 Jyrki Mäki - Kala, Vice Chairman 2 17 500 7 200 3 600 28 300 - - - - Tiina Lencioni, Member 24 000 10 800 4 800 39 600 21 525 6 000 5 400 32 925 Jukka Ohtola, Member 24 000 10 800 2 400 37 200 21 525 6 600 1 800 29 925 Anette Rosengren, Member 3 24 000 21 600 - 45 600 15 000 7 200 - 22 200 Torsten Steenholt, Member 24 000 21 600 7 200 52 800 21 525 12 000 - 33 525 Jukka Leinonen, Member 4 14 000 7 200 1 200 22 400 - - - - Kai Telanne, Member 5 13 125 3 600 1 200 17 925 26 850 6 000 1 800 34 650 Kim Henriksson, Member 6 10 500 6 000 3 600 20 100 21 525 12 000 12 000 45 525 Annikka Hurme, Member 7 - - - - 6 525 2 400 600 9 525 Total 199 125 110 400 49 200 358 725 176 850 65 400 37 200 279 450 99 AAnnnnuuaall RReeppoorrtt 22002200 Term of office fees 2020 Board meeting fees¹ Committee meeting fees¹ T otal Term of office fees 2019 Board meeting fees¹ Committee meeting fees¹ T otal 2. Fees of the Board of Directors Altia’s Annual General Meeting 2020 decided based on the proposal by the Shareholders’ Nomination Board that the remuneration to the members of the Board of Directors during the next term consists of a monthly term of office fee as follows: • EUR 4 000 per month, Chairman • EUR 2 500 per month, Vice Chairman • EUR 2 000 per month, member REMUNERATION AND MEETING FEES OF THE BOARD OF DIRECTORS PAID IN 2020 AND IN 2019 In addition to the monthly fee, the members of the Board of Directors receive a meeting fee for the Board of Directors and Board Committee meetings of EUR 600 per meeting for Board members residing in Finland and EUR 1 200 per meeting for Board members residing abroad. Travel expenses are reimbursed in accordance with the company’s travel policy. The Board Members are as a main rule not employed by the Company or any company belonging to its group. Thus, the Board Members are not eligible for any employment related salaries or pension schemes. In order to safeguard the Board Members’ independence in the performance of their duties, the non - executive Board Members do not participate in the same incentive schemes as the executive management and other personnel of the Company. Similarly, subject to as in each case decided by the AGM, there shall be no variable remuneration paid to the Board Members or any performance - based compensation. Meeting fees are regarded as variable remuneration. The fees paid to the Board members are presented in the table below. 1 Meeting fees have been entered in the table on the year when they have been paid. 2 As of 4 June 2020 3 As of 15 May 2019 4 As of 4 June 2020 5 Until 4 June 2020 6 Until 4 June 2020 7 Until 15 May 2019

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3. Remuneration of the CEO

The remuneration of the CEO consists of fixed base salary, benefits and an annually determined short-term incentive plan. In addition, the CEO participates in the long-term incentive arrangement of the Company consisting of individual performance share plans.

Altia applies a shareholding recommendation for the CEO. The CEO should accumulate and once achieved, hold a shareholding in Altia corresponding to his annual gross base salary. The shareholding is expected to be accumulated out of rewards received under the share-based incentive schemes of Altia.

The retirement age of the CEO is 63 years, and his pension is in accordance with the Employees' Pensions Act. The CEO does not have a supplementary pension insurance paid by the Company. No signing bonus has been paid to the CEO, nor does he have a stay bonus. The CEO has a six months' period of notice. If the service contract is terminated by Altia, the CEO is entitled to a severance payment corresponding to six months' salary, in addition to the salary for the notice period.

CEO's variable remuneration earning opportunity and performance measures

The CEO's maximum earning opportunity in the short-term incentive plan is 60% of gross annual fixed salary. In the short-term incentive plans for 2020 and 2019, the CEO's performance was measured based on EBITDA, net sales and lost-time injury frequency (LTIF). The minimum level of the performance measures for the short-term incentive plan for 2019 were not achieved and thus there was no pay-out in 2020.

The CEO's maximum earning opportunity in the Cash long-term incentive plan ("Cash LTI plan") 2017-2019 was 40% of gross annual fixed salary. In the Cash LTI plan 2017-2019 performance was measured based on enterprise value and net sales growth. The Cash LTI plan 2017-2019 resulted in 8.2% total achievement and based on the achievement 26 888 euros was paid out in 2020.

The CEO participates in Performance Share Plans 2019-2021 and 2020-2022 ("PSP 2019-2021" and "PSP 2020-2022"). The CEO's maximum earning opportunity in PSP 2019-2021 and PSP 2020-2022 is 45 000 shares (gross) per plan. In both of the plans, performance measures are relative total shareholder return and earnings per share ("EPS"). Performance periods of the plans are ongoing.

In addition to the variable earnings opportunities under short-term and long-term incentive plans pursuant to the Remuneration Policy, the CEO received a variable one-time cash reward for his exceptional performance in connection with negotiation and preparation for the merger of Altia and Arcus. The Board of Directors has also established a Retention Incentive Programme that covers the closing- and post-closing phase of the combination of Altia and Arcus. The CEO participates in this incentive program and his earning opportunity is 70% of gross annual fixed salary. The objective of the programme is to retain and motivate important key personnel and experts over closing and post-closing time of the merger and thereby secure management continuity. The incentive consists of one-time incentive cash payment which is payable after the expiry of a three month period after the official closing of the transaction (due date), provided that the CEO has not resigned or provided notice of termination of his service contract prior to the due date.

REMUNERATION OF THE CEO PAID IN 2020 AND 2019

EUR	2020	2019
Fixed base salary and benefits	304 481	323 697
Fringe benefits	12 780	14 040
Short-term incentives[1]	-	-
One-off merger project reward[2]	229 530	-
Long-term incentives[3]	26 888	-
Total remuneration	**573 679**	**337 737**
Share of fixed pay of total remuneration	**55%**	**100%**
Share of variable pay of total remuneration	**45%**	**0%**

[1] Paid short-term incentives have been entered in the table on the year when they have been paid, and payment is based on performance in the previous year.
[2] In 2020 the CEO received a one-time cash reward for his exceptional performance in connection with negotiation and preparation for the merger of Altia and Arcus.
[3] Remuneration paid based on Cash LTI plan 2017–2019

REMUNERATION OF THE CEO NOT YET PAID BUT DUE BASED ON THE YEAR 2020

Short-term incentives	EUR
Remuneration due based on the achievement of STI performance measures in 2020	150 000
Retention Incentive Programme[1]	
Long-term incentives	--

[1] Retention Incentive Programme of closing- and post-closing phase of the combination of Altia and Arcus.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Board of Directors

At year-end unless otherwise stated



Sanna Suvanto-Harsaae

CHAIRMAN OF THE BOARD OF DIRECTORS

b. 1966, B.Sc. (Business Administration)

Independent of the company and the shareholders
Chairman of the Board of Directors since 2015, Member of the Board since 2013
Chairman of the HR Committee, Member of the Audit Committee
Shareholding: 3,908 Altia shares

Key positions of trust:
- Posti Group Corporation, Chairman of the Board
- BoConcept AB, Chairman of the Board
- Babysam AS, Chairman of the Board
- TCM AS, Chairman of the Board
- Nordic Pet Care Group AS, Chairman of the Board
- SAS AB, Member of the Board
- Broman Group Oy, Member of the Board
- Harvia Oy, Member of the Board



Jyrki Mäki-Kala

VICE CHAIRMAN OF THE BOARD OF DIRECTORS

b. 1961, M.Sc. (Econ.)

Neste Oyj, CFO
Independent of the company and the shareholders
Vice Chairman of the Board of Directors since 2020
Chairman of the Audit Committee
Shareholding: 1,232 Altia shares

Main work experience:
- Kemira Oyj, CFO (2008–2013)
- Kemira Pulp and Paper, various Director, VP and President positions (1988–2007)

Key positions of trust:
- Ilmarinen Mutual Pension Insurance, Member of the Supervisory Board



Jukka Leinonen

MEMBER OF THE BOARD OF DIRECTORS

b. 1962, M.Sc. (Electrical Engineering)

Telenor ASA, EVP Nordic Cluster
DNA Ltd, CEO
Independent of the company and the shareholders
Member of the Board of Directors since 2020
Member of the HR Committee
Shareholding: 0 Altia shares

Main work experience:
- DNA Ltd, SVP Corporate Business (2010–2013)
- TeliaSonera Ltd, various management positions (2002–2009)
- Sonera Oyj, SVP (2000–2002)
- Sonera Solutions Oy, President and CEO (1996–1999)

Key positions of trust:
- FiCom ry, Chairman of the Board
- Confederation of Finnish Industries (EK), Member of the General Assembly



Tiina Lencioni

MEMBER OF THE BOARD OF DIRECTORS

b. 1971, Master of Laws (LL.M.) 2. Staatsexamen/ Assessor iuris. (Germany)

Marimekko Corporation, General Counsel
Independent of the company and the shareholders
Member of the Board of Directors since 2017
Member of the Audit Committee
Shareholding: 430 Altia shares

Main work experience:
- Amer Sports Corporation, Legal Counsel (2007–2012)
- Ahlstrom Corporation, Legal Counsel (2005–2007)
- UPM Group, Group Legal Counsel (2002–2003)

Key positions of trust:
- Board of Business Practice of Helsinki Chamber of Commerce, Member of the Board



Jukka Ohtola

MEMBER OF THE BOARD OF DIRECTORS

b. 1967, M.Sc. (Econ.), CEFA

Prime Minister's Office, Ministerial Adviser
Independent of the company and not independent of a significant shareholder
Member of the Board of Directors since 2018
Member of the HR Committee
Shareholding: 200* Altia shares

Key positions of trust:
- Motiva Oy, member of the Board

*) Ownership through controlled corporation

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS



Anette Rosengren

MEMBER OF THE BOARD OF DIRECTORS

b. 1966, B. Sc. Marketing and Marketing Management

Managing Director Nordics, Philip Morris International
Independent of the company and the shareholders
Member of the Board of Directors since 2019
Shareholding: 1,200 Altia shares

Main work experience:

- Fazer Bakery Sweden, Managing Director (2015–2018)
- Lantmännen Doggy, CEO (2012–2015)
- Lantmännen, SVP, Head of CF Communication, Sustainability and R&D (2008–2012)
- Kraft Foods, Director Strategic Development and Marketing Nordic(2005–2008)
- Kraft Foods (Austria), VP Category Development EEMA region (2004–2005)
- Kraft Foods (USA), Director Marketing Service, International (2002–2004)

Key positions of trust:

Greenfood Group, Member of the Board of Directors



Torsten Steenholt

MEMBER OF THE BOARD OF DIRECTORS

b. 1969, M.Sc. (Pharmacy), M.Sc. (Chemical Research), Master Brewer

Chr. Hansen, EVP, Global Operations
Independent of the company and the shareholders
Member of the Board of Directors since 2017
Member of the Audit Committee
Shareholding: 1,250 Altia shares

Main work experience:

- Chr. Hansen, SVP Global Product Supply (2012–2017)
- Carlsberg Group, Vice Presiden Supply Chain (2009–2012)
- Unicer, Chief Operations Officer (COO) (2007–2009)
- Carlsberg UK Ltd, Brewery Director (2003–2007)

Key positions of trust:

- CO-RO A/S, Member of the Board
- Gram Equipment A/S, Member of the Board (as of Q1/2021)

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BUSINESS OVERVIEW
BOARD REPORT
SUSTAINABILITY
CORPORATE GOVERNANCE
FINANCIAL STATEMENTS

Executive Management Team

At year-end unless otherwise stated



Pekka Tennilä

CEO

b. 1969, M. Sc. in Business Management
CEO since 2014, member of the Executive Management Team since 2014, joined Altia in 2014

Shareholding: 32,604 Altia shares

Main work experience:
Previously, he served as the Chief Executive Officer, Baltics at Carlsberg Group, and has also held other managerial positions at Carlsberg Group.

Key positions of trust:
- Member of the Board of Raisio Plc
- Member of the Board of Finnish Food and Drink Industries' Federation (ETL)
- Member of the Board of Marketing Finland



Janne Halttunen

SVP, SCANDINAVIA

b. 1970, M. Sc. in Business Administration
SVP, Scandinavia since 2017, member of the Executive Management Team since 2015, joined Altia in 2009

Shareholding: 9,300 Altia shares

Main work experience:
He joined Altia in 2009 as the Managing Director of Oy Wennerco Ab. Previously, he served as the Company's Senior Vice President, Partner Business and Export; as the Director, Business Development; Managing Director, Partner Brands, as well as a member of the Board of Directors of Craft & Cask Ltd. In addition, he has held several managerial positions at British American Tobacco.



Kari Kilpinen

SVP, FINLAND & EXPORTS

b. 1963, MBA, Bachelor of Hospitality Management
SVP, Finland & Exports since 2017, member of the Executive Management Team since 2017, joined Altia in 1997

Shareholding: 10,856 Altia shares

Main work experience:
He joined Altia in 1997 and served as the Director of Altia Finland between 2005 and 2015 and as Commercial Director, Finland markets between 2015 and 2017. Previously, he served as Managing Director of several of Altia's subsidiaries between 2010 and 2020.

Key positions of trust:
- Board member of The Association of Finnish Alcoholic Beverage Suppliers (SAJK)
- Board of Directors of Palpa Lasi Oy



Kirsi Lehtola

SVP, HR

b. 1963, Master of Laws
SVP, HR since 2016, member of the Executive Management Team since 2016, joined Altia in 2016

Shareholdings: 5,100 Altia shares

Main work experience:
Previously, she served as HR Director, Insurance and Wealth Management at OP Financial Group as well as Head of HR, Group HR Services, and Senior Vice President, HR, Publication Paper and Finland at Stora Enso Oyj. She has also been a member in the Advisory Committee of Forest Industry Federation.



Kirsi Puntila

SVP, MARKETING

b. 1970, M.Sc. in Economics
SVP, Marketing, Innovation and Product Development since 2016, member of the Executive Management Team since 2016, joined Altia in 2014

Shareholdings: 6,666 Altia shares

Main work experience:
Previously, she served as the Spirits Category Director of Altia and the Marketing Director, Altia Brands, based in Stockholm. She has also served as the Global Marketing Manager (Absolut Flavors and Kahlua) of The Absolut Company (Pernod Ricard S.A).

Key positions of trust:
- Board member of Vapo Oy

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MEMBER OF THE EXTENDED MANAGEMENT TEAM



Hannu Tuominen

SVP, ALTIA INDUSTRIAL

b. 1958, M.Sc. (Eng.)
SVP, Altia Industrial (previously Industrial Services and Supply Chain) since 2009, member of the Executive Management Team since 2008, joined Altia in 2008

Shareholding: 9,600 Altia shares

Main work experience:
He served as Interim CEO of Altia from November 2013 to May 2014. Previously he served Vaisala Corporation as Production Director and Division Director in 1992–2007. In addition, he has held several managerial positions at Fiskars Oyj.

Key positions of trust:

- Board member of Roal Oy



Juhana Jokinen

INTERIM CFO

b. 1968, M.Sc. in Economics
Interim CFO since 2020, member of the extended Executive Management Team since 2020, joined Altia in 2020

Main work experience:
Previously, Jokinen served in different management positions in the finance department at Sponda Plc. Before this he worked for five years as accounting manager at Vattenfall Oy and for five years at KPMG with audit and finance systems.

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BLOSSA

Financial Statements

BUSINESS OVERVIEW
BOARD REPORT
SUSTAINABILITY
CORPORATE GOVERNANCE
FINANCIAL STATEMENTS

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Contents to the Financial Statements

CONSOLIDATED FINANCIAL STATEMENTS* 107
Consolidated Income Statement 107
Consolidated Statement of Comprehensive Income 107
Consolidated Balance Sheet 108
Consolidated Statement of Cash Flows 109
Consolidated Statement of Changes in Equity 110

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS* 111
General information 111

1. Operating result 114
1.1. Revenues from operations 114
1.2. Segment information 115
3. Other operating income 117
4. Materials and services 117
5. Employee benefit expenses 117
6. Other operating expenses 118
7. Depreciation, amortisation and impairment 118
8. Research and development expenditures 118

2. Operative assets and liabilities 119
1. Goodwill and other intangible assets 119
2. Property, plant and equipment 123
3. Leases 125
4. Inventories 126
5. Contract assets and liabilities (current) 126
6. Trade and other receivables (current) 126
7. Employee benefit obligations 127
8. Trade and other payables 127
9. Provisions 128

3. Financial items and capital structure 129
3.1. Finance income and expenses 130
3.2. Financial assets and liabilities 131
3.2.1. Financial assets 131
3.2.2. Financial liabilities 132
3.2.3. Classification and fair values of financial assets and liabilities 134
3.3. Derivative instruments and hedge accounting 136
3.4. Equity 138

4. Financial and capital risk 140
4.1. Financial risk management 140
4.2. Capital risk management 146

5. Consolidation 147
1. General consolidation principles 147
2. Subsidiaries 148
5.3. Associated companies and joint arrangements 149

6. Other notes 151
6.1. Income tax expense 151
2. Collaterals, commitments and contingent assets and liabilities 156
3. Related party transactions 157
4. Share-based payments 158
5. Adoption of new or amended IFRS standards and interpretations 159
6. Events after the reporting period 160

PARENT COMPANY FINANCIAL STATEMENTS* 161
Altia Plc Income Statement (FAS) 161
Altia Plc Balance Sheet (FAS) 162
Altia Plc Statement of Cash Flows (FAS) 164
Notes to Altia Plc Financial Statements 165

BOARD OF DIRECTORS' PROPOSAL FOR THE DISTRIBUTION OF PROFITS* 174

THE AUDITORS' NOTE 174

THE AUDITORS' REPORT 175

*Part of the Financial Statements

SYMBOLS

Accounting

Critical estimates and management judgements

106 Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

CONSOLIDATED INCOME STATEMENT

EUR million	Note	1 Jan – 31 Dec 2020	1 Jan – 31 Dec 2019
NET SALES	1.1.	**342.4**	**359.6**
Other operating income	1.3.	6.2	7.6
Materials and services	1.4.	-192.5	-213.1
Employee benefit expenses	1.5.	-49.1	-45.9
Other operating expenses	1.6.	-66.6	-65.0
Depreciation, amortisation and impairment	1.7.	-17.4	-17.9
OPERATING RESULT		**22.9**	**25.1**
Finance income	3.1.	0.2	3.5
Finance expenses	3.1.	-3.1	-5.7
Share of profit in associates and joint ventures and income from interests in joint operations		1.2	1.6
RESULT BEFORE TAXES		**21.3**	**24.6**
Income tax expense	6.1.	-3.5	-6.2
RESULT FOR THE PERIOD		**17.8**	**18.4**
Result for the period attributable to:			
Owners of the parent		17.8	18.4
Earnings per share for the result attributable to owners of the parent, EUR			
Basic and diluted	3.4.	0.49	0.51

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

EUR million	Note	1 Jan – 31 Dec 2020	1 Jan – 31 Dec 2019
Result for the period		**17.8**	**18.4**
OTHER COMPREHENSIVE INCOME			
Items that will not be reclassified to profit or loss			
Remeasurements of post-employment benefit obligations		0.2	-0.2
Related income tax	6.1.	-0.0	0.0
Total		**0.2**	**-0.2**
Items that may be reclassified to profit or loss			
Cashflow hedges		0.2	-1.3
Translation differences	3.4.	1.8	-2.4
Income tax related to these items	6.1.	-0.0	0.3
Total		**2.0**	**-3.5**
Other comprehensive income for the period, net of tax		2.2	-3.6
TOTAL COMPREHENSIVE INCOME FOR THE PERIOD		**20.0**	**14.8**
Total comprehensive income attributable to:			
Owners of the parent		**20.0**	**14.8**

The notes are an integral part of the consolidated financial statements.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

EUR million	Note	31 Dec 2020	31 Dec 2019
ASSETS			
Non-current assets			
Goodwill	2.1.	81.4	80.1
Other intangible assets	2.1.	20.7	25.2
Property, plant and equipment	2.2.	58.9	60.9
Right-of- use assets	2.3.	10.2	10.4
Investments in associates, joint ventures and interests in joint operations	5.3.	9.1	8.8
Financial assets at fair value through other comprehensive income	3.2.1.	1.4	1.4
Deferred tax assets	6.1.	1.4	0.9
Total non-current assets		**183.2**	**187.7**
Current assets			
Inventories	2.4.	92.3	92.0
Contract assets	2.5.	0.2	0.2
Trade and other receivables	2.6.	46.8	54.4
Current tax assets		2.4	1.6
Cash and cash equivalents	3.2.1.	130.7	64.2
Total current assets		**272.3**	**212.4**
TOTAL ASSETS		**455.6**	**400.2**

EUR million	Note	31 Dec 2020	31 Dec 2019
EQUITY AND LIABILITIES			
Equity attributable to owners of the parent	3.4.		
Share capital		60.5	60.5
Invested unrestricted equity fund		1.2	1.2
Fair value reserve		0.6	0.6
Legal reserve		0.1	0.1
Hedge reserve		-0.9	-1.0
Translation differences		-20.5	-22.1
Retained earnings		115.3	111.9
Total equity		**156.3**	**151.2**
Non-current liabilities			
Deferred tax liabilities	6.1.	16.8	16.7
Borrowings	3.2.2.	69.6	76.1
Lease liabilities	3.2.2.	7.0	7.1
Employee benefit obligations	2.7.	1.1	1.4
Total non-current liabilities		**94.5**	**101.3**
Current liabilities			
Borrowings	3.2.2.	46.5	6.5
Lease liabilities	3.2.2.	3.7	3.4
Trade and other payables	2.8.	152.6	134.7
Contract liabilities	2.5.	0.5	0.5
Current tax liabilities		1.5	2.5
Total current liabilities		**204.8**	**147.6**
Total liabilities		**299.2**	**249.0**
TOTAL EQUITY AND LIABILITIES		**455.6**	**400.2**

The notes are an integral part of the consolidated financial statements.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CASH FLOWS

EUR million	Note	1 Jan – 31 Dec 2020	1 Jan – 31 Dec 2019
CASH FLOW FROM OPERATING ACTIVITIES			
Result before taxes		21.3	24.6
Adjustments			
Depreciation, amortisation and impairment	1.7.	17.4	17.9
Share of profit in associates and joint ventures and income from investments in joint operations	5.3.	-1.2	-1.6
Net gain on sale of non-current assets	1.3.	-0.0	-0.0
Finance income and costs	3.1.	2.9	2.2
Other adjustments		0.4	-0.8
		19.4	17.7
Change in working capital			
Change in inventories, increase (-) / decrease (+)		0.2	7.4
Change in contract assets, trade and other receivables, increase (-) / decrease (+)		7.7	5.3
Change in contract liabilities, trade and other payables, increase (+) / decrease (-)		16.8	3.8
Change in working capital		24.7	16.5
Interest paid	3.1.	-1.6	-1.6
Interest received	3.1.	0.1	0.2
Other finance income and expenses paid	3.1.	-1.4	-1.7
Income taxes paid	6.1.	-6.4	-3.1
Financial items and taxes		-9.3	-6.1
NET CASH FLOW FROM OPERATING ACTIVITIES		**56.1**	**52.6**

EUR million	Note	1 Jan – 31 Dec 2020	1 Jan – 31 Dec 2019
CASH FLOW FROM INVESTING ACTIVITIES			
Payments for property, plant and equipment and intangible assets	2.1.,2.2.	-7.0	-6.8
Proceeds from sale of property, plant and equipment and intangible assets	1.3.	0.3	0.1
Investments in associated companies and joint ventures		-	-0.2
Interest received from investments in joint operations	5.3.	0.9	0.9
Dividends received	3.1.	0.2	-
NET CASH FLOW FROM INVESTING ACTIVITIES		**-5.6**	**-6.0**
CASH FLOW FROM FINANCING ACTIVITIES			
Changes in commercial paper program		40.0	-
Repayment of borrowings	3.2.2.	-6.5	-6.5
Repayment of lease liabilities	3.2.2.	-3.7	-3.7
Dividends paid and other distributions of profits	3.4.	-15.2	-13.7
NET CASH FLOW FROM FINANCING ACTIVITIES		**14.6**	**-23.9**
CHANGE IN CASH AND CASH EQUIVALENTS		**65.1**	**22.7**
Cash and cash equivalents at the beginning of the period		64.2	42.0
Translation differences on cash and cash equivalents		1.4	-0.5
Change in cash and cash equivalents		65.1	22.7
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	3.2.3.	**130.7**	**64.2**

The notes are an integral part of the consolidated financial statements.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Equity attributable to owners of the parent EUR million	Note	Share capital	Invested unrestricted equity fund	Fair value reserve	Legal reserve	Hedge reserve	Translation differences	Retained earnings	Total equity
Equity at 1 January 2019		**60.5**	**1.2**	**0.6**		**0.0**	**-19.6**	**107.3**	**150.1**
Total comprehensive income									
Result for the period		-	-	-	-	-	-	18.4	18.4
Other comprehensive income (net of tax)									
Cashflow hedges		-	-	-	-	-1.0	-	-	-1.0
Translation differences	3.4.	-	-	-	-	-	-2.5	0.1	-2.4
Remeasurements of post-employment benefit obligations	2.7.	-	-	-	-	-	-	-0.2	-0.2
Total comprehensive income for the period		-	-	-	-	**-1.0**	**-2.5**	**18.3**	**14.8**
Transactions with owners									
Dividend distribution		-	-	-	-	-	-	-13.7	-13.7
Share based payment		-	-	-	-	-	-	0.1	0.1
Total transactions with owners		-	-	-	-	-	-	**-13.6**	**-13.6**
Transfer to reserve		-	-	-	**0.1**	-	-	**-0.1**	**0.0**
EQUITY AT 31 DECEMBER 2019		**60.5**	**1.2**	**0.6**	**0.1**	**-1.0**	**-22.1**	**111.9**	**151.2**
Equity at 1 January 2020		**60.5**	**1.2**	**0.6**	**0.1**	**-1.0**	**-22.1**	**111.9**	**151.2**
Total comprehensive income									
Result for the period		-	-	-	-	-	-	17.8	17.8
Other comprehensive income (net of tax)									
Cashflow hedges		-	-	-	-	0.2	-	-	0.2
Translation differences	3.4.	-	-	-	-	-	1.6	0.3	1.8
Remeasurements of post-employment benefit obligations	2.7.	-	-	-	-	-	-	0.2	0.2
Total comprehensive income for the period		-	-	-	-	**0.2**	**1.6**	**18.3**	**20.0**
Transactions with owners									
Dividend distribution		-	-	-	-	-	-	-15.2	-15.2
Share based payment		-	-	-	-	-	-	0.3	0.3
Total transactions with owners		-	-	-	-	-	-	**-14.9**	**-14.9**
EQUITY AT 31 DECEMBER 2020		**60.5**	**1.2**	**0.6**	**0.1**	**-0.9**	**-20.5**	**115.3**	**156.3**

The notes are an integral part of the consolidated financial statements.

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Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW GENERAL INFORMATION Information on Altia Altia Plc (the "Company") together with its' subsidiaries (the "Group", "Altia Group" or "Altia") is an international alcoholic beverage service Group, which operates in the Nordic countries, Estonia, Latvia and France producing, marketing, selling and distributing both own and partner brands. Altia distils barley spirit from domestic barley for the basis of its beverages. The production plants are located in Finland and Estonia, and aging and production of cognac in France. Altia has high - quality brands of its own and international brands. In addition, the company represents international brands from all over the world. Altia’s business also includes industrial products such as starch and feed, technical ethanol and contract services. Altia’s customers include alcohol retail monopolies, alcoholic beverage wholesale outlets, restaurants, grocery stores, travel trade, importers in the export markets and industrial customers. Altia Plc, the parent company of Altia Group, is domiciled in Helsinki, Finland. Altia Plc is a Finnish publicly listed company. Altia’s shares are listed in Nasdaq Helsinki Ltd. The registered address of the Company is Kaapeliaukio 1. FI - 00180 Helsinki, Finland. Copies of the consolidated financial statements are available online at www.altiagroup.com or at the Group's headquarters at Kaapeliaukio 1. FI - 00180 Helsinki, Finland. Altia Plc’s Board of Directors has approved these financial statements for publication in its meeting on 24 February 2021. According to the Finnish Limited Liability Companies Act, shareholders have the right to approve or reject the financial statements in the Annual General Meeting held after the publication of the financial statements. The Annual General Meeting also has the right to make a decision to amend the financial statements. 111 Annual Report 2020 Basis of preparation The consolidated financial statements for the year ended 31 December 2020 are prepared in accordance with International Financial Reporting Standards (IFRS) complying with the SIC and IFRIC interpretations in force and approved by EU on 31 December 2020. Notes to the consolidated financial statements also comply with the requirements of the Finnish Accounting Act and Limited Liability Companies Act. New and amended standards applied in 2020 and future periods are described in Note 6.5. The consolidated financial statements for the year ended 31 December 2020 has been prepared on a historical cost basis, except equity investments and derivatives. The consolidated financial statements are presented in thousands of euros (Annual Reports in millions of euros) . The figures are rounded to the nearest thousand, and therefore the sum of individual figures may deviate from the total presented . If the figure is EUR 0 . it is shown as a hyphen . Notes to the consolidated financial statements

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Refer to the table below to see which notes and accounting principles are related.

Nr.	Note	Accounting principle
1.	Operating result	Revenue recognition, operating result
1.2.	Segment information	Operating segments
2.9.	Provisions	Provisions
2.7.	Employee benefitobligations	Employee benefits
2.2.	Property, plant and equipment	Property, plant and equipment
2.3.	Right-of-use assets	Leases
2.4.	Inventories	Inventories
1.6.	Otheroperating expenses	Leases
2.2.	Property, plant and equipment	
2.1.	Goodwill and other intangible assets	Goodwill
2.1.	Goodwill and other intangible assets	Intangible assets
3.2.1.	Financial assets	Financial assets
3.2.3.	Financial assets and liabilities- classification and fair value	
3.2.2.	Financial liabilities	Financial liabilities
3.2.3.	Financial assets and liabilities- classification and fair value	
3.3.	Derivative instruments and hedge accounting	Derivative contracts and hedge accounting
5.2.	Subsidiaries	Consolidation principles of subsidiaries
5.2.	Subsidiaries	Non-controlling interest and transactions with non-controlling interest
5.3.	Associated companies and joint arrangements	Associates and joint ventures
6.1.	Income taxexpense	Income and deferred taxes

Accounting policies requiring management judgement and key sources of estimation uncertainty

The preparation of financial statements requires the use of accounting estimates, which by definition, seldom equal the actual results. In addition, management makes judgements in applying Altia's accounting policies.

Estimates made in the preparation of the financial statements, and related assumptions, are based on the management's best knowledge at the reporting date. Consequently, the realised results can differ from the estimates. Any changes in estimates and assumptions are recognised when estimates and assumptions are corrected.

The Group's most significant area in which the management has exercised judgement is related to the revenue recognition (Note 1.1) and impairment provision of trade receivables, and useful lives of intangible assets and parameters used in impairment testing (Note 2.1.), and parameters used in lease accounting. Other critical future assumptions and anticipated uncertainties at the reporting date, which pose a significant risk of resulting in material changes in the carrying amounts of assets and liabilities within the next financial year, are related to deferred taxes (Note 6.1.) and uncertain tax positions.

Impacts of COVID-19

COVID-19 may impact Altia's financial position in many ways and increase the uncertainty related to the values of its assets. Due to this Altia has assessed the impact of the pandemic on its financial position and has considered the values of assets and liabilities that include critical accounting estimates and require management judgement. The identified and expected effects have been taken into consideration in the reported figures and in the forecasts requiring management judgement.

Altia has carried out annual impairment tests for goodwill and for trademarks on 31 October 2020. The impact of the COVID-19 has been taken into account in forecasted profitability together with other assumptions used for impairment testing or for evaluating the amortization periods of the intangible assets. On the basis of the impairment calculations, there has been no need for impairment of goodwill for any CGU or for trademarks. (See note 2.1)

The value of inventory is monitored on a regular basis also for slow moving items. COVID-19 has not had a material impact on the value of inventory. (see note 2.4)

The credit risk of trade receivables and the amount of expected credit losses has been analysed at the end of December 2020. Overdue receivables have been assessed on a customer level and expected default rates have been taken into consideration in the valuation. Based on the review no material adverse impacts on the value of trade receivables have been identified. (See note 2.6.)

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ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Financial risks

Altia Group reviewed its financial risks more thoroughly in 2020 due to COVID-19.

The management has analysed the credit risks of trade receivables and the loss allowance for trade receivables. According to management the loss allowances are sufficient based on the following. The significant portion of the sales of Finland and Exports and Scandinavia are for monopoly channels. Trade receivables to Finnish and Swedish monopolies are sold and are derecognized from the balance sheet as the contractual rights and all the related substantial risks have been transferred outside the Group. The payment behavior of Altia Industrial segment's customers has not changed due to COVID-19. Historically the amount of overdue trade receivables have been low and the amount of overdue receivables have not materially increased due to COVID-19. The overdue receivables have been assessed on customer level. After the reporting period, there have been no indications that loss allowances at the reporting period were not sufficient.

The management has analyzed that the liquidity risk has not increased significantly based on the following reasons. The reported net debt at 31.12.2020 was EUR -3.9 million and cash and cash equivalents EUR 130.7 million. Group's liquidity position has been strong throughout the year due to positive development of operational cash flow and the actions to secure liquidity during the pandemic by issuing commercial papers. Group also has a EUR 60 million unused revolving credit facility. Group has fulfilled its covenants determined in the Group's loan terms.

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Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 1. Operating result 1. REVENUES FROM OPERATIONS Revenue recognition The revenue is recognized at an amount of consideration to which the Group expects to be entitled in exchange for transferring promised goods or services to a customer. The transaction price may include variable considerations such as volume discounts, bonuses, marketing support, product returns etc. The variable considerations are estimated using the most likely value method if not yet realized in the end of reporting period. The revenue is further adjusted with indirect sales taxes, excise taxes, deposit and recycling fees and exchange rate differences relating to sales. Typical contracts with customers include a sale of goods to a customer with only one performance obligation. In contract services the contracts essentially include a single performance obligation, being a series of distinct services such as contract manufacturing, customer services and logistics. The revenue recognition occurs at a point in time, when the control of the goods is transferred to the customer according to the delivery terms. Revenue from the sale of services is recognised at the time of delivery of services. OPERATIVE ASSETS AND LIABILITIES OPER A TING RESULT FINANCIAL ITEMS AND CAPITAL STRUCTURE FINANCIAL AND CAPITAL RISK CONSOLIDATION O THER NOTES

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

The most significant revenue flows are generated by the sale of own products and partner brands. In addition, revenues are generated by contract manufacturing, as well as the sale of industrial products, such as starch, feed and technical ethanol. Adjustments to sales and obligations to repurchase certain products are taken into account in the revenue recognition phase.

In partner supplier agreements, which entitle Group to distribute partners' products, Altia acts as a principal towards the end customer having control over the product, discretion in establishing prices and owning the inventory. Accordingly, revenue recognised is the gross amount to which Altia is entitled to in these product sales.

The amount of excise tax deducted from sales revenue is significant. The amounts of sales including tax and excise taxes are presented below:

EUR million	2020	2019
Sales revenues deducted with revenue adjustments	805.0	791.5
Excise tax	-462.6	-431.9
Net sales	**342.4**	**359.6**
Tax share of sales revenues, %	57.5%	54.6%

1.2. SEGMENT INFORMATION

Description of segments and principal activities

Altia reports its business operations under the following segments: Finland & Exports, Scandinavia and Altia Industrial. Finland & Exports and Scandinavia segments comprise importing, sale and marketing of wine, spirits and other beverage product categories. Within the Finland & Exports segment the Company operates in Finland, the Baltics and travel retail channels and conducts exports. Scandinavia segment represents the Company's operations in Sweden, Norway and Denmark. Altia Industrial segment comprises the Company's production of ethanol, starch and feed as well as contract services. These segments comprise both Altia's operating and reportable segments.

The Board of Directors of Altia has been determined as the Company's current chief operative decision maker, and the reportable segments are based on the Altia's operating structure and internal reporting to the CODM used to assess the performance of the segments. For internal reporting purposes, reporting on the segment profit is based on an internal measure of a comparable EBITDA derived as follows:

- Net sales and direct segment expenses reported within the Comparable EBITDA segment profit measure are measured on an accrual basis and reported under the same accounting principles as in the consolidated accounts.
- Expenses allocated to the segments related to shared function costs or business support services expenses comprise costs such as centralized marketing costs, IT infrastructure related costs, shared support services, headquarter costs including finance and treasury, communication, legal and human resource related costs as well as certain warehousing and service fees. For internal reporting purposes these cost allocations are based on budgeted amounts and variances from budgeted amounts are presented under column "Unallocated and adjustments" and can result in either incurred overruns or savings compared to budgeted amounts. All of these variances are not allocated to the segments for internal reporting purposes.
- The unallocated and adjustments column represents in addition to the budget variances, certain unallocated headquarter costs.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Segment net sales and results

The following tables set out the segment net sales and Comparable EBITDA as well as the reconciliation of the Comparable EBITDA to the group's operating result:

EUR million	Finland & Exports	Scandinavia	Altia Industrial	Unallocated and adjustments	Group
	1 Jan - 31 Dec 2020				
Net sales, total	117.7	124.4	143.1		385.3
Net sales, Internal	-0.5	-0.5	-41.9		-42.9
Net sales, external	**117.2**	**123.9**	**101.2**		**342.4**
Comparable EBITDA	19.8	14.2	17.9	0.5	52.4
Items affecting comparability[1]					-12.1
EBITDA					**40.3**
Depreciation, amortisation and impairment					-17.4
OPERATING RESULT					**22.9**

EUR million	Finland & Exports	Scandinavia	Altia Industrial	Unallocated and adjustments	Group
	1 Jan - 31 Dec 2019				
Net sales, total	129.0	121.4	149.7		400.1
Net sales, Internal	-0.4	-0.7	-39.4		-40.5
Net sales, external	**128.6**	**120.7**	**110.2**		**359.6**
Comparable EBITDA	20.6	12.1	11.4	0.7	44.8
Items affecting comparability[1]					-1.7
EBITDA					**43.1**
Depreciation, amortisation and impairment					-17.9
OPERATING RESULT					**25.1**

[1] Items affecting comparability comprise of material items incurred outside normal business, such as net gains or losses from business and assets disposals, impairment losses, cost for closure of business operations and restructurings, major corporate projects including direct transaction costs related to business acquisitions, voluntary pension plan change and costs related to other corporate development. Gains on sale of property, plant and equipment and intangible assets are presented in Note 1.3. and employee costs related to restructuring in Note 1.5.

Other entity-wide disclosures

Net sales by geography

Net sales broken down by the location of Altia entity for the years ended 31 December 2020 and 2019 were as follows:

EUR million	2020	2019
Finland	193.5	211.7
Sweden	97.7	97.2
Norway	25.5	22.6
Estonia	9.1	9.3
Latvia	10.8	10.1
Denmark	0.3	2.8
Other countries	5.5	5.9
NET SALES, TOTAL	**342.4**	**359.6**

In Finland & Exports segment, net sales of EUR 81.3 million (2019: EUR 74.9 million) were derived from a single external customer. In Scandinavia segment, net sales of EUR 86.2 million (2019: EUR 81.8 million) were derived from a single external customer. In Altia Industrial segment, net sales of EUR 27.9 million (2019: EUR 43.7 million) were derived from a single external customer. No other single external customer represented more than 10 per cent or more of Altia's total net sales for the years ended 31 December 2020 or 2019.

Net sales by product category

Net sales broken down by product category for the years ended 31 December 2020 and 2019 were as follows:

EUR million	2020	2019
Spirits	119.1	121.3
Wine	119.5	124.9
Other beverages	2.5	3.1
Industrial products and services	101.2	110.2
NET SALES BY PRODUCT CATEGORY, TOTAL	**342.4**	**359.6**

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Non-current assets by geography

The total of non-current assets other than financial instruments and deferred tax assets broken down by the location of the assets as at 31 December 2020 and 2019 were as follows:

EUR million	2020	2019
Finland	107.7	110.6
Sweden	47.0	48.2
Norway	0.2	0.5
Estonia	2.3	2.2
Latvia	0.2	0.2
Denmark	5.2	5.9
Other countries	8.8	9.0
NON-CURRENT ASSETS BY GEOGRAPHY, TOTAL	171.3	176.6

1.3. OTHER OPERATING INCOME

Other operating income mainly includes gains on the disposal of non-current assets, income from sale of energy, water, steam and carbon dioxide, gains on sale of emission allowances, rental income and related non-core business service income and contract termination fees.

EUR million	2020	2019
Gains on sale of property, plant and equipment and intangible assets	0.0	0.0
Gains on sale of emission allowances	-	0.8
Rental income	1.4	1.3
Income from sale of energy, water, steam and carbon dioxide	3.3	3.4
Other income	1.5	2.0
TOTAL	6.2	7.6

1.4. MATERIALS AND SERVICES

EUR million	2020	2019
Raw materials, consumables and goods		
Purchases during the period	190.5	200.8
Change in inventories	-0.2	7.6
Scrapping and obsolescence and revaluation	0.6	3.2
External services	1.6	1.6
TOTAL	192.5	213.1

Materials and services consist of cost of material, such as barley, wine, different spirit, liquids, ground water as well as other ingredients needed for a variety of different drinks, packaging materials, production costs, changes in inventories, scrapping and obsolescence costs and external services such as logistics and warehousing.

1.5. EMPLOYEE BENEFIT EXPENSES

EUR million	2020	2019
Wages and salaries	38.1	34.2
Pension expenses		
Defined contribution plans	5.9	7.1
Share -based payments	0.3	0.1
Other social expenses	4.7	4.4
TOTAL	49.1	45.9

In Altia, the total wages and salaries of personnel consists of fixed and variable pay, allowances, short and long-term incentives and fringe benefits.

The group has recognised the total amount of incentives EUR 5.7 million (2019: EUR 0.4 million) in the form of cash bonuses. Employee benefit expenses include personnel related restructuring costs of EUR 0.3 million (2019: EUR 0.2 million). The group has recognized the total amount of EUR 0.5 million (2019: EUR 1.6 million) of closed voluntary pension scheme.

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Annual Report 2020

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Average number of personnel during the period	2020	2019
Workers	256	272
Clerical employees	394	410
TOTAL	**650**	**682**

More information on the Group's pension plans is presented in Note 2.7.
Information of management remuneration is presented in Note 6.3. related party transactions.

1.6. OTHER OPERATING EXPENSES

EUR million	2020	2019
Losses on sales and disposals of property, plant and equipment and intangible assets	0.1	-
Rental expenses	1.4	1.6
Short-term lease expenses	0.1	0.2
Expenses for leases of low-value assets	0.1	0.2
Variable lease payments	1.3	1.2
Marketing expenses	9.3	12.3
Travel and representation expenses	0.9	2.7
Outsourcing services	16.0	8.9
Repair and maintenance expenses	7.0	6.8
Energy expenses	7.4	7.4
IT expenses	6.3	6.0
Variable sales expenses	11.4	12.5
Other expenses	6.7	6.9
TOTAL	**66.6**	**65.0**

Auditor's fees included in other operating expenses	2020	2019
Audit fees	0.3	0.3
Tax consultation	-	0.0
Other fees	0.3	0.2
TOTAL	**0.6**	**0.5**

The table above presents fees to PricewaterhouseCoopers globally during the year. Non-audit fees to PricewaterhouseCoopers Oy in 2020 amounted to EUR 0.8 million of which EUR 0.5 million related to the future issuance and listing of the Altia-Arcus merger consideration shares are booked to accrued income and at the date of issuance will be recognised directly to equity.

1.7. DEPRECIATION, AMORTISATION AND IMPAIRMENT

Depreciation and amortisation by asset categories is as follows:

EUR million	2020	2019
Amortisation on intangible assets		
Trademarks	3.7	4.1
Software and other intangible assets	2.2	2.0
Total amortisation on intangible assets	**5.9**	**6.1**
Depreciation on property, plant and equipment		
Buildings	3.2	3.4
Machinery and equipment	4.8	4.7
Other tangible assets	0.0	0.0
Total depreciation on property, plant and equipment	**8.0**	**8.1**
Depreciation on right-of-use assets		
Buildings	2.5	2.5
Machinery	1.0	1.2
Total depreciation on right-of-use assets	**3.5**	**3.7**
TOTAL DEPRECIATION AND AMORTISATION	**17.4**	**17.9**

Group's depreciation and amortisation methods and periods are described in Note 2.1. Goodwill and other intangible assets, Note 2.2. Property, plant and equipment and Note 2.3. Leases.

1.8. RESEARCH AND DEVELOPMENT EXPENDITURES

Operating result includes research and development expenditures amounting to EUR 1.6 million (2019: EUR 2.3 million). The R&D expenditures represents 0.5% of net sales in 2020 (2019: 0.6%).

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Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 2. Operative assets and liabilities 1. GOODWILL AND OTHER INTANGIBLE ASSETS Intangible assets other than goodwill are recorded at historical costs and depreciated over their useful lives. Intangible assets include goodwill, trademarks, software and other intangible assets and prepayments. Goodwill Goodwill arising on the business acquisition is recognised as the excess of the aggregate of the consideration transferred, the amount of non - controlling interests and any previously held equity interest in the acquiree, over the fair value of the net assets acquired. Goodwill is measured at cost less accumulated impairment losses. Goodwill is not amortised but is tested annually for impairment. For the purpose of impairment testing, goodwill is allocated to the groups of cash - generating units (CGU) that are expected to benefit from the business combinations in which the goodwill was generated. Impairment testing is described in more detail later in this note. OPERATIVE ASSETS AND LIABILITIES OPER A TING RESULT FINANCIAL ITEMS AND CAPITAL STRUCTURE FINANCIAL AND CAPITAL RISK CONSOLIDATION O THER NOTES

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Other intangible assets

Other intangible assets include intangible rights, other intangible assets and prepayments for intangible assets. Intangible assets such as patents and IT-software, with finite useful lives, are recognised in the balance sheet at the original acquisition cost less accumulated amortisation and possible impairment.

Altia's trademarks have been acquired in connection with business acquisitions and recognised originally at fair value and are subsequently amortised on a straight-line basis over the estimated useful lives.

The estimated useful lives of intangible assets are as follows:

Trademarks	10–15 years
IT-development and software	3–5 years

The costs related to the intangible assets are capitalised if it can be demonstrated that the asset will generate the future economic benefits, the entity controls the asset and the cost of the asset can be measured reliably. All other expenditure is recognised as an expense as incurred.

Expenditure on research activities is recognised in profit or loss in the period in which it is incurred. The Group has no projects related to the development activities of new products or processes qualifying for the identifiability and other criteria regarding capitalisation under IFRS.

Accounting for emission allowances is described in Note 6.2. Emission allowances are presented as off-balance sheet items.

Critical estimates and management judgements – Useful lives of trademarks

Altia's trademarks have been acquired in connection with business acquisitions and recognised originally at fair value and are subsequently amortised on a straight-line basis over the estimated useful lives. Management has estimated the useful lives of trademarks to be in a range from 10 to 15 years. However, the actual useful life may be shorter or longer than the estimated range depending on the market trends and customer behavior.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

GOODWILL AND OTHER INTANGIBLE ASSETS

EUR million	Goodwill	Trademarks	Software and other intangible assets	Prepayments	Other intangible assets total
Acquisition cost at 1 January 2020	128.3	122.8	23.4	2.0	148.1
Additions	-	0.0	0.0	1.1	1.2
Disposals	-	-0.0	-	-	-0.0
Effect of movement in exchange rates	-5.3	1.8	-0.0	-	1.8
Transfers between items	-	-	1.7	-1.7	0.0
Acquisition cost at 31 December 2020	123.0	124.7	25.0	1.4	151.1
Accumulated amortisation and impairment losses at 1 January 2020	-48.2	-104.5	-18.5	-	-123.0
Amortisation	-	-3.7	-2.2	-	-5.9
Accumulated amortisation on disposals and transfers	-	0.0	-	-	0.0
Effect of movement in exchange rates	6.6	-1.6	-0.0	-	-1.6
Accumulated amortisation and impairment losses at 31 December 2020	-41.6	-109.7	-20.7	-	-130.4
Carrying amount at 1 January 2020	80.1	18.3	4.9	2.0	25.2
CARRYING AMOUNT AT 31 DECEMBER 2020	**81.4**	**15.0**	**4.3**	**1.4**	**20.7**
Acquisition cost at 1 January 2019	128.0	123.8	21.8	1.7	147.3
Additions	-	0.1	0.0	1.8	2.0
Disposals	-	-0.1	-	-	-0.1
Effect of movement in exchange rates	0.3	-1.1	-0.0	-	-1.1
Transfers between items	-	-	1.6	-1.6	0.0
Acquisition cost at 31 December 2019	128.3	122.8	23.4	2.0	148.1
Accumulated amortisation and impairment losses at 1 January 2019	-47.3	-101.2	-16.5	-	-117.8
Amortisation	-	-4.1	-2.0	-	-6.1
Accumulated amortisation on disposals and transfers	-	0.1	-	-	0.1
Effect of movement in exchange rates	-0.9	0.9	0.0	-	0.9
Accumulated amortisation and impairment losses at 31 December 2019	-48.2	-104.5	-18.5	-	-123.0
Carrying amount at 1 January 2019	80.7	22.6	5.3	1.7	29.6
CARRYING AMOUNT AT 31 DECEMBER 2019	**80.1**	**18.3**	**4.9**	**2.0**	**25.2**

The most significant trademarks include Renault, Larsen, Xanté, Blossa, Chill Out, Explorer, Grönstedts, Bröndums, 1-Enkelt and Arsenitch. Software and other intangible assets are mainly computer software.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Impairment testing

Book value of assets are assessed to determine whether there are any impairment at least at the end of each financial year. If any evidence of impairment emerges (a triggering event), the assets' recoverable amount is estimated. The recoverable amount is determined on the basis of value in use. An impairment loss is recognised if the carrying amount of an asset exceeds its recoverable amount. The impairment loss is immediately recognised in profit or loss and the estimated useful life of the asset in question is reassessed when an impairment loss is recognised. The recoverable amounts of goodwill and intangible assets not yet available for use are estimated annually. The need for recognising an impairment loss is assessed at cash-generating unit level. This level is essentially independent from other units with separate cashflows.

The impairment loss is reversed if there has been such a positive change in the estimates used to determine the recoverable amount of the asset or cash-generating unit that recoverable amount of the asset will increase the book value of asset. Impairment losses are only reversed to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined if no impairment loss had been recognised. An impairment loss on goodwill is never reversed.

Critical estimates and management judgements – Impairment testing:

The preparation of calculations for the impairment testing of goodwill requires estimates regarding the future. The management's estimates and related critical uncertainties are related to the components of the recoverable amount calculation, including the discount rate, the terminal growth rate and development of the net sales and operating result, including estimated cost levels of main raw materials and energy. The discount rates reflect current assessments of the time value of money and relevant market risk premiums reflecting risks and uncertainties for which the future cash flow estimates have not been adjusted. The discount rates used, expected net sales growth rates and profitability levels, including sensitivity analyses, are stated below.

Impairment testing of goodwill

Allocation of goodwill

Goodwill is allocated to groups of cash-generating units (CGU) that represent the level on which the management monitors the goodwill.

Altia reports its business operations under the following segments: Finland & Exports, Scandinavia and Altia Industrial. Finland & Exports and Scandinavia segments comprise importing, sale and marketing of wine, spirits and other beverage product categories. Within the Finland & Exports segment the Company operates in Finland, the Baltics and travel retail channels and conducts exports. Scandinavia segment represents the Company's operations in Sweden, Norway and Denmark. Altia Industrial segment comprises the Company's production of ethanol, starch and feed as well as contract services. These segments comprise both Altia's operating and reportable segments. Goodwill is monitored by management at the level of the operating segments.

A segment-level allocation of the goodwill at 31 December 2020 and 2019 is presented below:

EUR million	2020	%	2019	%
Finland& Exports	46.4	57.0%	46.7	58.3%
Scandinavia	35.0	43.0%	33.4	41.7%
TOTAL	**81.4**	**100.0%**	**80.1**	**100.0%**

Impairment testing

The key assumptions in impairment testing are operating result and discount rate.

The goodwill allocated to the Group's cash-generating units is tested for impairment annually or when there is reason to assume that the carrying amount has exceeded the recoverable amount, with the carrying amount compared to the recoverable amount in the testing. The annual impairment tests have been carried out on 31 October 2020 and 31 October 2019. At the time of testing, the companies did not have intangible assets with indefinite useful lives other than goodwill.

The cash flow estimates used are based on CGU-specific financial plans for the following year approved by the Group's management. The forecast period applied for the calculations covers five years, beyond which the cash flow projections are extrapolated using a constant market-specific growth rate estimate. The forecasted cash flows for a longer term than this have been estimated by using an annual growth rate estimate of -0.5%. In the view of the management, these growth estimates represent the development of business operations in the longer term pursuant to the forecasts.

The COVID-19 pandemic has been taken into consideration in CGU specific financial plans for the year 2020 and its impacts on operating result.

The market-specific WACC estimates are based on external market-specific references. Management makes judgements regarding the development of assumptions other than WACC based on internal and external views of the industry's history and future.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

The weighted average costs of capital used as discount rates for the cash flow estimates are presented in the enclosed table:

Used pre-tax discount rate %	2020	2019
Finland & Exports	6.4%	6.4%
Scandinavia	6.0%	6.0%

The estimated average operating margins used in the calculations are presented in the enclosed table:

Projected average pre-tax operating result, %	2020	2019
Finland & Exports	14.9%	13.1%
Scandinavia	9.1%	8.1%

Based on the analyses prepared by the company, no reasonably possible change in any of the key assumptions would cause any of the tested unit's recoverable amount to decrease to be equal to its carrying amount.

2.2. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment

Property, plant and equipment mainly consist of manufacturing and warehouse buildings, land, and machinery and equipment used in alcoholic beverage industry. Property, plant and equipment are measured at historical cost less accumulated depreciation and possible impairment losses. If parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items. The subsequent costs related to the items of property, plant and equipment are capitalised only if the future economic benefits exceed the originally assessed standard of performance. All other expenditure, for example ordinary maintenance and repair costs, is recognised as an expense as incurred. Depreciation is recognised on a straight-line basis over the estimated useful lives of items of property, plant and equipment. Land is not depreciated.

Government grants, for example grants received from the State, are recognised in profit or loss in the same period in which the related expenses are recognised. Grants that compensate the Group for the acquisition of property, plant and equipment are deducted from the carrying amount adjusted with the grant received.

Investment properties are properties held by the Group in order to earn rental income or for capital appreciation. Investment properties are measured at cost less accumulated depreciation and impairment losses. Fair values of investment properties are determined based on a valuation carried out by an external property valuator.

The estimated useful lives of property, plant and equipment are as follows:

Buildings and structures	10–40 years
Machinery and equipment	10 years
Other tangible assets	3–10 years

The estimated useful lives and residual values are reviewed at each financial year-end, and if they differ substantially from the previous estimates, the depreciation periods are adjusted accordingly. Impairment loss is recognised in profit or loss to the extent the assets carrying value exceeds its recoverable amount.

Gains and losses on the disposals of property, plant and equipment are included in other operating income or expenses.

Covid-19 pandemic has not had significant effect on utilization of fixed assets therefore there were no need to change the estimated useful lives and no impairment losses were detected.

123 Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Accumulated depreciation and impairment losses at 31 December 2020 0.0 - 88.7 - 105.1 - 0.2 - - 194.0 Carrying amount at 1 January 2020 3.0 25.6 30.2 0.6 1.6 60.9 CARRYING AMOUNT AT 31 DECEMBER 2020 3.0 23.9 28.7 0.6 2.6 58.9 124 Annual Report 2020 Acquisition cost at 1 January 2019 3.0 109.5 129.8 0.8 1.5 244.6 Additions - 0.1 0.4 - 4.3 4.8 Disposals - - - 1.3 - 0.0 - - 1.3 Effect of movement in exchange rates - - 0.0 - 0.1 - 0.0 - - 0.1 Transfers between items - 1.8 2.4 - - 4.3 0.0 Acquisition cost at 31 December 2019 3.0 111.3 131.3 0.8 1.6 247.9 Accumulated depreciation and impairment losses at 1 January 2019 0.0 - 82.4 - 97.4 - 0.2 - - 179.9 Depreciation - - 3.4 - 4.7 - 0.0 - - 8.1 Accumulated depreciation on disposals and transfers - - 0.9 0.0 - 1.0 Effect of movement in exchange rates - 0.0 0.1 - - 0.1 Accumulated depreciation and impairment losses at 31 December 2019 0.0 - 85.8 - 101.1 - 0.2 - - 187.0 Carrying amount at 1 January 2019 3.0 27.1 32.4 0.6 1.5 64.6 CARRYING AMOUNT AT 31 DECEMBER 2019 3.0 25.6 30.2 0.6 1.6 60.9 PROPERTY, PLANT AND EQUIPMENT Land and Buildings and Machinery and Other Prep a yment s and assets under EUR million water areas structures equipment tangible assets construction T otal Acquisition cost at 1 January 2020 3.0 111.3 131.3 0.8 1.6 247.9 Additions - 0.2 0.7 0.0 5.2 6.1 Disposals - 0.0 - 0.5 - 0.9 - - - 1.4 Effect of movement in exchange rates - 0.0 0.2 0.0 - 0.2 Transfers between items - 1.6 2.6 - - 4.2 0.0 Acquisition cost at 31 December 2020 3.0 112.6 133.9 0.8 2.6 252.9 Accumulated depreciation and impairment losses at 1 January 2020 0.0 - 85.8 - 101.1 - 0.2 - - 187.0 Depreciation - - 3.2 - 4.8 - 0.0 - - 8.0 Accumulated depreciation on disposals and transfers - 0.3 0.8 - - 1.2 Effect of movement in exchange rates - - 0.0 - 0.1 - - - 0.1

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

2.3. LEASES

Leases

Lease is a contract, or a part of a contract that conveys the right to use an asset for a period of time in exchange for consideration. A contract contains a lease if there is an identified asset and the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Altia mainly acts as the lessee. The Group's leases are related to normal business operations, such as leases on facilities, warehouses, vehicles, forklifts and office technology. The new standard removes the previous distinction between operating and finance leases. In accordance with the new standard, an asset item (right of use of the leased asset) and a financial liability concerning lease payments have been recognised for most of Altia's leases.

The lease liability is measured by discounting the expected lease payments to the current value. Lease payments include fixed lease payments, expected payments related to residual value guarantees and the possible exercise price of the purchase option if the use of the option is reasonably certain. The lease period is the non-cancellable period of the lease. Any extension options are added to the lease period if it is reasonably certain that the Group will exercise such options.

Lease payments are discounted at the internal rate of return of the lease if that rate can be readily determined. If an internal rate of return cannot be readily determined, the interest rate for additional credit is used as the discount rate. The criteria used to determine the discount rate includes the class of the underlying asset, geographical location, currency, the maturity of the risk-free interest rate and the lessee's credit risk premium.

The lease liability is remeasured and adjusted against the right of used asset if the cash flow in accordance with the original terms and conditions of lease changes; for example, if the lease period changes or if the lease payments change based on a variable index or interest rate. The lease liability is divided into current and non-current liability and is presented on a separate line on the balance sheet.

Right-of-use assets are measured at acquisition cost based on the amount of the initial measurement of the lease liability. Right-of-use assets are depreciated over the lease period or their useful lives, depending on which is shorter. Right -of use assets related to buildings are depreciated in 2-6 years and right-of -use assets related to machinery and equipment are depreciated in 2-6 years.

Right-of-use assets related to tangible assets are presented on a separate line on the balance sheet.

The IFRS 16 standard includes exemptions concerning leases of less than 12 months and low-value assets. Altia treats leases with less than 12 months remaining of the lease period at the time of transition as current underlying asset items that are not recognised on the balance sheet. The selection is made based on the class of the underlying asset. Exemptions apply to all underlying asset items other than vehicles and offices, which are recognised on the balance sheet even if their remaining lease period is less than 12 months at the time of transition. Lease liabilities are not recognised for low-value assets. Altia considers assets with an acquisition cost of less than EUR 5,000 to be low-value. Finance leases included in exemptions as short-term or low value were derecognized from balance sheet. Lease expenses related to leases included in the exemptions are recognised in equal instalments over the lease period.

RIGHT-OF-USE ASSETS

EUR million	Buildings	Machinery and equipment	Total
Acquisition cost at 1 January 2020	10.9	3.1	14.1
Additions	2.1	1.2	3.3
Disposals	-	-0.2	-0.2
Effect of movement in exchange rates	0.3	0.0	0.3
Acquisition cost at 31 December 2020	13,3	4.1	17.5
Accumulated depreciation at 1 January 2020	-2.6	-1.1	-3.7
Depreciation	-2.5	-1.0	-3.5
Accumulated depreciation on disposals	-	0.1	0.1
Effect of movement in exchange rates	-0.1	-0.0	-0.2
Accumulated depreciation at 31 December 2020	-5.2	-2.0	-7.2
CARRYING AMOUNT AT 31 DECEMBER 2020	**8.1**	**2.1**	**10.2**

EUR million	Buildings	Machinery and equipment	Total
Acquisition cost at 1 January 2019	8.6	2.1	10.7
Additions	2.4	1.1	3.5
Disposals	-	-0.1	-0.1
Effect of movement in exchange rates	-0.1	-0.0	-0.1
Acquisition cost at 31 December 2019	10.9	3.1	14.1
Depreciation	-2.5	-1.2	-3.7
Accumulated depreciation on disposals	-	0.0	0.0
Effect of movement in exchange rates	-0.0	-0.0	-0.0
Accumulated depreciation at 31 December 2019	-2.6	-1.1	-3.7
CARRYING AMOUNT AT 31 DECEMBER 2019	**8.4**	**2.0**	**10.4**

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

2.4. INVENTORIES

Inventories

Inventories are measured at the lower of cost and net realisable value. Self-manufactured products are measured at standard prices, except cognac products, which are measured at weighted average cost. Fixed production costs are allocated to the cost of own production.

Raw materials, supplies and trading goods are measured at weighted average cost. Semi-finished products are measured at weighted average cost, except semi-finished products produced in Estonia, which are measured at standard prices. Repacked trading goods are measured at standard cost in repacking plant.

The cost of finished products and work in progress includes raw materials, direct labour costs, other direct costs as well as an allocable proportion of variable procurement and production costs and fixed overheads in case of finished products, determined based on normal operating capacity.

Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

INVENTORIES

EUR million	2020	2019
Materials and supplies	43.9	49.6
Work in progress	9.8	10.5
Finished goods	16.4	13.5
Goods	22.0	18.3
Advance payments	0.2	0.3
TOTAL	**92.3**	**92.0**

Altia recognised write-downs of inventories amounting to EUR 1.6 million in 2020 (2019: EUR 1.9 million). COVID-19 has not had a material impact on the value of inventory.

2.5. CONTRACT ASSETS AND LIABILITIES (CURRENT)

Contract assets represent the amount which Altia has right to receive goods expected to be returned to inventory with respect to return clauses in the contracts. Contract assets are measured at the former carrying amount of the inventory less any expected costs to recover the goods and less any impairment losses.

Contract liabilities represent the amount received or receivable that is expected to be returned as a refund liability.

EUR million	2020	2019
Contract assets	0.2	0.2
TOTAL	**0.2**	**0.2**
Contract liabilities	0.5	0.5
TOTAL	**0.5**	**0.5**

2.6. TRADE AND OTHER RECEIVABLES (CURRENT)

Trade and other receivables

Trade receivables are carried at original invoiced amount less any impairment losses. An impairment loss is recognized immediately in profit and loss. Impairment provisions are recognized based on lifetime expected credit losses from trade receivables in accordance with IFRS 9. The expected credit loss model is forward looking and expected default rates are based on historical realized credit losses. The lifetime expected credit loss provision is calculated using aging of the accounts receivable and regional portfolios.

Sold trade receivables are derecognised from the balance sheet as soon as the receivable is sold and the price has been received. At the time of sale, the Group derecognises the trade receivable as the contractual rights to these cash flows expire and all the related substantial risks and rewards have been transferred outside the Group. The costs related to the sold receivables are recognised in Other finance expenses.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

TRADE AND OTHER RECEIVABLES

EUR million	2020	2019
Trade receivables	40.5	48.1
Accrued income	2.7	3.2
Receivables on derivative instruments	0.7	0.4
Other receivables	2.9	2.8
TOTAL	46.8	54.4

At the end of the reporting period 2020 the sold trade receivables amounted to EUR 91.9 million (2019: EUR 76.7 million). Trade receivables from associated companies and joint arrangements are presented in Note 6.3.

AGEING ANALYSIS OF TRADE RECEIVABLES

EUR million	2020	2019
Trade receivables not past due	38.0	42.7
Trade receivables past due 1-90 days	2.6	4.8
Trade receivables past due over 90 days	0.3	0.8
Impairment losses	-0.3	-0.2
TOTAL	40.5	48.1

The realized impairment losses recognized on trade receivables during the year 2020 amounted to EUR 0.1 million (2019: EUR 0.0 million).

The loss allowance for trade receivables is based on the ageing of the accounts receivable and regional portfolios. The expected loss rate for all trade receivables is 0.1% and in addition receivables more than 120 days due are impaired with 60% expected loss rate. The receivables of the monopolies in Finland and Sweden are excluded due to the nature of the customer and related credit risk (government entities). Forward looking macro-economic information has been included in the analysis. Due to the COVID-19 overdue receivables have been assessed on a customer level.

2.7. EMPLOYEE BENEFIT OBLIGATIONS

Group's pension arrangements

The Group operates various pension plans in accordance with local conditions and practices in different countries. In the Finnish companies, statutory pension obligations (TyEL) are arranged through insurance companies, when the TyEL plan is a defined contribution plan. The defined contribution plans are applied also in other countries and the foreign subsidiaries manage their pension plans in accordance with local legislation and established practice.

The Group has defined benefit pension plans for supplementary pension in Norway and France.

In defined benefit pension plans, the amount of the pension benefit at retirement is calculated based on salary, years of service and life expectancy. The Norwegian and French pension plans cover only few employees, thus the related pension liabilities are not material for the Group. At the end of the reporting period 2020 the defined benefit plan obligation amounted to EUR 1.1 million (2019: EUR 1.4 million).

2.8. TRADE AND OTHER PAYABLES

EUR million	2020	2019
Current		
Trade payables	29.6	25.7
Accruals for wages and salaries and social security contributions	6.0	0.9
Interest liabilities	0.3	0.3
Other accrued expenses	23.2	24.1
Derivative liabilities	1.9	1.7
Excise tax	54.7	47.0
VAT liability	29.4	27.9
Other liabilities	7.6	7.1
TOTAL	152.6	134.7

127 Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 2.9. PROVISIONS Provisions A provision is recognised when the Group has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation and the amount of the obligation can be reliably estimated. The amount recognised as provision is the management’s best estimate of the costs required to settle the existing obligation at the end of the reporting period. If part of the obligation may potentially be compensated by a third party, the compensation is recognised as a separate asset when it is virtually certain that the compensation will be received. A provision for restructuring is recognised when a detailed restructuring plan has been prepared, and the implementation of the plan has either been commenced or the plan has been announced to those who are affected. The Group had no provisions at 31 December 2020 or 31 December 2019. 128 Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 3. Financial items and capital structure OPERATIVE ASSETS AND LIABILITIES OPER A TING RESULT FINANCIAL ITEMS AND CAPITAL STRUCTURE FINANCIAL AND CAPITAL RISK CONSOLIDATION O THER NOTES

Foreign exchange differences arising from trade receivables and trade payables amounting to EUR 0 . 4 million ( 2019 : EUR 0 . 1 million) and from currency derivatives amounting to EUR - 0 . 7 million ( 2019 : EUR 0 . 9 million) are included in operating result . Interest expenses included finance lease related interest expenses amounting to EUR 0.1 million (2019: EUR 0.1 million). To ensure sufficient funding and liquidity reserves following the completion of the planned Altia - Arcus merger, Altia has obtained certain consents and waivers from the lenders under existing senior facilities agreement in order for the existing financing arrangements to continue in force and survive the merger. In addition Altia has received a back up financing commitment for the establishment of the bridge facilities agreement. These refinancing costs EUR 0.6 million are included in other financial costs. Interest income Forward points on FX - forwards - 0.0 Loans, receivables and cash and cash equivalents 0.1 0.2 130 Annual Report 2020 Foreign exchange gains Foreign exchange gains on FX - derivatives - 0.8 Foreign exchange gains on I/C loans and cash pool accounts - 2.5 Dividend income Fair value through other comprehensive income 0.2 - Interest expenses Forward points on FX - forwards - - 0.0 Financial liabilities at amortised cost 1.1 1.1 Derivatives under hedge accounting (Interest rate risk) 0.4 0.4 Interest expenses on lease liabilities 0.1 0.1 Other interest expenses, pension liability 0.0 0.0 Foreign exchange losses Foreign exchange losses on FX - derivatives 0.0 2.1 Foreign exchange losses on I/C loans and cash pool accounts 0.1 1.2 Other finance expenses Other financial expenses 1.4 0.7 BUSINESS OVERVIEW BOARD REPO R T SUSTAINABILITY CORPORATE GOVERNANCE FINANCIAL STATEMENTS 3.1. FINANCE INCOME AND EXPENSES FINANCE INCOME FINANCE EXPENSES EUR million 2020 2019 EUR million 2020 2019 Total interest income 0.1 0.2 Total interest expenses 1.7 1.6 Total foreign exchange gains - 3.3 Total dividend income 0.2 - Total foreign exchange losses 0.1 3.3 TOTAL FINANCE INCOME 0.2 3.5 Total other finance expenses 1.4 0.7 TOTAL FINANCE EXPENSES 3.1 5.7

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 2. FINANCIAL ASSETS AND LIABILITIES 1. FINANCIAL ASSETS According to IFRS 9 the classification is business model driven and there are three classes: fair value through profit and loss, amortised cost and fair value through other comprehensive income. Classification is made upon initial recognition based on the purpose of use of the asset. The basis of classification is reassessed at each reporting date. All purchases and sales of financial instruments are recognised on the trade date, which is the date when the Group commits to purchase or sell a financial instrument. Financial assets are recognised in the balance sheet at original cost which equals their fair value at the acquisition date. If the asset in question is not measured at fair value through profit or loss, transaction costs are included in the original cost of the financial asset. The Group derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or the Group transfers all the substantial risks and rewards related to the financial asset outside the Group. Financial assets are included in non - current items of the balance sheet when their maturity is over 12 months. Impairment of financial assets The impairment model requires the recognition of impairment provision based on expected credit losses. The impairment provision is recognised based on lifetime expected credit losses from trade receivables and contract assets. More information on the impairment provision on trade receivables can be found in Note 2.6. Trade and other receivables (current). The impairment model does not apply to financial assets measured at fair value and investments in associates and joint ventures and interests in joint operations since those are measured at fair value which already takes into account expected credit losses . Financial assets recognised at fair value through profit or loss This category includes financial assets held for trading purposes or otherwise designated as financial assets recognised at fair value through profit or loss by Altia Group. Derivative instruments held for hedging purposes, but not qualifying for the criteria of hedge accounting, are classified in this category. Items in this category are initially recognised at fair value and subsequently measured at the fair value of each reporting date, which is the market bid price at the end of the reporting period determined based on public price quotations in active markets. Realised and unrealised gains and losses arising from changes in fair values are recognised in profit or loss in financial items in the period in which they are incurred if they relate to hedging of financial items. Amortised cost Loans and receivables arise when money, goods or services are delivered to a debtor, and they are included in current or non - current financial assets in accordance with their maturity. The assets in this category are held according to a business model of which objective is to collect contractual cash flows. In Altia, non - current receivables include loan receivables and other receivables with the maturity of over one year. Current receivables include trade receivables as well as cash and cash equivalents presented under current financial assets. Receivables are measured at amortised cost when the related payments are fixed or determinable and the instruments are not quoted in financial markets. The exchange rate differences of intra - group foreign currency denominated loan receivables are presented within financial items as foreign exchange differences related to loans. The exchange rate differences of foreign currency denominated trade receivables are presented in income statement as adjustments to sales. Fair value through other comprehensive income These assets are non - derivative financial assets which are either designated in this category or not classified in any other category of financial assets. These are included in non - current assets, unless they are intended to be held less than 12 months from the end of the reporting period, in which case they are included in current assets. Financial assets measured at fair value through other comprehensive income consist of unquoted shares . Unquoted shares are measured at fair value based on market approach valuation techniques using information from market transactions involving comparable assets . Fair value through other comprehensive income Fair value through other comprehensive income assets consisted of unquoted shares, amounting to EUR 1.4 million (2019: EUR 1.4 million). 131 Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

3.2.2 FINANCIAL LIABILITIES

Financial liabilities are classified as financial liabilities at fair value through profit or loss and financial liabilities at amortised cost. Financial liabilities are initially measured at fair value and recognised net of transaction costs, with the exception of items measured at fair value through profit or loss.

A financial liability (or a part of it) is not derecognised until the obligation specified in the contract is discharged or cancelled or expires. A financial liability is classified as current, unless the Group has an unconditional right to defer the settlement of the liability for at least 12 months after the end of the reporting period.

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include derivatives held for hedging purposes but not qualifying for hedge accounting. Financial liabilities in this category are measured at fair value, which is determined based on price quotations in active markets at the reporting date. Realised and unrealised gains or losses arising from the changes in fair values are recognised through profit or loss in the financial items as incurred.

Financial liabilities at amortised cost

This category includes the Group's external loans from financial institutions, loans from pension institutions, commercial paper loans as well as trade payables. These financial liabilities are measured at amortised cost using the effective interest method. When loans are paid off or refinanced, the related unamortised costs are recognised in finance expenses. Group overdrafts in use are included in current borrowings. In addition, Altia has a revolving credit facility and the related fee is amortised on a straight-line basis in other finance expenses during the term of the facility.

The exchange rate differences arising from foreign currency denominated loans from financial institutions are disclosed under financial items. The exchange rate differences of intra-group foreign currency denominated loans are presented within financial items in the foreign exchange differences of the category financial liabilities at amortised cost.

The fair values of loans from financial institutions and commercial paper loans are determined based on future cash flows discounted with market interest rate at the reporting date adjusted with Altia's credit risk premium. At the reporting date, the carrying amounts of the loans are considered to equal their fair values because of the stable level of market interest rates. The fair values of lease and finance lease liabilities are based on discounted future cash flows. The discount rate is internal rate of return of the lease or interest rate for additional credit.

BORROWINGS AND LEASE LIABILITIES

EUR million	2020	2019
Non-current		
Loans from financial institutions	59.9	64.8
Loans from pension institutions	9.8	11.3
Lease liabilities	7.0	7.1
TOTAL	**76.6**	**83.2**
Current		
Loans from financial institutions	5.0	5.0
Loans from pension institutions	1.5	1.5
Commercial papers	40.0	-
Lease liabilities	3.7	3.4
TOTAL	**50.1**	**9.9**

Interest-bearing non-current loans from financial and pension institutions are measured at amortised cost using the effective interest method.

All of the Group's non-current and current loans from financial and pension institutions were nominated in Euros as at 31 December 2020 and 31 December 2019.

The weighted average effective interest rate (p.a.) of the Group's loans from financial and pension institutions as at 31 December 2020 was 1.5% (2019: 1.9%).

The weighted average interest rate (p.a.) of the Group's lease liabilities as at 31 December 2020 was 1.1% (2019: 1.2%).

132 Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

NET DEBT

Movements in Net debt the year ended 31 December 2020 and 2019 are presented in the following table:

EUR million	Cash and cash equivalents	Loans from financial and pension institutions (non-current)	Loans from financial and pension institutions (current)	Lease liabilities (non-current)	Lease liabilities (current)	Finance lease liabilities (non-current)	Finance lease liabilities (current)	Total
Net debt as at 1 January 2020	64.2	76.1	6.5	7.1	3.4	-	-	28.9
Cash flows	65.1	-	33.5	-	-3.7	-	-	-35.3
Translation differences	1.4	-	-	-	-	-	-	-1.4
Other non-cash movement	-	-6.4	6.5	-0.1	3.9	-	-	3.9
NET DEBT AS AT 31 DECEMBER 2020	**130.7**	**69.6**	**46.5**	**7.0**	**3.7**	**-**	**-**	**-3.9**
Net debt as at 1 January 2019	42.0	82.5	6.5	-	-	0.2	0.2	47.4
Adoption of IFRS 16	-	-	-	7.4	3.3	-	-	10.7
Cash flows	22.7	-	-6.5	-	-3.7	-	-	-32.9
Translation differences	-0.5	-	-	-	-	-	-	0.5
Other non-cash movement	-	-6.4	6.5	-0.3	3.8	-0.2	-0.2	3.1
NET DEBT AS AT 31 DECEMBER 2019	**64.2**	**76.1**	**6.5**	**7.1**	**3.4**	**-**	**-**	**28.9**

Derivative instruments

Derivatives are included in financial assets and liabilities at fair value through profit or loss when they do not meet the criteria of hedge accounting pursuant to IFRS 9. These derivatives are recognised at fair value on the trade date and they are subsequently measured at fair value at the reporting date. Derivative instruments and hedge accounting are described in Note 3.3.

The fair values of derivatives equal the amount that the Group would have to pay, or it would receive from the termination of the derivative contract at the reporting date. The fair values of forward exchange contracts are determined by using the market prices at the reporting date. The fair values of interest rate derivatives are determined by discounting the related future cash flows. The valuation of commodity derivatives is determined based on the fair values received from the financial markets.

133 Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

3.2.3 CLASSIFICATION AND FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

FAIR VALUES AND THE CARRYING AMOUNTS IN THE CONSOLIDATED BALANCE SHEET FOR EACH FINANCIAL INSTRUMENT BY CLASSES:

2020 EUR million	Note	Derivatives, hedge accounting	Fair value through profit or loss	Amortised cost	Fair value through other comprehensive income	Carrying amounts of items in the balance sheet	Fair value	Level
Financial assets								
Non-current financial assets								
Investments in associates and receivables from interests in joint operations		-	-	9.1	-	9.1	9.1	
Unquoted shares	3.2.1.	-	-	-	1.4	1.4	1.4	3
Current financial assets								
Trade and other receivables	2.6.	-	-	41.9	-	41.9	41.9	
Trade and other receivables/Derivative instruments								
Forward exchange contracts	2.6.	0.0	0.0	-	-	0.0	0.0	2
Commodity derivatives	2.6.	0.6	-	-	-	0.6	0.6	2
Cash and cash equivalents	4.1.	-	-	130.7	-	130.7	130.7	
TOTAL		**0.7**	**0.0**	**181.6**	**1.4**	**183.8**	**183.8**	
Financial liabilities								
Non-current financial liabilities								
Borrowings	3.2.2.	-	-	69.6	-	69.6	69.6	2
Lease liabilities	3.2.2.	-	-	7.0	-	7.0	7.0	2
Current financial liabilities								
Borrowings	3.2.2.	-	-	46.5	-	46.5	46.5	2
Lease liabilities	3.2.2.	-	-	3.7	-	3.7	3.7	2
Trade and other payables	2.8.	-	-	29.6	-	29.6	29.6	
Trade and other payables/Derivative instruments								
Interest rate derivatives	2.8.	1.0	-	-	-	1.0	1.0	2
Forward exchange contracts	2.8.	0.8	0.2	-	-	1.0	1.0	2
TOTAL		**1.8**	**0.2**	**156.4**	**-**	**158.3**	**158.3**	

134 Annual Report 2020

ALTIA | BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

2019 EUR million	Note	Derivatives, hedge accounting	Fair value through profit or loss	Amortised cost	Fair value through other comprehensive income	Carrying amounts of items in the balance sheet	Fair value	Level
Financial assets								
Non-current financial assets								
Investments in associates and receivables from interests in joint operations		-	-	8.8	-	8.8	8.8	
Unquoted shares	3.2.1.	-	-	-	1.4	1.4	1.4	3
Current financial assets								
Trade and other receivables	2.6.	-	-	49.3	-	49.3	49.3	
Trade and other receivables/Derivative instruments								
Forward exchange contracts	2.6.	0.0	0.0	-	-	0.0	0.0	2
Commodity derivatives	2.6.	0.3	-	-	-	0.3	0.3	2
Cash and cash equivalents	4.1.	-	-	64.2	-	64.2	64.2	
TOTAL		**0.3**	**0.0**	**122.3**	**1.4**	**124.1**	**124.1**	
Financial liabilities								
Non-current financial liabilities								
Borrowings	3.2.2.	-	-	76.1	-	76.1	76.1	2
Lease liabilities	3.2.2.	-	-	7.1	-	7.1	7.1	2
Current financial liabilities								
Borrowings	3.2.2.	-	-	6.5	-	6.5	6.5	2
Lease liabilities	3.2.2.	-	-	3.4	-	3.4	3.4	2
Trade and other payables	2.8.	-	-	25.9	-	25.9	25.9	
Trade and other payables/Derivative instruments								
Interest rate derivatives	2.8.	1.2	-	-	-	1.2	1.2	2
Forward exchange contracts	2.8.	0.4	0.1	-	-	0.5	0.5	2
TOTAL		**1.6**	**0.1**	**119.0**	**-**	**120.7**	**120.7**	

At the reporting date due to short maturity fair value of trade receivables and other short-term receivables and liabilities equal to their value in the balance sheet.

The table above presents the classification of financial instruments. The levels 1-3 of fair value hierarchy reflect the significance of inputs used in determining the fair values. In level one, fair values are based on public quotations of identical financial instruments. In level two, the inputs used in determining the fair values are based on quoted market rates and prices observable for the asset or liability in question directly (i.e. price) or indirectly on discounted future cash flows. Fair values of other financial assets and liabilities in level two reflect their carrying value. In level three, the fair values of assets and liabilities are based on inputs that are not based on observable market data for all significant variables, and instead are, to a significant extent, based on management estimates and their use in generally accepted valuation techniques. The reported fair value level is based on the lowest level of input information that is significant in determining the fair value.

135 Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

3.3. DERIVATIVE INSTRUMENTS AND HEDGE ACCOUNTING

When the Group applies IFRS 9 hedge accounting to foreign currency, interest rate and electricity derivatives, the effective portion of the fair value change is recognised in other comprehensive income and presented within equity in the hedge reserve.

When hedge accounting isapplied

In Altia, cash flow hedging is applied to part of the interest rate, foreign currency and electricity derivatives based on case-by-case assessment. In cash flow hedging, the Group is hedging against changes in cash flows related to a specific asset or liability recognised in the balance sheet or to a highly probable future business transaction. Hedge accounting is a method of accounting with the purpose to allocate one or several hedging instruments so that their fair value changes offset in full or partly the changes in fair value or cash flow arising from the hedged risk in profit or loss during the period, for which the hedge is designated. In the beginning of the hedging arrangement, Altia documents the relationship between each hedging instrument and hedged item, as well as the objectives of risk management and the strategy in engaging in hedging. IFRS 9 requires that the effectiveness of hedging instruments is tested prospectively. Effectiveness means the ability of a hedging instrument to offset the changes in the fair value of the hedged item or changes in the cash flows of the hedged transaction attributable to the hedged risk. Under IFRS 9 the hedging relationship is regarded to be highly effective when there is an economic relationship between the hedged item and the hedging instrument. Hedging ratio is defined as a relationship between the quantity of the hedging instrument and the quantity of the hedged item. Hedge accounting is discontinued when the criteria for hedge accounting is no longer met.

The gains and losses arising from fair value changes of derivative contracts, to which hedge accounting is applied, are presented in congruence with the hedged item. Forward points are included to hedging relationship. The effective portion of the unrealised changes in the fair value of derivatives designated and qualifying as cash flow hedges are recognised in other comprehensive income and presented in the hedge reserve in equity. The ineffective portion is immediately recognized in finance income or expenses in profit or loss. The cumulative gain or loss in equity on derivative instruments related to commercial items is recognised in profit or loss as an adjustment to purchases or sales simultaneously with the hedged item in the period in which the hedged item affects profit or loss. Realised gain or loss on electricity derivatives is included in operating result in electricity procurement expenses. When a hedging instrument designated as a cash flow hedge no longer meets the criteria of hedge accounting, the gain or loss accumulated in equity is recognised through finance income or expenses.

When hedge accounting is not applied

The accounting for gains and losses arising from fair value measurement is dependent on the purpose of use of the derivative. In Altia, the changes in the fair values of derivative instruments are immediately recognised in profit or loss in finance income or expense if the derivative in question is related to hedging of commercial cash flows (purchases and sales) and hedge accounting is not applied. The fair value changes of other derivative instruments are immediately recognised in profit or loss in finance income or expense items if hedge accounting is not applied. Derivatives, to which hedge accounting is not applied, are acquired to minimise the profit and/or cash flow effects related to business operations or financing.

NOMINAL VALUES OF DERIVATIVE INSTRUMENTS

EUR million	2020	2019
Derivative instruments designated for cash flow hedging		
Interest rate derivatives	20.0	20.0
Forward exchange contracts	29.4	24.4
Commodity derivatives, electricity	3.3	1.3
	0.1TWh	0.1TWh
Derivative instruments, non-hedge accounting		
Forward exchange contracts	5.0	3.9

136 Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

EFFECTS OF HEDGE ACCOUNTING ON THE FINANCIAL POSITION AND PERFORMANCE

EUR million	EURAUD		EURUSD		EURNOK		EURSEK	
Foreign currency forwards	2020	2019	2020	2019	2020	2019	2020	2019
Carrying amount(asset)	0.0	0.0	-	-	-	-	-	-
Carrying amount(liability)	-	-	-0.0	-0.0	-0.1	-0.0	-0.6	-0.3
Notional amount	1.7	1.5	2.2	1.4	2.5	1.8	20.7	18.2
Maturity date	Feb-Dec 2021	Feb-Dec 2020	Feb-Dec 2021	Feb-Jun 2020	Feb-Dec 2021	Feb-May 2020	Feb-Dec 2021	Feb-Aug 2020
Hedge ratio	1:1	1:1	1:1	1:1	1:1	1:1	1:1	1:1
Change in discounted value of outstanding hedging instruments since 1 January	0.0	0.0	-0.0	-0.1	-0.0	-0.1	-0.3	-0.2
Change in value of hedged item used to determine hedge effectiveness	-0.0	-0.0	0.0	0.1	0.0	0.1	0.3	0.2

EUR million Interest rate swap	2020	2019
Carrying amount(liability)	1.0	1.2
Notional amount	20.0	20.0
Maturity date	04/2023	04/2023
Hedge ratio	1:1	1:1
Change in discounted value of outstanding hedging instruments since 1 January	-0.3	-0.1
Change in value of hedged item used to determine hedge effectiveness	0.3	0.1
Weighted average hedged rate for the year	2.07%	1.99%

EUR million Commodities - Electricity	2020	2019
Carrying amount(asset)	0.6	0.3
Notional amount	3.3	1.3
TWh	0.1	0.1
Maturity date	2021-2024	2020-2021
Hedge ratio	1:1	1:1
Change in discounted value of outstanding hedging instruments since 1 January	0.3	-1.0
Change in value of hedged item used to determine hedge effectiveness	-0.3	1.0
Weighted average hedged price EUR/MWh	28.85	23.91

137 Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Positive and negative fair values of unrealised derivatives and their net amount are presented below. Interest and currency derivatives are under netting agreements. The master netting agreements in respect of derivatives do not meet the criteria for offsetting in the balance sheet owing to legally enforceable right not existing currently.

OFFSETTING FINANCIAL ASSETS AND LIABILITIES

EUR million	2020	2019
Derivative assets:		
Fair value, gross	0.7	0.4
Fair value, under netting agreements	-0.0	-0.0
Fair value, net	0.6	0.3
Derivative liabilities:		
Fair value, gross	1.9	1.7
Fair value, under netting agreements	-0.0	-0.0
Fair value, net	1.9	1.6

3.4. EQUITY

Share capital

Altia Plc's share capital, paid in its entirety and registered in the trade register, was 60,480,378.36 euros at the end of 2020 and 2019. At the end of the financial period 2020 and 2019 there were 36,140,485 shares outstanding.

All shares issued have been paid in full. The shares have no nominal value. Each share has one vote at the Annual General meeting and equal rights to dividend and other distribution of assets. The company does not hold its own shares.

NUMBER OF SHARES

	2020	2019
Number of outstanding shares in the beginning of the financial year	36,140,485	36,140,485
Number of outstanding shares at the end of the financial year	**36,140,485**	**36,140,485**

Invested unrestricted equity fund

The amounts paid for issued Personnel Shares in Altia's listing have been recorded as invested unrestricted equity fund.

Fair value reserve

The fair value reserve represents the change in the fair value of financial assets measured at fair value through other comprehensive income

Legal reserve

Legal reserve represents statutory part of the foreign subsidiary's result.

Hedge reserve

The hedge reserve includes the fair value changes of derivative instruments used for cash flow hedging for effective hedges.

CASH FLOW HEDGE RESERVE

EUR million	Currency forwards	Interest rate swaps	Commodities	Total hedge reserves
Opening balance 1 January 2019	**-0.0**	**-1.0**	**1.1**	**0.0**
Change in fair value of hedging instrument recognised in OCI	0.5	0.2	-0.2	0.5
Reclassified from OCI to profit or loss - included in purchases/sales adjustments	-0.9	-	-	-0.9
Reclassified from OCI to financial income / expenses	-	-0.4	-	-0.4
Reclassified from OCI to electricity purhases	-	-	-0.5	-0.5
Deferred tax	0.1	0.2	-0.1	0.3
Closing balance 31 December 2019	**-0.3**	**-1.0**	**0.2**	**-1.0**
Change in fair value of hedging instrument recognised in OCI	0.2	0.4	0.1	0.7
Reclassified from OCI to profit or loss - included in purchases/sales adjustments	-0.7	-	-	-0.7
Reclassified from OCI to financial income / expenses	-	-0.4	-	-0.4
Reclassified from OCI to electricity purhases	-	-	0.3	0.3
Deferred tax	0.2	0.2	-0.1	0.2
Closing balance 31 December 2020	**-0.6**	**-0.8**	**0.5**	**-0.9**

138
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FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Translation differences Translation differences comprise all foreign exchange differences arising from the translation of the foreign subsidiaries’ financial statements. The Group’s accumulated translation differences amounted to negative EUR 20.5 million at 31 December 2020 (31.12.2019: negative EUR 22.1 million). Earnings per share Basic earnings per share is calculated by dividing the result for the period attributable to owners of the parent company by the weighted average number of shares outstanding during the reporting period. Diluted earnings per share has been calculated on the same basis as basic earnings per share except that it reflects the impact of any potential commitments the Group has to issue shares in the future. Altia has not issued any dilutive instruments during the periods presented. EARNINGS PER SHARE Dividend The Board of Directors proposes to the Annual General Meeting that dividend of EUR 0 . 35 per share be distributed for 2020 . Arcus’ Board of Directors have similarly proposed to the Annual General Meeting of Arcus that an annual dividend of NOK 1 . 66 per share be paid for the financial year 2020 , reflecting the relative value of Altia and Arcus agreed upon in the merger plan, meaning that dividends for the financial year 2020 to be paid by Altia and Arcus, respectively, will not have an impact on the agreed valuation of the companies for the purpose of the Altia and Arcus merger . Altia’s Board of Directors also proposes to the Annual General Meeting that the dividend authorisation decided by the Extraordinary General Meeting 2020 to pay an extra dividend of EUR 0.40 per share to Altia's shareholders in connection with and prior to the closing of the Altia and Arcus merger be renewed. A dividend for 2019 of EUR 0.21 per share, amounting to a total of EUR 7.6 million, was decided in the Annual General Meeting on 4 June 2020. The dividend was paid on 14 June 2020. Further, the AGM authorized the Board of Directors to resolve on the second payment of dividend, not exceeding EUR 0.21 per share. The second dividend instalment was paid on 25 November 2020. Result attributable to the shareholders of the parent company, EUR million 17.8 18.4 Weighted average number of shares outstanding (1.000 pcs) 36.140 36.140 Basic and diluted earnings per share (EUR) 0.49 0.51 2020 2019 Invested unrestricted equity fund 1.2 1.2 Retained earnings 95.7 70.9 Distribution of dividends - 15.2 - 13.7 Profit for the period 5.9 38.6 139 Annual Report 2020 EUR million 31 Dec 2020 31 Dec 2019 TOTAL DISTRIBUTABLE FUNDS 87.6 96.9 ALTIA PLC'S DISTRIBUTABLE FUNDS

ALTIA
BUSINESS OVERVIEW
BOARD REPORT
SUSTAINABILITY
CORPORATE GOVERNANCE
FINANCIAL STATEMENTS



4. Financial and capital risk

4.1. FINANCIAL RISK MANAGEMENT

Financial risk management principles

The aim of Altia's financial risk management is to ensure the Group's financial stability and availability of sufficient financing options in different market situations. In addition, the aim is to support the business operations to identify business-related financial risks and their management, and to hedge against material financial risks.

The Group is exposed to various market risks. Changes in these risks affect the company's assets, liabilities and anticipated transactions. The risks are caused by changes in interest rates, currencies and commodity market prices. Selected derivative instruments can be used to manage the risks resulting from these market risks. Altia mainly hedges against risks that impact the Group's cash flow, and, if deemed appropriate, also certain foreign currency denominated items in the balance sheet. Derivatives are solely used to hedging against the above-mentioned risks. The principles of IFRS 9 hedge accounting are applied to certain interest rate, foreign exchange as well as electricity derivatives. Financial risk management is executed as part of the Group's risk management, according to the Risk Management Principles approved by the Board of Directors. Altia's principles aiming towards financial, credit and operational continuity form the basis for financial risk management.

OPERATING RESULT
OPERATIVE ASSETS AND LIABILITIES
FINANCIAL ITEMS AND CAPITAL STRUCTURE
FINANCIAL AND CAPITAL RISK
CONSOLIDATION
OTHER NOTES

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 1. Currency risk Altia is exposed to currency risks resulting from export and import, intra - group trade across borders of the euro - area, as well as internal loans and investments in foreign subsidiaries. The objective of the Group’s currency risk management is to limit the uncertainties associated with foreign exchange rates and their effect on the Group’s profit, cash flows and balance sheet. 141 Annual Report 2020 Transaction risk Transaction risk is caused by foreign currency denominated items in the balance sheet and future cash flows related to sales, purchases and return of capital. Transaction risk management aims to hedge the Group’s profit against the effects of changes in foreign exchange rates. The objective is to hedge 60 - 80% of highly probable commercial cash flows. The average hedging ratio has remained at the target level. Hedging transactions are executed with forward exchange contracts or options for the following 12 months at the most, predominantly following the pricing periods of customers. Altia may apply cash flow hedge accounting to foreign exchange derivatives. Intra - group loan arrangements are hedged by 100% and hedge accounting is not applied to these arrangements. The two tables below present the Group’s net currency position, first on the basis of financial instruments recorded on the balance sheet and secondly including on a net basis also the estimated future foreign currency net cash flows. The currency position resulting from the financial instruments in accordance with IFRS 7 consists of trade receivables, trade payables, cash and cash equivalents, the Group’s internal and external loans and derivative instruments. The net currency risk has been taken into account in the table if the transaction currency is other than the company’s functional currency. Risk management process Special process features related to financing are described below in connection with the descriptions of market, liquidity and credit risks. The financial risk exposure is regularly reported to the Audit Committee and Altia’s Board of Directors. The most significant principle decisions concerning risk management are made by the company’s Board of Directors. As part of the financial risk management principles, Altia’s Board of Directors has approved a list of financial instruments, in which the accepted instruments, their purpose and the person who decides on their use have been specified for different types of financial risks. Financial risk management organisation Financial matters are reported regularly to the Group management. On a case - by - case basis, the Board of Directors processes all substantial financial matters, such as the Group’s internal and external loan arrangements. Tasks and responsibilities regarding Altia’s financial operations and financial risk management are described in the financial risk management principles. The Group Treasury is responsible for securing financing, identifying risks and, if required, executing hedging transactions with external counterparties. The business units and subsidiaries are responsible for managing the risks associated with their own operations and forecasting cash flows. Risk concentrations Altia carefully analyses the financial risks and risk concentrations related to its operations. Risk concentrations identified as a result of this assessment are described in connection with the descriptions of market and credit risks. Market risk Altia defines market risk as a risk where the fair values of financial instruments or future cash flows fluctuate as a result of changes in market prices. The most significant market risks for the Group are currency risk, interest rate risk and price risks for barley and electricity.

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

TABLE 1: THE GROUP'S NET CURRENCY POSITION AT 31 DECEMBER

The net currency position resulting from the financial instruments in accordance with IFRS 7		
EUR million	2020	2019
EUR-SEK	-18.3	-16.4
EUR-NOK	-0.6	-1.6
EUR-USD	3.8	2.7
EUR-AUD	1.8	1.7

The Group's net currency position at 31 December including also the hedged commercial cash flows		
EUR million	2020	2019
EUR-SEK	2.4	1.8
EUR-NOK	1.9	0.3
EUR-USD	-0.2	0.3
EUR-AUD	0.1	0.2

Translation risk
Translation risk is mainly caused by the parent company's foreign currency denominated net investments in foreign subsidiaries, which cause a translation difference in equity in the Group's balance sheet upon consolidation. The Group Treasury regularly analyses the translation risk and reports any material issues to the management. The most significant net investments are denominated in the Swedish and Norwegian kroner. The translation risk has not been hedged.

2. Interest rate risk
The objective of interest rate risk management is to minimise the impact of fluctuations arising from interest rate changes on the Group's profit. At 31 December 2020 the total nominal amount of loans was EUR 76.3 million (2019: 82.8) and was divided as follows:

- The EUR10.0 million loan matures in January 2022 with annual EUR 5 million instalments. The interest rate on the loan is based on three –month market rate. Currently these interest payments are not hedged.
- The EUR 55.0 million portion of the loan matures in January 2023. The interest rate on the loan is based on three-month market rate. Altia has hedged these interest payments to fixed interest rate by using an interest rate derivative amounting to EUR 20 million. Hedge accounting principles are applied to this interest rate derivative. The hedge has been regarded as effective.
- The EUR 11.3 million pension loan matures in January 2028. The interest rate is fixed for the whole loan period.

The maximum amount under Altia's domestic commercial paper program is EUR 100 million. The amount of issued commercial papers at 31 December 2020 was EUR 40.0 (2019: 0.0) million.

Altia's maximum limit for sale of trade receivables amounts to EUR 145 million and is approved by Board of Directors. The sold trade receivables are derecognised at the time of trade with no obligation to repurchase. The related costs are recognised in other financial expenses. The trade receivables are current receivables and the related interest rate risk is not hedged. The amount of the sold trade receivables was EUR 91.9 million at 31 December 2020 (2019: 76.7 million).

3. Price risk associated with commodities

Barley
In 2020, Altia used approximately 214 (212) million kilos of Finnish grain to produce ethanol and starch. The availability of high-quality domestic barley is ensured with contract cultivation and cooperation with grain growers and grain handling companies. The market price of barley fluctuates significantly year by year as a result of various factors that affect the Finnish barley supply and demand and is therefore considered a significant risk for Altia. The price risk has not been hedged with derivative instruments.

Electricity
Strong increase in the market price of electricity is a significant risk for Altia. The risk is managed by following Altia's principles for electricity procurement. These principles determine the hedging limits, within which the electricity price risk is hedged. The hedges are done with OTC-derivatives of Nasdaq OMX Oslo ASA. The hedging service for electricity procurement has been outsourced.

Cash flow hedge accounting in accordance with IFRS 9 is applied to the hedges against electricity price risk, and hedge effectiveness is tested quarterly. The hedged risk is the euro dominated sourcing of electricity in Finland. To hedge the risk system priced, Finnish price area and price area derivative is used. With system priced derivatives is hedged Nordic electricity price and with price area derivative is hedged the price difference between Finnish price area and system price.

At the end of 2020, the hedging ratio for deliveries for the next 12 months was 74.7% (2019: 53.7%), in line with the set targets. In 2020 the average hedging ratio was 72.1% (66.0%). All hedging was effective in 2020 as it was in 2019.

Altia purchases its electricity straight from the Nord Pool Spot markets as a delivery tied to the spot price of the Finnish price area.

142 Annual Report 2020

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

4. Sensitivity to market risks

The following table describes the sensitivity of the Group's profit and equity (before taxes) to changes in electricity prices, interest and foreign exchange rates. When Altia applies hedge accounting, the sensitivity is directed at equity. When hedge accounting is not applied, the sensitivity is recognised as a potential impact on profit or loss.

The sensitivity to foreign exchange rate changes is calculated from the net currency position resulting from financial instruments.

TABLE 2: SENSITIVITY ANALYSES

Sensitivity of financial instruments to market risks (before taxes) in accordance with IFRS 7	2020		2019	
EUR million	Income statement	Equity	Income statement	Equity
+/-10% electricity	-	+/-0.4	-	+/-0.2
+/-10% change in EUR/NOK exchange rate	-/+0.2	+/-0.3	-/+0.0	+/-0.2
+/-10% change in EUR/SEK exchange rate	-/+0.2	+/-2.1	-/+0.2	+/-1.8
+/-10% change in EUR/USD exchange rate	+/-0.0	-/+0.4	-/+0.0	-/+0.2
+/-10% change in EUR/AUD exchange rate	-/+0.0	-/+0.2	-/+0.0	-/+0.2
+1%-points parallel shift in interest rates	-0.5	+0.2	-0.5	+0.4

+10% increase in EUR/SEK exchange rate would have an EUR -0.2 million effect in income statement.
Other risks with same principle.

At the end of 2020 the total group floating rate liability position consists of floating rate liabilities EUR 65.0 million (2019: EUR 70.0 million) and floating leg of interest rate swap EUR 20.0 million (2019: EUR 20.0 million) which is netting the interest rate risk.

Liquidity risk

The management has analyzed that the liquidity risk has not increased significantly due to COVID-19. Group's liquidity position has been strong throughout the year due to the positive development of operational cash flow and the actions to secure liquidity during the pandemic by issuing commercial papers.

In order to manage the liquidity risk, Altia continuously maintains sufficient liquidity reserves, which at the end of 2020 comprised Group's EUR 10 million overdraft facility and a EUR 60 million revolving credit facility. At the end of December 2020 no revolving credit facility was in use (2019: EUR 0.0 million). The revolving credit facility matures in January 2023. More detailed information on the Group's external loans is provided in the interest rate risk section.

TABLE 3: LIQUIDITY RESERVES

Cash and cash equivalents and unused committed credit limits		
EUR million	2020	2019
Cash and cash equivalents	130.7	64.2
Overdraft facilities	10.0	10.0
Revolving creditline	60.0	60.0
TOTAL	**200.7**	**134.2**

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

TABLE 4: MATURITIES OF FINANCIAL LIABILITIES

Contractual payments on financial liabilities 2020		Cash flows 2021			Cash flows 2022			Cash flows 2023-		
EUR million	Total contractual cash flows	Fixed rate	Variable rate	Re-payment	Fixed rate	Variable rate	Re-payment	Fixed rate	Variable rate	Re-payment
Non-derivative:										
Loans from financial institutions [1]	-66.3	-	-0.6	-5.0	-	-0.6	-5.0	-	-0.1	-55.0
Loans from pension institutions [2]	-11.8	-0.1	-	-1.5	-0.1	-	-1.5	-0.3	-	-8.3
Lease liabilities	-10.7	-	-	-3.4	-	-	-3.1	-	-	-4.1
Trade payables	-29.6	-	-	-29.6	-	-	-	-	-	-
Derivative:										
Currency derivatives, hedge accounting										
Inflow	28.9	-	-	28.9	-	-	-	-	-	-
Outflow	-29.7	-	-	-29.7	-	-	-	-	-	-
Currency derivatives, non-hedge accounting										
Inflow	5.0	-	-	5.0	-	-	-	-	-	-
Outflow	-5.2	-	-	-5.2	-	-	-	-	-	-
Interest rate derivatives, hedge accounting	-1.0	-0.4	-	-	-0.4	-	-	-0.1	-	-
Commodity derivatives, hedge accounting	-0.6	-	-	-0.3	-	-	-0.2	-	-	-0.1
TOTAL	**-120.9**	**-0.6**	**-0.6**	**-40.8**	**-0.5**	**-0.6**	**-9.9**	**-0.4**	**-0.1**	**-67.5**

[1] Loans from financial institutions mature 2022 and 2023
[2] Loans from pension institutions mature 2028

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

TABLE 4: MATURITIES OF FINANCIAL LIABILITIES

Contractual payments on financial liabilities 2019		Cash flows 2020			Cash flows 2021			Cash flows 2022-		
EUR million	Total contractual cash flows	Fixed rate	Variable rate	Re-payment	Fixed rate	Variable rate	Re-payment	Fixed rate	Variable rate	Re-payment
Non-derivative:										
Loans from financial institutions [1]	-72.2	-	-0.7	-5.0	-	-0.7	-5.0	-	-0.8	-60.0
Loans from pension institutions [2]	-13.4	-0.1	-	-1.5	-0.1	-	-1.5	-0.4	-	-9.8
Lease liabilities	-10.5	-	-	-3.4	-	-	-3.0	-	-	-4.1
Trade payables	-25.7	-	-	-25.7	-	-	-	-	-	-
Derivative:										
Currency derivatives, hedge accounting										
Inflow	24.2	-	-	24.2	-	-	-	-	-	-
Outflow	-24.6	-	-	-24.6	-	-	-	-	-	-
Currency derivatives, non-hedge accounting										
Inflow	3.9	-	-	3.9	-	-	-	-	-	-
Outflow	-3.9	-	-	-3.9	-	-	-	-	-	-
Interest rate derivatives, hedge accounting	-1.2	-0.4	-	-	-0.4	-	-	-0.5	-	-
Commodity derivatives, hedge accounting	-0.3	-	-	-0.2	-	-	-0.1	-	-	-
TOTAL	**-123.8**	**-0.5**	**-0.7**	**-36.3**	**-0.5**	**-0.7**	**-9.6**	**-0.9**	**-0.8**	**-73.9**

[1] Loans from financial institutions mature 2022 and 2023
[2] Loans from pension institutions mature 2028

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Credit risk

The objective of Altia's credit risk management is to minimise the losses if one of the Group's counterparties fails to meet its obligations. The principles of credit risk management are described in the Group's credit policy.

Credit risks are caused by a counterparty not fulfilling its contractual payment obligations or the counterparty's credit rating changing in a manner that affects the market value of the financial instruments it has issued.

Due to the COVID-19 pandemic, Altia reviewed its credit risk more carefully in 2020. The maximum amount of credit risk is equal to the carrying amount of the Group's financial assets. No significant risk concentrations relate to trade receivables. Historically the amount of overdue trade receivables have been low and the amount of overdue receivables have not materially increased due to COVID-19. The aim is to minimise credit risks by active credit management and by taking into account customers' credit rating when determining the payment term of invoices.

4.2. CAPITAL RISK MANAGEMENT

The target of Altia's capital management is to secure an effective capital structure that supports the profitable growth of the operations. The Board of Directors monitors the Group's capital structure regularly.

Altia monitors its capital based on gearing (the ratio of interest-bearing net liabilities to equity). Interest-bearing net liabilities consist of the borrowings and lease liabilities less cash and cash equivalents. The current level of gearing is distinctly lower than the limit determined in the Group's loan terms.

During the business cycle, the company's net gearing is likely to fluctuate, and the objective is to retain a sufficiently strong capital structure to secure the Group's financing needs. At 31 December 2020 and 31 December 2019 the gearing ratio was as follows:

TABLE 5: GEARING

Gearing as of 31 December, EUR million	2020	2019
Borrowings	116.1	82.6
Lease liabilities	10.7	10.5
Cash and cash equivalents	130.7	64.2
Net debt	-3.9	28.9
Total equity	156.3	151.2
GEARING AT 31 DECEMBER	**-2.5%**	**19.1%**

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FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 5. Consolidation 5.1 GENERAL CONSOLIDATION PRINCIPLES Consolidation Consolidation, consolidation method and classification of ownership interests depends on whether the Group has power to control or jointly control the entity or have significant influence or other interests in the entity. When the Group has power to control the entity, it is consolidated as a subsidiary according to principles described in Note 5.2. Subsidiaries. When the Group has joint control or significant influence over an entity but does not have power to control, entity is accounted for by using the principles set in Note 5.3. Associated companies, joint ventures and interests in joint operations. If the Group does not have power to control nor significant influence in the entity, its ownership interests are classified as Financial assets at fair value through other comprehensive income and accounted for according to principles described in Note 3.2.1. OPERATIVE ASSETS AND LIABILITIES OPER A TING RESULT FINANCIAL ITEMS AND CAPITAL STRUCTURE FINANCIAL AND CAPITAL RISK CONSOLIDATION O THER NOTES

Foreign currency items The consolidated financial statements are presented in euro, which is the functional and presentation currency of the parent company. Transactions in foreign currencies are translated to euro at average foreign exchange rates published by the European Central Bank on banking days. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to euro at the average exchange rates prevailing at that date. Foreign currency differences arising on translation are recognised in profit or loss. Foreign exchange gains and losses related to purchases and sales are recognised in the respective items and included in operating result. Foreign currency gains and losses arising from loans denominated in foreign currencies are recognised in finance income and expenses. Income and expenses for the statements of comprehensive income of foreign subsidiaries that operate outside the eurozone are translated using the average rates of the European Central Bank’s exchange rates at the end of the month. The statements of financial position of foreign subsidiaries are translated using the average exchange rates ruling at the reporting date. Foreign currency differences arising on the translation of profit or loss for the period with different exchange rates in the statement of comprehensive income and in the balance sheet are recognised in other comprehensive income and included in translation differences in equity. Changes in translation differences are recognised in other comprehensive income. In the consolidated financial statements, exchange rate differences arising from the translation of foreign currency denominated loans to foreign subsidiaries, which form a part of net investments in foreign companies, are recognised in other comprehensive income and included in translation differences within equity. Translation differences arising from elimination of the cost of foreign subsidiaries and from translation of the foreign subsidiaries’ post - acquisition profits and losses are recognised in other comprehensive income and presented as a separate item within equity. Goodwill and the fair value adjustments to the carrying amounts of assets and liabilities of foreign units are accounted for as assets and liabilities of the respective foreign units, which are translated to euro at the exchange rates prevailing at the reporting date. If these foreign units are entirely or partly disposed of, related exchange rate differences are recognised in profit or loss as part of the gain or loss on disposal. 5.2. SUBSIDIARIES Subsidiaries consolidation principles Consolidated financial statements of Altia include the parent company, Altia Plc, and all subsidiaries. Subsidiaries are all those in which the parent company exercises control. The Group controls an entity when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. The financial statements of acquired subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. All business combinations are accounted for by using the acquisition method. The consideration transferred and the identifiable assets acquired and liabilities assumed in the acquired company are measured at fair value at the acquisition date. The amount exceeding the aggregate of the consideration transferred, the amount of non - controlling interests and any previously held equity interest in the acquiree, over the fair value of the net assets acquired is recorded as goodwill. All acquisition - related costs, with the exception of costs to issue debt or equity securities, are expensed. The consideration transferred does not include any transactions accounted for separately from the acquisition. Any contingent consideration is recognised at fair value at the acquisition date and it is classified as either liability or equity. Contingent consideration classified as a liability is measured at fair value at each reporting date and any resulting gain or loss is recognised in profit or loss. Intra - group transactions, receivables, liabilities and unrealised gains, as well as the distribution of profits within the Group are eliminated in preparing the consolidated financial statements. Unrealised losses are not eliminated if the loss in question results from impairment. The Group had no non - controlling interests at 31 December 2020 or 31 December 2019. FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 148 Annual Report 2020

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Altia Plc had 12 subsidiaries at the end of the reporting period (23 subsidiaries at 31 December 2019). In order to simplify the Group structure, Altia Oyj's Finnish subsidiaries A-Beverages Oy, Alpha Beverages Oy, ExCellar Oy, Harald Zetterström oy /ab and Prime Wines Oy were merged to Altia Oyj and all Swedish subsidiaries Altia Holding Sweden AB, Altia Sweden Services AB, BevCo AB, Bibendum AB, Philipson&Söderberg AB and Vinuversum AB to Altia Sweden AB as of 30 April 2020.

	Parent company's share of ownership (%)	Group's share of ownership (%)	Country of incorporation
Altia Eesti AS	100.00	100.00	Estonia
Altia Denmark A/S	100.00	100.00	Denmark
SIA Altia Latvia	100.00	100.00	Latvia
Altia Norway AS	100.00	100.00	Norway
Altia Sweden AB	100.00	100.00	Sweden
Best Buys International AS	100.00	100.00	Norway
Bibendum AS	100.00	100.00	Norway
Interbev AS	100.00	100.00	Norway
Larsen SAS	100.00	100.00	France
Premium Wines AS	100.00	100.00	Norway
Ström AS	100.00	100.00	Norway
Oy Wennerco Ab	100.00	100.00	Finland

5.3. ASSOCIATED COMPANIES AND JOINT ARRANGEMENTS

Associated companies

Associated companies are all entities over which the Group accompanies a shareholding of over 20% of voting rights or otherwise has significant influence, but not control. Altia has an investment in an associated company Palpa Lasi Oy.

Associated companies are consolidated by using the equity method. Under the equity method, the investment is initially recognised at cost and subsequently adjusted with the change in the net assets of the investee after the acquisition date, consistent with the ownership interest of the Group. After the acquisition the Group's share in the associated company's profit and loss for the period is separately disclosed after operating result. If the Group's share in the associated company's loss exceeds the carrying amount of the investment, the investment is recognised at zero value in the consolidated balance sheet and the loss exceeding the carrying amount is not consolidated, unless the Group has committed to fulfil the company's obligations. An investment in an associated company includes goodwill arisen on acquisition. The Group's share in changes in the associated company's other comprehensive income is recognised in consolidated other comprehensive income.

Results from the transactions between the Group and its associates are recognised only to the extent of unrelated investor's interests in the associates. The Group determines at each reporting date whether there is any objective evidence that the investment in the associate is impaired. In case of such indications, the Group calculates the amount of impairment as the difference between the recoverable amount of the associate and its' carrying value. The impairment is recognised in share of results in associated companies.

Financial statements of associated companies have been changed where necessary to correspond with the accounting policies adopted by the Group. If financial statements for the period are not available, the share of the profit is included in the consolidated financial statements based on the preliminary financial statements or latest available information.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Joint arrangements

A joint arrangement is an arrangement of which two or more parties have contractually agreed joint control which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control. A joint arrangement is either a joint operation or a joint venture.

Altia has an interest through a receivable in Roal Oy based on the contractual relationship with the other party to the joint operation. The interest in Roal Oy is accounted for as a joint operation.

Joint ventures are consolidated by using the equity method. Altia has an investment in a joint venture Von Elk Company.

ASSOCIATED COMPANIES AND JOINT ARRANGEMENTS

	2020 Share of ownership %	2019 Share of ownership %
Roal Oy, Finland	50.00	50.00
Palpa Lasi Oy, Finland	25.53	25.53
Von Elk Company Oy, Finland	20.00	20.00

Roal Oy engages enzyme business. The joint operation's other owner is ABF Overseas Ltd.

Altia has joint control over Roal but the option right held by the other shareholder represents in substance a receivable with a fixed rate of return and Altia does not have a right to 50% of the net assets until the option lapses. Accordingly, the interest is classified as a joint operation with Altia accounting for its share of assets as a receivable with the annual minimum dividend accounted for as interest income. The receivable amounted to EUR 7.6 million as at 31 December 2020 and 31 December 2019.

Palpa Lasi Oy engages in the recycling and re-use of glass beverage packages.

Von Elk Company is a Finnish family enterprise which engages in alcoholic beverage business.

INVESTMENTS IN ASSOCIATED COMPANIES AND JOINT VENTURES

EUR million	2020	2019
At the beginning of the period	1.2	0.3
Additions	-	0.2
Share of result for the period	0.3	0.7
At the end of the reporting period	1.5	1.2

FINANCIAL SUMMARY OF ASSOCIATED COMPANIES AND JOINT VENTURES

EUR million	2020	2019
Assets	8.7	8.8
Liabilities	3.3	4.9
Net assets	5.4	3.9
Net sales	16.4	18.5
Result for the period	1.3	2.6

Related party transactions with associated companies and joint arrangements are presented in Note 6.3.

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FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 6. Other notes 6.1. INCOME TAX EXPENSE Income tax expense The Group’s income tax expense recognised through profit or loss comprises current tax based on taxable income for the period, any adjustments to tax payable in respect of previous periods and deferred taxes. Current income tax based on taxable income is calculated according to the local tax regulations of each Group company. Tax effects related to transactions or other events recognised in profit or loss are recognised in profit or loss. If the taxes relate to items of other comprehensive income or transactions or other events recognised directly in equity, income tax expense is recognised within the respective items. The Group’s share of profit or loss in associated companies and joint ventures is reported as calculated from the net profit and thus including the income tax effect. Deferred tax assets and liabilities are principally recognised for all temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The most significant temporary differences arise from property, plant and equipment OPERATIVE ASSETS AND LIABILITIES OPER A TING RESULT FINANCIAL ITEMS AND CAPITAL STRUCTURE FINANCIAL AND CAPITAL RISK CONSOLIDATION O THER NOTES

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

and intangible assets, carry forward of unused tax losses and fair value allocations on business combinations. Deferred tax assets are recognised only to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax liabilities are recognised in full. Deferred taxes are calculated using tax rates enacted or substantively enacted at the end of the reporting period. Deferred tax is recognised for foreign subsidiaries undistributed earnings only when related tax effects are probable.

Deferred tax assets and liabilities are set off when they are levied by same taxing authority and Altia has legally enforceable right to set off the balances.

Critical estimates and management judgements – Deferred tax assets

Judgment is required in assessing whether deferred tax assets are recognised on the balance sheet. Deferred tax assets are recognised only where it is considered more likely than not that they will be recovered, which is dependent on the generation of sufficient future taxable profits. Assumptions about the generation of future taxable profits depend on management's estimates of future cash flows. These future cash flow estimates depend on estimates of future sales volumes, price levels of main raw materials, capital expenditure and other components affecting profitability of the operations. These estimates and assumptions are subject to risk and uncertainty, hence it is possible that changes in circumstances will alter expectations, which may impact the amount of deferred tax assets recognised on the balance sheet and the amount of any other tax losses and temporary differences not yet recognised. Altia's ability to generate taxable profit is also subject to general economic, financial, competitive, legislative and regulatory factors that are beyond its control. If Altia generates lower future taxable profits than what management has assumed in determining the amounts of the recognised deferred tax assets, the assets would become impaired, either partly or in full. Accordingly, amounts recognised in balance sheet could potentially be reversed through profit and loss. Changes in circumstances may also result in recognition of deferred tax assets for tax losses not yet recognised as an asset.

Uncertain tax positions

The tax positions are evaluated in periodically by the management to identify the situations in which tax regulation is subject to interpretation. Based on the evaluation uncertain tax positions are recognized when it is more likely than not that certain tax position will be challenged by tax authorities. The impact of the uncertainty is measured using either the most likely amount or the expected value method, depending on which method better predicts the resolution of the uncertainty.

INCOME TAX EXPENSE

EUR million	2020	2019
Current income tax expense	4.4	5.3
Adjustments to taxes for prior periods	-0.0	0.7
Deferred taxes:		
Origination and reversal of temporary differences	-0.8	0.2
Impact of changes in tax rates	-0.1	-
TOTAL	**3.5**	**6.2**

The reconciliation of the tax expense recognised in profit and loss and the tax expense calculated using Altia Group's domestic corporate tax rate (20.0%):

EUR million	2020	2019
Result before taxes	21.3	24.6
Income tax using the parent company's tax rate	4.3	4.9
Effect of tax rates of subsidiaries in foreign jurisdictions	-0.0	-0.0
Tax-exempt income	-0.2	-0.2
Non-deductible expenses	0.1	0.2
Adjustments to taxes for prior periods	-0.0	0.7
Share of profit in associated companies, net of tax	-0.1	-0.1
Effect of changes in tax rates	-0.1	-
Tax on undistributed earnings	0.1	0.1
Other items	-0.6	0.6
TAX EXPENSE IN PROFIT OR LOSS	**3.5**	**6.2**

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FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW INCOME TAX RECOGNISED IN OTHER COMPREHENSIVE INCOME Cash flow hedges 0.2 - 0.0 0.2 Translation differences 1.8 - 1.8 Remeasurements of post - employment benefit obligations 0.2 - 0.0 0.2 TOTAL 2.3 - 0.1 2.2 153 Annual Report 2020 2020 EUR million Before tax T a x Net of tax 2019 EUR million Before tax T ax Net of tax Cash flow hedges - 1.3 0.3 - 1.0 Translation differences - 2.4 - - 2.4 Remeasurements of post - employment benefit obligations - 0.2 0.0 - 0.2 TOTAL - 3.9 0.3 - 3.6

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 154 Annual Report 2020 DEFERRED TAX ASSETS AND LIABILITIES Change in deferred tax assets and liabilities during 2020: EUR million 1 Jan 2020 Recognised in profit or loss Recognised in other comprehensive income Exchange rate difference s 31 Dec 2020 Deferred tax assets: Tax losses 0.0 0.6 - 0.0 0.6 Fixed assets 1.7 - 0.3 - - 0.0 1.3 Pension benefits 0.3 - 0.0 - 0.0 - 0.0 0.2 Internal margin of inventories 0.1 - 0.0 - 0.0 0.1 Recognised in hedge reserve 0.3 - - 0.0 0.0 0.2 Other temporary differences 0.2 0.0 - - 0.0 0.2 Total deferred tax assets 2.5 0.3 - 0.1 - 0.0 2.7 Offset against deferred tax liabilities - 1.6 - 1.3 Net deferred tax assets 0.9 1.4 Deferred tax liabilities: Fixed assets 5.2 - 0.6 - 0.0 4.6 Fair value allocation on acquisitions 1.7 - 0.3 - 0.1 1.4 Deductable goodwill depreciation 9.6 0.0 - 0.2 9.9 Undistributed profits of foreign subsidiaries 1.8 0.1 - - 1.9 Other temporary differences 0.0 0.2 - - 0.2 Total deferred tax liabilities 18.3 - 0.6 - 0.3 18.0 Offset against deferred tax assets - 1.6 - 1.3 Net deferred tax liabilities 16.7 16.8

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Change in deferred tax assets and liabilities during 2019: EUR million	1 Jan 2019	Recognised in profit or loss	Recognised in other comprehensive income	Exchange rate difference s	31 Dec 2020
Deferred tax assets:					
Tax losses	0.1	-0.1	-	0.0	0.0
Fixed assets	2.0	-0.3	-	0.0	1.7
Pension benefits	0.3	-0.0	0.0	0.0	0.3
Provisions	0.1	-0.1	-	-	0.0
Internal margin of inventories	0.1	0.0	-	-0.0	0.1
Recognised in hedge reserve	0.0	-	0.2	-0.0	0.3
Other temporary differences	0.1	0.1	-	0.0	0.2
Total deferred tax assets	**2.7**	**-0.5**	**0.3**	**0.0**	**2.5**
Offset against deferred tax liabilities	-1.9				-1.6
Net deferred tax assets	**0.8**				**0.9**
Deferred tax liabilities:					
Fixed assets	5.2	-0.0	-	-0.0	5.2
Recognised in hedge reserve	0.0	-	-0.0	0.0	0.0
Fair value allocation on acquisitions	2.1	-0.4	-	-0.0	1.7
Deductable goodwill depreciation	9.7	0.0	-	-0.1	9.6
Undistributed profits of foreign subsidiaries	1.7	0.1	-	-	1.8
Other temporary differences	0.0	-	-	-	0.0
Total deferred tax liabilities	**18.8**	**-0.3**	**-0.0**	**-0.1**	**18.3**
Offset against deferred tax assets	-1.9				-1.6
Net deferred tax liabilities	**16.8**				**16.7**

At 31 December 2020, the Group had EUR 1.0 million (2019: EUR 1.6 million) of tax loss carry forwards for which no deferred tax was recognised. EUR 0.9 million of these temporary differences expire in two years. Altia management estimates these losses arise in subsidiaries which have neither indication of future taxable income nor other convincing evidence that tax losses can be utilised and deferred tax asset be recognised in balance sheet.

Altia Oyj's fully owned French subsidiary Larsen SAS has been undergoing a regular audit by the local tax authorities. In December 2019 the company received the tax assessment decision regarding the outcome of the audit resulting in a tax claim amounting to EUR 1.1 million relating to the mark-up used in the transfer pricing for products sold to other Group companies. Based on the tax assessment the company has accrued for the tax claim in the 2019 financial statements.

Altia Group has however submitted its counter arguments against the claim and case is still ongoing. Should the French authorities maintain its position, Altia Group will proceed through the Mutual Agreement Procedure (MAP) with the aim to eliminate a potential double taxation related to the increased mark-up in France which is to be deducted in the tax jurisdictions where the Altia Group companies buying the products have been operating. Altia has recorded a EUR 0.4 million tax receivable in respect of the potential MAP application.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

6.2. COLLATERALS, COMMITMENTS AND CONTINGENT ASSETS AND LIABILITIES

EUR million	2020	2019
Collaterals and commitments		
Collaterals given on behalf of Group companies		
Mortgages	18.5	18.5
Guarantees	3.8	5.9
TOTAL COLLATERALS	**22.3**	**24.4**
Commitments		
Short-term and low value lease obligations		
Less than one year	0.1	0.2
Between one and five years	0.1	0.1
Total short-term and low value lease obligations	0.2	0.3
Other commitments	19.1	20.8
TOTAL COMMITMENTS	19.4	21.1

Collaterals given on behalf of Group companies all relate to commitments to authorities.
Short-term and low value obligations consists mainly of laptops.
Other commitments include mainly purchase obligations of wine and cognac.

Assets not recognized in the balance sheet, emission allowances

The Group participates in the European Union emission trading scheme, where it has been granted a certain number of carbon dioxide emission allowances for a certain period of time, free of charge. Altia Plc discloses its carbon dioxide emission allowances granted free of charge on net basis. Following from this, the Group does not recognise in the balance sheet the granted emission allowances, nor the obligation to deliver allowances corresponding to the realised emissions. The Group does not recognise income or expenses arising from emission allowances through profit or loss when the emission allowances granted are sufficient to cover the obligation to deliver allowances corresponding to the amount of emissions made. If the realised emissions exceed the granted emission allowances, the obligation arising from the excess emissions is recognised at fair value as a liability in the balance sheet at the reporting date. If the realised emissions fall below the granted emission allowances, the difference is not recognised in the balance sheet but it is disclosed in the notes to the financial statements, measured at fair value.

Altia´s actual emissions are below the emission allowances granted. The following table presents changes in allowances for financial years 2020 and 2019, as well as their fair values:

Emission allowances, kilotons	2020	2019
Emission allowances received	26.4	26.4
Excess emission allowances from the previous period	4.0	30.6
Adjustments related to prior year's estimates	-	-0.0
Sold emission allowances	-	-33.0
Realised emissions	-19.6	-20.0
EMISSION ALLOWANCES AT 31 DECEMBER	**10.9**	**4.0**
Fair value of emission allowances at 31 December, EUR million	0.3	0.1

The emission allowances received during year 2020 and the realised emissions are estimates, which will be adjusted during the spring 2021. Altia continues to operate within the emission trading system for the trading period 2021–2030.

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BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

6.3. RELATED PARTY TRANSACTIONS

The Company's related parties include the subsidiaries, associated companies, joint ventures and joint operations. The subsidiaries are presented in Note 5.2. and associated companies, joint ventures and joint operations in Note 5.3. Related party transactions include such operations that are not eliminated in the Group´s consolidated financial statements.

Related party also include the Board of Directors, the CEO, the members of the Executive Management Team and their family members as well as entities controlled or jointly controlled by these persons. Also, entities that are controlled or jointly controlled by, or are associates of the State, are related parties of Altia. Altia has applied the exemption to report only material transactions with the government related entities. Transactions with related parties are entered into on market terms. Altia has related party transactions on a continuous basis with its major customer Alko. Transactions with Alko have been presented below under Other companies considered related parties.

THE FOLLOWING TRANSACTIONS HAVE TAKEN PLACE WITH RELATED PARTIES

EUR million	2020	2019
Sales of goods and services		
Associates, joint ventures and joint operations	1.0	0.8
Other companies considered related parties	83.1	76.5
TOTAL	**84.0**	**77.3**
Purchases of goods and services		
Associates, joint ventures and joint operations	1.7	1.9
Other companies considered related parties	1.7	1.2
TOTAL	**3.4**	**3.2**
Outstanding balances from sales and purchases of goods and services		
Receivables		
Other companies considered related parties	0.9	0.9
Payables		
Associates, joint ventures and joint operations	0.5	0.2
Other companies considered related parties	0.2	0.1

MANAGEMENT REMUNERATION

EUR million	2020	2019
CEO		
Salaries and other short-term employee benefits	0.3	0.3
Performance bonus and the bonuses from long-term incentive plan	0.3	-
Pension benefits	0.1	0.1
TOTAL	**0.7**	**0.4**
Members of the Executive Management Team (CEO not included)		
Salaries and other short-term employee benefits	1.5	1.2
Bonuses from long-term incentive plan	0.1	-
Pension benefits	0.3	0.2
TOTAL	**1.9**	**1.4**
Members and deputy members of the Board of Directors	0.4	0.3

No monetary loans have been granted to the CEO or the members of the Board of Directors, nor any collaterals or commitments granted on their behalf.

The retirement age of the CEO of the parent company is 63 years.

157 Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 6.4. SHARE - BASED PAYMENTS The Group has share - based incentive plan which is settled in shares and in cash. The granted shares are measured at fair value at a grant date and are recognized as personnel expenses over the vesting period with corresponding increase in equity. Non - market conditions are not included in fair value of share - based instruments but in the number of instruments that are expected to vest. At each reporting period closing date, the estimates about number of instruments are revised and the impact is recognized in income statement. Also share - based payments to be paid in cash are classified as paid by equity and recognized in equity measured at fair value at grant date. The Board of Directors of Altia Plc decided on the establishment of a share - based long - term incentive scheme for the management and key employees of Altia Group 2019. The objectives of the share - based long - term incentive scheme are to align the interests of Altia’s management and key employees with those of the Company’s shareholders and, thus, to promote shareholder value creation in the long term, and to commit the management and key employees to achieving Altia’s strategic targets as well as the retention of Altia’s valuable key resources. PSP 2019 - 2021 performance period started in the beginning of 2019 and the potential share reward will be paid in spring 2022 in Altia shares. The performance targets based on which the potential share reward under PSP 2019 - 2021 will be paid are the relative total shareholder return (relative TSR) of Altia’s share and earnings per share (EPS). Approximately 20 individuals are included into the plan. If all the performance targets set for PSP 2019 – 2021 are fully achieved, the aggregate maximum number of shares to be paid based on the plan is approximately 250 000 Altia shares. This number of shares represents a gross earning, from which the applicable payroll tax is withheld, and the remaining net value is paid to the participants in shares. The combined amount of variable compensation paid to an individual participant any given year, including the long - term incentive scheme and the short - term incentive scheme, may not exceed 120% of the individual's annual gross base salary. If the individual’s employment with Altia Group terminates before the payment date of the share reward, the individual is, as a main rule, not entitled to any reward based on the plan. Altia applies a share ownership recommendation to the members of its Executive Management Team. According to this recommendation each member of the Executive Management Team is expected to retain in his/her ownership at least half of the net shares received under the share - based incentive schemes of Altia until the value of his/her share ownership in Altia corresponds to at least his/her annual gross base salary. The Board of Directors of Altia Plc has decided on a new earning period in the share - based long - term incentive scheme for the management and key employees of Altia Group. The objectives of the share - based long - term incentive scheme are to align the interests of Altia’s management and key employees with those of the Company’s shareholders and, thus, to promote shareholder value creation in the long term, and to commit the management and key employees to achieving Altia’s strategic targets as well as the retention of Altia’s valuable key resources. PSP 2020 - 2022 performance period started in the beginning of 2020 and the potential share reward will be paid in spring 2023 in Altia shares. The performance targets based on which the potential share reward under PSP 2020 - 2022 will be paid are the relative total shareholder return (relative TSR) of Altia’s share and earnings per share (EPS). Approximately 25 individuals are included into the plan. If all the performance targets set for PSP 2020 – 2022 are fully achieved, the aggregate maximum number of shares to be paid based on the plan is approximately 271 000 Altia shares. This number of shares represents a gross earning, from which the applicable payroll tax is withheld and the remaining net value is paid to the participants in shares. The combined amount of variable compensation paid to an individual participant any given year, including the long - term incentive scheme and the short - term incentive scheme, may not exceed 120% of the individual' annual gross base salary. If the individual’s employment with Altia Group terminates before the payment date of the share reward, the individual is, as a main rule, not entitled to any reward based on the plan. Altia applies a share ownership recommendation to the members of its Executive Management Team. According to this recommendation each member of the Executive Management Team is expected to retain in his/her ownership at least half of the net shares received under the share - based incentive schemes of Altia until the value of his/her share ownership in Altia corresponds to at least his/her annual gross base salary. 158 Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

The following tables summarize the terms and assumptions used in accounting for share-based incentives during the period 1.1.2020-31.12.2020:

Plan	Long-term incentive Plan 2019-2024	Long-term incentive Plan 2019-2024
Type	**share**	**share**
Instrument	**Performance period 2020-2022**	**Performance period 2019-2021**
Grant date	21/02/2020	28/02/2019
Beginning of earning period	01/01/2020	01/01/2019
End of the earning period	31/12/2022	31/12/2021
Vesting date	31/03/2023	31/03/2022
Vesting conditions	Relative TSR and EPS	Relative TSR and EPS
Maximum contractual life, years	3.25	3.25
Remaining contractual life, years	2.25	1.25
Number of persons at the end of reporting year	21	17
Payment method	Cash and equity	Cash and equity
Changes during period	**Performance period 2020-2022**	**Performance period 2019-2021**
Outstanding in the beginning of the period	-	219,000
Granted during the period	251,000	-
Forfeited during the period	17,500	17,500
Outstanding at the end of the period	233,500	201,500
Fair-value determination, valuation parameters for instruments granted during the period		
Share price at grant, €	8.56	
Share price at the reporting period end, €	9.98	
Expected dividends, €	1.76	
Risk free rate, %	-0.01	
Fair value, €	728,514	

EFFECT OF SHARE -BASED INCENTIVES ON THE RESULT:

EUR million	2020	2019
Expenses for the financial year, share based payments paid in equity	0.1	0.0
Expenses for the financial year, share based payments paid in cash	0.2	0.1
Total	**0.3**	**0.1**

6.5. ADOPTION OF NEW OR AMENDED IFRS STANDARDS AND INTERPRETATIONS

Altia has adopted following new accounting standards issued by the International Accounting Standards Board effective on January 1, 2020:

Amendments to IFRS 3 Business Combinations: The amended definition of a business requires an acquisition to include an input and a substantive process that together significantly contribute to the ability to create outputs. The definition of the term 'outputs' is amended to focus on goods and services provided to customers, generating investment income and other income, and it excludes returns in the form of lower costs and other economic benefits.

Amendments to IAS 1 Presentation of Financial Statements and IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors which use a consistent definition of materiality throughout International Financial Reporting Standards and the Conceptual Framework for Financial Reporting, clarify when information is material and incorporate some of the guidance in IAS 1 about immaterial information. The amendments have no impact on the consolidated financial statements.

Temporary amendments to IFRS 9, IAS 39 and IFRS 7: Interest Rate Benchmark Reform

The IASB has amended the hedge accounting requirements in IFRS 9 and IAS 39, and the related standard for disclosures, IFRS 7. The amendments modify some specific hedge accounting requirements to provide relief from potential effects of the uncertainty caused by the IBOR reform. In addition, the amendments require companies to provide additional information to investors about their hedging relationships which are directly affected by these uncertainties. The amendments have no impact on the consolidated financial statements.

Amendment to IFRS 16 Leases Covid-19-Related Rent Concessions: The amendment introduces an optional practical expedient that simplifies how a lessee accounts for rent concessions that are a direct consequence of the COVID-19 pandemic. A lessee that applies the practical expedient is not required to assess whether eligible rent concessions are lease modifications when the criteria presented in the amendment are met. The amendment does not have a significant impact on the consolidated financial statements.

In 2021 or later, the Group will adopt the following new or amended standards issued by the International Accounting Standards Board:

Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 Interest Rate Benchmark Reform – Phase 2: The IASB has issued amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 that address issues arising during the reform of benchmark interest rates including the replacement of one benchmark rate with an alternative one. Given the pervasive nature of IBOR-based contracts, the amendments could affect companies in all industries. The amendments are not expected to have a significant impact on the consolidated financial statements.

159
Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW IFRS 17 Insurance Contracts (Originally 1 January 2021,but extended to 1 January 2023) IFRS 17 was issued in May 2017 as replacement for IFRS 4 Insurance Contracts. It requires a current measurement model where estimates are re - measured in each reporting period. The overall objective is to provide a consistent accounting model for insurance contracts. The amendments are not expected to have a significant impact on the consolidated financial statements. Classification of Liabilities as Current or Non - current – Amendments to IAS 1: The narrow - scope amendments to IAS 1 Presentation of Financial Statements clarify that liabilities are classified as either current or non - current, depending on the rights that exist at the end of the reporting period. Classification is unaffected by the expectations of the entity or events after the reporting date (eg the receipt of a waiver or a breach of covenant). The amendments also clarify what IAS 1 means when it refers to the ‘settlement’ of a liability. The amendments are not expected to have a significant impact on the consolidated financial statements. Property, Plant and Equipment: Proceeds before intended use – Amendments to IAS 16: The amendment to IAS 16 Property, Plant and Equipment (PP&E) prohibits an entity from deducting from the cost of an item of PP&E any proceeds received from selling items produced while the entity is preparing the asset for its intended use. It also clarifies that an entity is ‘testing whether the asset is functioning properly’ when it assesses the technical and physical performance of the asset. The financial performance of the asset is not relevant to this assessment. Entities must disclose separately the amounts of proceeds and costs relating to items produced that are not an output of the entity’s ordinary activities. The amendments are not expected to have a significant impact on the consolidated financial statements. Reference to the Conceptual Framework – Amendments to IFRS 3: Minor amendments were made to IFRS 3 Business Combinations to update the references to the Conceptual Framework for Financial Reporting and add an exception for the recognition of liabilities and contingent liabilities within the scope of IAS 37 Provisions, Contingent Liabilities and Contingent Assets and IFRIC 21 Levies. The amendments also confirm that contingent assets should not be recognised at the acquisition date. These updates do not change the accounting requirements for business combinations. The amendments are not expected to have a significant impact on the consolidated financial statements. Onerous Contracts – Cost of Fulfilling a Contract Amendments to IAS 37: The amendment to IAS 37 clarifies that the direct costs of fulfilling a contract include both the incremental costs of fulfilling the contract and an allocation of other costs directly related to fulfilling contracts. Before recognising a separate provision for an onerous contract, the entity recognises any impairment loss that has occurred on assets used in fulfilling the contract. The amendments are not expected to have a significant impact on the consolidated financial statements. 160 Annual Report 2020 6.6. EVENTS AFTER THE REPORTING PERIOD On 8 January 2021 , it was announced that the Finnish Competition and Consumer Authority has moved its investigation of the combination of Altia and Arcus into phase II . On 21 January 2021 , the proposals by Altia’s Shareholders’ Nomination Board to Altia’s Annual General Meeting 2021 on the number of members, composition and remuneration of the Board of Directors were announced .

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Parent Company Financial Statements

ALTIA PLC INCOME STATEMENT (FAS)

EUR million	Note	1 Jan - 31 Dec 2020	1 Jan - 31 Dec 2019
NET SALES	1.	197.4	208.7
Increase (+) / decrease (–) in inventories of finished goods and work in progress		3.2	-1.8
Other operating income	2.	13.9	18.4
Materials and services			
Raw materials, consumables and goods			
Purchases during the period		-114.5	-121.2
Change in inventories		0.1	-3.9
External services		-0.1	-0.1
Total materials and services		**-114.4**	**-125.1**
Personnel expenses	3.		
Wages and salaries		-25.7	-22.5
Indirect employee expenses			
Pension expenses		-4.7	-6.0
Other indirect employee expenses		-0.9	-0.7
Total personnel expenses		**-31.3**	**-29.2**
Depreciation, amortisation and impairment losses			
Depreciation and amortisation according to plan		-11.9	-11.8
Total depreciation, amortisation and impairment losses		**-11.9**	**-11.8**
Other operating expenses	4.	-50.4	-46.2
OPERATING RESULT		**6.4**	**13.0**

EUR million	Note	1 Jan - 31 Dec 2020	1 Jan - 31 Dec 2019
Finance income and expenses	5.		
Income from Group companies		-	27.7
Income from participating interests		0.9	0.9
Income from other investments held as non-current assets			
From others		0.2	-
Other interest and finance income			
From Group companies		0.2	0.3
From others than Group companies		0.1	3.0
Interest and other finance expenses			
To Group companies		-0.1	-0.2
To others than Group companies		-2.7	-4.7
Total finance income and expenses		**-1.4**	**26.9**
RESULT BEFORE APPROPRIATIONS AND TAXES		**5.0**	**39.9**
Appropriations	6.		
Depreciation difference increase (–) /decrease (+)		2.1	1.1
Income tax expense	7.		
Current period taxes		-1.3	-2.4
Deferred taxes		-0.0	-0.1
Other direct taxes		0.0	0.1
Total income taxes		**-1.3**	**-2.5**
RESULT FOR THE PERIOD		**5.9**	**38.6**

161
Annual Report 2020

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

ALTIA PLC BALANCE SHEET (FAS)

EUR million	Note	31 Dec 2020	31 Dec 2019
ASSETS			
NON-CURRENT ASSETS	8.		
Intangible assets			
Intangible rights		6.8	10.0
Goodwill		0.3	-
Other capitalised long-term expenditure		5.7	6.2
Prepayments		1.4	2.0
Intangible assets total		**14.1**	**18.1**
Tangible assets			
Land and water areas		2.4	2.4
Buildings and structures		19.9	21.0
Machinery and equipment		24.6	26.1
Other tangible assets		0.5	0.5
Prepayments and assets under construction		2.6	1.5
Tangible assets total		**50.1**	**51.6**
Investments			
Holdings in Group companies		196.5	206.8
Participating interests		8.2	8.2
Other shares and investments		0.8	0.8
Investments total		**205.6**	**215.9**
TOTAL NON-CURRENT ASSETS		**269.8**	**285.6**

EUR million	Note	31 Dec 2020	31 Dec 2019
CURRENT ASSETS			
Inventories	9.		
Materials and supplies		18.1	17.9
Work in progress		9.6	10.3
Finished goods		13.8	9.8
Advance payments		0.0	0.1
Inventories total		**41.5**	**38.1**
Non-current receivables	10.		
Receivables from Group companies		5.9	14.8
Deferred tax assets		0.5	0.6
Non-current receivables total		**6.3**	**15.4**
Current receivables	11.		
Trade receivables		19.4	26.7
Receivables from Group companies		9.7	113.0
Receivables from participating interest undertakings		0.1	0.1
Other receivables		-	0.0
Accrued income and prepaid expenses		3.2	3.2
Current receivables total		**32.4**	**143.1**
Cash at hand and in banks		129.2	61.0
TOTAL CURRENT ASSETS		**209.4**	**257.6**
TOTAL ASSETS		**479.2**	**543.2**

162 Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW EUR million Note 31 Dec 2020 31 Dec 2019 163 Annual Report 2020 EQUITY AND LIABILITIES Equity 13. Share capital 60.5 60.5 Invested unrestricted equity fund 1.2 1.2 Hedge reserve - 0.6 - 0.9 Retained earnings 80.5 57.1 Profit for the period 5.9 38.6 TOTAL EQUITY 147.5 156.6 Appropriations 14. Depreciation difference 18.3 20.5 Liabilities Non - current 15. Loans from financial institutions 60.0 65.0 Loans from pension institutions 9.8 11.3 Liabilities to Group companies - 2.0 Other liabilities 4.9 4.9 Non - current liabilities total 74.7 83.2 Current Loans from financial institutions 45.0 5.0 Loans from pension institutions 1.5 1.5 Trade payables 13.2 13.1 Liabilitie s t o Grou p companies 16. 110.6 208.4 Other liabilities 44.1 37.2 Accrue d e xpense s an d deferred incom e 17. 24.2 17.8 Current liabilities total 238.7 283.0 TOTAL LIABILITIES 313.3 366.2 TOTAL EQUITY AND LIABILITIES 479.2 543.2 ALTIA PLC BALANCE SHEET (FAS)

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

ALTIA PLC STATEMENT OF CASH FLOWS(FAS)

EUR million	Note	1 Jan - 31 Dec 2020	1 Jan - 31 Dec 2019
CASH FLOW FROM OPERATING ACTIVITIES			
Result before taxes		7.2	41.0
Adjustments			
Depreciation, amortisation and impairment		11.9	11.8
Gain/loss from disposal of property, plant and equipment and intangible assets		-	-0.0
Finance income and costs		1.4	-26.9
Change in depreciation difference		-2.1	-1.1
Other adjustments		0.2	-0.5
		11.4	-16.7
Change in working capital			
Change in inventories, increase (-) / decrease (+)		-2.5	5.6
Change in trade and other receivables, increase (-) / decrease (+)		6.8	-0.1
Change in trade and other payables, increase (+) / decrease (-)		12.6	1.3
Change in working capital		16.9	6.7
Interest paid		-1.5	-1.5
Interest received		0.3	0.5
Other finance income and expenses paid		-1.2	-0.6
Income taxes paid		-3.0	-0.9
Financial items and taxes		-5.4	-2.5
NET CASH FLOW FROM OPERATING ACTIVITIES		**30.0**	**28.6**
CASH FLOW FROM INVESTING ACTIVITIES			
Payments for property, plant and equipment and intangible assets		-6.1	-5.9
Proceeds from sale of property, plant and equipment and intangible assets	2.	-	0.0
Investments in participating interest companies		-	-0.2
Repayment of loan receivables		9.0	1.0
Dividends received	5.	1.1	0.9
NET CASH FLOW FROM INVESTING ACTIVITIES		**3.9**	**-4.2**

EUR million	Note	1 Jan - 31 Dec 2020	1 Jan - 31 Dec 2019
CASH FLOW FROM FINANCING ACTIVITIES			
Changes in commercial paper program		40.0	-
Proceeds from current borrowings	16.	17.9	17.9
Repayment of current borrowings	16.	-2.0	-1.6
Repayment of non-current borrowings	15.	-6.5	-6.5
Dividends paid and other distributions of profits	13.	-15.2	-13.7
Group contributions paid		-	-0.0
NET CASH FLOW FROM FINANCING ACTIVITIES		**34.2**	**-3.9**
CHANGE IN CASH AND CASH EQUIVALENTS		**68.1**	**20.5**
Cash and cash equivalents at the beginning of the period		61.0	40.6
Change in cash and cash equivalents		68.1	20.5
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD		**129.2**	**61.0**

164 Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW NOTES TO ALTIA PLC FINANCIAL STATEMENTS Accounting policies for financial statements The financial statements of the parent company are prepared in accordance with the Finnish accounting legislation. 165 Annual Report 2020 Non - current assets and depreciations Non - current assets are recognised in the balance sheet at acquisition cost less depreciations. The depreciation periods for non - current assets are: Trademarks IT - development and software Buildings and structures Machinery and equipment Other tangible assets 10 – 15 years 3 – 5 years 10 – 40 years 10 years 3 – 10 years Holdings in Group companies and other shares and investments included in non - current assets are measured at acquisition cost or fair value, if lower. Inventories Inventories are measured at the lower of cost and net realisable value. Self - manufactured products are measured at standard prices, except cognac products, which are measured at weighted average cost. Fixed production costs are allocated to the cost of own production. Raw materials, supplies and trading goods are measured at weighted average cost. Repacked trading goods are measured at standard cost in repacking plant. The cost of finished products and work in progress includes raw materials, direct labour costs, other direct costs as well as an allocable proportion of variable procurement and production costs and fixed overheads in case of finished products, determined based on normal operating capacity. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale. Pension plans The pension plans of the parent company are arranged through pension insurance companies. Pension expenses are accrued to correspond to the performance - based salaries in the financial statements. Cash Pool The Group has applied the so called cash pool arrangement, which enables efficient management of the parent company's and subsidiaries' cash and cash equivalents. Leases All lease payments are recognised as rental expenses. Financial Derivatives Fair value measurement compliant with Chapter 5, section 2a of the Accounting Act is applied to the accounting treatment of financial derivatives. Derivatives are included in financial assets and liabilities at fair value through profit or loss when they do not meet the criteria of hedge accounting. These derivatives are recognised at fair value on the trade date and they are subsequently measured at fair value at the reporting date. The fair values of derivatives equal the amount that Altia Plc would have to pay or it would receive from the termination of the derivative contract at the reporting date. The fair values of forward exchange contracts are determined by using the market prices at the reporting date. The fair values of interest rate derivatives are determined by discounting the related future cash flows. The valuation of commodity derivatives is determined based on the fair values received from the financial markets. All derivatives for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy level 1 – 3. The levels of fair value hierarchy reflect the significance of inputs used in determining the fair values. In level one, fair values are based on public quotations of identical financial instruments. In level two, the inputs used in determining the fair values are based on quoted market rates and prices observable for the asset or liability in question directly (i.e. price) or indirectly on discounted future cash flows. Fair values of other financial assets and liabilities in level two reflect their carrying value. In level three, the fair values of assets and liabilities are based on inputs that are not based on observable market data for all significant variables, and instead are, to a significant extent, based on management estimates and their use in generally accepted valuation techniques. The fair values of the financial instruments are determined by using the market prices on the closing date of the reporting period. Hedge accounting The parent company applies hedge accounting when the change in fair value is recognised in the hedge reserve under equity. In Altia Oyj, cash flow hedging is applied to part of the interest rate, foreign currency and electricity derivatives based on case - by - case assessment. In cash flow hedging, Altia Oyj is hedging against changes in cash flows related to a specific asset or liability recognised in the balance sheet or to

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW a highly probable future business transaction. In the beginning of the hedging arrangement, company documents the relationship between each hedging instrument and hedged item, as well as the objectives of risk management and the strategy in engaging in hedging. Effectiveness means the ability of a hedging instrument to offset the changes in the fair value of the hedged item or changes in the cash flows of the hedged transaction attributable to the hedged risk. The hedging relationship is regarded to be highly effective when there is an economic relationship between the hedged item and the value of the hedging instrument and the value of the hedged item moves to the opposite direction due to same risk. Hedge accounting is discontinued when the criteria for hedge accounting is no longer met. The gains and losses arising from fair value changes of derivative contracts, to which hedge accounting is applied, are presented in congruence with the hedged item. The effective portion of the unrealised changes in the fair value of derivatives designated and qualifying as cash flow hedges are recognised in the hedge reserve in equity. The ineffective portion is immediately recognised in profit or loss in finance income or expense. The cumulative gain or loss in equity on derivative instruments related to commercial items is recognised in profit or loss as an adjustment to purchases or sales simultaneously with the hedged item in the period in which the hedged item affects profit or loss. Realised gain or loss on electricity derivatives is included in operating result in electricity procurement expenses. When a hedging instrument designated as a cash flow hedge expires, is sold or no longer meets the criteria of hedge accounting, the gain or loss accumulated in equity is recognised through profit or loss either as an adjustment to purchases or sales when hedging is effective or as finance income or expense when hedge accounting criteria is not met. 166 Annual Report 2020 Research and development expenditure Research and development expenditure is recognised as an annual expense as incurred. Financial securities Financial securities are recognised at acquisition cost or lower. Receivables Receivables are measured at acquisition cost or probable value, if lower. Sale of trade receivables The sold receivables are derecognised when the receivable has been sold and the sales price for it has been received. The related costs are recognised in other financial expenses. Non - current financial liabilities Non - current financial liabilities are recognised at acquisition cost. Income taxes Income taxes in the income statement include taxes calculated for the financial year based on Finnish tax legislation, adjustments to taxes in previous financial years and the change in deferred taxes. Foreign currency denominated items Foreign currency denominated receivables and liabilities are translated to Finnish currency at the rates of the closing date of the reporting period.

Net sales by business areas Alcohol beverages 104.7 105.0 Industrial services 92.7 103.4 Other - 0.3 Net sales by geographic areas Finland 151.5 157.0 Europe 44.4 50.3 Rest of the world 1.4 1.4 Rental income 1.1 1.1 Income from energy sales 3.3 3.4 Proceeds from disposal of non - current assets - 0.0 Service income 8.4 11.6 Other income 1.2 2.4 TOTAL 197.4 208.7 2. OTHER OPERATING INCOME EUR million 2020 2019 TOTAL 13.9 18.4 EUR million 2020 2019 Wages and salaries 25.7 22.5 Pension expenses 4.7 6.0 Other social expenses 0.9 0.7 TOTAL 31.3 29.2 EUR million 2020 2019 Fringe benefits (taxable value) 0.6 0.7 Workers 194 210 Clerical employees 201 208 BUSINESS OVERVIEW BOARD REPO R T SUSTAINABILITY CORPORATE GOVERNANCE FINANCIAL STATEMENTS 1. NET SALES EUR million 2020 2019 The average number of personnel during the reporting period 2020 2019 TOTAL 395 418 TOTAL 197.4 208.7 Management remuneration, EUR million 2020 2019 CEO 0.3 0.3 Board members 0.4 0.3 3. NOTES RELATED TO PERSONNEL Pension commitments of the Board and CEO The retirement age of the CEO of the company is 63 years. EUR million 2020 Rental expenses Marketing expenses Energy expenses Travel and representation expenses Repair and maintenance expenses IT expenses Outsourcing services 13.7 Variable sales expenses Other expenses TOTAL 50.4 Auditor's fees Audit fees Tax consultation Other fees 167 Annual Report 2020 TOTAL 1.0 0.4 4. OTHER OPERATING EXPENSES Environmental expenses The Company's environmental expenses did not have a significant impact on the result for the period and on the financial position.

Dividend income From Group companies - 27.7 From participating interest undertakings 0.9 0.9 From others 0.2 - 168 Annual Report 2020 Interest income From Group companies 0.2 0.3 From others 0.1 0.2 Other finance income From others 0.0 2.7 Interest expenses To Group companies 0.1 0.2 To others 1.5 1.4 Other finance expenses To others 1.2 3.3 The following items are included in finance items of the income statement from fair value hedges: Other finance income Fair value changes of derivatives - 0.0 - 0.0 Difference between depreciations according to plan and depreciations made in taxation: Intangible rights 1.1 0.1 Other intangible assets - 0.0 - Buildings and structures 0.8 0.8 Machinery and equipment 0.3 0.2 Other tangible assets - 0.0 - 0.0 Income taxes from current period - 1.3 - 2.4 Income taxes from previous periods 0.0 0.1 Change in deferred tax assets - 0.0 - 0.1 BUSINESS OVERVIEW BOARD REPO R T SUSTAINABILITY CORPORATE GOVERNANCE FINANCIAL STATEMENTS 5. FINANCE INCOME AND EXPENSES 6. APPROPRIATIONS EUR million 2020 2019 EUR million 2020 2019 Total dividend income 1.1 28.6 TOTAL 2.1 1.1 Total interest income 0.3 0.5 7. INCOME TAX EXPENSE EUR million 2020 2019 Total other finance income 0.0 2.7 TOTAL FINANCE INCOME 1.4 31.9 TOTAL - 1.3 - 2.5 Total interest expenses 1.5 1.6 Total other finance expenses 1.2 3.3 TOTAL FINANCE EXPENSE 2.8 4.9 TOTAL FINANCE INCOME AND EXPENSES - 1.4 26.9

Intangible assets Intangible rights Acquisition cost at 1 January 34.3 32.7 Additions 0.1 0.1 Additions, Group internal structural changes 0.0 - Transfers between items 0.2 1.5 169 Annual Report 2020 Accumulated amortisation at 1 January - 24.3 - 20.7 Accumulated amortisation, Group internal structural changes - 0.0 - Amortisation for the period - 3.5 - 3.7 Accumulated amortisation at 31 December - 27.8 - 24.3 Goodwill Acquisition cost at 1 January 17.6 17.6 Additions, Group internal structural changes 1.1 - Accumulated amortisation at 1 January - 17.6 - 17.6 Accumulated amortisation, Group internal structural changes - 0.7 - Amortisation for the period - 0.1 - Accumulated amortisation at 31 December - 18.4 - 17.6 Other intangible assets Acquisition cost at 1 January 24.3 24.3 Additions 0.1 - Transfers between items 1.3 - Accumulated amortisation at 1 January - 18.2 - 16.6 Amortisation for the period - 1.9 - 1.6 Accumulated amortisation at 31 December - 20.1 - 18.2 CARRYING AMOUNT AT 31 DECEMBER 5.7 6.2 Prepayments in intangible assets Acquisition cost at 1 January 2.0 1.7 Additions 0.9 1.8 Transfers between items - 1.4 - 1.5 CARRYING AMOUNT AT 31 DECEMBER 1.4 2.0 Tangible assets Land and water areas Acquisition cost at 1 January 2.4 2.4 Buildings and structures Acquisition cost at 1 January 97.8 95.9 Additions 1.4 1.1 Transfers between items 0.1 0.7 Disposals - 0.3 - Accumulated depreciation at 1 January - 76.8 - 74.0 Accumulated depreciation on disposals and transfers 0.2 - Depreciation for the period - 2.6 - 2.7 Accumulated depreciation at 31 December - 79.1 - 76.8 Machinery and equipment Acquisition cost at 1 January 118.3 116.2 Additions 1.3 1.3 Disposals - 0.2 - 0.0 Transfers between items 1.1 0.8 Accumulated depreciation at 1 January - 92.2 - 88.4 Accumulated depreciation on disposals and transfers 0.2 0.0 Depreciation for the period - 3.9 - 3.8 Accumulated depreciation at 31 December - 95.9 - 92.2 Other tangible assets Acquisition cost at 1 January 0.5 0.5 Acquisition cost at 31 December 0.5 0.5 CARRYING AMOUNT AT 31 DECEMBER 0.5 0.5 Prepayments and assets under construction Acquisition cost at 1 January 1.5 1.5 Additions 2.4 1.5 Transfers between items - 1.3 - 1.5 BUSINESS OVERVIEW BOARD REPO R T SUSTAINABILITY CORPORATE GOVERNANCE FINANCIAL STATEMENTS 8. SPECIFICATION OF NON - CURRENT ASSETS EUR million 2020 2019 EUR million 2020 2019 CARRYING AMOUNT AT 31 DECEMBER 2.4 2.4 Acquisition cost at 31 December 34.6 34.3 Acquisition cost at 31 December 99.0 97.8 CARRYING AMOUNT AT 31 DECEMBER 6.8 10.0 CARRYING AMOUNT AT 31 DECEMBER 19.9 21.0 Acquisition cost at 31 December 18.7 17.6 CARRYING AMOUNT AT 31 DECEMBER 0.3 - Acquisition cost at 31 December 120.5 118.3 Acquisition cost at 31 December 25.8 24.3 CARRYING AMOUNT AT 31 DECEMBER 24.6 26.1 CARRYIN G AMOUN T A T 31 DECEMBE R 2. 6 1.5 CARRYING AMOUNT O F M A CHINERY AND E QUIPMEN T 24.1 25.6 USED IN PRODUCTION AT 31 DECEMBER

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

EUR million	2020	2019
Investments		
Holdings in Group companies		
Acquisition cost at 1 January	358.3	358.3
Additions	-	103.2
Disposals	-10.3	-103.2
Acquisition cost at 31 December	**348.0**	**358.3**
Accumulated impairment at 1 January	-151.5	-151.5
Accumulated impairment at 31 December	-151.5	-151.5
CARRYING AMOUNT AT 31 DECEMBER	**196.5**	**206.8**
Participating interests		
Acquisition cost at 1 January	8.2	8.0
Additions	-	0.2
CARRYING AMOUNT AT 31 DECEMBER	**8.2**	**8.2**
Other shares and investments		
Acquisition cost at 1 January	0.8	0.8
CARRYING AMOUNT AT 31 DECEMBER	**0.8**	**0.8**

9. INVENTORY

There is no significant difference between the repurchase price and cost of inventories.

10. NON-CURRENT RECEIVABLES

EUR million	2020	2019
Receivables from Group companies		
Loan receivables	5.9	14.8
Deferred tax assets		
Recognised in hedge reserve	0.2	0.2
Fixed assets deferred depreciations	0.3	0.4
Deferred tax assets total	0.5	0.6
TOTAL NON-CURRENT RECEIVABLES	**6.3**	**15.4**

11. CURRENT RECEIVABLES

EUR million	2020	2019
Receivables from Group companies		
Trade receivables	4.5	3.2
Loan receivables*	-	103.2
Cash Pool receivables	-	0.5
Other receivables	3.1	4.6
Derivatives	0.5	0.2
Accrued income and prepaid expenses	1.6	1.4
Total	**9.7**	**113.0**
Receivables from participating interest undertakings		
Trade receivables	0.1	0.1
Total	**0.1**	**0.1**
Receivables from others		
Trade receivables **	19.4	26.7
Other receivables	-	0.0
Accrued income and prepaid expenses	3.2	3.2
Total	**22.6**	**29.9**
TOTAL CURRENT RECEIVABLES	**32.4**	**143.1**
Accrued income and prepaid expenses		
Significant items in accrued income and prepaid expenses:		
Derivatives	0.7	0.4
Taxes	0.8	-
Others	1.7	2.9
Total	**3.2**	**3.2**

*relates to Group internal structural changes
**Does not include the sold trade receivables

170 Annual Report 2020

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

12. DISCLOSURES ON FAIR VALUES (DERIVATIVES)

EUR million	2020			2019		
	Fair value 31 Dec	Changes in the fair value recognised in the income statement	Changes in the fair value recognised in fair value reserve	Fair value 31 Dec	Changes in the fair value recognised in the income statement	Changes in the fair value recognised in fair value reserve
Derivative instruments						
Interest rate derivatives (level 2)	-1.0	-	-1.0	-1.2	-	-1.2
Foreign exchange derivatives (level 2)	-0.5	-0.0	-0.4	-0.2	-0.0	-0.2
Commodity derivatives (level 2)	0.6	-	0.6	0.3	-	0.3
TOTAL	**-0.8**	**-0.0**	**-0.8**	**-1.1**	**-0.0**	**-1.1**

13. equity

EUR million	2020	2019
Restricted equity		
Share capital at 1 January	60.5	60.5
Share capital at 31 December	**60.5**	**60.5**
Hedge reserve at 1 January	-0.9	0.0
Additions and disposals	0.3	-0.9
Hedge reserve at 31 December	**-0.6**	**-0.9**
Total restricted equity	**59.9**	**59.6**
Unrestricted equity		
Invested unrestricted equity fund	1.2	1.2
Retained earnings at 1 January	95.7	70.9
Distribution of dividends	-15.2	-13.7
Profit for the period	5.9	38.6
Total unrestricted equity	**87.6**	**96.9**
TOTAL EQUITY	**147.5**	**156.6**
Distributable unrestricted equity		
Calculation of distributable equity		
Invested unrestricted equity fund	1.2	1.2
Retained earnings	95.7	70.9
Distribution of dividends	-15.2	-13.7
Profit for the period	5.9	38.6
TOTAL DISTRIBUTABLE UNRESTRICTED EQUITY	**87.6**	**96.9**
Company's share capital:		
Number of shares outstanding at the end of the period	36 140 485	36 140 485

14. APPROPRIATIONS

EUR million	2020	2019
Depreciation difference		
Intangible rights	1.4	2.6
Other intangible assets	0.2	0.1
Buildings and structures	1.9	2.7
Machinery and equipment	14.8	15.1
Other tangible assets	-0.0	-0.0
TOTAL	**18.3**	**20.5**

15. LIABILITIES

EUR million	2020	2019
Non-current		
Loans from financial institutions	60.0	65.0
Loans from pension institutions	9.8	11.3
Liabilities to Group companies	-	2.0
Other liabilities	4.9	4.9
TOTAL	**74.7**	**83.2**

171

Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW 16. LIABILITIES TO GROUP COMPANIES 18. COLLATERALS AND COMMITMENTS EUR million 2020 2019 Trade payables 0.6 0.7 Liabilities to Group companies 1.0 103.2* Cash Pool liabilities 107.2 102.1 Derivative instruments 0.0 0.0 Other accrued expenses 1.8 2.4 TOTAL 110.6 208.4 * relates to Group internal structural changes 17. ACCRUED EXPENSES AND DEFERRED INCOME EUR million 2020 2019 Significant items under accrued expenses: Holiday pay and other wages and salaries 9.1 5.1 Contract discount 0.5 0.7 Procurement expenses and other accrued expenses 12.7 9.6 Taxes - 0.8 Derivative instruments 1.9 1.7 TOTAL 24.2 17.8 EUR million 2020 2019 172 Annual Report 2020 Collaterals given on behalf of the Group companies Mortgages 18.5 18.5 Guarantees 3.8 5.9 Commitments and other contingencies Operating and finance lease obligations Not later than one year 0.6 0.6 Later than one year 0.7 0.7 Lease obligations Not later than one year 0.6 0.6 Later than one year 2.1 0.8 Other obligations Not later than one year 3.2 5.1 TOTAL COLLATERALS 22.3 24.4 Total 1.3 1.2 Total 2.7 1.5 T otal 3.2 5.1 TOTAL COMMITMENTS 7.2 7.8

ALTIA

BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

VAT liability for real estate investments

The company is liable to review VAT deductions made for real estate investments completed in 2012–2020 if the use subject to VAT decreases during the review period. The maximum liability is EUR 1.3 million and the last year to review is 2029.

Derivative contracts EUR million	2020	2019
Electricity derivatives		
Fair value	0.6	0.3
Nominal value	3.3	1.3
Amount (TWh)	0.1	0.1
Parent company's external forward exchange contracts		
Fair value	-0.9	-0.4
Nominal value	34.4	28.3
Parent company's internal forward exchange contracts		
Fair value	0.5	0.2
Nominal value	14.8	13.8
Interest ratederivatives		
Fair value	-1.0	-1.2
Nominal value	20.0	20.0

Emission allowances (kilotons)	2020	2019
Emission allowancesreceived	26.4	26.4
Excess emission allowances from the previous year	4.0	30.6
Adjustments related to prior year's estimates	-	-0.0
Sold emissionallowances	-	-33.0
Realised emissions	-19.6	-20.0
EMISSION ALLOWANCESAT 31 DECEMBER	**10.9**	**4.0**
Fair value of the remaining emission allowances, EUR million	0.3	0.1

The received emission allowances and the realised emission of the year 2020 are estimates which will be adjusted during spring 2021. Altia continues to operate within the emission trading system for the trading period 2021-2030.

19. RELATED PARTYTRANSACTIONS

Related party transactions are carried out at market value. More information about related party transactions is presented in Group Note 6.3. Management remuneration is presented in Altia Plc Note 3.

173

Annual Report2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Board of Directors’ proposal for the distribution of profits According to the balance sheet at 31 December 2020, Altia Plc’s distributable earnings amount to EUR 87,630,619.27 including profit for the period of EUR 5,873,094.86. 174 Annual Report 2020 There have been no significant changes to the parent company’s financial position at the end of the financial year. The Board of Directors proposes to the Annual General Meeting that a dividend of EUR 0 . 35 per share be paid for the financial year 2020 . Arcus’ Board of Directors have similarly proposed to the Annual General Meeting of Arcus that an annual dividend of NOK 1 . 66 per share be paid for the financial year 2020 , reflecting the relative value of Altia and Arcus agreed upon in the merger plan, meaning that dividends for the financial year 2020 to be paid by Altia and Arcus, respectively, will not have an impact on the agreed valuation of the companies for the purpose of the Altia and Arcus merger . Altia’s Board of Directors also proposes to the Annual General Meeting that the dividend authorisation decided by the Extraordinary General Meeting 2020 to pay an extra dividend of EUR 0.40 per share to Altia's shareholders in connection with and prior to the closing of the Altia and Arcus merger be renewed. Signatures to the Board of Directors’ Report and to the financial statements Helsinki, 24 February 2021 Sanna Suvanto - Harsaae Chairman Jukka Leinonen Tiina Lencioni Jyrki Mäki - Kala Jukka Ohtola Anette Rosengren Torsten Steenholt Pekka Tennilä CEO The Auditors’ Note An auditor  s report concerning the performed audit has been given to date. Helsinki, 24 February 2021 PricewaterhouseCoopers Oy Authorised Public Accountants Ylva Eriksson Authorised Public Accountant

ALTIA
BUSINESS OVERVIEW | BOARD REPORT | SUSTAINABILITY | CORPORATE GOVERNANCE | FINANCIAL STATEMENTS

Auditor's Report (Translation of the Finnish Original)

To the Annual General Meeting of Altia Oyj

REPORT ON THE AUDIT OF THE FINANCIAL STATEMENTS

Opinion

In our opinion

- the consolidated financial statements give a true and fair view of the group's financial position and financial performance and cash flows in accordance with International Financial Reporting Standards (IFRS) as adopted by the EU
- the financial statements give a true and fair view of the parent company's financial performance and financial position in accordance with the laws and regulations governing the preparation of the financial statements in Finland and comply with statutory requirements.

Our opinion is consistent with the additional report to the Audit Committee.

What we have audited

We have audited the financial statements of Altia Oyj (business identity code 1505555-7) for the year ended 31 December 2019. The financial statements comprise:

- the consolidated balance sheet, income statement, statement of comprehensive income, statement of changes in equity, statement of cash flows and notes, including a summary of
- significant accounting policies the parent company's balance sheet, income statement, statement of cash flowsand notes.

Basis for Opinion

We conducted our audit in accordance with good auditing practice in Finland. Our responsibilities under good auditing practice are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Independence

We are independent of the parent company and of the group companies in accordance with the ethical requirements that are applicable in Finland and are relevant to our audit, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

To the best of our knowledge and belief, the non-audit services that we have provided to the parent company and to the group companies are in accordance with the applicable law and regulations in Finland and we have not provided non-audit services that are prohibited under Article 5(1) of Regulation (EU) No 537/2014. The non-audit services that we have provided are disclosed in note 1.6 to the Financial Statements.

Our Audit Approach

Overview


MATERIALITY
GROUP SCOPING
KEY AUDIT MATTERS

MATERIALITY

- Overall group materiality: € 3,3 million

GROUP SCOPING

- The group audit included the parent company and all significant subsidiaries covering the vast majority of net sales, assets and liabilities.

KEY AUDIT MATTERS

- Revenue recognition
- Valuation ofinventories
-

175
Annual Report 2020

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW As part of designing our audit, we determined materiality and assessed the risks of material misstatement in the financial statements. In particular, we considered where management made subjective judgements; for example, in respect of significant accounting estimates that involved making assumptions and considering future events that are inherently uncertain. 176 Annual Report 2020 Materiality The scope of our audit was influenced by our application of materiality. An audit is designed to obtain reasonable assurance whether the financial statements are free from material misstatement. Misstatements may arise due to fraud or error. They are considered material if individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the financial statements. Based on our professional judgement, we determined certain quantitative thresholds for materiality, including the overall group materiality for the consolidated financial statements as set out in the table below. These, together with qualitative considerations, helped us to determine the scope of our audit and the nature, timing and extent of our audit procedures and to evaluate the effect of misstatements on the financial statements as a whole. Overall group materiality € 3,3 million How we determined it 1 % of net sales Rationale for the materiality benchmark applied We chose net sales as the benchmark because it provides a consistent year - on - year basis for determining materiality. In addition, it is a benchmark against which the performance of the group is commonly measured by users. We used 1 % of net sales, which is within the range of acceptable quantitative materiality thresholds in auditing standards. How we tailored our group audit scope We tailored the scope of our audit, taking into account the structure of the group, the accounting processes and controls, and the size, complexity and risks of individual subsidiaries. Altia Group has operations in the Nordic countries, Baltics and France. The main accounting areas for subsidiaries in the Nordic countries are handled centrally in Finland. We performed group audit procedures on all significant account balances covering the vast majority of the group’s net sales, assets and liabilities. In addition, we performed analytical procedures at group level of the remaining balances. Key Audit Matters Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. As in all of our audits, we also addressed the risk of management override of internal controls, including among other matters consideration of whether there was evidence of bias that represented a risk of material misstatement due to fraud.

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Key audit matter in the audit of the group How our audit addressed the key audit matter 177 Annual Report 2020 Revenue recognition Refer to note 1.1 in the consolidated financial statements Altia’s revenue flows are generated by the sale of own products and partner brands, contract manufacturing and sale of industrial products . The transaction price may include variable considerations such as volume discounts, bonuses, marketing support and product returns . Due to a variety of contractual terms, the calculation of period’s variable components is a complex accounting area that include management judgement . We have accordingly considered the risk that revenue is not recorded in the correct period to be a key audit matter . Our audit procedures included e.g. the following: • We gained an understanding of the nature of the revenue flows and different contractual terms used. • We compared the accounting treatment of a sample of sales transactions and variable consideration to the terms of underlying contracts. • We assessed the Group’s accounting policies over revenue recognition. • We tested a sample of sales transactions against incoming cash. • We tested a sample of sales invoices recorded in December 2020 and January 2021 to evaluate that revenue had been recognised in the right period. • For selected revenue and accounts receivable balances we obtained customer confirmations. Valuation of inventory Refer to note 2.4 in the consolidated financial statements Inventory forms a significant part of the Group’s assets, amounting to EUR 92,3 million as of 31 December 2020. Inventories are measured at the lower of cost and net realisable value. Self - manufactured products are measured at standard prices or weighted average cost. Fixed production costs are allocated to the cost of own production. Management exercises judgement and applies assumptions when estimating the need for an obsolescence provision. This includes identification of slow moving and seasonal products, changes in product portfolio and consideration of sales forecasts. Given the factors described above, we have considered valuation of inventory to be a key audit matter. Our audit procedures included e.g. the following: • We gained an understanding of the controls established in relation to inventory valuation. • We assessed the adequacy of the obsolescence provision and checked adherence to the Group’s accounting policy. • We tested, on a sample basis, the accuracy of cost for self - manufactured products by comparing the actual production costs to market and other price data. • We tested a sample of inventory items to confirm whether they are held at the lower of cost and net realisable value, through comparison to vendor invoices and sales prices. • For a sample of warehouses, we attended the physical stock - take counting or reconciled third party confirmations with the accounting records. We have no key audit matters to report with respect to our audit of the parent company financial statements. There are no significant risks of material misstatement referred to in Article 10(2c) of Regulation (EU) No 537/2014 with respect to the consolidated financial statements or the parent company financial statements.

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW Responsibilities of the Board of Directors and the Managing Director for the Financial Statements The Board of Directors and the Managing Director are responsible for the preparation of consolidated financial statements that give a true and fair view in accordance with International Financial Reporting Standards (IFRS) as adopted by the EU, and of financial statements that give a true and fair view in accordance with the laws and regulations governing the preparation of financial statements in Finland and comply with statutory requirements. The Board of Directors and the Managing Director are also responsible for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, the Board of Directors and the Managing Director are responsible for assessing the parent company’s and the group’s ability to continue as a going concern, disclosing, as applicable, matters relating to going concern and using the going concern basis of accounting. The financial statements are prepared using the going concern basis of accounting unless there is an intention to liquidate the parent company or the group or to cease operations, or there is no realistic alternative but to do so. 178 Annual Report 2020 Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with good auditing practice will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements . As part of an audit in accordance with good auditing practice, we exercise professional judgment and maintain professional skepticism throughout the audit . We also : • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the parent company’s or the group’s internal control. • Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management. • Conclude on the appropriateness of the Board of Directors’ and the Managing Director’s use of the going concern basis of accounting and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the parent company’s or the group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the parent company or the group to cease to continue as a going concern. • Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events so that the financial statements give a true and fair view. • Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

FINANCIAL S T A TEMENTS CORPORATE G O VERNANCE SUS T AINABILITY BOARD REPO R T BUSINESS O VERVIEW We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit. We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards. From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication. 179 Annual Report 2020 OTHER REPORTING REQUIREMENTS Appointment We were first appointed as auditors by the annual general meeting on 29 March 2016. Our appointment represents a total period of uninterrupted engagement of 5 years. Other Information The Board of Directors and the Managing Director are responsible for the other information. The other information comprises the report of the Board of Directors and the information included in the Annual Report, but does not include the financial statements and our auditor’s report thereon. We have obtained the report of the Board of Directors prior to the date of this auditor’s report and the Annual Report is expected to be made available to us after that date. Our opinion on the financial statements does not cover the other information. In connection with our audit of the financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. With respect to the report of the Board of Directors, our responsibility also includes considering whether the report of the Board of Directors has been prepared in accordance with the applicable laws and regulations. In our opinion • the information in the report of the Board of Directors is consistent with the information in the financial statements • the report of the Board of Directors has been prepared in accordance with the applicable laws and regulations. If, based on the work we have performed on the other information that we obtained prior to the date of this auditor’s report, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard. Helsinki 24 February 2021 PricewaterhouseCoopers Oy Authorised Public Accountants Ylva Eriksson Authorised Public Accountant (KHT)

ALTIA PLC P.O. Box 350, FI - 00101 Helsinki, Finland +358 207 013 013 communications@altiagroup.com ww w .altiagroup.com